As filed with the Securities and Exchange Commission on July 22, 2011

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TOYOTA MOTOR CREDIT CORPORATION
(Issuer of the TMCC Demand Notes and Sponsor of the Issuing Entities described herein)

TOYOTA LEASING, INC.
(Depositor of the Issuing Entities described herein)

and

TOYOTA LEASE TRUST
(Issuer with respect to the SUBI Certificates described herein)

(Exact names of registrants as specified in their charters)

Toyota Motor Credit Corporation: California Toyota Leasing, Inc.: California Toyota Lease Trust: Delaware	6189	Toyota Motor Credit Corporation: 95-3775816 Toyota Leasing, Inc.: 33-0755530 Toyota Lease Trust: 33-6191745
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
______________________________________

Katherine Adkins, Esq.
c/o Toyota Motor Credit Corporation
19001 South Western Avenue
Torrance, California 90501
(310) 468-3401
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Copy to:
Reed D. Auerbach, Esq.
Bingham McCutchen LLP
399 Park Avenue
New York, New York 10022
(212) 705-7400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.
Large accelerated filer .☐                                                                                                        Accelerated filer . ☐

Non-accelerated filer .  ☒ (Do not check if a smaller reporting company)         Smaller reporting company.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Asset-Backed Notes	$1,000,000	100%	$1,000,000	$116.10
TMCC Demand Notes	$1,000,000	100%	$1,000,000	$116.10
Special Units of Beneficial Interest Certificates (3)	(4)	(4)	(4)	(4)
(1) Estimated solely for the purpose of calculating the registration fee.
(2) Calculated pursuant to Rule 457 (a) of the Securities Act of 1933, as amended.
(3) Each Special Unit of Beneficial Interest (“SUBI”) issued by Toyota Lease Trust will constitute a beneficial interest in specified assets of Toyota Lease Trust, including certain leases and the motor vehicles relating to those leases. The SUBIs are not being offered to investors hereunder. Each Special Unit of Beneficial Interest Certificate (the “SUBI Certificate”) issued by Toyota Lease Trust and representing the related SUBI will be transferred to the applicable Issuing Entity. The SUBI Certificates are not being offered to investors hereunder
(4) Not applicable.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INTRODUCTORY NOTE

THIS REGISTRATION STATEMENT CONTAINS (I) A PROSPECTUS RELATING TO THE OFFERING OF ONE OR MORE SERIES OF ASSET BACKED NOTES BY VARIOUS ISSUING ENTITIES CREATED FROM TIME TO TIME BY TOYOTA LEASING, INC. AND (II) A FORM OF PROSPECTUS SUPPLEMENT RELATING TO THE OFFERING BY EACH SEPARATE ISSUING ENTITY OF A PARTICULAR SERIES OF ASSET BACKED NOTES DESCRIBED IN THE PROSPECTUS SUPPLEMENT. THE FORM OF PROSPECTUS SUPPLEMENT RELATES ONLY TO THE SECURITIES DESCRIBED THEREIN AND IS A FORM WHICH MAY BE USED BY TOYOTA LEASING, INC. TO OFFER ASSET BACKED NOTES UNDER THIS REGISTRATION STATEMENT.

In addition, if and to the extent required by applicable law, the Prospectus and the related Prospectus Supplement will also be used after the completion of the related offering in connection with certain offers and sales related to market-making transactions in the offered securities.  In order to register under Rule 415 those securities which may be offered and sold in market-making transactions, the appropriate box on the cover page of the registration statement has been checked and the undertakings required by Item 512(a) of Regulation S-X have been included in Item 17 of Part II.

This document is subject to completion and amendment.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities  in any state or foreign jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated _________, 201_
Prospectus Supplement to Prospectus Dated __________, 201_

$__________
Toyota Auto Lease Trust 201_-_
Issuing Entity

Toyota Leasing, Inc.
Depositor

Toyota Motor Credit Corporation
Sponsor, Administrator, Servicer and UTI Beneficiary

You should review carefully the factors described under “Risk Factors” beginning on page S-__ of this prospectus supplement and page __ in the accompanying prospectus.  The issuing entity’s main source for payment of the notes will be distributions on a special undivided beneficial interest in lease payments generated by a pool of closed-end motor vehicle lease contracts and the proceeds from the sale of the motor vehicles currently leased under those contracts. The notes are asset backed securities issued by the issuing entity.  The notes represent the obligations of the issuing entity only and do not represent the obligations of or interests in Toyota Motor Credit Corporation, Toyota Leasing, Inc., Toyota Lease Trust, Toyota Financial Services Corporation, Toyota Motor Corporation, Toyota Motor Sales, U.S.A., Inc. or any of their affiliates.  None of the notes, the certificate representing the special undivided beneficial interest in the pool of leases described herein or the underlying leases are insured or guaranteed by any governmental agency.  This prospectus supplement does not contain complete information about the offering of the notes.  No one may use this prospectus supplement to offer and sell the notes unless it is accompanied by the prospectus.

•  The issuing entity will issue the [five] classes of notes described in the table below.  [[Describe class and amount of any retained notes] will be retained by Toyota Leasing, Inc. or its affiliate on the closing date and may be sold at any time directly, including through a placement agent, or through underwriters.] [To be inserted if any notes are retained.] The issuing entity will also issue a certificate representing the equity interest in the issuing entity, which is not being offered hereby.

•  The principal of and interest on the notes will generally be payable on the __ day of each month, unless the __ day is not a business day, in which case payment will be made on the following business day.  The first payment will be made on __________, 201_.

•  Credit enhancement for the notes consists of a reserve account, overcollateralization and, in the case of the Class A Notes, subordination of the Class B Notes.

	Initial Principal Amount(1)	Interest Rate	Accrual Method	Final Scheduled Payment Date
Class A-1 Notes	$__________	____%	Actual/360	__________, 20__
Class A-2 Notes	$__________	____%	30/360	__________, 20__
Class A-3 Notes	$__________	____%	30/360	__________, 20__
Class A-4 Notes	$__________	____%	30/360	__________, 20__
Class B Notes	$__________	____%	30/360	__________, 20__
	Initial Public Offering Price	Underwriting Discounts and Commissions		Proceeds To Depositor(2)
[Per Class A-1 Note	____%	____%		____%]
Per Class A-2 Note	____%	____%		____%
Per Class A-3 Note	____%	____%		____%
Per Class A-4 Note	____%	____%		____%
[Per Class B Note	____%	____%		____%]
	$__________(3)	$__________(3)		$__________(3)
(1)  [Describe class and amount of any retained notes] [will be retained by Toyota Leasing, Inc. or its affiliate on the closing date.] [To be inserted if any notes are retained.]
(2) Before deducting expenses payable by Toyota Leasing, Inc., estimated to be $__________.
(3) [Calculated using the initial principal amount of the underwritten notes.] [To be inserted if any notes are retained.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

[Describe class and amount of offered notes] are offered by the underwriters if and when issued by the issuing entity, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part. The notes will be delivered in book-entry form through the Depository Trust Company, on or about __________, 201_ against payment in immediately available funds.

Joint Bookrunners
__________________	__________________	__________________
Co-Managers
__________________	__________________	__________________

The date of this prospectus supplement is __________, 201_

[GENERAL	S-64

[Credit Enhancement Provider]	S-64

DESCRIPTION OF THE TRANSACTION DOCUMENTS	S-64

Sale, Assignment, Transfer and Pledge of the SUBI Certificate	S-64
Accounts	S-65
Servicing Compensation	S-65
Collections	S-65
Eligible Investments	S-66
Net Deposits	S-67
Optional Purchase and Redemption of Notes	S-67
Liquidation Proceeds	S-67
Extensions and Pull-Ahead Program	S-69
Notification of Liens and Claims	S-69
Removal of Servicer	S-69

THE OWNER TRUSTEE[, THE DELAWARE TRUSTEE] AND THE INDENTURE TRUSTEE	S-70

General	S-70
Duties of the Titling Trustee, the Owner Trustee[, the Delaware Trustee] and the Indenture Trustee	S-71
Fees and Expenses	S-72

AFFILIATIONS AND RELATED TRANSACTIONS	S-73
LEGAL PROCEEDINGS	S-73
ERISA CONSIDERATIONS	S-74
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	S-75

Tax Characterization of the Issuing Entity	S-76
Treatment of the Notes as Indebtedness	S-76
Tax Status of the Titling Trust	S-76

UNDERWRITING	S-76

European Economic Area	S-78
Capital Requirements Directive	S-79
United Kingdom	S-79

LEGAL OPINIONS	S-80
INDEX OF TERMS	S-81
ANNEX A: GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES	A-1
ANNEX B: STATIC POOL INFORMATION	B-1

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the notes is provided in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to a particular class of notes, including your notes; and

•	this prospectus supplement, which describes the specific terms of your class of notes.

Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic.  You can also find references to key topics in the table of contents beginning on page 4 in the accompanying prospectus.

For a listing of the pages where capitalized terms used in this prospectus supplement are defined, you should refer to the “Index of Terms” beginning on page S-__ in this prospectus supplement and to the “Index of Defined Terms” beginning on page 109 in the accompanying prospectus.

Whenever we use words like “intends,” “anticipates” or “expects” or similar words in this prospectus supplement, we are making a forward-looking statement, or a projection of what we think will happen in the future.  Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate.  Any forward-looking statements in this prospectus supplement speak only as of the date of this prospectus supplement.  We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus supplement to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

SUMMARY OF PARTIES TO THETRANSACTION1

•	The special unit of beneficial interest, referred to herein as the SUBI certificate, represents a beneficial interest in specific assets of the titling trust.

•	The SUBI certificate represents a beneficial interest in a pool of closed-end Toyota or Lexus passenger car, minivan, light-duty truck or sport utility vehicle leases and the related leased vehicles.

1
This chart provides only a simplified overview of the relationships between the key parties to the transaction.  For additional information, you should refer to this prospectus supplement and the accompanying prospectus.

2	[Describe class and amount of any retained notes] [will be retained by Toyota Leasing, Inc. or its affiliate on the closing date.] [To be inserted if notes are retained.].

SUMMARY OF MONTHLY DEPOSITS TO AND WITHDRAWALS FROM ACCOUNTS1

1
This chart provides only a simplified overview of the monthly deposits to and withdrawals from the trust accounts and the flow of funds to and from the servicer.  For additional information, you should refer to this prospectus supplement and the accompanying prospectus.

SUMMARY OF MONTHLY DISTRIBUTIONS OF COLLECTIONS3

1
This chart provides only a simplified overview of the monthly distributions of available collections.   For additional information, you should refer to this prospectus supplement and the accompanying prospectus.

SUMMARY OF TERMS

The following information highlights selected information from this document and provides a general overview of the terms of the notes.  To understand all of the terms of the offering of these notes, you should read carefully this entire document and the accompanying prospectus.  Both documents contain information you should consider when making your investment decision.

Relevant Parties

Issuing Entity	Toyota Auto Lease Trust 201_-_, a Delaware statutory trust. The issuing entity will be established by the trust agreement.

Depositor	Toyota Leasing, Inc.

Sponsor, Administrator, Servicer and UTI Beneficiary	Toyota Motor Credit Corporation.

Indenture Trustee	[__________].

Owner Trustee	[__________].

[Delaware Trustee] ]	[__________].

Titling Trust (and issuing entity with respect to the SUBI certificate)	Toyota Lease Trust.

Titling Trustee	TMTT, Inc.

Trust Agent	U.S. Bank, National Association.

Relevant Agreements

Indenture	The indenture between the issuing entity and the indenture trustee. The indenture provides for the terms of the notes.

Trust Agreement
The trust agreement, as amended and restated, [between][among] the depositor[,] [and] the owner trustee [and the Delaware trustee].  The trust agreement governs the creation of the issuing entity and provides for the terms of the certificate.

Titling Trust Agreement
The amended and restated trust and servicing agreement, dated as of October 1, 1996, among TMCC, as grantor, UTI beneficiary and servicer, the titling trustee, and the trust agent.  The titling trust agreement governs the creation of the titling trust.

SUBI Trust Agreement
Collectively, the titling trust agreement, as supplemented by the 201_-_ SUBI supplement, among the titling trustee, TMCC, as grantor, UTI beneficiary and servicer, the titling trustee, the trust agent and the indenture trustee.  The SUBI trust agreement governs the titling trust and the issuance of the SUBI certificate.

Servicing Agreement
Collectively, the titling trust agreement, as supplemented by the 201_-_ SUBI servicing supplement, among the titling trustee, TMCC, as servicer, and the trust agent.  The servicing agreement governs the servicing of the leases and the leased vehicles by the servicer.

Administration Agreement
The administration agreement among the administrator, the issuing entity and the indenture trustee.  The administration agreement governs the provision of reports by the administrator and the performance by the administrator of other administrative duties for the issuing entity.

SUBI Certificate Transfer Agreement

The SUBI certificate transfer agreement between the UTI beneficiary and the depositor, under which the UTI beneficiary’s right, title and interest in the SUBI certificate is sold, assigned and transferred to the depositor.

Issuer SUBI Certificate Transfer Agreement

The issuer SUBI certificate transfer agreement between the depositor and the issuing entity, under which the depositor’s right, title and interest in the SUBI certificate is sold, assigned and transferred to the issuing entity.

Relevant Dates

Closing Date	Expected to be __________, 201_.

Cutoff Date
The cutoff date for (i) the leases and related leased vehicles in the statistical pool used in preparing the statistical information presented in this prospectus supplement and (ii) the specified leases and specified vehicles allocated to the 201_-_ SUBI on the closing date, is the close of business on __________, 201_.

Statistical Information
The statistical information in this prospectus supplement is based on the leases and related leased vehicles in a statistical pool as of the cutoff date. The leases and leased vehicles allocated to the 201_-_ SUBI on the closing date will be selected from the statistical pool and may also include other leases and related leased vehicles owned by the titling trust.  The characteristics of the specified leases and specified vehicles allocated to the 20_-_ SUBI on the closing date may not be identical to, but will not differ materially from, the characteristics of the leases and related leased vehicles in the statistical pool described in this prospectus supplement.

Collection Period	The period commencing on the first day of the applicable month (or in the case of the first collection period, from, but excluding, the cutoff date) and ending on the last day of the applicable month.

Payment Dates
The issuing entity will pay interest and principal on the notes on the [15th] day of each month.  If the [15th] day of the month is not a business day, payments on the notes will be made on the next business day.  The date that any payment is made is called a payment date.  The first payment date is __________, 201_.

A “business day” is any day except:
  a Saturday or Sunday; or
  a day on which banks in New York, New York or

Wilmington, Delaware are closed.
Final Scheduled Payment Dates	The final principal payment for each class of notes is due on the related final scheduled payment date specified on the cover of this prospectus supplement.

Record Date
So long as the notes are in book-entry form, the issuing entity will make payments on the notes to the holders of record on the day immediately preceding the related payment date.  If the notes are issued in definitive form, the record date will be the last day of the month preceding the related payment date.

[Revolving Period]
[From the closing date and on or prior to __________, 20__, certain collections on the specified leases will be used to purchase a beneficial interest in additional leases and the related leased vehicles until the payment date in __________, 20__.   Beneficial interests in additional leases and related leased vehicles purchased during the revolving period will equal approximately ____% of the aggregate securitization value as of the cutoff date.  Additional beneficial interests in a maximum amount of $__________ may be acquired during the revolving period.  The notes will be subject to an interest only period or limited amortization period, which we refer to as a revolving period, which will be followed by an amortization period, during which principal on the notes will be paid.  The revolving period may terminate prior to the payment date in __________, 20__ and result in earlier than expected principal repayment of the notes upon the occurrence of [describe any additional events].

[Describe any additional limitations on the ability of the issuing entity to acquire additional leases and leased vehicles and the requirements for such additions in accordance with Item 1103(a)(5) and Item 1111(g) of Regulation AB.]

For additional information, you should refer to “Description of the Notes—Revolving Period” in this prospectus supplement.]

[Prefunding Period]
[On the closing date, $__________ received from the sale of the notes will be deposited into a segregated prefunding account.  This amount will represent ____% of the aggregate securitization value as of the cutoff date.  Following the closing date, and continuing until the payment date in __________, 20__, commonly referred to as the “prefunding period,” the issuing entity will have the ability to purchase beneficial interests in additional leases and related leased vehicles to the extent there are sufficient funds on deposit in the prefunding account.  If all amounts on deposit in the prefunding account are not used by the end of the prefunding period, all remaining amounts will be applied as a mandatory prepayment of the notes.  The prefunding period may terminate prior to the payment date in __________, 20__ and result in earlier than expected principal repayment of the notes upon the occurrence of [describe any additional events].

[Describe any additional limitations on the ability of the issuing entity to acquire additional leases and related leased vehicles and the requirements for such additions in accordance with Item 1103(a)(5) and Item 1111(g) of Regulation AB.]

For additional information, you should refer to “Description of the Notes—Prefunding Period” in this prospectus supplement.]

Description of the Notes
The class A-1 notes, the class A-2 notes, the class A-3 notes and the class A-4 notes are referred to in this prospectus supplement collectively as the “class A notes.”  The class A notes together with the class B notes are referred to in this prospectus supplement collectively as the “notes.”

[[Describe class and amount of any retained notes] will be retained by Toyota Leasing, Inc. or its affiliate on the closing date and may be sold at any time directly, including through a placement agent, or through underwriters.]  [To be inserted if any notes are retained.]

All of the notes issued by the issuing entity will be secured by the assets of the issuing entity pursuant to the indenture and by funds on deposit in the reserve account.

For a description of how payments of interest on and principal of the notes will be made on each payment date, you should refer to “Description of the Notes” and “Payments to Noteholders” in this prospectus supplement.

Certificate
The issuing entity will also issue a certificate representing the equity or residual interest in the issuing entity and the right to receive amounts that remain after the issuing entity makes full payment of interest on and principal of the notes payable on a given payment date, required deposits to the reserve account on that payment date and other required payments. [TMCC or an affiliate] will initially retain the certificate. The certificate is not being offered by this prospectus supplement and the accompanying prospectus.

Any information in this prospectus supplement regarding the certificate is included only for informational purposes to facilitate a better understanding of the notes.

Minimum Denominations	The notes will be issued only in denominations of $1,000 or more.

Registration of the Notes
You will generally hold your interests in the notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or the Euroclear Bank S.A./N.V, as operator for the Euroclear System.  This is referred to as book-entry form.  You will not receive a definitive note except under limited circumstances.

For additional information, you should refer to “Annex A: Global Clearance, Settlement and Tax Documentation Procedures” in this prospectus supplement and “Certain Information Regarding the Notes—Book Entry Registration” in the accompanying prospectus.

Structural Summary

Assets of the Issuing Entity; the 201_-_ SUBI and Statistical Information	The primary asset of the issuing entity will consist of the SUBI certificate, which represents the beneficial interest in a pool of closed-

end Toyota or Lexus passenger car, minivan, light-duty truck or sport utility vehicle leases, referred to herein as the “specified leases,” the vehicles that are leased under the specified leases, referred to herein as the “specified vehicles,” and related assets, including the right to receive monthly payments under the specified leases and the amounts realized from sales of the specified vehicles, together with amounts in various accounts of the issuing entity, including a reserve account.

The information concerning the leases and the related leased vehicles presented throughout this prospectus supplement is based on the leases and related leased vehicles in the statistical pool described in this prospectus supplement as of the cutoff date. Certain leases and the related leased vehicles in the statistical pool may not be allocated to the 201_-_ SUBI on the closing date because their actual securitization rate is less than the statistical securitization rate. The characteristics of the specified leases and specified vehicles allocated to the 201_-_ SUBI on the closing date may not be identical to, but will not differ materially from, those of the leases and related leased vehicles in the statistical pool as of the cutoff date.

As of the cutoff date, the leases and related leased vehicles in the statistical pool had the following characteristics:

  the number of leases and related leased vehicles was [__________];
  the aggregate securitization value, based on the statistical securitization rate, was $[__________];
  the discounted aggregate residual value of the leases was $[__________] (which is approximately [____]% of the aggregate securitization value);
  the weighted average original number of monthly payments of the leases was [___] months; and
  the weighted average remaining number of monthly payments of the leases was [____] months.

The “securitization value” of the specified leases will equal the sum of (1) the present value of the remaining monthly payments payable under the specified leases and (2) the present value of the residual values of the specified vehicles as determined by Automotive Lease Guide at the time the related lease contract was originated, each determined using a discount rate equal to the securitization rate.  The “securitization rate” for any specified lease and specified vehicle is [____]%.  For purposes of presenting the pool information in this prospectus supplement, a statistical securitization rate of [____]% has been used.  The actual securitization rate has been established based on, among other things, market interest rates and the assumed interest rates on the notes.

The SUBI Certificate
On the closing date, the titling trust will issue a special unit of beneficial interest, which is also called a SUBI, which will constitute a beneficial interest in the specified leases and specified vehicles.

The SUBI certificate will evidence a beneficial interest in the related 201_-_ SUBI assets, and not a direct ownership interest in those 201_-_ SUBI assets.  The 201_-_ SUBI assets are the specified leases and the specified vehicles.  By holding the SUBI certificate, the issuing entity will be entitled to receive an amount equal to all payments made in respect of the 201_-_ SUBI assets.

The SUBI certificate will be transferred to the issuing entity on the closing date.  The SUBI certificate will not be offered to you under this prospectus supplement.

The SUBI certificate will not evidence an interest in any titling trust assets other than the 201_-_ SUBI assets, and payments made on or in respect of all other titling trust assets will not be available to make payments on the notes or the certificate.

For additional information regarding the issuing entity’s property, you should refer to “The SUBI” and “The Specified Leases” in this prospectus supplement and “The Issuing Entity Property” in the accompanying prospectus.

Removal of Assets
The servicer may be required to reallocate from the 201_-_ SUBI certain leases and leased vehicles if, among other things, (1) there is a breach of the representations and warranties or agreements relating to those leases or leased vehicles and such breach materially and adversely affects the interests of the issuing entity and such breach is not timely cured, (2) the servicer extends a lease so that it matures later than the last day of the collection period preceding the final scheduled payment date of the latest maturing class of notes or (3) the related lessee moves to a state that is not a state in which the titling trust has all licenses, if any, necessary to own and lease vehicles and the titling trustee does not have such licenses for such state within 90 days of the servicer becoming aware of such move.  In addition, the servicer may purchase any leased vehicle for which the related lease has reached its maturity date pursuant to the terms of the servicing agreement.

[Exceptions to Underwriting Criteria]

[For a series of notes having an initial bona fide offering on or after December 31, 2011 and to the extent required by Item 1111(a)(8) of Regulation AB,  if any leases in the pool deviate from the disclosed underwriting criteria, or any leases in the sample or leases otherwise known to deviate if only a sample was reviewed, disclose (1) how those leases deviate from the disclosed underwriting criteria, (2) data on the amount and characteristics of those leases that did not meet the disclosed standards, (3) which entity or entities determined that those leases should be included in the pool, despite not having met the disclosed underwriting standards, and (4) what factors were used to make the determination, such as compensating factors or a determination that the exception was not material. For additional information, you should refer to “The Specified Leases—Characteristics” in this prospectus supplement.]

Servicing and Servicer Compensation
Toyota Motor Credit Corporation will act as servicer for the leases and leased vehicles owned by the titling trust.  The servicer will handle all collections, administer defaults and delinquencies and otherwise service the specified leases and the specified vehicles.  On each payment date, the issuing entity will pay the servicer a monthly fee equal to one-twelfth of ____% multiplied by the aggregate securitization value as of the first day of the related collection period (or, in the case of the first payment date, __________ of ____% multiplied by the aggregate securitization value as of the cutoff date).  The servicer will also receive additional servicing compensation in the form of certain investment earnings, late fees, extension fees and other administrative fees and expenses or similar charges received by the servicer during such month.

For additional information regarding the compensation payable to the servicer, you should refer to “Description of the Transaction Documents—Servicing Compensation and Payment of Expenses” in the accompanying prospectus.

Trustee Fees and Expenses
Each trustee will be entitled to a fee (and will be entitled to be reimbursed for all costs and expenses incurred) in connection with the performance of its respective duties.  The trustee fees (and associated costs and expenses) will be paid directly by the servicer from amounts received as the servicing fee or paid directly by the sponsor.

Interest and Principal Payments
Interest Rates

The notes will bear interest for each interest accrual period at the interest rates specified on the cover of this prospectus supplement.

Interest Accrual

The class A-1 notes will accrue interest on an actual/360 basis from (and including) a payment date to (but excluding) the next payment date, except that the first interest accrual period will be from (and including) the closing date to (but excluding) __________, 201_.  This means that the interest due on each payment date will be the product of: (i) the outstanding principal amount, (ii) the interest rate, and (iii) the actual number of days since the previous payment date (or, in the case of the first payment date, since the closing date) divided by 360.

The notes (other than the class A-1 notes) will accrue interest on a 30/360 basis from (and including) the [15th] day of each calendar month to (but excluding) the [15th] day of the succeeding calendar month, except that the first interest accrual period will be from (and including) the closing date to (but excluding) __________, 201_.  This means that the interest due on each payment date will be the product of: (i) the outstanding principal amount, (ii) the interest rate, and (iii) 30 (or, in the case of the first payment date, ____) divided by 360.

If noteholders of any class do not receive all interest owed on their notes on any payment date, the issuing entity will make payments of interest on later payment dates to make up the shortfall (together with interest on such amounts at the applicable interest rate for such class, to the extent permitted by law) to the extent funds are available to do so pursuant to the payment priorities described in this prospectus supplement.  If the full amount of interest due on any of the outstanding classes of the class A notes, for as long as any class A notes are outstanding, and thereafter, on the class B notes outstanding is not paid within five business days of a payment date, an event of default also will occur which may result in acceleration of the notes.

For additional information regarding the payment of interest on the notes, you should refer to “Description of the Notes—Payments of Interest” and “Payments to Noteholders” in this prospectus supplement.

Principal Payments

On each payment date, except after the acceleration of the notes following an event of default, from the amounts allocated to the noteholders to pay principal described in clauses (3), (5) and (7) under “—Priority of Payments” below, the issuing entity will pay principal of the notes in the following order of priority:

(1)   to the class A-1 notes until the principal amount of the class A-1 notes is reduced to zero; then

(2)   to the class A-2 notes until the principal amount of the class A-2 notes is reduced to zero; then

(3)   to the class A-3 notes until the principal amount of the class A-3 notes is reduced to zero; then

(4)   to the class A-4 notes until the principal amount of the class A-4 notes is reduced to zero; and then

(5)   to the class B notes until the principal amount of the class B notes is reduced to zero.

If the notes are declared to be due and payable following the occurrence of an event of default, the issuing entity will pay principal of the notes from funds allocated to the noteholders, first, to the class A-1 notes until the principal amount of the class A-1 notes is reduced to zero, second, pro rata, based upon their respective unpaid principal amounts, to the class A-2 notes, the class A-3 notes and the class A-4 notes until the principal amount of each such class of notes is reduced to zero, and third, to the class B notes until the principal amount of the class B notes is reduced to zero.

All outstanding principal and interest with respect to a class of notes will be payable in full on its final scheduled payment date.

For additional information regarding the payment of principal of the notes, you should refer to “Payments to Noteholders” in this prospectus supplement.

Priority of Payments

On each payment date, except after the acceleration of the notes following an event of default, the issuing entity will make payments from available collections received during the related collection period (or, if applicable, amounts withdrawn from the reserve account).  The issuing entity generally will make payments on each such payment date in the following order of priority:

1.     Servicing Fee –– The servicing fee payable to the servicer (including any supplemental servicing fee);

2.     Class A Note Interest –– To the class A noteholders (pro rata based upon the aggregate amount of interest due to such noteholders), accrued and unpaid interest on each class of class A notes;

3.     Note Principal –– To the noteholders, to be paid in the priority described under “—Principal Payments” above, the first priority principal distribution amount;

The “first priority principal distribution amount” means, with respect to any payment date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the class A notes as of such payment date (before giving effect to any principal payments made on the class A notes on such payment date), over (b) the aggregate securitization value as of the last day of the related collection period; provided, that, for the final scheduled payment date of any class of class A notes, the “first priority principal distribution amount” will not be less than the amount necessary to reduce the outstanding principal amount of such class of class A notes to zero;

4.     Class B Note Interest ––  To the class B noteholders (based upon the aggregate amount of interest due to such noteholders), accrued and unpaid interest on the class B notes;

5.     Note Principal –– To the noteholders, to be paid in the priority described under “—Principal Payments” above, the second priority principal distribution amount;

The “second priority principal distribution amount” means, with respect to any payment date, an amount equal to (a) the excess, if any, of (i) the aggregate outstanding principal amount of the class A notes and class B notes as of such payment date (before giving effect to any principal payments made on the class A notes and class B notes on such payment date), over (ii) the aggregate securitization value as of the last day of the related collection period, minus (b) the first priority principal distribution amount for such payment date; provided, that, for the final scheduled payment date of the class B notes, the “second priority principal distribution amount” will not be less than the amount necessary to reduce the outstanding principal amount of the class B notes to zero;

6.     Reserve Account Deposit –– To the extent amounts then on deposit in the reserve account are less than the specified reserve account balance described below under “Credit Enhancement—Reserve Account,” to the reserve account, until the amount on deposit in the reserve account equals such specified reserve account balance;

7.     Note Principal –– To the noteholders, to be paid in the priority described under “—Principal Payments” above, the regular principal distribution amount;

The “regular principal distribution amount” means, with respect to any payment date, an amount equal to (a) the excess, if any, of (i) the aggregate outstanding principal amount of the notes as of such payment date (before giving effect to any principal payments made on the notes on such payment date), over (ii) the aggregate securitization value as of the last day of the related collection period less the overcollateralization target amount, minus (b) the sum of the first priority principal distribution amount and the second priority principal distribution amount for such payment date; and

8.     Excess Amounts –– Any remaining amounts to the certificateholder.

For additional information regarding the priority of payments on the notes, you should refer to “Payments to Noteholders—Calculation of Available Collections” and “—Priority of Payments” in this prospectus supplement.

Final Scheduled Payment Dates

The issuing entity is required to pay the outstanding principal amount of each class of notes in full on or before the related final scheduled payment date specified on the cover of this prospectus supplement.

Events of Default	Each of the following will constitute an event of default under the indenture:

(a)   a default for five business days or more in the payment of any interest on any of the outstanding classes of the class A notes, for as long as any class A notes are outstanding, and thereafter, on the class B notes outstanding;

(b)   a default in the payment in full of the principal of any note on its final scheduled payment date;

(c)   a default in the observance or performance of any covenant or agreement of the issuing entity made in the indenture which materially and adversely affects the noteholders, subject to notice and cure provisions;

(d)   any representation or warranty made by the issuing entity in the indenture having been incorrect in a material respect as of the time made, subject to notice and cure provisions; or

(e)  certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity;

provided, however, that a delay in or failure of performance referred to in clause (a), (b), (c) or (d) above will not constitute an event of default for a period of 30 days after the applicable cure period under the indenture if that delay or failure was caused by force majeure or other similar occurrence.

If an event of default under the indenture should occur and be continuing, the indenture trustee or the holders representing a majority of the aggregate principal amount of the outstanding classes of the class A notes, for as long as any class A notes are outstanding, and thereafter,  the class B notes then outstanding (excluding for these purposes the outstanding principal amount of any notes held of record or beneficially owned by Toyota Motor Credit Corporation, Toyota Leasing, Inc. or any of their affiliates) acting together as a single class may declare the principal of the notes to be immediately due and payable.

For additional information regarding the events of default, you should refer to “Description of the Notes—Indenture—Events of Default; Rights Upon Event of Default” in this prospectus supplement and “Description of the Notes—The Indenture—Events of Default; Rights Upon Event of Default” in the accompanying prospectus.

Credit Enhancement
Credit enhancement is intended to protect you against losses and delays in payments on your notes.  If losses on the specified leases, residual losses on the specified vehicles and other shortfalls in cash flows exceed the amount of available credit enhancement, such losses will not be allocated to write down the principal amount of any class of notes.  Instead, the amount available to make payments on the notes will be reduced to the of such extent losses.  The credit enhancement for the notes is:
  the reserve account;
  overcollateralization; and
  in the case of the class A notes, subordination of the class B notes.
If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later scheduled final payment date generally will bear a greater risk of loss than notes having an earlier final scheduled payment date.  For additional information, you should refer to “Risk Factors—Payment priorities increase risk of loss or delay in payment to certain classes of notes,” “Risk Factors—Because the issuing entity has limited assets, there is only limited protection against potential losses” and “Payments to Noteholders” in this prospectus supplement.

Reserve Account

On each payment date, funds will be withdrawn from the reserve account (1) to cover shortfalls in the amounts required to be paid on that payment date with respect to clauses one through five under “—Priority of Payments” above and (2) to pay principal on any class of notes on the final scheduled payment date of that class of notes.

On the closing date, the depositor will cause to be deposited $__________ into the reserve account, which is approximately ____% of the aggregate securitization value as of the cutoff date.  On each payment date, after making required payments to the servicer and the noteholders, available collections will be deposited into the reserve account to the extent necessary to maintain the amount on deposit in the reserve account at the specified reserve account balance.

On any payment date prior to an event of default that results in an acceleration of the maturity of the notes, if the amount in the reserve account exceeds the specified reserve account balance, the excess will be distributed to the depositor.  The “specified reserve account balance” is, on any payment date, the lesser of (a) $__________ (which is approximately ____% of the aggregate securitization value as of the cutoff date) and (b) the aggregate outstanding balance of the notes after giving effect to all payments of principal on that payment date.  In addition, on any payment date prior to an event of default that results in an acceleration of the maturity of the notes, investment income on the amounts on deposit in the reserve account will be distributed to the depositor.

For additional information regarding the reserve account, you should refer to “Payments to Noteholders—Reserve Account” in this prospectus supplement.

Overcollateralization

Overcollateralization represents the amount by which the aggregate securitization value exceeds the aggregate outstanding principal amount of the notes.  [The aggregate securitization value as of the cutoff date is expected to be approximately equal to the aggregate principal amount of the notes on the closing date.]

The application of funds according to clause (7) under “Interest and Principal Payments—Priority of Payments” above is designed to achieve and maintain the level of overcollateralization as of any payment date to a target amount of ____% of the aggregate securitization value on the cutoff date.  This amount is referred to in this prospectus supplement as the “overcollateralization target amount.”

The overcollateralization will be available as an additional source of funds to absorb losses on the specified leases and specified vehicles.

For additional information regarding overcollateralization, you should refer to “Payments to Noteholders—Overcollateralization” in this prospectus supplement.

Subordination

Payments of interest on the class B notes will be subordinated to payments of interest on the class A notes and certain other payments on that payment date (including principal payments of the class A notes in specified circumstances).  No payments of principal will be made on the class B notes until the principal of and interest on the class A notes has been paid in full.

If an event of default occurs and payment of the notes has been accelerated, no payments of interest or principal will be made on the class B notes until the class A notes are paid in full. Consequently, the holders of the class B notes will incur losses and shortfalls because of delinquencies and losses on the specified leases and specified vehicles before the holders of the class A notes incur those losses and shortfalls.

While any class A notes are outstanding, the failure to pay interest on the class B notes will not be an event of default.

Optional Purchase
The [servicer] may, at its option, purchase the interest in the 201_-_ SUBI evidenced by the SUBI certificate from the issuing entity on any payment date if, as of the last day of the related collection period, the aggregate securitization value is less than or equal to 5% of the aggregate securitization value as of the cutoff date.

For additional information, you should refer to “Description of the Transaction Documents—Optional Purchase and Redemption of Notes” in this prospectus supplement.

[Credit Enhancement Provider]
[__________ will be the credit enhancement provider under the [describe applicable agreement(s)].  The credit enhancement provider under the [applicable agreement] provides protection against losses on the related notes.]

[Insert additional information describing the credit enhancement provider in accordance with Item 1103(a)(3)(ix), Item 1114 and Item 1115 of Regulation AB, as applicable.]

[Derivative Contracts]
[On the closing date, the issuing entity will enter into a [describe derivative type] under a [describe applicable agreement] with __________, as counterparty.  Under each [derivative] transaction, on each payment date the issuing entity will be obligated to [insert specific details of the derivative contract as required by Item 1115 of Regulation AB] and the counterparty will be obligated to [insert specific details of the derivative contract as required by Item 1115 of Regulation AB].  Payments on the [derivative] transactions, if any, will be made on a net basis between the issuing entity and the [derivative] counterparty.]

[If the counterparty’s long-term or short-term ratings cease to be at the levels required by [the relevant rating agencies], the counterparty will be obligated to assign the [derivative contract], provide an eligible guarantee, post collateral or establish other arrangements satisfactory to those rating agencies to secure its obligations under the [derivative contract], arrange for an eligible substitute [derivative] counterparty satisfactory to the issuing entity or perform a combination of the aforementioned actions.]

CUSIP Numbers	Class A-1 Notes: __________ Class A-2 Notes: __________ Class A-3 Notes: __________ Class A-4 Notes: __________ Class B Notes: __________
Tax Status	Subject to important considerations described under “Certain Federal

Income Tax Consequences” in this prospectus supplement and “Certain Federal Income Tax Consequences” and “Certain State Tax Consequences” in the accompanying prospectus, Bingham McCutchen LLP, special tax counsel to the issuing entity, will deliver its opinion that:
  the notes held by parties unaffiliated with the issuing entity will be characterized as debt for federal income tax purposes; and
  the issuing entity will not be characterized as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes.
If you purchase the notes, you will agree to treat the notes as debt for federal and state income tax, franchise tax and any other tax measured in whole or in part by income.

For additional information regarding the application of federal income and state tax laws to the issuing entity and the notes, you should refer to “Certain Federal Income Tax Consequences” in this prospectus supplement and “Certain Federal Income Tax Consequences” and “Certain State Tax Consequences” in the accompanying prospectus.

ERISA Considerations
The notes sold to parties unaffiliated with the issuing entity may be purchased by employee benefit plans and individual retirement accounts, subject to those considerations discussed under “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

For additional information, you should refer to “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.  If you are a benefit plan fiduciary considering purchase of the notes you should, among other things, consult with your counsel in determining whether all required conditions have been satisfied.

Eligibility for Purchase by Money Market Funds
The class A-1 notes have been structured to be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. Rule 2a-7 includes additional criteria for investments by money market funds, some of which have recently been amended, including additional requirements relating to portfolio maturity, liquidity and risk diversification.  Money market funds contemplating a purchase of class A-1 notes should consult their counsel before making a purchase.

RISK FACTORS

You should consider the following risk factors in deciding whether to purchase any notes.   In addition, you should consider the risk factors described under “Risk Factors” in the accompanying prospectus for a description of further material risks to your investment in the notes.

The notes are not suitable investments for all investors.
The notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates.  The notes are complex investments that involve a high degree of risk and should be considered only by sophisticated investors.  We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the notes.

The absence of a secondary market for the notes or a lack of liquidity in the secondary markets could limit your ability to resell the notes or adversely affect the market value of your notes.
The notes will not be listed on any securities exchange. Therefore, to sell your notes, you must first locate a willing purchaser. The underwriters may, but are not obligated to, provide a secondary market for the notes and even if the underwriters make a market in the notes, the underwriters may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity.

Over the past several years, events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government bailout programs for financial institutions, problems related to subprime mortgages and other financial assets, the de-valuation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the de-leveraging of structured investment vehicles, hedge funds, financial institutions and other entities, and the lowering of ratings on certain asset-backed securities, caused a significant reduction in liquidity in the secondary market for asset-backed securities.  While conditions in the financial markets and the secondary market have recently improved, there can be no assurance that future events will not occur that could have a similar adverse effect on liquidity of the secondary market.  If the lack of liquidity in the secondary market recurs, it could adversely affect the value of your notes and limit your ability to locate a willing purchaser of your notes.  Accordingly, you may not be able to sell your notes when you want to do so or you may be unable to obtain the price that you wish to receive for your notes and, as a result, you could suffer a loss on your investment.

[In addition, the issuance and offering of the notes may not comply with the requirements of Article 122a of the Capital Requirements Directive 2006/48/EC (as amended by Directive 2009/111/EC) (the “Article 122a”).  Lack of compliance with Article 122a may preclude certain investors from purchasing the notes.  As a result, you may be unable to obtain the price that you wish to receive for your notes or you may suffer a loss on your investment. For additional information, you should refer to “Underwriting—Capital Requirements Directive” in this prospectus supplement.]

Continuing and future economic developments may adversely affect the	Over the past few years, the United States has experienced a period of economic slowdown and a recession that may adversely performance and market value of your notes.
affect the performance and market value of your notes.  During this economic slowdown, elevated unemployment, decreases in home values and lack of available credit led to increased delinquency and default rates by lessees, as well as decreased consumer demand for automobiles and increased return rates.  These conditions could lead to a decline in the market values of off-lease automobiles, and thus an increase in the amount of losses on leased vehicles returned at lease end and defaulted leases.  While certain economic factors have improved recently, other factors, such as unemployment, have not yet improved.  If the economic downturn worsens, or continues for an extended period of time, delinquencies and losses on the specified leases could increase again, which could result in losses on your notes.

Additionally, higher future energy and fuel prices could reduce the amount of disposable income that the affected lessees have available to make monthly payments on their automobile finance contracts. Higher energy costs could also cause business disruptions, which could cause unemployment and a further or deepening economic downturn. Such lessees could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment.  The issuing entity’s ability to make payments on the notes could be adversely affected if the related lessees were unable to make timely payments.

Delinquencies and losses with respect to automobile finance contracts may increase during the term of your notes.  These increases in delinquencies and losses may be related to the weakness in the residential housing market where increasing numbers of individuals have defaulted on their residential mortgage loans.  For delinquency and loss information regarding certain automobile leases originated and serviced by Toyota Motor Credit Corporation (“TMCC”), you should refer to  “Delinquencies, Repossessions and Net Losses” and “Static Pools” in this prospectus supplement.

Federal financial regulatory legislation could have an adverse effect on Toyota Motor Credit Corporation, the titling trust,  the depositor and the issuing entity, which could result in losses or delays in payments on your notes.

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”), which generally took effect on July 22, 2010, except that many provisions will not take effect for a year or more and many will require implementing regulations to be issued.  The Dodd Frank Act, amongst other things:

  creates the Bureau of Consumer Financial Protection (“BCFP”), a new agency responsible for administering and enforcing the laws and regulations for consumer financial products and services;
  creates a new framework for the regulation of over-the-counter derivatives activities;
  strengthens the regulatory oversight of securities and capital markets activities by the SEC; and
  creates a liquidation framework for the resolution of bank holding companies and other non-bank financial companies defined as “covered financial companies.”
The Dodd Frank Act affects the offering, marketing and regulation of consumer financial products and services offered by financial institutions, which may include TMCC.  The BCFP will have supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions, including the ability to define and regulate unfair and deceptive practices.  This may result in increased cost of operations due to greater regulatory oversight, supervision and examination and limitations on TMCC’s ability to expand product and service offerings due to stricter consumer protection laws and regulations.

The Dodd Frank Act increases the regulation of the securitization markets.  For example, it will require securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate.  It will also give broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd Frank Act or the oversight of the SEC or BCFP may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as TMCC or its affiliates.  Until implementing regulations are issued, no assurance can be given that these new requirements imposed by the Dodd Frank Act will not have a significant impact on the servicing of the specified leases and the specified vehicles, and on the regulation and supervision of TMCC, the depositor, the titling trust, the issuing entity or their respective affiliates.

Additionally, no assurances can be given that the liquidation framework for the resolution of “covered financial companies” would not apply to TMCC or its affiliates, including the depositor, the titling trust and the issuing entity.  For additional information, you should refer to “Certain Legal Aspects of the Titling Trust and the SUBI—Dodd-Frank Act Orderly Liquidation Authority Provisions—Potential Applicability to TMCC, the Depositor, the Titling Trust and Issuing Entities” in the accompanying prospectus.

If the Federal Deposit Insurance Corporation (the “FDIC”) were appointed receiver of TMCC, the depositor, the titling trust or the issuing entity under the Orderly Liquidation Authority provisions (“OLA”) of the Dodd-Frank Act, the FDIC could repudiate contracts deemed burdensome to the estate, including secured debt.  TMCC has structured the transfers of the SUBI certificate to the depositor and the related issuing entity as a valid and perfected sale under applicable state law and under the Bankruptcy Code to mitigate the risk of the recharacterization of the sale as a security interest to secure debt of TMCC.  Any attempt by the FDIC to recharacterize the transfer of the receivables as a security interest to secure debt that the FDIC then repudiates would cause delays in payments or losses on the notes.  In addition, if an issuing entity were to become subject to the OLA, the FDIC may repudiate the debt of an issuing entity and the related noteholders would have a secured claim in the receivership of the issuing entity.  Also, if the issuing entity were subject to OLA, noteholders would not be permitted to accelerate the debt, exercise remedies against the collateral or replace the servicer without the FDIC’s consent for 90 days after the receiver is appointed.  As a result of any of these events, delays in payments on the notes would occur and possible reductions in the amount of those payments could occur.

See “Certain Legal Aspects of the Receivables – Dodd-Frank Act Orderly Liquidation Authority Provisions – FDIC’s Repudiation Power Under the OLA” in the accompanying prospectus.
Payment priorities increase risk of loss or delay in payment to certain classes of notes.
Based on the priorities described under “Payments to Noteholders” in this prospectus supplement, classes of notes that receive principal payments before other classes will be repaid more rapidly than the other classes.  Because principal of the notes will be paid sequentially, except in the case of the class A-2, class A-3 and class A-4 notes after the acceleration of notes following an event of default, classes of notes that have higher sequential numerical class designations or higher alphabetical sequential class designations will be outstanding longer and therefore will be exposed to the risk of losses on the specified leases and specified vehicles during periods after other classes have been receiving most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

Because of the priority of payment on the notes, the yields of the higher numerically designated classes or higher alphabetically designated classes will be more sensitive to losses on the specified leases and specified vehicles and the timing of such losses than the lower numerically designated classes and lower alphabetically designated classes.  Accordingly, the class A-2 notes will be more sensitive to losses on the specified leases and specified vehicles and the timing of such losses than the class A-1 notes; the class A-3 notes will be relatively more sensitive to losses on the specified leases and specified vehicles and the timing of such losses than the class A-1 notes and the class A-2 notes; the class A-4 notes will be relatively more sensitive to losses on the specified leases and specified vehicles and the timing of such losses than the class A-1 notes, the class A-2 notes and the class A-3 notes; and the class B notes will be relatively more sensitive to losses on the specified leases and specified vehicles and the timing of such losses than the class A notes. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Classes of notes that receive payments earlier than expected are exposed to greater reinvestment risk, and classes of notes that receive principal later than expected are exposed to greater risk of loss.  In either case, the yields on your notes could be materially and adversely affected.

In addition, the notes are subject to risk because payments of principal and interest on the notes on each payment date are subordinated to the servicing fee due to the servicer. This subordination could result in reduced or delayed payments of principal and interest on the notes.

For additional information, you should refer to “Because the issuing entity has limited assets, there is only limited protection against potential losses” below.

The class B notes are subject to greater	The class B notes are subordinated to the class A notes and are more likely to be impacted by delinquent payments and defaults on the risk because of subordination.
specified leases and specified vehicles than the classes of notes having an earlier final scheduled payment date.  Interest payments on the class B notes on each payment date will be subordinated to interest payments on the class A notes and principal payments to the class A notes in an amount equal to the first priority principal distribution amount.

In addition, in the event the notes are declared to be due and payable after the occurrence of an event of default resulting from the failure to make a payment on the notes, no interest will be paid to the class B notes until all principal of and interest on the class A notes have been paid in full.

Principal payments on the class B notes will be subordinated in priority to the class A notes, as described under “Description of the Notes—Payments of Principal” in this prospectus supplement. No principal will be paid on the class B notes until all principal of the class A notes has been paid in full.  In addition, principal payments on the class B notes will be subordinated to payments of interest on the class A notes and the class B notes.  For additional information, you should refer to “Description of the Notes—Payments of Principal” in this prospectus supplement.

 Therefore, if there are insufficient amounts available to pay all classes of notes the amounts due on such classes, delays in payments or losses will be borne by the most junior class of notes outstanding.

The timing of principal payments is uncertain.
The amount of distributions of principal on the notes and the time when you receive those distributions depend on the rate of payments and losses relating to the specified leases and the specified vehicles, which cannot be predicted with certainty. Those principal payments may be regularly scheduled monthly payments or unscheduled payments like those resulting from prepayments or liquidations of defaulted specified leases. Additionally, the servicer may be required to make payments relating to specified leases and specified vehicles under some circumstances, and will have the right under certain circumstances to purchase all assets of the issuing entity and thus cause an optional redemption of the notes. Each of these payments will have the effect of shortening the average lives of the notes. You will bear any reinvestment risks resulting from a faster or slower rate of payments of the specified leases and the specified vehicles.

Prepayments on specified leases, reallocations of specified leases and specified vehicles and the optional purchase of the SUBI certificate may cause prepayments on the notes, resulting in reduced returns on your investment and reinvestment risk to you.

You may receive payment of principal on your notes earlier than you expected.  If that happens, you may not be able to reinvest the principal you receive at a rate as high as the rate on your notes.  Prepayments on the specified leases will shorten the life of the notes to an extent that cannot be predicted.

Prepayments may occur for a number of reasons.  Some prepayments may be caused by the lessees under the specified leases.  For example, lessees may:

default, resulting in the repossession and sale of the leased vehicle or damage the vehicle or become unable to pay due to death or disability, resulting in payments to the servicer (and in turn, to the issuing entity) under any existing physical damage, credit life or other insurance.
Some prepayments may be caused by the servicer.  For example, the servicer will make representations and warranties regarding the specified leases and specified vehicles, and will agree to take or refrain from taking certain actions with respect to the specified leases and specified vehicles.  If the servicer breaches a representation, warranty or agreement and the breach materially and adversely affects the issuing entity’s interests in the related specified lease and leased vehicle and is not be remedied within 90 days of the notice thereof, it will be required to reallocate such specified lease and specified vehicle from the 201_-_ SUBI.

The servicer will also be required to reallocate a specified lease from the 201_-_ SUBI if the lessee of a specified lease moves to a state that is not a state in which the titling trust has all licenses, if any, necessary to own and lease vehicles and the titling trust does not have such licenses for such state within 90 days of the servicer becoming aware of such move.  [As of the date of this prospectus supplement, the titling trust is only licensed to own and lease vehicles in __ states.]  The titling trust will have no obligation to obtain licenses to own and lease vehicles in any additional states.  Accordingly, noteholders will bear the risk that specified leases and specified vehicles will be reallocated from the 201_-_ SUBI as a result of lessees moving to states in which the titling trust is not licensed.

Each reallocation of a specified lease and specified vehicle from the 201_-_ SUBI will result, in effect, in the prepayment of the related lease.  The [servicer] will also have the option to purchase the interest in the 201_-_ SUBI evidenced by the SUBI certificate from the issuing entity on any payment date when the aggregate securitization value, as of the last day of the related collection period, is less than or equal to 5% of the aggregate securitization value as of the cutoff date.  In addition, an event of default under the indenture could cause your notes to be prepaid.

The rate of prepayments on the specified leases may be influenced by a variety of economic, social and other factors.  The sponsor cannot predict the actual prepayment rates for the specified leases.  The depositor, however, believes that the actual rate of payments, including prepayments, will result in the weighted average life of each class of notes being shorter than the period from the closing date to the related final scheduled payment date.  If this is the case, the weighted average life of each class of notes will be correspondingly shorter.

This prospectus supplement provides information regarding the characteristics of the leases and related leased vehicles in the statistical pool as of the cutoff date that may differ from the characteristics of the specified leases and specified vehicles allocated to the 201_-_ SUBI on the closing date as of

This prospectus supplement describes the characteristics of the leases and related leased vehicles in the statistical pool as of the cutoff date.  The specified leases and specified vehicles allocated to the 201_-_ SUBI on the closing date will be selected from the statistical pool and may also include other leases and related leased vehicles owned by the titling trust and may have characteristics that differ somewhat from the characteristics of the leases and related leased vehicles in the statistical pool described in this prospectus supplement.  However, the the cutoff date.
characteristics (as of the cutoff date) of the specified leases and specified vehicles allocated to the 201_-_ SUBI on the closing date will not differ materially from the characteristics (as of the cutoff date) of the leases and related leased vehicles in the statistical pool described in this prospectus supplement, and each specified lease and specified vehicle must satisfy the eligibility criteria specified in the transaction documents.  You must not assume that the characteristics of the specified leases and specified vehicles allocated to the 201_-_ SUBI on the closing date will be identical to the characteristics of the leases and related leased vehicles in the statistical pool disclosed in this prospectus supplement.

Because the issuing entity has limited assets, there is only limited protection against potential losses.
The only sources of funds for payments on the notes are the assets of the issuing entity and the reserve account.  The notes will not be obligations of or interests in, and are not guaranteed or insured by, TMCC, Toyota Leasing, Inc., Toyota Lease Trust, Toyota Financial Services Corporation, TMC, TMS, any trustee or any of their affiliates.  Neither the notes nor the specified leases or leased vehicles allocated to the 201_-_ SUBI are insured or guaranteed by any governmental agency.  You must rely solely on payments on the specified leases and specified vehicles and any amounts available in the reserve account for payments on the notes.  The amounts deposited in the reserve account will be limited.  If the entire reserve account has been used, the issuing entity will depend solely on current collections on the specified leases and specified vehicles to make payments on the notes.  For additional information, you should refer to “Payments to Noteholders—Overcollateralization” and “Payments to Noteholders—Reserve Account” in this prospectus supplement.  If the assets of the issuing entity are not sufficient to pay interest and principal on the notes you hold, you will suffer a loss.

Certain events (including some that are not within the control of the issuing entity, TMCC, Toyota Leasing, Inc., Toyota Lease Trust, Toyota Financial Services Corporation, TMC, TMS, any trustee or any of their affiliates) may result in events of default under the indenture and cause acceleration of all outstanding notes.  Upon the occurrence of an event of default under the indenture that results in acceleration of the maturity of the notes, the issuing entity may be required promptly to sell the assets of the issuing entity and apply the proceeds to the payment of the notes.  Liquidation would be likely to accelerate payment of all notes that are then outstanding.  If a liquidation occurs close to the date when any class otherwise would have been paid in full, repayment of that class might be delayed while liquidation of the assets is occurring.  The issuing entity cannot predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed.  In addition, the amounts received from a sale in these circumstances may not be sufficient to pay all amounts owed to the holders of all classes of notes or any class of notes, and you may suffer a loss.  Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes principal of a class of notes to be paid before the related final scheduled payment date will involve the prepayment risks described under “Prepayments on specified leases, reallocations of specified leases and specified vehicles and the optional purchase of the SUBI certificate may cause prepayments on the notes, resulting in reduced returns on your investment and reinvestment risk to you” above.  Also, an event of default that results in the acceleration of the maturity of the notes will cause priority of payments of the notes to change, as described under “Payments to Noteholders—Payments After Occurrence of Event of Default Resulting in Acceleration” in this prospectus supplement.  Therefore, all outstanding notes may be affected by any shortfall in liquidation proceeds.   For additional information, you should refer to “Prepayments on specified leases, reallocations of specified leases and specified vehicles and the optional purchase of the SUBI certificate may cause prepayments on the notes, resulting in reduced returns on your investment and reinvestment risk to you” above.

Performance of the specified leases may be affected by servicer’s consolidation of or change in servicing operations.
Increased delinquency and credit losses are significantly influenced by the combined impact of a number of factors, including the effects of changes in a servicer’s servicing operations, lower used vehicle prices, continued economic weakness, longer term financing and tiered/risk based pricing.  From time to time, the servicer may update its servicing systems in order to improve operating efficiency, update technology and enhance customer services. In connection with such updates, the servicer may experience limited disruptions in servicing activities both during and following roll-out of the new servicing systems or platforms caused by, among other things, periods of system down-time and periods devoted to user training.  These and other implementation related difficulties may contribute to higher delinquencies.  However, it is not possible to predict with any degree of certainty all of the potential adverse consequences that may be experienced.

The geographic concentration of the lessees and performance of the specified leases and specified vehicles may increase the risk of loss on your investment.
The concentration of the specified leases in specific geographic areas may increase the risk of loss.  A deterioration in economic conditions in the states where lessees reside could adversely affect the ability and willingness of lessees to meet their payment obligations under the specified leases and may consequently affect the delinquency, loss and repossession experience of the issuing entity with respect to the specified leases and the ability to sell or dispose of the related specified vehicles for an amount at least equal to their Automotive Lease Guide residual values.  In addition, adverse economic conditions as a result of the current recession, including the decline in home values in many states, may affect payments on the leases from lessees residing in the affected states.

As of the cutoff date, TMCC’s records indicate that, based on the mailing addresses of the lessees of the leases and leased vehicles in the statistical pool, the aggregate securitization value of the leases and leased vehicles in the statistical pool was concentrated in the following states:

State	Percentage of Aggregate Securitization Value as of the Cutoff Date
__________.................................	____%
__________.................................	____%
__________.................................	____%
__________.................................	____%
__________.................................	____%

No other state accounts for more than 5.00% of the aggregate securitization value in the statistical pool as of the cutoff date.
Certain lessees’ ability to make timely payments on the specified leases may be adversely affected by extreme weather conditions and natural disasters.
Extreme weather conditions could cause substantial business disruptions, economic losses, unemployment and an economic downturn. As a result, the related lessees’ ability to make timely payments could be adversely affected. The issuing entity’s ability to make payments on the notes could be adversely affected if the related lessees were unable to make timely payments.

In addition, natural disasters may adversely affect the lessees of the specified leases. The effect of natural disasters on the performance of the leases is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity.  Investors should consider the possible effects on delinquency, default and prepayment experience on the performance of the specified leases.

Withdrawal or downgrading of the initial ratings of the notes will and any adverse changes to a rating agency may affect the prices for the notes upon resale.
A security rating is not a recommendation to buy, sell or hold securities.  Similar ratings on different types of securities do not necessarily mean the same thing.  To the extent the notes are rated by any rating agency, any such rating agency may change its rating of the notes if that rating agency believes that circumstances have changed.  Any subsequent change in a rating will likely affect the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.

The depositor expects that the notes will receive ratings from two nationally recognized statistical rating organizations, or “NRSROs,” hired by the sponsor to rate the notes.  Ratings initially assigned to the notes will be paid for by the sponsor.  The sponsor is not aware that any other NRSRO, other than the NRSROs hired by the sponsor to rate the notes, has assigned ratings on the notes.  Securities and Exchange Commission rules state that the payment of fees by the sponsor, the issuing entity or an underwriter to rating agencies to issue or maintain a credit rating on asset-backed securities is a conflict of interest for rating agencies.  In the view of the Securities and Exchange Commission, this conflict is particularly acute because arrangers of asset-backed securities transactions provide repeat business to the rating agencies.  Under Securities and Exchange Commission rules, information provided by the sponsor or the underwriters to a hired NRSRO for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each non-hired NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes.  An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned to the notes and such parties may be aware of such unsolicited ratings.  NRSROs, including the hired rating agencies, may have different methodologies, criteria, models and requirements.  If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.  In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

 Furthermore, Congress or the Securities and Exchange Commission may determine that any NRSRO that assigns ratings to the notes no longer qualifies as a nationally recognized statistical rating organization for purposes of the federal securities laws and that determination may also have an adverse effect on the market price of the notes.

Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the leases and related leased vehicles and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

The residual value of leased vehicles may be adversely affected by discount pricing incentives, marketing incentive programs and other factors.
Historical residual value loss experience on leased vehicles is partially attributable to new vehicle pricing policies of all manufacturers.  Discount pricing incentives or other marketing incentive programs on new cars by TMS, TMCC or by its competitors that effectively reduce the prices of new cars may have the effect of reducing demand by consumers for used cars.  Additionally, the pricing of used vehicles is affected by the supply and demand for those vehicles, which, in turn, is affected by consumer tastes, economic factors (including the price of gasoline), the introduction and pricing of new car models, the actual or perceived quality, safety or reliability of vehicles and other factors.  The reduced demand for used cars resulting from discount pricing incentives or other marketing incentive programs introduced by TMS, TMCC or any of its competitors or other factors may reduce the prices consumers will be willing to pay for used cars, including vehicles related to the specified leases.  As a result, the proceeds received by the servicer upon disposition of leased vehicles may be reduced and may not be sufficient to pay the related specified leases.

[Retention of [describe class of any notes to be retained] by the depositor or an affiliate of the depositor may reduce the liquidity of such classes of notes.] [To be inserted if any notes are retained.]

[[Describe class and amount of any notes to be retained] will be retained by the depositor or an affiliate of the depositor on the closing date, but may subsequently be sold directly, including through a placement agent, on or after the closing date, or through underwriters after the closing date in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale.  If only a portion of the [describe class of any notes to be retained] are sold, the market for such a retained class of notes may be less liquid than would otherwise be the case.  In addition, if any retained notes are subsequently sold in the secondary market, demand and market price of notes already in the market could be adversely affected.  Additionally, if any [describe class of any notes to be retained] are subsequently sold, or if any of the retained portion of the [describe class of any notes to be retained] are subsequently sold, the voting power of the noteholders of the outstanding notes may be diluted.]

Holders of the class B notes may suffer losses because they have limited control over actions of the issuing entity and conflicts between classes of notes may occur.
The class A notes will be the “controlling class” under the indenture while any class A notes are outstanding.  After the class A notes have been paid in full, the class B notes will be the controlling class.  The rights of the controlling class will include the following:

following an event of default, to direct the indenture trustee exercise one or more of the remedies specified in the indenture relating to the property of the issuing entity, including a sale of the assets of the issuing entity;

           •   to appoint a successor indenture trustee; and

           •   to consent to specified types of amendments.

In exercising any rights or remedies under the indenture, the controlling class may act solely in its own interests or direct the indenture trustee to act in the interest of the controlling class. Therefore, holders of notes that are subordinated to the controlling class will not be able to participate in the determination of any proposed actions that are within the purview of the controlling class, and the controlling class, or the indenture trustee at the direction of the controlling class, could take actions that would adversely affect the holders of notes that are subordinated to the controlling class.

The concentration of leased vehicles to particular models could negatively affect the pool assets.
The __________, __________ and __________ models represent approximately ____%, ____% and ____%, respectively, of the aggregate securitization value of the statistical pool allocated to the 201_-_ SUBI as of the cutoff date.  Any adverse change in the value of a specific model type would reduce the proceeds received at disposition of a related leased vehicle.  As a result, you may incur a loss on your investment.

OVERVIEW OF THE TRANSACTION

Please refer to page S-__ for a diagram providing an overview of the transaction described in this prospectus supplement.

Certain motor vehicle dealers (collectively, the “Dealers”) have assigned, and will assign, closed-end Toyota or Lexus passenger car, minivan, light-duty truck or sport utility vehicle leases and the related vehicles to Toyota Lease Trust, a Delaware statutory trust (the “Titling Trust”), pursuant to dealer agreements.  The Titling Trust was created in October 1996 to facilitate the titling of leased vehicles in connection with the securitization of Toyota or Lexus passenger car, minivan, light-duty truck or sport utility vehicle leases. The Titling Trust has issued to Toyota Motor Credit Corporation (“TMCC” and, in its capacity as owner of the UTI, the “UTI Beneficiary”) an undivided trust interest (the “UTI”) representing the entire beneficial interest in assets of the Titling Trust that have not been allocated to special units of beneficial interest such as the ones described in this prospectus supplement and the accompanying prospectus. The trustee of the Titling Trust will be directed by the UTI Beneficiary:
  to establish a special unit of beneficial interest (the “201_-_ SUBI”); and
  to allocate a separate pool of leases (the “Specified Leases”), the vehicles that are leased under the Specified Leases (the “Specified Vehicles”) and the related assets of the Titling Trust, including the cash proceeds (or other such equivalent proceeds) associated with such Specified Leases and Specified Vehicles, to the 201_-_ SUBI.
The 201_-_ SUBI will represent the entire beneficial interest in the Specified Leases and Specified Vehicles (collectively, the “201_-_ SUBI Assets”).  Upon creation of the 201_-_ SUBI, the 201_-_ SUBI Assets will no longer be a part of the assets of the Titling Trust represented by the UTI, and the interest in the Titling Trust Assets represented by the UTI will be reduced accordingly.  The 201_-_ SUBI will evidence an indirect beneficial interest, rather than a direct legal interest, in the 201_-_ SUBI Assets. The 201_-_ SUBI will not represent a beneficial interest in any Titling Trust Assets other than the 201_-_ SUBI Assets.  Payments made on or in respect of any Titling Trust Assets other than the 201_-_ SUBI Assets will not be available to make payments on the Notes or the Certificate. The UTI Beneficiary may from time to time cause special units of beneficial interest other than the 201_-_ SUBI (each, an “Other SUBI”) to be created out of the UTI.  The Issuing Entity (and, accordingly, its securityholders) will have no interest in the UTI, any Other SUBI or any assets of the Titling Trust Assets evidenced by the UTI or any Other SUBI. For additional information, you should refer to “The SUBI” and “The Titling Trust” in the accompanying prospectus.

TMCC will sell, transfer and assign the certificate representing its interest in the 201_-_ SUBI (the “SUBI Certificate”) to Toyota Leasing, Inc. (the “Depositor”). The Depositor will in turn sell, transfer and assign the SUBI Certificate to Toyota Auto Lease Trust 201_-_ (the “Issuing Entity”). The Issuing Entity will issue [five] classes of asset backed notes (the “Notes”). in an aggregate principal amount of $__________ (the “Initial Note Balance”). The Issuing Entity will also issue a certificate (the “Certificates”), which represents the residual interest in the Issuing Entity. The Issuing Entity will pledge the SUBI Certificate to the Indenture Trustee as security for the Notes. The Notes and the Certificate are collectively referred to as the “Securities” and the holders of Securities are referred to as “Securityholders.”  The holders of the Notes are referred to as the “Noteholders” and the holder of the Certificate is referred to as the “Certificateholder.”  Each Note will represent an obligation of, and each Certificate will represent a fractional undivided interest in, the Issuing Entity. Payments in respect of the Certificate will be subordinated to payments in respect of the Notes to the extent described in this prospectus supplement.  The Notes are the only securities being offered hereby.  The Certificate is not being offered to you in this offering.

THE ISSUING ENTITY

The Issuing Entity is a Delaware statutory trust formed pursuant to a trust agreement [between][among] the Depositor[,] [and] __________, as owner trustee (referred to in this prospectus supplement as the “Owner Trustee”) [, and __________, as Delaware Trustee (referred to in this prospectus supplement as the “Delaware Trustee”)], and the filing of a certificate of trust with the Secretary of State of the State of Delaware.  The Issuing Entity will be governed by an amended and restated trust agreement (the “Trust Agreement”), dated as of the date of issuance of the Notes (the “Closing Date”), among the same parties.

The Issuing Entity will issue the Notes under an indenture, dated as of the Closing Date (the “Indenture”), between the Issuing Entity and __________, as indenture trustee (referred to in this prospectus supplement as the “Indenture Trustee”).  The Certificate will be issued under the Trust Agreement.

After its formation, the Issuing Entity will not engage in any activity other than:
  acquiring the SUBI Certificate and the other property of the Issuing Entity with the net proceeds from the sale of the Notes and the Certificate;
  issuing:
  the Class A-1 Asset-Backed Notes in the aggregate original principal amount of $__________ (the “Class A-1 Notes”);
  the Class A-2 Asset-Backed Notes in the aggregate original principal amount of $__________ (the “Class A-2 Notes”);
  the Class A-3 Asset-Backed Notes in the aggregate original principal amount of $__________ (the “Class A-3 Notes”);
  the Class A-4 Asset-Backed Notes in the aggregate original principal amount of $__________ (the “Class A-4 Notes”);
  the Class B Asset-Backed Notes in the aggregate original principal amount of $__________ (the “Class B Notes”); and
  the Certificate;
  making distributions on the Notes and the Certificate and to the Depositor, the Servicer, the Administrator and any third parties;
  engaging in those other activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith;
  subject to compliance with the Transaction Documents, engaging in such other activities as may be required in connection with conservation of the Trust Estate; and
  assigning, granting, transferring, pledging, mortgaging and conveying the Trust Estate pursuant to, and on the terms and conditions described in, the Indenture and holding, managing and distributing to the Certificateholder pursuant to the terms of the Trust Agreement and the Indenture any portion of the Trust Estate released from the lien of the Indenture.
The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes are referred to in this prospectus supplement collectively as the “Class A Notes.”  [[Describe class and amount of any retained notes] will be retained by the Depositor or its affiliate on the Closing Date, but may subsequently be sold directly, including through a placement agent, on or after the Closing Date, or through underwriters after the Closing Date in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale.][To be inserted if any notes are retained.]

The Issuing Entity may not issue securities other than the Notes and Certificate.  Except for the Notes, the Issuing Entity is also prohibited from borrowing money or making loans to any other person.

Any amendment to the Trust Agreement to amend, supplement or modify these permitted activities, or otherwise make any modification that would materially and adversely affect the Noteholders, would require the consent of the holders of not less than a majority of the aggregate outstanding principal amount of the Controlling Class of Notes.

The Issuing Entity will initially be capitalized with the Notes, the Certificate, overcollateralization and the amounts on deposit in the Reserve Account.  The Issuing Entity will use the Notes and the Certificate as consideration for the SUBI Certificate transferred to the Issuing Entity by the Depositor pursuant to the issuer SUBI certificate  transfer agreement, dated as of the Closing Date (the “Issuer SUBI Certificate Transfer Agreement”), as described under “Summary of Terms” in this prospectus supplement.  The Issuing Entity will then pledge its interest in the SUBI Certificate to the Indenture Trustee under the Indenture.  For additional information, you should refer to “The SUBI—Transfers of the SUBI Certificate” in this prospectus supplement and in the accompanying prospectus.

Only the Notes are being offered by this prospectus supplement and the accompanying prospectus.  The Depositor will deliver to TMCC the net proceeds from the sale of the Notes as consideration for the transfer of the SUBI Certificate to the Depositor by TMCC pursuant to the SUBI certificate transfer agreement, dated as of the Closing Date (the “SUBI Certificate Transfer Agreement”), as described under “Summary of Terms” in this prospectus supplement.  The Certificate will initially be retained by [TMCC or an affiliate].

TMCC, the sponsor of this transaction (in such capacity, the “Sponsor”) will be appointed to act as the servicer (in such capacity, the “Servicer”) of the Specified Leases and the Specified Vehicles.  The Servicer will service Specified Leases and the Specified Vehicles pursuant to (1) the amended and restated trust and servicing agreement, dated as of October 1, 1996 (the “Titling Trust Agreement”), among TMCC, as grantor, UTI Beneficiary and Servicer, TMTT, Inc., as trustee (the “Titling Trustee”) and U.S. Bank National Association (“U.S. Bank”), as agent for the Titling Trustee (in such capacity, the “Trust Agent”), (2) the 201_-_ SUBI servicing supplement to the Titling Trust Agreement, to be dated as of the Closing Date (the Titling Trust Agreement, as so supplemented and further amended and supplemented from time to time, the “Servicing Agreement”), among the Titling Trust, TMCC, as Servicer, and the Trust Agent, (3) the 201_-_ SUBI supplement to the Titling Trust Agreement, to be dated as of the Closing Date (the Titling Trust Agreement, as so supplemented and further amended and supplemented from time to time, the “SUBI Trust Agreement”), among the Titling Trustee, TMCC, as grantor, UTI Beneficiary and Servicer, the Trust Agent and the Indenture Trustee, and (4) the administration agreement, dated as of the Closing Date (the “Administration Agreement”), among TMCC, as administrator (in such capacity, the “Administrator”), the Issuing Entity and the Indenture Trustee, and will be compensated for those services as described under “Description of the Transaction Documents—Servicing Compensation” in this prospectus supplement and “Description of the Transaction Documents—Servicing Compensation and Payment of Expenses” in the accompanying prospectus.

The term “Transaction Documents” refers to the Indenture, together with the SUBI Trust Agreement, the Servicing Agreement, the Administration Agreement, the Trust Agreement, the SUBI Certificate Transfer Agreement and the Issuer SUBI Certificate Transfer Agreement.

The Notes will be secured by and payable from the property of the Issuing Entity.  After giving effect to the transactions described in this prospectus supplement, the property of the Issuing Entity (the “Trust Estate”) will include:

  the SUBI Certificate, evidencing a beneficial interest in the assets allocated to the 201_-_ SUBI, including the right to payments thereunder from certain Liquidation Proceeds and Recovery Proceeds on deposit in the Collection Account;
  the rights of the Issuing Entity as secured party under a back-up security agreement with respect to the SUBI Certificate and the undivided interest in the 201_-_ SUBI Assets;
  the rights of the Issuing Entity to funds on deposit from time to time in the Collection Account;
  the rights of the Depositor, as transferee, under the SUBI Certificate Transfer Agreement;

  the rights of the Issuing Entity, as transferee, under the Issuer SUBI Certificate Transfer Agreement;
  the rights under any related dealer agreements;
  the security interest of the Issuing Entity in the Reserve Account (including, after the occurrence of an Event of Default that results in an acceleration of the maturity of the Notes, any investment earnings thereon);
  the rights of the Issuing Entity as a third party beneficiary of the Servicing Agreement and the SUBI Trust Agreement;
  the rights of the Issuing entity under the Administration Agreement; and
  all proceeds of the foregoing, which shall include Liquidation Proceeds (to the extent vehicles are sold outside of TMCC’s Like Kind Exchange Program (the “LKE Program”)) and an amount equal to Liquidation Proceeds deposited by the Servicer in lieu of actual Liquidation Proceeds in connection with the LKE Program.  For additional information, you should refer to “Certain Information Regarding the Notes—Like Kind Exchange Program” in the accompanying prospectus.
The Indenture will require the Trust Estate to be pledged by the Issuing Entity to the Indenture Trustee.  The Reserve Account, which belongs to the Depositor, will be established with and maintained by the Indenture Trustee and pledged to the Indenture Trustee to secure payments on the Notes.

Because the 201_-_ SUBI will represent a beneficial interest in the 201_-_ SUBI Assets, Securityholders will be dependent on payments made on the Specified Leases and proceeds received in connection with the sale or other disposition of Specified Vehicles for the payment of interest on and principal of the related Securities. The Issuing Entity will not, except to the extent of the back-up security interest as discussed under “Certain Legal Aspects of the Leases and the Leased Vehicles—Back-up Security Interests” in the accompanying prospectus, have a direct ownership interest in the Specified Leases or a direct ownership interest or perfected security interest in the Specified Vehicles, which will be titled in the name of the Titling Trust or the Titling Trustee.  Therefore, it is possible that a claim or lien in respect of the Specified Vehicles or the Titling Trust could limit the amounts payable in respect of the SUBI Certificate to less than the amounts received from the lessees of the Specified Vehicles (each, a “Lessee”) or received from the sale or other disposition of Specified Vehicles. To the extent that a claim or lien were to delay the disposition of the Specified Vehicles or reduce the amount paid to the holders of the SUBI Certificate in respect of their beneficial interests in the 201_-_ SUBI Assets, Noteholders could experience delays in payment or losses on their investment.  For additional information, you should refer to “Risk Factors—The bankruptcy of Toyota Motor Credit Corporation or the depositor could result in losses or delays in payments on your notes,” “The SUBI,” “Certain Legal Aspects of the Titling Trust and the SUBI—The SUBI” and “Certain Legal Aspects of the Leases and the Leased Vehicles—Back-up Security Interests” in the accompanying prospectus.

The Issuing Entity’s fiscal year end will occur on the 31st day of December each year.

The Issuing Entity’s principal offices are in Wilmington, Delaware, in care of __________, at the address described below under “The Trustees” in this prospectus supplement.

CAPITALIZATION OF THE ISSUING ENTITY

The following table illustrates the capitalization of the Issuing Entity as of the Closing Date, as if the issuance and sale of the Notes and the Certificate had taken place on such date:

Class A-1 Notes	$ __________
Class A-2 Notes	$ __________
Class A-3 Notes	$ __________
Class A-4 Notes	$ __________
Class B Notes	$ __________
Reserve Account Initial Deposit	$ __________
Initial Overcollateralization	$ __________
Total	$ __________

THE DEPOSITOR

The Depositor was formed as a corporation in the State of California in April 1997.  The Depositor is a wholly-owned, special purpose finance subsidiary of TMCC.  The principal executive offices of the Depositor are located at 19851 South Western Avenue, Torrance, California, 90501, and its telephone number is (310) 468-7333.  For additional information regarding the Depositor, you should refer to “The Depositor” in the accompanying prospectus.

THE SPONSOR, ADMINISTRATOR, SERVICER AND UTI BENEFICIARY

Since it began sponsoring securitization trusts in 1993, TMCC, in its capacity as Sponsor, has sponsored ___ securitization trusts backed by beneficial interests in closed-end vehicle leases which have issued more than $___ billion of securities to date, none of which have defaulted, experienced any events of default or failed to pay principal in full at maturity.

In addition to securitizing closed-end vehicle leases similar to the Specified Leases, since 1993, TMCC has sponsored other securitization entities backed by pools of retail installment sale contracts which have issued more than $___ billion of securities to date, none of which have defaulted, experienced any trigger events of default or failed to pay principal in full at maturity.  The Sponsor is responsible for originating, pooling and servicing the related leases and structuring the securitization transaction.  In its roles as Administrator and Servicer, TMCC plays a primary role in the management of the issuing entities and the related leases.  In addition, as Servicer, TMCC will be authorized to exercise certain discretionary activity with regard to the administration of the Specified Leases and Specified Vehicles, as described under “TMCC’s Lease Financing Program—Servicing of Motor Vehicle Lease Contracts” in the accompanying prospectus.

TMCC, in its capacity as Servicer, began servicing operations in 1983.  In addition to servicing closed-end vehicle leases similar to the Specified Leases, TMCC also services retail installment sale contracts, dealer loans and other products and services.

TMCC has been engaged in purchasing finance contracts from authorized Toyota and Lexus dealers in the U.S. since 1983, and has seen its managed portfolio of retail installment sales contracts grow to over $___ billion as of __________, 201_.

Additional information regarding TMCC in its capacities as Sponsor, Administrator and Servicer may be found under “The Sponsor, Administrator, Servicer, UTI Beneficiary and Issuer of the TMCC Demand Notes” and “Description of the Transaction Documents” in the accompanying prospectus.  The tables below under “Delinquencies, Repossession and Net Losses” in this prospectus supplement show TMCC’s servicing experience for its entire portfolio of leases for Toyota and Lexus vehicles[, including contracts sold in securitizations,] that TMCC continues to service, as further described under “Delinquencies, Repossession and Net Losses” in this prospectus supplement.

The Servicer is permitted to appoint a subservicer or engage a third party to perform all or a portion of its servicing obligations at the Servicer’s expense.  For example, TMCC has contracted with third parties to retrieve titles with respect to the Specified Vehicles, make collections on TMCC’s behalf and perform certain vehicle repossession functions.  Such an appointment does not relieve the Servicer of its obligations or liability for servicing and administering the Specified Leases and Specified Vehicles in accordance with the provisions of the Servicing Agreement.

[To the extent material, at the time of a transaction, include information regarding the size and composition of TMCC’s portfolio of assets owned and serviced, in each case of the type to be securitized, in accordance with Item 1104(c) of Regulation AB.]

[REALLOCATION HISTORY]

[For a series of notes having an initial bona fide offering on or after February 14, 2012:

 The following table provides information regarding the demand and reallocation history with respect to leased vehicles related to leases securitized by TMCC during the period from __________ to __________.

Name of Issue	Leases That Were Subject of Demand	Leases That Were Reallocated	Leases Pending Reallocation (within cure period)	Demand in Dispute	Demand Withdrawn	Demand Rejected
__________	# $ %	# $ %	# $ %	# $ %	# $ %	# $ %
__________	# $ %	# $ %	# $ %	# $ %	# $ %	# $ %
Total:	# $ %	# $ %	# $ %	# $ %	# $ %	# $ %

[Insert disclosure regarding the most recent Form ABS-15G filed by the depositor and the CIK number of the depositor.]]

THE TRUSTEES

__________ will act as Owner Trustee under the Trust Agreement.  [Add description of the Owner Trustee’s organizational form, the general character of its business, its prior experience as an owner trustee for asset-backed securities transactions involving similar pool assets and any other required disclosure].

__________ is the Indenture Trustee under the Indenture.  [Add description of the Indenture Trustee’s organizational form, the general character of its business, its prior experience as an owner trustee for asset-backed securities transactions involving similar pool assets and any other required disclosure].

[__________ will act as Delaware Trustee under the Trust Agreement. [Add description of the Delaware Trustee’s organizational form, the general character of its business, its prior experience as an owner trustee for asset-backed securities transactions involving similar pool assets and any other required disclosure]]

The Indenture Trustee[,] [and] the Owner Trustee [and the Delaware Trustee] are collectively referred to in this prospectus supplement as the “Trustees”).  The Depositor, the Servicer and their respective affiliates may maintain normal commercial banking relations with the Trustees and their affiliates. The fees and expenses of the Trustees will be paid by the Servicer.

THE TITLING TRUST AND THE TITLING TRUSTEE

The Titling Trust is a Delaware statutory trust formed pursuant to the Titling Trust Agreement. The primary business purpose of the Titling Trust is to take assignments of leases, including the Specified Leases, and serve as record holder of title to vehicles, including the Specified Vehicles.  Additional information regarding the Titling Trust may be found under “The Titling Trust” in the accompanying prospectus.

TMTT, Inc. is the Titling Trustee under the Titling Trust Agreement.  Its principal offices are located at [__________].  The Titling Trustee is a wholly owned, special purpose subsidiary of U.S. Bank that was organized in 1996 solely for the purpose of acting as Titling Trustee.  U.S. Bank, as Trust Agent, will perform certain functions of the Titling Trustee pursuant to the Titling Trust Agreement. The Titling Trust Agreement provides that in the event that U.S. Bank no longer can be the Trust Agent, a designee of TMCC (which may not be TMCC or any affiliate) will have the option to purchase the stock of the Titling Trustee for a nominal amount. If TMCC's designee does not timely exercise this option, then the Titling Trustee will appoint a new trust agent, and that new trust agent (or its designee) will next have the option to purchase the stock of the Titling Trustee. If none of these options is timely exercised, U.S. Bank may sell the stock of the Titling Trustee to another party.  The Depositor, the Servicer and their affiliates may maintain normal commercial banking relations with the Titling Trustee and its affiliates.

THE SUBI

General

The 201_-_ SUBI will be issued by the Titling Trust under the SUBI Trust Agreement. The 201_-_ SUBI will not represent a direct interest in the 201_-_ SUBI Assets or an interest in any Titling Trust Assets other than the 201_-_ SUBI Assets. Neither the Issuing Entity nor the Securityholders will have any interest in the UTI, any Other SUBI or any Titling Trust Assets evidenced by the UTI or any Other SUBI. Payments made on or in respect of Titling Trust Assets not represented by the 201_-_ SUBI will not be available to make payments on the Securities. For additional information regarding the Titling Trust, you should refer to “The Titling Trust” in the accompanying prospectus.

The SUBI Certificate will evidence a beneficial interest in the 201_-_ SUBI Assets, which will consist of the Specified Leases, the Specified Vehicles and all proceeds of or payments on the Specified Leases and the Specified Vehicles received on or after the close of business on __________, 201_ (the “Cutoff Date”) and all other related 201_-_ SUBI Assets, including:

•	amounts in the Collection Account received in respect of the Specified Leases,

•	amounts in the Collection Account received in respect of the sale of the Specified Vehicles,

•
certain monies payable in respect of the Specified Leases and Specified Vehicles on or after the Cutoff Date, including the right to receive payments made to TMCC, the Depositor, the Titling Trust, the Titling Trustee or the Servicer under any insurance policies related to the Specified Leases and Specified Vehicles or the related Lessees, and

•	all proceeds of the foregoing.

Transfers of the SUBI Certificate

Simultaneously with the issuance of the SUBI Certificate to TMCC, TMCC will sell, transfer and assign the SUBI Certificate to the Depositor pursuant to the SUBI Certificate Transfer Agreement. TMCC will covenant to treat the conveyance of the SUBI Certificate to the Depositor as an absolute sale, transfer and assignment for all purposes.

Immediately after the sale, transfer and assignment of the SUBI Certificate to the Depositor, the Depositor will:

•	sell, transfer and assign to the Issuing Entity, without recourse, all of its right, title and interest in and to the SUBI Certificate under the Issuer SUBI Certificate Transfer Agreement; and

•	deliver the SUBI Certificate to the Issuing Entity.

In exchange, the Issuing Entity will sell, transfer and assign to the Depositor the Notes and will issue to [TMCC or an affiliate] the Certificate.

Immediately following the sale, transfer and assignment of the SUBI Certificate to the Issuing Entity, the Issuing Entity will pledge its interest in the Trust Estate, which includes the SUBI Certificate, to the Indenture Trustee as security for the Notes. The Issuing Entity will deliver the SUBI Certificate to the Indenture Trustee to perfect the pledge of the SUBI Certificate.  For additional information regarding the transfer of the SUBI Certificate, you should refer to “Description of the Transaction Documents” in the accompanying prospectus.

THE SPECIFIED LEASES

General

The Specified Leases and the Specified Vehicles will be described in a schedule appearing as an exhibit to the SUBI Trust Agreement.  Under the Servicing Agreement, the Servicer will represent and warrant as to certain characteristics of each Specified Lease and Specified Vehicle as described under “The Leases—General” and “—Representations, Warranties and Covenants” in the accompanying prospectus.

 [For a series of notes having an initial bona fide offering on or after December 31, 2011 and to the extent required by Item 1111(a)(7) of Regulation AB, disclose (1) the nature of a review of the assets performed by the Depositor or Sponsor, including whether the depositor or sponsor engaged a third party for purposes of performing a review of the Specified Leases for the pool and (2) the findings and conclusions of the review of the Specified Leases by the Depositor, Sponsor or third party.]

Each of the Specified Leases was originated by a Dealer in the ordinary course of such Dealer’s business and assigned to the Titling Trust on or prior to the Cutoff Date, in accordance with the underwriting procedures described under “TMCC’s Lease Financing Program” in the accompanying prospectus. As of the date of this prospectus supplement, the Specified Leases are operating leases under International Financial Reporting Standards and U.S. generally accepted accounting principles and have been selected based upon the criteria specified in the SUBI Trust Agreement and described under “—Characteristics” below and “The Leases—Representations, Warranties and Covenants” in the accompanying prospectus.  All Specified Vehicles relating to the Specified Leases will be titled in the name of the Titling Trust or the Titling Trustee.  [Approximately ____% of the Specified Leases by Aggregate Securitization Value as of the Cutoff Date are evidenced by electronic contracts.]

The statistical pool of the Specified Leases and the Specified Vehicles selected from the Titling Trust’s portfolio will consist of a pool of __________ Specified Leases that had an Aggregate Securitization Value as of the Cutoff Date of $__________.   The Aggregate Securitization Value for any date will mean an amount calculated as of the close of business on such day equal to the sum of the Securitization Values of all Specified Leases.  For more information regarding how the Securitization Value for each Specified Lease is calculated, you should refer to “—Calculation of the Securitization Value of the Specified Leases” below.

Each Specified Lease provides for equal Monthly Payments that are allocated between principal and Rent Charges.  The “Rent Charge” portion of each Monthly Payment is the amount the Lessee is charged on the Lease Balance and is calculated on a constant yield basis at an imputed interest rate (the “Lease Rate”).  The “Lease Balance” of a Specified Lease equals the present value of the remaining Monthly Payments owed by the User Lessee and the present value of the Contract Residual Value of the Specified Vehicle, each determined using a discount rate equal to the Lease Rate.  The initial Lease Balance of a Specified Lease (the “Initial Lease Balance”) equals the adjusted capitalized cost described in the Lease. The adjusted capitalized cost of a Specified Lease represents the initial value of the Specified Lease and the Specified Vehicle (which value may exceed the manufacturer’s suggested retail price and may include certain fees, taxes and costs related to the origination of the Specified Lease).  The Initial Lease Balance amortizes over the term of the Specified Lease to an amount equal to the Contract Residual Value.

All of the Specified Leases will be closed-end leases. Under a “closed-end lease,” at the end of its term, if the Lessee does not elect to purchase or re-lease the related leased vehicle by exercise of the purchase or re-lease option contained in such lease contract, the Lessee is required to return the leased vehicle to or upon the order of TMCC, as Servicer on behalf of the Titling Trust, at which time the Lessee will then owe (in addition to unpaid Monthly Payments) only incidental charges for excess mileage, excessive wear and use and other items as may be due under such lease.

Each Lessee will be permitted to purchase the Specified Vehicle at the scheduled termination date specified in the related Specified Lease (the “Maturity Date”) or upon the early termination of the related Specified Lease. The purchase price (the “Purchase Option Price”) is the amount payable by a Lessee upon the exercise of its option to purchase a Specified Vehicle which amount equals (a) with respect to a Matured Vehicle, the sum of (i) any due but unpaid Monthly Payments, (ii) the Contract Residual Value and (iii) any fees, taxes and other charges imposed in connection with such purchase and (b) with respect to a Specified Vehicle for which the related Specified Lease has been terminated early by the lessee, the sum of (i) any due but unpaid Monthly Payments, (ii) any fees, taxes and other charges imposed in connection with the Specified Lease and (iii) the excess of the sum of the Monthly Payments remaining until the end of the Specified Lease and the Contract Residual Value over the remaining unearned Rent Charges, calculated using the constant yield method (the “Adjusted Lease Balance”).  In addition, so long as a lessee is not in default under a Specified Lease, a lessee may terminate the Specified Lease and not exercise its option to purchase a Specified Vehicle at any time upon payment in full of a payoff amount (the “Elected Early Termination Cost”). The Elected Early Termination Cost is the sum of (a) any due but unpaid Monthly Payments; (b) any Monthly Payments from the date of termination to the Maturity Date and (c) any fees and taxes assessed or billed in connection with the Specified Lease and any other amount charged to the lessee under the Specified Lease, including excess wear and use charges and excess mileage charges, minus any refundable security deposit due to the Lessee.  If any such Lessee does not elect to pay the Elected Early Termination Cost upon termination of the Specified Lease, such Lessee will be required to pay an amount (the “Mandatory Early Termination Cost” and together with the Elected Early Termination Cost, an “Early Termination Cost”) equal to the sum of (a) any due but unpaid Monthly Payments; (b) any fees and taxes assessed or billed in connection with the Specified Lease and any other amount charged to the Lessee under the Specified Lease, other than excess wear and use charges and excess mileage charges, (c) any disposition charges of the Specified Vehicle and (d) the difference between the Adjusted Lease Balance and the fair market value of the Specified Vehicle (determined by the sale price of the Specified Vehicle or an appraisal obtained in accordance with the Specified Lease), minus any refundable security deposit due to the lessee

Each Specified Lease will provide that TMCC may terminate the Specified Lease and repossess the related Specified Vehicle following an event of default by the related lessee (each, a “Lease Default”).  Typical Lease Defaults include, but may not be limited to, failure of the lessee to make payments when due, certain events of bankruptcy or insolvency of the lessee, failure to comply with any other term or condition of the Specified Lease, the provision of false or misleading information in the lease application or the loss, theft, seizure or damage beyond reasonable repair of the related vehicle.

If a lessee is in default of a Specified Lease, TMCC may do any or all of the following: (i) terminate the Specified Lease and the Lessee’s rights to use and possess the Specified Vehicle, (ii) if the Lessee does not voluntarily return the Specified Vehicle, take possession of the Specified Vehicle by any method permitted by law; (iii) require the Lessee to pay the Mandatory Early Termination Cost and all expenses in connection with enforcement of the Specified Lease and repossession of the Specified Vehicle, including, but not limited to, expenses for repossession, transportation, storage, collection, and legal fees, in each case as allowed by applicable law or (iv) pursue any other remedy permitted by law.

In the event of termination of a Specified Lease where the related Lessee is in default following a casualty of the Specified Vehicle, amounts collected with respect to the Specified Lease and Specified Vehicle, after deducting costs and other sums retained by the Servicer in connection therewith may be less than the Securitization Value of the Specified Lease. In the event that any of the foregoing shortfalls are not covered from available monies on deposit in the Collection Account and Reserve Account, investors in the Notes could suffer a loss on their investment.

Characteristics

The Specified Leases are required to meet certain selection criteria as of the Cutoff Date and as of the Closing Date (unless one specific date is otherwise stated below).  Pursuant to such criteria, each Specified Lease:

•	falls within the range of:
	remaining Lease Balance as of the Cutoff Date	$_______ to $_______

	original number of Monthly Payments	__ to __ payments
	remaining number of Monthly Payments as of the Cutoff Date	__ to __ payments
•	as of the Cutoff Date, had a maximum number of days past due for payment	____ days
•	as of the Cutoff Date, had a FICO®(1)(2) score of at least	____
•	applied to a Specified Vehicle that was a new Toyota or Lexus passenger car, minivan, light-duty truck or sport utility vehicle at the time of origination of the Specified Lease;
•	applied to a Specified Vehicle that has a model year of ____ or later;
•	was originated for a Lessee with a United States address;
•	was originated on or after __________, ____;
•	had a Maturity Date on or after the ________ 20__ Payment Date and no later than the ________ 20__ Payment Date;
•
provides for Monthly Payments that fully amortize Initial Lease Balance of the Specified Lease at the related Lease Rate to the related Contract Residual Value over the lease term, and, in the event of a lessee initiated early termination, provides for payment of the Early Termination Cost, as described under “Description of the Transaction Documents—Servicing Procedures” in the accompanying prospectus);

•	is serviced by TMCC as of the Closing Date;
•	as of the Cutoff Date, was not noted in the records of TMCC or the Servicer as being the subject of a bankruptcy proceeding or insolvency proceeding;
•	does not relate to a vehicle that has been repossessed without reinstatement as of the Cutoff Date; and
•	does not relate to a vehicle as to which the related lessee is an employee of TMCC or any of its affiliates.

___________________________________
(1)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(2)	FICO® scores are calculated excluding accounts for which no FICO score is available.

[For a series of notes having an initial bona fide offering on or after December 31, 2011 and to the extent required by Item 1111(a)(8) of Regulation AB,  if any leases in the pool deviate from the disclosed underwriting criteria, or any leases in the sample or leases otherwise known to deviate if only a sample was reviewed, disclose (1) how those leases deviate from the disclosed underwriting criteria, (2) data on the amount and characteristics of those leases that did not meet the disclosed standards, (3) which entity or entities determined that those leases should be included in the pool, despite not having met the disclosed underwriting standards, and (4) what factors were used to make the determination, such as compensating factors or a determination that the exception was not material. If compensating or other factors were used, provide data on the amount of leases in the pool or in the sample that are represented as meeting each such factor and the amount of leases that do not meet those factors. If multiple entities are involved in the decision to include leases despite not having met the disclosed underwriting standards, this should be described and each participating entity disclosed.]

No selection procedures believed by TMCC to be adverse to Noteholders have been used in selecting the Specified Leases from the pool of closed-end motor vehicle lease contracts included in the Titling Trust.

The information concerning the Specified Leases and Specified Vehicles presented throughout this prospectus supplement is based on a statistical pool of __________ leases and the related leased vehicles. The Specified Leases and Specified Vehicles allocated to the 201_-_ SUBI on the Closing Date will be selected from the statistical pool and may also include other leases and related leased vehicles owned by the Titling Trust.  The characteristics of the Specified Leases and Specified Vehicles allocated to the 201_-_ SUBI on the Closing Date may not be identical to, but will not vary materially from, the characteristics of the leases and the related leased vehicles in the statistical pool described as of the Cutoff Date in the following tables (which were calculated based on the statistical securitization rate as a percentage of the Aggregate Securitization Rate).  The actual pool of Specified Leases and Specified Vehicles allocated to the 201_-_ SUBI on the Closing Date will vary from those included in the statistical pool of 201_-_ SUBI Assets because leases and the related leased vehicles will be removed from the pool of 201_-_ SUBI Assets because the actual Securitization Rate is less than the statistical securitization rate.  For additional information regarding the characteristics of the Leases, including the Specified Leases, you should refer to “The Leases” in the accompanying prospectus.

Composition of the Statistical Pool of the Specified Leases as of the Cutoff Date

Aggregate Securitization Value			$__________
Number of Specified Leases			__________
Aggregate Automotive Lease Guide (“ALG”) Residual Value			$__________
Aggregate of ALG Residual Values as a Percentage of Aggregate Securitization Value			____%
Aggregate of Discounted ALG Residual Value(2) as a Percentage of Aggregate Securitization Value			____%
Percentage Passenger Cars(1)			____%
Percentage Light Trucks(1)			____%
Weighted Average FICO® Score(1)			____
	Average	Minimum	Maximum

Securitization Value	$__________	$__________	$__________
Original Number of Monthly Payments	____(1)	____	____
Remaining Number of Monthly Payments	____(1)	____	____
Seasoning	____(1)	____	____
ALG Residual Value	$__________	$__________	$__________
____________________________________
(1) Weighted by Securitization Value as of the Cutoff Date.
(2) Discounted by the statistical securitization rate.

Distribution of the Specified Leases by Securitization Value as of the Cutoff Date

As of the Cutoff Date, the distribution of the Specified Leases by Securitization Value was as follows:

Securitization Value	Number of Specified Leases	Percentage of Total Number of Specified Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
$__________ - $__________	____	____%	$__________	____%
$__________ - $__________	____	____	__________	____
$__________ - $__________	____	____	__________	____
$__________ - $__________	____	____	__________	____
$__________ - $__________	____	____	__________	____
$__________ - $__________	____	____	__________	____
$__________ - $__________	____	____	__________	____
$__________ - $__________	____	____	__________	____
$__________ - $__________	____	____	__________	____
$__________ - $__________	____	____	__________	____
Total:	____	100.00%	$__________	100.00%
____________________________________
(1) Percentages may not add to 100% due to rounding.

Distribution of the Specified Leases by Original Term to Maturity

As of the Cutoff Date, the distribution of the Specified Leases by the original term to maturity was as follows:

Original Term to Maturity (months)	Number of Specified Leases	Percentage of Total Number of Specified Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
____ – ____	____	____%	$__________	____%
____ – ____	____	____	__________	____
Total:	____	100.00%	$__________	100.00%
____________________________________
(1) Percentages may not add to 100% due to rounding.

Distribution of the Specified Leases by Remaining Term to Maturity

As of the Cutoff Date, the distribution of the Specified Leases by the number of months until the Maturity Date was as follows:

Remaining Term to Maturity (months)	Number of Specified Leases	Percentage of Total Number of Specified Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
____ – ____	____	____%	$__________	____%
____ – ____	____	____	__________	____
____ – ____	____	____	__________	____
Total:	____	100.00%	$__________	100.00%
_______________________
(1) Percentages may not add to 100% due to rounding.

Distribution of the Specified Leases by State

As of the Cutoff Date, the distribution of the Specified Leases, based on the state in which the Specified Vehicle is titled, was as follows:

State	Number of Specified Leases	Percentage of Total Number of Specified Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
__________	____	____%	$_________	____%
__________	____	____	__________	____
__________	____	____	__________	____
__________	____	____	__________	____
__________	____	____	__________	____
__________	____	____	__________	____
__________	____	____	__________	____
__________	____	____	__________	____
__________	____	____	__________	____
__________	____	____	__________	____
__________	____	____	__________	____
__________	____	____	__________	____
__________	____	____	__________	____
__________	____	____	__________	____
__________	____	____	__________	____
__________	____	____	__________	____
__________	____	____	__________	____
__________	____	____	__________	____
__________	____	____	__________	____
Total:	____	100.00%	$__________	100.00%
_______________________

(1) Percentages may not add to 100% due to rounding.

No state other than [name applicable states] accounts for 5% or more of the Aggregate Securitization Value as of the Cutoff Date.  Adverse economic conditions in any of these states may have a disproportionate impact on the performance of the Specified Leases and Specified Vehicles.   For additional information, you should refer to “Risk Factors—The geographic concentration of the lessees and performance of the specified leases and  specified vehicles may increase the risk of loss on your investment” in this prospectus supplement.

Distribution of the Specified Leases by Specified Vehicle Model

As of the Cutoff Date, the distribution of the Specified Leases by the model of the Specified Vehicle was as follows:

Model	Number of Specified Leases	Percentage of Total Number of Specified Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
__________	____	____%	$__________	____%
__________	____	____	__________	____
__________	____	____	__________	____
__________	____	____	__________	____
__________	____	____	__________	____
__________	____	____	__________	____
__________	____	____	__________	____
__________	____	____	__________	____
__________	____	____	__________	____
Total:	____	100.00%	$__________	100.00%
_______________________
(1) Percentages may not add to 100% due to rounding.

Distribution of the Specified Leases by Year and Quarter of Maturity

As of the Cutoff Date, the distribution of the Specified Leases based on the year and quarter of maturity was as follows:

Year and Quarter of Maturity	Number of Specified Leases	Percentage of Total Number of Specified Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
20__ ____ Quarter	____	____%	$__________	____%
20__ ____ Quarter	____	____	__________	____
20__ ____ Quarter	____	____	__________	____
20__ ____ Quarter	____	____	__________	____
20__ ____ Quarter	____	____	__________	____
20__ ____ Quarter	____	____	__________	____
20__ ____ Quarter	____	____	__________	____
20__ ____ Quarter	____	____	__________	____
20__ ____ Quarter	____	____	__________	____
Total:	____	100.00%	$__________	100.00%
_______________________
(1) Percentages may not add to 100% due to rounding.

Residual Values

Each Specified Lease sets forth a residual value, which we refer to in this prospectus supplement as the “Contract Residual Value”, established at the time of lease origination.  The Contract Residual Values have been determined by TMCC based upon a broad analysis of different factors that may affect the residual values of the Specified Vehicles.  With respect to each Specified Vehicle, the Contract Residual Value is the estimated value of the Specified Vehicle at the end of the lease.  TMCC distributes to Toyota and Lexus dealers Contract Residual

Value percentages to be utilized in the Specified Leases in determining the Monthly Payments in respect of the related Specified Vehicle.

The residual values of the Specified Vehicles for purposes of calculation of the Securitization Value, however, will be calculated by the Servicer using ALG residual values of the Specified Vehicles at the scheduled termination of the related Specified Leases at the time the related Specified Lease was signed (the “ALG Residual Value”). ALG is an independent publisher of lease residual value percentages and is frequently used for comparison purposes by the vehicle leasing industry.

The Contract Residual Values in respect of the Specified Vehicles may be higher than, or lower than, the related ALG Residual Value.  As a result, any excess of the Contract Residual Value over ALG Residual Values will not be financed in the transaction described herein. However, the Purchase Option Prices (which if paid are part of Collections available to the Issuing Entity) for the Specified Vehicles at the Maturity Dates of the related Specified Leases will be the Contract Residual Values.  If a Specified Vehicle is sold after being returned by the related lessee at the end of the Specified Lease, investors may suffer a loss if the net sales proceeds of the Specified Vehicle is less than the ALG Residual Value.  For additional information, you should refer to “TMCC’s Lease Financing Program—Determination of Residual Values” in the accompanying prospectus.

Calculation of the Securitization Value of the Specified Leases

Under the Servicing Agreement, the Servicer will calculate a “securitization value” (the “Securitization Value”) for each Specified Lease equal to:

(a)
as of the Cutoff Date or any date other than the Maturity Date of such Specified Lease, the sum of (i) the present value (discounted at the Securitization Rate) of the aggregate Monthly Payments remaining on such Specified Lease and (ii) the present value (discounted at the Securitization Rate) of the ALG Residual Value of the Specified Vehicle; and

(b)	as of the Maturity Date of such Specified Lease, the ALG Residual Value of the Specified Vehicle; provided, however, that the Securitization Value of a Defaulted Lease is equal to zero.

The “Securitization Rate” for any Specified Lease and the Specified Vehicle is ____%.  For purposes of presenting the pool information in this prospectus supplement, a statistical securitization rate of ____% has been used.

Because the Securitization Rate is different from the statistical securitization rate, the statistical characteristics of the Specified Leases and Specified Vehicles will vary somewhat from the statistical distribution of those characteristics presented in this prospectus supplement because certain leases and the related leased vehicles included in the statistical pool will be removed from the pool of 201_-_ SUBI Assets.  Any variance between the characteristics of the pool information contained in this prospectus supplement and the actual characteristics of the 201_-_ SUBI Assets will not be material.

The initial Securitization Value represents the amount of financing that will be raised for each Specified Vehicle and related Specified Lease. The Securitization Value at any given time during the term of a Specified Lease represents the principal amount of Notes that can be amortized by the sum of the Monthly Payments due in respect of the Specified Lease over the remaining lease term, plus the ALG Residual Value of the Specified Vehicle.

The “Monthly Payment” is the fixed lease payment payable monthly by the Lessee and does not include other amounts payable by the Lessee, such as late charges, returned check fees and similar items (all of which will be payable to the Servicer).

A “Defaulted Lease” will mean a Specified Lease as to which (a) all or any part of a Monthly Payment is 120 or more days past due, or (b) if all or any part of a Monthly Payment is less than 120 days past due, the Servicer has, in accordance with its customary servicing procedures, (i) determined that eventual payment in full is unlikely, (ii) repossessed and liquidated the related Specified Vehicle or (iii) repossessed and held the related Specified

Vehicle in its repossession inventory for 90 days, whichever of clauses (i), (ii) or (iii) occurs first.   The Securitization Value of any Specified Lease that becomes of Defaulted Lease will be deemed to be zero as of the date it becomes a Defaulted Lease. The Servicer’s policy is to charge off lease contracts as soon as disposition of the vehicle has been effected and sales proceeds have been received, and may in some circumstances charge-off an auto lease contract prior to repossession.  When repossession and disposition of the collateral related to a Specified Lease has not been effected, TMCC’s policy with respect to Specified Leases included in the Issuing Entity is to charge-off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

Described below is information concerning TMCC’s experience with respect to its entire portfolio of leases.

The data presented in the following tables are for illustrative purposes only.  There is no assurance that TMCC’s delinquency, credit loss and repossession experience with respect to closed-end passenger car, minivan, light-duty truck and sport utility vehicle leases in the future, or the experience of the Issuing Entity with respect to the Specified Leases, will be similar to that described below.

Delinquency and credit losses are significantly influenced by the combined impact of a number of factors, including, but not limited to, general economic conditions (including unemployment rates, fuel and energy prices and interest rates), the used vehicle market, purchase quality mix, lease term length, unenforceable or defeated security interests and operational changes affecting TMCC, which have the potential to adversely affect delinquencies and credit losses by disrupting TMCC’s normal operations during the operational change process.

The percentages in the tables below have not been adjusted to eliminate the effect of the growth of TMCC’s portfolio.  Accordingly, the delinquency, repossession and net loss percentages would be expected to be higher than those shown for any group of leases that are isolated for any period or periods of time and the delinquency, repossession and net loss data measured the activity only for that isolated group over the periods indicated, as will be the case for the Specified Leases.  If the credit losses on the Specified Leases included in the Issuing Entity are greater than the historical credit loss experience listed below, the yield to holders of the Notes could be adversely affected.

Managed Lease Portfolio
Historical Delinquency Experience(1)(2)(3)

At March 31,
	20__		20__		20__	20__		20__
Lease Contracts Outstanding	$__________		$__________		$__________	$__________		$__________
Number of Lease Contracts Outstanding	__________		__________		__________	__________		__________

Number of Lease Contracts Past Due in the following categories	Dollars	%	Dollars	%	Dollars	%	Dollars	%	Dollars	%
30 - 59 days	____	____%	____	____%	____	____%	____	____%	____	____%
60 - 89 days	____	____%	____	____%	____	____%	____	____%	____	____%
Over 89 days	____	____%	____	____%	____	____%	____	____%	____	____%

(1)	The historical delinquency data reported in this table includes all lease contracts purchased by TMCC or the Titling Trust.
(2)	An account is considered delinquent if 90% or more of the Monthly Payment is past due.
(3)	Percentages and numbers may not add to total due to rounding.
(4)
Leases are charged off when they become 120 days delinquent, except when TMCC is prohibited by applicable law from charging-off such leases, including when the related lessee is the subject of bankruptcy proceedings.

Managed Lease Portfolio
Net Loss and Repossession Experience(1)(2)(3)
(Dollars In Thousands)

For the Fiscal Years Ended March 31,
	20__	20__	20__	20__	20__
Lease Contracts Outstanding	$__________	$__________	$__________	$__________	$__________
Average Lease Contracts Outstanding	$__________	$__________	$__________	$__________	$__________
Number of Lease Contracts Outstanding	__________	__________	__________	__________	__________
Average Number of Lease Contracts Outstanding	__________	__________	__________	__________	__________

Number of Repossessions Sold	__________	__________	__________	__________	__________
Number of Repossessions Sold as a Percentage of the Average Number of Lease Contracts Outstanding (3)	____%	____%	____%	____%	____%

Charge-offs (4)	$__________	$__________	$__________	$__________	$__________
Recoveries (5)	($__________)	($__________)	($_________)	($__________)	($__________)
Net Losses	$__________	$__________	$__________	$__________	$__________
Net Losses as a Percentage of Average Dollar Amount of Lease Contracts Outstanding	____%	____%	____%	____%	____%

(1)
The historical delinquency data reported in this table includes all lease contracts purchased by TMCC or the Titling Trust.  Averages are computed by taking a simple average of month end outstanding amounts for each period presented.

(2)	Percentages and numbers may not add to total due to rounding.
(3)	“Number of Repossessions Sold” means the number of repossessed leased vehicles that have been sold by TMCC in a given period.
(4)
Charge-offs represent the total aggregate Lease Balance determined to be uncollectible in the period less proceeds from disposition of the related leased vehicles, other than recoveries described in Note (5).

(5)	Recoveries generally include amounts received with respect to lease contracts previously charged off, net of the proceeds realized in connection with the sale of the related leased vehicles.

Managed Lease Portfolio
Residual Value Loss Experience(1)(2)(3)

For the Fiscal Years Ended March 31,
	20__	20__	20__	20__	20__
Total Number of Vehicles Scheduled to Terminate (1)	__________	__________	__________	__________	__________
Total Initial ALG Residual on Vehicles Scheduled to Terminate (3)	$__________	$__________	$__________	$__________	$__________
Number of Vehicles Returned to TMCC (4)	__________	__________	__________	__________	__________
Number of Vehicles Going to Full Term (5)	__________	__________	__________	__________	__________
Vehicles Returned to TMCC Ratio	____%	____%	____%	____%	____%
Total Gain/(Loss) on ALG Residuals on Vehicles Returned to TMCC (6)	($__________)	($__________)	($__________)	($__________)	($__________)
Average Gain/(Loss) on ALG Residuals on Vehicles Returned to TMCC (6)	($__________)	($__________)	($__________)	($__________)	($__________)
Total ALG Residual on Vehicles Returned to TMCC (3)	$__________	$__________	$__________	$__________	$__________
Total Gain/(Loss) on ALG Residuals on Vehicles Returned to TMCC as a Percentage of ALG Residuals of Returned Vehicles sold by TMCC	(____%)	(____%)	(____%)	(____%)	(____%)
Total Gain/(Loss) on ALG Residuals on Vehicles Returned to TMCC as a Percentage of ALG Residuals of Vehicles Scheduled to Terminate	(____%)	(____%)	(____%)	(____%)	(____%)

(1)
Includes leases for Toyota and Lexus vehicles.  These leases are grouped by scheduled lease maturity date. Excludes leases that have been terminated pursuant to a lessee default (including, but not limited to, as a result of the lessee's failure to maintain insurance coverage required by the lease, the failure of the lessee to timely or properly perform any obligation under the lease, or any other act by the lessee constituting a default under applicable law).

(2)	Percentages and numbers may not add to total due to rounding.
(3)	ALG Residual adjusted for applicable mileage and term.
(4)	Excludes repossessions, early terminations, and vehicles in inventory.
(5)	Includes all vehicles terminating at scheduled maturity and terminating past scheduled maturity.
(6)	Residual loss is net of remarketing expenses and end of lease collections.

STATIC POOLS

Attached to this prospectus supplement as Annex B is tabular information that reflects the static pool performance data (including delinquency and cumulative net loss experience) of all closed-end leases for new Toyota and Lexus vehicles originated by either TMCC or the Titling Trust, organized by vintage year.  The static pool information is deemed to be a part of this prospectus supplement and the registration statement of which this prospectus supplement is a part.  We caution you that the Specified Leases may not perform in a similar manner to the leases in any vintage origination year.

The characteristics of leases included in the static pool information discussed above, as well as the social, economic and other conditions existing at the time when those leases were originated and repaid, may vary materially from the characteristics of the Specified Leases and the social, economic and other conditions existing at the time when the Specified Leases were originated and those that will exist in the future when the Specified Leases are required to be repaid.  There is no assurance that TMCC’s delinquency and loss experience with respect to the Specified Leases will be similar to that described in Annex B to this prospectus supplement.

USE OF PROCEEDS

The Depositor will use the net proceeds from the sale of the Notes to purchase the SUBI Certificate from TMCC pursuant to the SUBI Certificate Transfer Agreement.

PREPAYMENT AND YIELD CONSIDERATIONS

For additional information regarding certain maturity and prepayment considerations with respect to the Notes, you should refer to “Risk Factors—Prepayments on specified leases, reallocations of specified leases and specified vehicles and the optional purchase of the SUBI certificate may cause prepayments on the notes, resulting in reduced returns on your investment and reinvestment risk to you,” “Description of the Notes—Payments of Principal” and “Weighted Average Lives of the Notes” in this prospectus supplement.

Because the rate of payment of principal of each class of Notes depends primarily on the rate of payment (including prepayments) of the Specified Leases, final payment of any class of Notes could occur significantly earlier or later than their respective Final Scheduled Payment Dates.  Noteholders will bear the risk of being able to reinvest principal payments on the Notes at yields at least equal to the yield on their respective Notes.  Such reinvestment risk includes the risk that interest rates may be lower at the time such holders received payments from the Issuing Entity than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.  No prediction can be made as to the rate of prepayments on the Specified Leases.

Prior to the occurrence of an Event of Default resulting in acceleration of the maturity of the Notes, principal payments will be made on a sequential basis, i.e., principal payments will not be made on the Class A-2 Notes until the principal amount of the Class A-1 Notes is reduced to zero; principal payments will not be made on the Class A-3 Notes until the principal amount of the Class A-2 Notes is reduced to zero; principal payments will not be made on the Class A-4 Notes until the principal amount of the Class A-3 Notes is reduced to zero; and principal payments will not be made on the Class B Notes until the principal amount of the Class A-4 Notes is reduced to zero.  However, upon the occurrence and during the continuation of an Event of Default resulting in acceleration of the maturity of the Notes (and until such acceleration has been rescinded), the Issuing Entity will pay principal of the Notes, first, to the holders of the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero, second, pro rata, based upon their respective unpaid principal amounts, to the holders of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, until the principal amount of each such class of the Notes has been reduced to zero, and third, to the holders of the Class B notes until the principal amount of the Class B Notes has been reduced to zero.  It is expected that final payment of each class of Notes will occur on or prior to their respective Final Scheduled Payment Dates.

Failure to make final payment of any class of Notes on or prior to the respective Final Scheduled Payment Dates will constitute an Event of Default under the Indenture, which may result in an acceleration of payments in respect of classes that have not reached their respective Final Scheduled Payment Dates.  However, as the rate of payment of principal of each class of Notes depends on the rate of payment (including prepayments) of the Specified Leases, sufficient funds may not be available to pay each class of Notes in full on or prior to the respective Final Scheduled Payment Dates.  If sufficient funds are not available, final payment of any class of Notes could occur later than such dates, and the holders of such Notes could suffer a loss.

The rate of prepayments of the Specified Leases may be influenced by a variety of economic, social and other factors, and under certain circumstances relating to breaches of representations, warranties or covenants, the Servicer will be obligated to reallocate the related Specified Lease and Specified Vehicle from the 201_-_ SUBI.  A higher than anticipated rate of prepayments will reduce the aggregate Lease Balance of the Specified Leases more quickly than expected and thereby reduce anticipated aggregate interest payments on the Notes.  For additional information, you should refer to “Risk Factors—Prepayments on specified leases, reallocations of specified leases and specified vehicles and the optional purchase of the SUBI certificate may cause prepayments on the notes, resulting in reduced returns on your investment and reinvestment risk to you” in this prospectus supplement.

Noteholders should consider, in the case of Notes purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Specified Leases could result in an actual yield that is less than the anticipated yield and, in the case of Notes purchased at a premium, the risk that a faster than anticipated rate of payments on the Specified Leases could result in an actual yield that is less than the anticipated yield.

Certain events (including some that are not within the control of the Issuing Entity) may cause an Event of Default under the Indenture.  Certain Events of Default under the Indenture will not result in acceleration of the Notes unless a majority of the holders of the Class A Notes, for so long as the Class A Notes are outstanding, and thereafter, the Class B Notes then outstanding (the “Controlling Class”) (excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC, the Depositor, the Titling Trust or any of their affiliates), voting together as a single class, instruct the Indenture Trustee to accelerate the Notes.  The holders of any class of Notes may not have sufficient voting interests as of any date to cause or to prevent an acceleration of the Notes.  If an Event of Default under the Indenture results in the acceleration of the maturity of the Notes, the Indenture Trustee may liquidate the assets of the Issuing Entity.  Liquidation would accelerate payment of all Notes that are then outstanding.  If a liquidation occurs close to the date when any class otherwise would have been paid in full, repayment of such class might be delayed while liquidation of the assets is occurring.  The Issuing Entity cannot predict the length of time that will be required for liquidation of the assets of the Issuing Entity to be completed.  Even if liquidation proceeds are sufficient to repay the Notes in full, any liquidation that causes principal of a class of Notes to be paid before the related Final Scheduled Payment Date will involve the prepayment risks described under “Risk Factors—Prepayments on specified leases, reallocations of specified leases and specified vehicles and the optional purchase of the SUBI certificate may cause prepayments on the notes, resulting in reduced returns on your investment and reinvestment risk to you” in this prospectus supplement.

The proceeds of any liquidation of the assets of the Issuing Entity may be insufficient to pay in full all accrued interest on and principal of each outstanding class of Notes.  All outstanding Notes will be affected by any shortfall in liquidation proceeds.

WEIGHTED AVERAGE LIVES OF THE NOTES

Prepayments on motor vehicle lease contracts may be measured relative to a prepayment standard or model.  The model used in this prospectus supplement, the Absolute Prepayment Model (“ABS”), represents an assumed rate of prepayment each month relative to the original number of lease contracts in a pool.  ABS further assumes that all the leases in such a pool are the same size and amortize at the same rate and that each such lease will, in each month of its life, either be paid as scheduled or be prepaid in full.  For example, in a pool of leases originally containing 10,000 leases, a 1% ABS rate means that 100 leases prepay in full each month.  ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of leases, including the Specified Leases.

As the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the Specified Leases, final payment of any class of Notes could occur significantly earlier than the respective Final Scheduled Payment Date for such class.  Reinvestment risk associated with early payment of the Notes of any class will be borne exclusively by the holders of such Notes.

The tables captioned “Percent of Initial Note Principal Balance at Various ABS Percentages” (the “ABS Tables”) in this prospectus supplement have been prepared on the basis of the characteristics of the Specified Leases in the statistical pool.  Each absolute prepayment model table assumes that:

•	the Specified Leases and Specified Vehicles have the characteristics described in this prospectus supplement;

•	the Specified Leases prepay in full at the specified constant percentage of the absolute prepayment model monthly, with no defaults or losses on any of the Specified Leases;

•	each Monthly Payment is made on the last day of each month commencing in ________ 201_ and each month has 30 days;

•	payments on the Notes are made on each Payment Date (and each payment date is assumed to be the ____ day of each applicable month) commencing on __________, 201_;

•	the Closing Date is __________, 201_;

•
the Servicer or an affiliate exercises its option to purchase the SUBI Certificate and cause a redemption of the Notes on the first Payment Date on which the Aggregate Securitization Value, as of the last day of the related Collection Period, is less than or equal to 5% of the Aggregate Securitization Value as of the Cutoff Date;

•
the servicing fee for each month is equal to a rate of 1/12 of ____% times the Aggregate Securitization Value as of the first day of the related Collection Period; provided that, in the case of the first Payment Date, the servicing fee is equal to a rate of ____ of ____% times the Aggregate Securitization Value as of the Cutoff Date;

•
interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related interest accrual period and a 360-day year and interest on the other classes of Notes will be calculated on the basis of a 360-day year of twelve 30-day months;

•
the initial outstanding principal amounts of the Class A-1 Notes will be $__________, of the Class A-2 Notes will be $__________, of the Class A-3 Notes will be $__________, of the Class A-4 Notes will be $__________ and of the Class B Notes will be $__________;

•
interest accrues on the Class A-1 Notes at ____% per annum, on the Class A-2 Notes at ____% per annum, on the Class A-3 Notes at ____% per annum, on the Class A-4 Notes at ____% per annum and on the Class B Notes at ____% per annum;

•	no Event of Default has occurred;

•	no Reallocation Payment is made in respect of any Specified Lease;

•	the Reserve Account is funded with an amount equal to the Initial Deposit; and

•	the Residual Value for each Specified Vehicle is received one month after the maturity date of the related Specified Lease.

For purposes of these absolute prepayment model tables, the leases have an assumed cutoff date of the close of business on __________, 201_.  Each absolute prepayment model table indicates the projected weighted average life of each class of Notes and sets forth the percent of the original principal amount of each class of Notes that is projected to be outstanding after each of the Payment Dates, shown at various constant absolute prepayment model percentages.

The ABS Tables also assume that the Specified Leases have been aggregated into 12 hypothetical pools with all of the Specified Leases within each such pool having the following characteristics and that the level Monthly Payment for each of the pools (which is based on its [aggregate lease balance, weighted average remaining number of Monthly Payments and weighted average original number of Monthly Payments] as of the assumed cutoff date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

Pool	Aggregate Lease Balance	Weighted Average Remaining Number of Monthly Payments	Weighted Average Original Number of Monthly Payments
1	$__________	____	____
2	__________	____	____
3	__________	____	____
4	__________	____	____
5	__________	____	____
6	__________	____	____
7	__________	____	____
8	__________	____	____
9	__________	____	____
10	__________	____	____
11	__________	____	____
12	__________	____	____
$__________

The actual characteristics and performance of the Specified Leases will differ from the assumptions used in constructing the ABS Tables.  The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is very unlikely that the Specified Leases will prepay at a constant level of ABS until maturity or that all of the Specified Leases will prepay at the same level of ABS.  Moreover, the diverse terms of leases within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Specified Leases are as assumed.  Any difference between such assumptions and the actual characteristics and performance of the Specified Leases, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of Notes.

Percent of Initial Class A-1 Note Principal Amount at Various ABS Percentages

Class A-1 Notes
Payment Date	____%	____%	____%	____%	____%	____%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
__________, 20__	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____

Weighted Average Life (Years) (1)	____	____	____	____	____	____
Weighted Average Life (Years) (1), (2)	____	____	____	____	____	____
__________________
(1)
The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

(2)	This calculation assumes that the Optional Purchase is not exercised.

Percent of Initial Class A-2 Note Principal Amount at Various ABS Percentages

Class A-2 Notes
Payment Date	____%	____%	____%	____%	____%	____%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
__________, 20__	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____

Weighted Average Life (Years) (1)	____	____	____	____	____	____
Weighted Average Life (Years) (1), (2)	____	____	____	____	____	____
__________________
(1)
The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

(2)	This calculation assumes that the Optional Purchase is not exercised.

Percent of Initial Class A-3 Note Principal Amount at Various ABS Percentages

Class A-3 Notes
Payment Date	____%	____%	____%	____%	____%	____%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
__________, 20__	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____

Weighted Average Life (Years) (1)	____	____	____	____	____	____
Weighted Average Life (Years) (1), (2)	____	____	____	____	____	____
__________________
(1)
The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

(2)	This calculation assumes that the Optional Purchase is not exercised.

Percent of Initial Class A-4 Note Principal Amount at Various ABS Percentages

Class A-4 Notes
Payment Date	____%	____%	____%	____%	____%	____%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
__________, 20__	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____

Weighted Average Life (Years) (1)	____	____	____	____	____	____
Weighted Average Life (Years) (1), (2)	____	____	____	____	____	____
__________________
(1)
The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

(2)	This calculation assumes that the Optional Purchase is not exercised.

Percent of Initial Class B Note Principal Amount at Various ABS Percentages

Class B Notes
Payment Date	____%	____%	____%	____%	____%	____%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
__________, 20__	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____
__________	____	____	____	____	____	____

Weighted Average Life (Years) (1)	____	____	____	____	____	____
Weighted Average Life (Years) (1), (2)	____	____	____	____	____	____
__________________
(1)
The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

(2)	This calculation assumes that the Optional Purchase is not exercised.

POOL FACTORS AND TRADING INFORMATION

The “Pool Factor” with respect to any class of Notes will be a seven-digit decimal indicating the principal amount of such class of Notes as of the close of business on the Payment Date in such month as a fraction of the respective principal amount thereof as of the Closing Date.  The Servicer will compute each Pool Factor each month.  Each Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the principal amount of each class of Notes.  Each such principal amount will be computed by allocating payments in respect of the Specified Leases to principal and interest using the simple interest method.  The portion of the principal amount of any class of Notes for a given month allocable to a Noteholder can be determined by multiplying the original denomination of the holder’s Note by the related Pool Factor for that month.

STATEMENTS TO THE NOTEHOLDERS

Pursuant to the Indenture, the Noteholders will receive monthly reports concerning the payments received on the Specified Leases, the Aggregate Securitization Value, the related Pool Factors and various other items of information pertaining to the Issuing Entity.  During each calendar year, Noteholders will be furnished information for tax reporting purposes not later than the latest date permitted by law.  The Servicer will make the foregoing statements available to the Noteholder each month via its Internet website, which is presently located at http://www.toyotafinancial.com.  For additional information regarding the reports to be sent to Noteholders, you should refer to “Certain Information Regarding the Notes—Reports to Securityholders” in the accompanying prospectus.

DESCRIPTION OF THE NOTES

General

The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement.  A copy of the Indenture will be filed with the Securities and Exchange Commission (the “SEC”) on a Form 8-K.  The following summary describes certain terms of the Notes and the Indenture [and the [derivative] agreement].  The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture [and the [derivative] agreement].  The following summary supplements the description of the general terms and provisions of the Notes and the Indenture [and the [derivative] agreement] described in the accompanying prospectus.

Payments of Interest

The Notes will constitute Fixed Rate Notes, as described under “Certain Information Regarding the Notes—Fixed Rate Notes” in the accompanying prospectus.

Interest on the principal amounts of the Notes will accrue at the respective per annum interest rates described on the front cover of this prospectus supplement (each, an “Interest Rate”) and will be payable to the related Noteholders monthly on the [15th] of each month (or, if such date is not a Business Day, on the next succeeding Business Day) (each such date, a “Payment Date”) commencing __________, 201_.  A “Business Day” is any day except (i) a Saturday or Sunday or (ii) a day on which banks in New York, New York or Wilmington, Delaware are closed.

Interest will accrue for the period (i) with respect to the Class A-1 Notes from and including the Closing Date (in the case of the first Payment Date) or from and including the most recent Payment Date on which interest has been paid to but excluding the following Payment Date and (ii) with respect to the Notes (other than the Class A-1 Notes), from and including the Closing Date (in the case of the first Payment Date) or from and including the [15th] day of the most recent calendar month during which interest was paid preceding each Payment Date to but excluding the [15th] of the following calendar month (each an “Interest Period”).  Interest on the Class A-1 Notes will be calculated on the basis of the actual days elapsed during the Interest Period and a 360-day year.  Interest on the Notes (other than the Class A-1 Notes) will be calculated on the basis of a 360 day year consisting of twelve 30 day months.  Interest accrued as of any Payment Date but not paid on such Payment Date will be due on the next Payment Date, together with interest on such amount at the applicable Interest Rate (to the extent lawful).

Interest payments on all classes of Class A Notes will have the same priority and will be subordinated to Servicing Fees (including any Supplemental Servicing Fee) due to the Servicer.  Interest payments on the Class B Notes will be subordinated to these amounts due to the Servicer, interest payments on the Class A Notes and the First Priority Principal Distribution Amount.   For additional information, you should refer to “Payments to Noteholders” in this prospectus supplement.

Under certain circumstances, the amount available for interest payments on the Notes could be less than the amount of interest payable on such class of Notes.  In such case, with respect to the Class A Notes, each class of Class A Noteholders will receive their pro-rata share (based upon the aggregate amount of such amounts due to such class of Noteholders) of the aggregate amount available to be paid in respect of interest on the Class A Notes on such Payment Date.  For additional information, you should refer to “Payments to Noteholders—Reserve Account” in this prospectus supplement.

An Event of Default will occur if the full amount of interest due on any of the Class A Notes is not paid within five business days of the related Payment Date.  Upon such an Event of Default, the Indenture Trustee may accelerate the maturity of the Notes and take actions to liquidate the assets of the Issuing Entity and funds on deposit in the Reserve Account.  For additional information, you should refer to “Description of the Notes—Indenture—Events of Default; Rights Upon Event of Default” in this prospectus supplement.

Payments of Principal

Principal payments will be made to the Noteholders on each Payment Date commencing __________, 201_.  For additional information, you should refer to “Payments to Noteholders” in this prospectus supplement.

On each Payment Date, except after the acceleration of the Notes following an Event of Default, from the amounts allocated to the Noteholders to pay principal described in clauses (3), (5) and (7) under “Payments to Noteholders—Priority of Payments” in this prospectus supplement, the Issuing Entity will pay principal of each class of Notes in the following order of priority:

(1)           to the Class A-1 Notes until the principal amount of the Class A-1 Notes is reduced to zero; then

(2)	to the Class A-2 Notes until the principal amount of the Class A-2 Notes is reduced to zero; then

(3)	to the Class A-3 Notes until the principal amount of the Class A-3 Notes is reduced to zero; then

(4)	to the Class A-4 Notes until the principal amount of the Class A-4 Notes is reduced to zero; and then

(5)	to the Class B Notes until the principal amount of the Class B Notes is reduced to zero.

If the Notes are declared to be due and payable following the occurrence of an Event of Default, the Issuing Entity will pay principal of all classes of Notes from funds allocated to the Noteholders, first, to the Class A-1 Notes until the principal amount of the Class A-1 Notes is reduced to zero, second, pro rata, based upon their respective unpaid principal amount, to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes until the principal amount of each such class of the Notes is reduced to zero, and third, to the Class B Notes until the principal amount of the Class B Notes is reduced to zero.  For additional information regarding Events of Default, you should refer to “Description of the Notes—Indenture––Events of Default, Rights Upon Event of Default” in this prospectus supplement and “Description of the Notes––The Indenture––Events of Default, Rights Upon Event of Default” in the accompanying prospectus.

The principal amount of each class of Notes will be due on the respective Final Scheduled Payment Dates indicated on the front cover of this prospectus supplement (the “Class A-1 Final Scheduled Payment Date,” the “Class A-2 Final Scheduled Payment Date,” the “Class A-3 Final Scheduled Payment Date,” the “Class A-4 Final Scheduled Payment Date” and the “Class B Final Scheduled Payment Date,” respectively, and each a “Final Scheduled Payment Date”).  The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier than the respective Final Scheduled Payment Dates described above based on a variety of factors, including those described under “Prepayment and Yield Considerations” and “Weighted Average Lives of the Notes” in this prospectus supplement and “Weighted Average Lives of the Notes” in the accompanying prospectus.

For additional information, you should refer to “Payments to Noteholders—Calculation of Principal Distribution Amounts” and “—Priority of Payments” in this prospectus supplement.

Allocation of Losses

If losses on the Specified Leases exceed the amount of available credit enhancement, such losses will not be allocated to write down the principal amount of any class of Notes.  Instead, the amount available to make payments on the Notes will be reduced to the extent of such losses.  If the available credit enhancement is not sufficient to cover all amounts payable on the Notes, Notes having a later Final Scheduled Payment Date generally will bear a greater risk of loss than Notes having an earlier Final Scheduled Payment Date.

[Revolving Period]

[From the Closing Date and on or prior to __________, 20__, certain collections on the Specified Leases will be used to purchase a beneficial interest in additional Leases and the related Leased Vehicles until the Payment Date in __________, 20__.  Beneficial interests in additional Leases and related Leased Vehicles purchased during the revolving period will equal approximately ____% of the Aggregate Securitization Value as of the Cutoff Date.  Additional SUBIs in a maximum amount of $__________ may be acquired during the revolving period.  The Notes will be subject to an interest only period or limited amortization period, which we refer to as a revolving period, which will be followed by an amortization period, during which principal would be paid.  The revolving period may terminate prior to the Payment Date in __________, 20__ and result in earlier than expected principal repayment of the Notes upon the occurrence of [describe any additional events].]

[Describe any additional limitations on the ability of the Issuing Entity to acquire additional Leases and Leased Vehicles and the requirements for such additions in accordance with Item 1103(a)(5) and Item 1111(g) of Regulation AB.]

[Prefunding Period]

[On the Closing Date, $__________ received from the sale of the Notes will be deposited into a segregated prefunding account.  This amount will represent ____% of the aggregate Securitization Value as of the Cutoff Date.  Following the Closing Date, and continuing until the Payment Date in __________, 20__, commonly referred to as the “prefunding period,” the Issuing Entity will have the ability to purchase beneficial interests in additional Leases and Leased Vehicles to the extent there are sufficient funds on deposit in the prefunding account.  If all amounts on deposit in the prefunding account are not used by the end of the prefunding period, all remaining amounts will be applied as a mandatory prepayment of the Notes.  The prefunding period may terminate prior to the Payment Date in __________, 20__ and result in earlier than expected principal repayment of the Notes upon the occurrence of [describe any additional events].]

[Describe any additional limitations on the ability of the Issuing Entity to acquire additional Leases and Leased Vehicles and the requirements for such additions in accordance with Item 1103(a)(5) and Item 1111(g) of Regulation AB.]

Indenture

Events of Default; Rights Upon Event of Default.  Upon an event of default under the Indenture (an “Event of Default”), the Noteholders will have the rights described under “Description of the Notes––The Indenture––Events of Default; Rights Upon Event of Default” in the accompanying prospectus.  The Indenture Trustee may sell the assets of the Trust Estate subject to certain conditions described in the Indenture following an Event of Default under the Indenture, including a default in the payment of any unpaid principal of a class of Notes on its Final Scheduled Payment Date or a default for five Business Days or more in the payment of any interest on any Controlling Class of Notes.  In the case of an Event of Default not involving one of the specified defaults in payment, the Indenture Trustee is prohibited from selling the assets of the Trust Estate unless one of the conditions described under “Description of the Notes––The Indenture ––Events of Default; Rights Upon Event of Default” in the accompanying prospectus has been satisfied.  In the event of a sale of the assets of the Trust Estate by the Indenture Trustee following an Event of Default, the Noteholders will receive notice and an opportunity to submit a bid in respect of such sale.

Notices

Noteholders of record will be notified in writing by the Indenture Trustee of any Event of Default or termination of, or appointment of a successor to, the Servicer promptly upon a Trust Officer (as defined in the Indenture) obtaining actual knowledge thereof.  While Notes are held in book-entry form, these notices will be delivered by the Indenture Trustee to The Depository Trust Company (“DTC”).  If Notes are issued in definitive form, these notices will be mailed to the addresses provided to the Indenture Trustee by the holders of record as of the relevant record date.  Such notices will be deemed to have been given as of the date of delivery to DTC or mailing.

Governing Law

The Indenture and Notes are governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within such jurisdiction.

Minimum Denominations

The Notes of each class shall be issued in U.S. Dollars in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (except for one Note of each class which may be issued in a denomination other than an integral multiple of $1,000).  The Notes will be issued in book-entry form and will be registered in the name of Cede & Co., as the nominee of the DTC, the clearing agency.

PAYMENTS TO NOTEHOLDERS

On the second Business Day preceding each Payment Date (each, a “Determination Date”), the Servicer will inform the Titling Trustee, the Indenture Trustee and the Owner Trustee of, among other things, the amount of (a) Collections and (b) the Servicing Fee (including any Supplemental Servicing Fee) payable to the Servicer, in each case with respect to the month immediately preceding the month in which the Payment Date occurs (the “Collection Period”). On or before each Determination Date, the Servicer will also determine the First Priority Principal Distribution Amount, the Regular Principal Distribution Amount, and, based on Available Collections and other amounts available for distribution on the related Payment Date as described below, the amount to be distributed to the Securityholders.

The Indenture Trustee will make payments to the Noteholders out of the amounts on deposit in the Collection Account.  The amounts to be distributed to the Noteholders will be determined in the manner described below.

Calculation of Available Collections

The amount of funds available for payment on a Payment Date (without taking into account amounts withdrawn from the Reserve Account, if available) (“Available Collections”) will generally be the sum of the following amounts with respect to the Collection Period preceding such Payment Date or, in the case of the first Payment Date, the period from the Cutoff Date through the last day of the calendar month preceding such Payment Date:

•	Collections; and

•	in the case of an Optional Purchase, the Optional Purchase Price.

Available Collections on any Payment Date will exclude late fees, extension fees and other administrative fees and expenses or similar charges allowed by applicable law with respect to the Specified Leases (which amounts are payable to the Servicer as supplemental servicing fees (the “Supplemental Servicing Fee”)).

“Collections” with respect to any Collection Period will include all net collections collected or received in respect of the 201_-_ SUBI Assets during the Collection Period that are allocable to the Securities, including:

•	Monthly Payments made by Lessees;

•	Reallocation Payments made by the Servicer;

•	Liquidation Proceeds;

•	Recovery Proceeds; and

•	The price paid by the Servicer for certain Specified Leases and Specified Vehicles on or after the Maturity Dates of such Specified Vehicles.

Calculation of Principal Distribution Amounts

First Priority Principal Distribution Amount.  The “First Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes as of such Payment Date (before giving effect to any principal payments made on the Class A Notes on such Payment Date), over (b) the Aggregate Securitization Value as of the last day of the related Collection Period; provided, however, that (i) the First Priority Principal Distribution Amount on the Class A-1 Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-1 Notes to zero; (ii) the First Priority Principal Distribution Amount on the Class A-2 Final

Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-2 Notes to zero; (iii) the First Priority Principal Distribution Amount on the Class A-3 Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-3 Notes to zero; and (iv) the First Priority Principal Distribution Amount on the Class A-4 Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-4 Notes to zero.

Second Priority Principal Distribution Amount.  The “Second Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount equal to (a) the excess, if any, of (i) the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of such Payment Date (before giving effect to any principal payments made on the Class A Notes and the Class B Notes on such Payment Date), over (ii) the Aggregate Securitization Value as of the last day of the related Collection Period minus (b) the First Priority Principal Distribution Amount for such Payment Date; provided, however, that the Second Priority Principal Distribution Amount on the Class B Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.

Regular Principal Distribution Amount.  The “Regular Principal Distribution Amount” means, with respect to any Payment Date, an amount equal to (a) the excess, if any, of (i) the aggregate outstanding principal amount of the Notes as of such Payment Date (before giving effect to any principal payments made on the Notes on such Payment Date), over (ii) the excess, if any, of the Aggregate Securitization Value as of the last day of the related Collection Period less the Overcollateralization Target Amount, minus (b) the sum of the First Priority Principal Distribution Amount and the Second Priority Principal Distribution Amount for such Payment Date.

The “Aggregate Securitization Value” for any date will mean the amount calculated as of the close of business on such day equal to the sum of the Securitization Values of all Specified Leases.

The “Overcollateralization Target Amount” with respect to any Payment Date is equal to ____% of the Aggregate Securitization Value as of the Cutoff Date.

Priority of Payments

On each Payment Date, except after an acceleration of the Notes following an Event of Default under the Indenture, the Issuing Entity will make the following payments  in the following order of priority from Available Collections for the related Collection Period and, if necessary and available, from amounts withdrawn from the Reserve Account:

1.	Servicing Fee –– to the Servicer, the total Servicing Fee payable, including any Supplemental Servicing Fee (to the extent not previously retained by the Servicer);

2.
Class A Note Interest –– to the Class A Noteholders (pro rata based upon the aggregate amount of interest due to such Noteholders), accrued and unpaid interest on each class of the Class A Notes, together with any amounts that were to be paid pursuant to this clause (2) on any prior Payment Date but were not paid because Available Collections were not sufficient to make such payment (with interest accrued on such unpaid amounts at the rate or rates at which interest accrued on the related Notes during the relevant accrual period or periods);

3.
Note Principal –– to the Noteholders for distribution in respect of principal of the Notes, in the priority described above under “Description of the Notes—Payments of Principal,” an amount equal to the First Priority Principal Distribution Amount for such Payment Date;

4.
Class B Note Interest –– to the Class B Noteholders, accrued and unpaid interest on the Class B Notes, together with any amounts that were to be paid pursuant to this clause (4) on any prior Payment Date but were not paid because Available Collections were not sufficient to make such payment (with interest accrued on such unpaid amounts at the rate at which interest accrued on the Class B Notes during the relevant accrual period or periods);

5.
Note Principal –– to the Noteholders for distribution in respect of principal of the Notes, in the priority described above under “Description of the Notes—Payments of Principal,” an amount equal to the Second Priority Principal Distribution Amount for such Payment Date;

6.
Reserve Account Deposit –– to the Reserve Account, to the extent amounts then on deposit in the Reserve Account are less than the Specified Reserve Account Balance described below under “Payments to Noteholders—Reserve Account,” until the amount on deposit in the Reserve Account equals such Specified Reserve Account Balance;

7.
Note Principal –– to the Noteholders for distribution in respect of principal of the Notes, in the priority described above under “Description of the Notes—Payments of Principal,” an amount equal to the Regular Principal Distribution Amount for such Payment Date; and

8.	Excess Amounts –– to the Certificateholder, any remaining Available Collections for such Payment Date.

Payments After Occurrence of Event of Default Resulting in Acceleration

After an Event of Default that results in the acceleration of the maturity of the Notes and unless and until such acceleration has been rescinded, the Issuing Entity will make the following payments in the following order of priority from Available Collections for the related Collection Period and, if necessary and available, from amounts withdrawn from the Reserve Account:

1.	Servicing Fee –– to the Servicer, the total Servicing Fee payable, including any Supplemental Servicing Fee (to the extent not previously retained by the Servicer);

2.
Trustee Amounts –– to the Owner Trustee[,] [and] the Indenture Trustee [and the Delaware Trustee], any fees, expenses and indemnification amounts owed to the Owner Trustee[,] [and] the Indenture Trustee [and the Delaware Trustee], respectively, to the extent not paid by the Servicer or the Sponsor;

3.
Class A Note Interest  –– to the Class A Noteholders (pro rata based upon the aggregate amount of interest due to such Noteholders), accrued and unpaid interest on each class of the Class A Notes, together with any amounts that were to be paid pursuant to this clause (3) on any prior Payment Date but were not paid because Available Collections were not sufficient to make such payment (with interest accrued on such unpaid amounts at the rate or rates at which interest accrued on the related Notes during the relevant accrual period or periods);

4.
Note Principal –– first, to the holders of the Class A-1 Notes until the principal amount of the Class A-1 Notes is reduced to zero, and second, pro rata, based upon their respective unpaid principal amounts, to the holders of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, until the principal amount of each such class of Notes is reduced to zero;

5.
Class B Note Interest –– to the Class B Noteholders, accrued and unpaid interest on the Class B Notes, together with any amounts that were to be paid pursuant to this clause (5) on any prior Payment Date but were not paid because Available Collections were not sufficient to make such payment (with interest accrued on such unpaid amounts at the rate at which interest accrued on the Class B Notes during the relevant accrual period or periods);

6.	Note Principal –– to the holders of the Class B Notes, until the principal amount of the Class B Notes is reduced to zero;

7.	Excess Amounts –– to the Certificateholder, any remaining Available Collections for such Payment Date.

  Reserve Account

The Reserve Account will be a segregated trust account established on the Closing Date and held by the Indenture Trustee for the benefit of the Noteholders (the “Reserve Account”).  Any amounts held on deposit in the Reserve Account will be owned by the Depositor, subject to the right of the Indenture Trustee to withdraw such amounts as described below.  Prior to Event of Default that results in an acceleration of the maturity of the Notes, any investment earnings thereon will be distributed to the Depositor on each Payment Date and will be taxable to the Depositor for federal income tax purposes.  Except as described below, no funds will be withdrawn from, and no amounts will be deposited into, the Reserve Account.

The Depositor will grant to the Indenture Trustee, for the benefit of the Noteholders, a security interest in the Reserve Account, including any funds in the Reserve Account and the proceeds thereof (subject to the right of the Depositor to investment earnings thereon), to secure the payment of interest on the Notes, the payment of principal on the Notes on any Payment Date to the extent the aggregate principal amount of the Notes exceeds the Aggregate Securitization Value as of the last day of the related Collection Period and the payment of principal on any class of Notes on the Final Scheduled Payment Date of that class of Notes, and the Indenture Trustee shall have all of the rights of a secured party under the UCC with respect thereto.

On the Closing Date, the Depositor will cause to be deposited $__________ (which is approximately ____% of the Aggregate Securitization Value as of the Cutoff Date) into the Reserve Account.  On each Payment Date, after making required payments to the Servicer and the Noteholders, as described under “—Priority of Payments” above, the Issuing Entity will make a deposit into the Reserve Account to the extent that funds are available therefor to the extent necessary to maintain the amount on deposit in the Reserve Account at a Specified Reserve Account Balance.

The “Specified Reserve Account Balance” with respect to any Payment Date will be an amount equal to the lesser of (a) $__________ (which is approximately ____% of the Aggregate Securitization Value as of the Cutoff Date) and (b) the outstanding principal amount of the Notes (after giving effect to any principal payments made on the Notes on such Payment Date).

The amount of funds on deposit in the Reserve Account may decrease on each Payment Date by withdrawals of funds (i) to cover shortfalls in the amounts required to be distributed to pursuant to clauses one through five  under “—Priority of Payments” above, (ii) after an Event of Default that results in the acceleration of the maturity of the Notes, to pay principal on the Notes, and (iii) to pay principal on any class of Notes on the Final Scheduled Payment Date of that class of Notes.

If the principal amount of a class of Notes is not paid in full on the related Final Scheduled Payment Date, the Indenture Trustee will withdraw amounts (if available) from the Reserve Account, to reduce the principal amount of such class of Notes to zero.

The Servicer may amend the formula or percentage for determining the Specified Reserve Account Balance that is different from that described above or make certain changes with respect to the manner by which the Reserve Account is funded pursuant to the amendment provisions of the Indenture described under “Description of the Transaction Documents—Amendment” in the accompanying prospectus.

As of the close of business on any Payment Date that occurs prior to an Event of Default that results in the acceleration of the maturity of the Notes and on which the amount of funds on deposit in the Reserve Account (excluding investment income, which will be distributed on each such Payment Date to the Depositor) is greater than the Specified Reserve Account Balance for such Payment Date, the Servicer will instruct the Indenture Trustee to release and distribute such excess to the Depositor.

Funds on deposit in the Reserve Account may be invested in Eligible Investments.  Prior to the occurrence of an Event of Default and an acceleration of the maturity of the Notes, investment income on monies on deposit in the Reserve Account will be released to the Depositor and will not be available for payment to Noteholders or otherwise subject to any claims or rights of the Noteholders.  Any net loss on such investments will be charged to the Reserve Account.

After the payment in full, or the provision for such payment, of (i) all accrued and unpaid interest on the Notes and (ii) the outstanding principal amount of the Notes, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the Depositor.

The final distribution to any Noteholder will be made only upon surrender and cancellation of the certificate representing its Notes at an office or agency of the Issuing Entity specified in the notice of termination. Any funds remaining in the Issuing Entity, after the related Indenture Trustee has taken certain measures to locate the related Noteholders and those measures have failed, will be distributed to the Depositor.

Amounts properly distributed to any Securityholder or the Servicer will not have to be refunded.

Subordination

The subordination of the Class B Notes to the Class A Notes, as described above under “—Priority of Payments” is intended to provide credit enhancement to the Class A Notes. Payments of principal will not be made on the Class B Notes until the principal on the Class A Notes has been paid in full.  Payments of interest will not be made on the Class B Notes on a Payment Date until accrued and unpaid interest on the Class A Notes and the First Priority Principal Distribution Amount has been paid.  Also, if payment of the Notes has been accelerated after an Event of Default, then no payments of interest or principal will be made on the Class B Notes until the Class A Notes have been paid in full.  While any Class A Notes are outstanding, the failure to pay interest on the Class B Notes will not be an Event of Default.  When the Class A Notes are no longer outstanding, an Event of Default will occur if the full amount of interest due on the Class B Notes is not paid within five Business Days after the related Payment Date.

Overcollateralization

Overcollateralization represents the amount by which the Aggregate Securitization Value exceeds the outstanding principal amount of the Notes.  [The Aggregate Securitization Value as of the Cutoff Date is expected to be approximately equal to the aggregate principal amount of the Notes as of the Closing Date.]

The following table shows the Notes as a percentage of the Aggregate Securitization Value.  The percentages may not add to 100% due to rounding.

Percentage of Aggregate Securitization Value
Class A Notes	____%
Class B Notes	____%
Total	____%

The application of funds on each Payment Date according to clause (7) of the first paragraph under “Payments to Noteholders—Priority of Payments” is designed to achieve and maintain the level of overcollateralization as of any Payment Date to the Overcollateralization Target Amount.  [The overcollateralization is an additional source of funds to absorb losses on the Specified Leases that are not otherwise covered by excess collections for the Specified Leases, if any.]

To achieve and maintain the amount of overcollateralization on any Payment Date at the Overcollateralization Target Amount, the Issuing Entity must make principal payments on the Notes in an amount greater than the decline in the Aggregate Securitization Value for the preceding month.  The use of Available Collections to make Regular Principal Distribution Amount payments is expected to achieve and maintain overcollateralization at an amount equal to the Overcollateralization Target Amount.  When the actual amount of overcollateralization is less than the Overcollateralization Target Amount, principal payments will be made to the Noteholders from Available Collections until the Overcollateralization Target Amount is reached.

[DESCRIPTION OF THE [DERIVATIVE CONTRACT]]

[General

On the closing date, the Issuing Entity will enter into a transaction under a [describe derivative type] under a [describe applicable agreement] with __________, as counterparty.  Under each [derivative] transaction, on each Payment Date the Issuing Entity will be obligated to [insert specific details of the derivative contract as required by Item 1115 of Regulation AB] and the [derivative] counterparty will be obligated to [insert specific details of the derivative contract as required by Item 1115 of Regulation AB].  Payments on the [derivative] transactions, if any, will be made on a net basis between the Issuing Entity and the [derivative] counterparty.

If the counterparty’s long-term or short-term ratings cease to be at the levels required by the Rating Agencies, the counterparty will be obligated to assign the [derivative contract], provide an eligible guarantee, post collateral or establish other arrangements satisfactory to the Rating Agencies to secure its obligations under the [derivative contract], arrange for an eligible substitute [derivative] counterparty satisfactory to the issuing entity or perform a combination of the aforementioned actions.]

[Insert any additional information on the derivative contract in accordance with Item 1103(a)(3)(ix), Item 1114 and Item 1115 of Regulation AB, as applicable.]]

[Credit Enhancement Provider]

[__________ will be the counterparty under the [describe applicable agreement(s)].  The counterparty under the [applicable agreement] provides protection against losses on the related notes.]  [Financial information for the credit enhancement provider, if any, will be provided if the entity is liable or contingently liable to provide payments representing 10% or more of the cashflow supporting any offered class of Notes].

[Insert any additional information on the credit enhancement provider in accordance with Item 1103(a)(3)(ix), Item 1114 and Item 1115 of Regulation AB, as applicable.]]

DESCRIPTION OF THE TRANSACTION DOCUMENTS

The following summary describes certain terms of the Transaction Documents. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transaction Documents.  The following summary supplements the description of the general terms and provisions of the Transaction Documents described in the accompanying prospectus.  Forms of the Transaction Documents have been filed as exhibits to the Registration Statement.  Copies of the Transaction Documents will be filed as current reports on Form 8-K with the SEC.  For additional information regarding reports required to be filed by the Depositor, you should refer to “Where You Can Find More Information About Your Notes—The Depositor” in the accompanying prospectus.

Sale, Assignment, Transfer and Pledge of the SUBI Certificate

On or prior to the Closing Date, the UTI Beneficiary will direct the Titling Trust to create the 201_-_ SUBI in connection with the Specified Leases and Specified Vehicles.  Pursuant to the terms of the SUBI Certificate Transfer Agreement, the UTI Beneficiary will sell, assign and transfer its interest in the 201_-_ SUBI to the Depositor. On the Closing Date, the Depositor will in turn transfer and assign the SUBI Certificate to the Issuing Entity pursuant to the Issuer SUBI Certificate Transfer Agreement.  The Issuing Entity will pledge its interest in the SUBI Certificate to the Indenture Trustee as security for the Noteholders.  For additional information, you should refer to “The SUBI—Transfers of the SUBI Certificate” in this prospectus supplement.  The net proceeds received from the sale of the Securities will be applied to make the required initial deposit into the Reserve Account and to purchase the SUBI Certificate from the UTI Beneficiary.

Accounts

On or prior to the Closing Date, the Servicer will establish and the Indenture Trustee will maintain a trust account in the name of the Indenture Trustee for the benefit of the holders of interests in the 201_-_ SUBI, into which collections on or in respect of the Specified Leases and the Specified Vehicles will generally be deposited (the “Collection Account”) together with income received on the investment of funds on deposit in the Collection Account.  In addition to the accounts referred to under “Description of the Transaction Documents––Accounts” in the accompanying prospectus, the Depositor will also establish and will maintain with the Indenture Trustee the Reserve Account for the benefit of the Noteholders.  The Reserve Account will not be an asset of the Issuing Entity.

As more fully described under “—Collections” below and “Certain Information Regarding the Notes—Like Kind Exchange Program” in the accompanying prospectus, the Servicer may reallocate a Specified Vehicle returned to the Servicer at the scheduled end of the related Specified Lease or in connection with an early termination initiated by the related Lessee or a Specified Vehicle returned to, or repossessed by, the Servicer from the 201_-_ SUBI to the UTI for purposes of implementing the Servicer’s LKE Program.  In connection with such reallocation, the Servicer shall deposit or shall cause to be deposited into the Collection Account an amount equal to Liquidation Proceeds for the Specified Vehicle no later than two Business Days after the reallocation, unless the Monthly Remittance Condition is satisfied, in which case the Servicer shall be permitted to retain such amount received during a Collection Period until the related Deposit Date.

Servicing Compensation

The Servicing Fee, together with any previously unpaid Servicing Fee, will be paid to the Servicer on each Payment Date solely to the extent of Available Collections and to the extent available, the amount on deposit in the Reserve Account.  The Servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any expense reimbursement, administrative fees, late payment fees, extension fees, early termination fees, prepayment charges or other similar charges collected during that Collection Period, plus any investment earnings or interest earned during such Collection Period from the investment of monies on deposit in the Collection Account.  For additional information, you should refer to “Description of the Transaction Documents—Servicing Compensation and Payment of Expenses” in the accompanying prospectus.  The Servicer will be paid the Servicing Fee for each Collection Period on the following Payment Date related to that Collection Period.  The Servicing Fee will be paid from Available Collections in accordance with the priority of payments described under “Payments to Noteholders—Priority of Payments” in this prospectus supplement.

Collections

For as long as (i) TMCC is the Servicer, (ii) a Servicer Default or an Event of Default has not occurred and is not continuing and (iii) the short-term unsecured debt of TMCC is rated at least P-1 by Moody’s Investors Service, Inc. and A-1 by Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (or alternative arrangements acceptable to Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business are made), the Servicer generally may retain all Collections with respect to each Collection Period without segregation in its own accounts until deposited in the Collection Account on or prior to the related Payment Date.  However, if the conditions stated in the immediately preceding sentence are not met, the Servicer will deposit all such Collections into the Collection Account not later than two Business Days after identification.  Pending deposit into the Collection Account, the Servicer may invest collections at its own risk and for its own benefit.  Such amounts will not be segregated from its own funds.  The Servicer, at its own risk and for its own benefit, may instruct the Indenture Trustee to invest amounts held in the Collection Account in Eligible Investments from the time deposited until the related Payment Date.  The Sponsor, at its own risk and for its own benefit, may instruct the Indenture Trustee to invest amounts held in the Reserve Account, if any, in Eligible Investments from each Payment Date (or the Closing Date) to the next Payment Date.  Prior to an Event of Default or a Servicer Default, all decisions regarding deposits and withdrawals from the Collection Account shall be made by the Servicer in accordance with the terms of the Transaction Documents and will not be independently verified.  For additional information, you should refer to “Description of the Transaction Documents––Collections” in the accompanying prospectus.

Eligible Investments

“Eligible Investments” means, at any time, any one or more of the following obligations and securities, which are subject to other requirements as specified in the Indenture: (a) obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States; (b) general obligations of or obligations guaranteed by Federal National Mortgage Association, or any State of the United States, the District of Columbia or the Commonwealth of Puerto Rico which obligations are rated in the highest available credit rating for such obligations of each rating agency engaged by the Sponsor to rate the Notes (each, a “Rating Agency”); (c) certificates of deposit issued by any depository institution or trust company (including the Indenture Trustee) incorporated under the laws of the United States or of any State thereof, the District of Columbia or the Commonwealth of Puerto Rico and subject to supervision and examination by banking authorities of one or more of such jurisdictions, provided that the short-term unsecured debt obligations of such depository institution or trust company are then rated the highest available rating of each Rating Agency for such obligations; (d) certificates of deposit, commercial paper, demand or time deposits of, bankers’ acceptances issued by, or federal funds sold by, any depository institution or trust company (including the Indenture Trustee or any affiliate of the Indenture Trustee) incorporated under the laws of the United States or any State and subject to supervision and examination by federal and/or State banking authorities and the deposits of which are fully insured by the Federal Deposit Insurance Corporation, so long as at the time of such investment or contractual commitment providing for such investment either such depository institution or trust company is an “eligible institution” (as defined in the Indenture) (or if such investment will mature after more than one month, the long-term, unsecured debt of the issuer has the highest available rating from each Rating Agency) or as to which the Indenture Trustee and the Owner Trustee shall have either received written confirmation from each Rating Agency to the effect that such investment would not result in the reduction or withdrawal of the ratings then assigned to any Notes issued by the Issuing Entity or, after notice to each applicable Rating Agency, such Rating Agency shall not have, within 10 calendar days of such notice, notified the Indenture Trustee or the Owner Trustee that such investment would result in the reduction or withdrawal of the ratings then assigned to any Notes issued by the Issuing Entity; (e) certificates of deposit issued by any bank, trust company, savings bank or other savings institution that is an “eligible institution” (as defined in the Indenture) and is fully insured by the Federal Deposit Insurance Corporation (or if such investment will mature after more than one month, the long-term, unsecured debt of the issuer has the highest available rating from each Rating Agency); (f) repurchase obligations held by the Indenture Trustee that are acceptable to the Indenture Trustee with respect to any security described in clauses (a), (b) or (g) hereof or any other security issued or guaranteed by any other agency or instrumentality of the United States, in either case entered into with a federal agency or a depository institution or trust company (acting as principal) described in clause (d) above (including the Indenture Trustee), subject to the limitations described in the Indenture; (g) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State (including commercial paper of the Sponsor or its affiliates) so long as at the time of such investment or contractual commitment providing for such investment (i) the long-term, unsecured debt, or if such securities are commercial paper, the short-term unsecured debt, of such corporation has the highest available rating from each Rating Agency or (ii) the Indenture Trustee and the Owner Trustee shall have received written confirmation from each Rating Agency to the effect that such investment would not result in the reduction or withdrawal of the ratings then assigned to any Notes issued by the Issuing Entity or, after notice to each applicable Rating Agency, such Rating Agency shall not have, within 10 calendar days of such notice, notified the Indenture Trustee or the Owner Trustee that such investment would result in the reduction or withdrawal of the ratings then assigned to any Notes issued by the Issuing Entity; (h) money market funds, mutual funds or other pooled investment vehicles including any such fund for which the Indenture Trustee or an Affiliate serves as an investment advisor, administrator, shareholder servicing agent and/or custodian or subcustodian, subject to the requirements described in the Indenture; (i) investments in Eligible Investments maintained in “sweep accounts,” short-term asset management accounts and the like utilized for the investment, on an overnight basis, of residual balances in investment accounts maintained at the Indenture Trustee or any other depository institution or trust company (including the Indenture Trustee) incorporated under the laws of the United States or any State and subject to supervision and examination by federal and/or State banking authorities and the deposits of which are fully insured by the Federal Deposit Insurance Corporation, so long as at the time of such investment or contractual commitment providing for such investment either such depository institution or trust company is an “eligible institution” (as defined in the Indenture) (or if such investment will mature after more than one month, the long-term, unsecured debt of the issuer has the highest available rating from each Rating Agency) or as to which the Indenture Trustee and the Owner Trustee shall have received written confirmation from each Rating Agency to the effect that such investment would not result in the reduction or withdrawal of the ratings then assigned to any Notes issued by the Issuing Entity or, after notice to each applicable Rating Agency, such Rating Agency shall not have, within 10 calendar days of such notice, notified the Indenture Trustee or the Owner Trustee that such investment would result in the reduction or withdrawal of the ratings then assigned to any Notes issued by the Issuing Entity and (j) such other investments acceptable to each Rating Agency and that will not result in the downgrading or withdrawal of the ratings then assigned by such Rating Agency to any of the Notes; provided that each of the foregoing investments shall mature no later than the Payment Date next succeeding such investment, and shall be required to be held to such maturity.

Net Deposits

As an administrative convenience, unless the Servicer is required to remit collections daily as described under “Description of the Transaction Documents—Collections” in this prospectus supplement, the Servicer will be permitted to make the deposit of Collections for or with respect to the related Collection Period net of payments to be made to the Servicer with respect to such Collection Period.  The Servicer, however, will account to the Indenture Trustee and the Owner Trustee as if all of the foregoing deposits, payments, distributions and transfers were made individually.  For additional information, you should refer to “Description of the Transaction Documents––Net Deposits” in the accompanying prospectus.

Optional Purchase and Redemption of Notes

The [Servicer] will be permitted, at its option, to purchase from the Issuing Entity the SUBI Certificate on any Payment Date if, as of the last day of the related Collection Period, the Aggregate Securitization Value is less than or equal to 5% of the Aggregate Securitization Value as of the Cutoff Date.  The exercise of that option by the [Servicer] is referred to in this prospectus supplement as an “Optional Purchase.”  The purchase price for the SUBI Certificate will equal the greater of (i) the fair market value of the related Specified Leases and (ii) the Note Balance together with accrued interest thereon to the date fixed for redemption (the “Optional Purchase Price”), which amount will be deposited by the [Servicer] into the Collection Account on the Deposit Date related to the Payment Date fixed for redemption.  In connection with an Optional Purchase, the Notes will be redeemed on that Payment Date in whole, but not in part, for the Redemption Price.  The “Redemption Price” for a class of Notes will equal the Note Balance for the related class, plus accrued and unpaid interest thereon at the applicable interest rate, to but not including the Payment Date fixed for redemption.  The Administrator or the Issuing Entity will provide at least 20 days’ prior notice of the redemption of the Notes to the Indenture Trustee and the Owner Trustee, and the Indenture Trustee will provide at least 10 days’ notice thereof to the Noteholders.  On the Payment Date fixed for redemption, the Notes will be due and payable at the Redemption Price, and no interest will accrue on the Notes after the Payment Date if paid in full.

For additional information regarding termination of the Issuing Entity, you should refer to “Description of the Transaction Documents—Termination” in the accompanying prospectus.

Liquidation Proceeds

Under the Servicing Agreement, the Servicer, on behalf of the Issuing Entity, will sell or otherwise dispose of Specified Vehicles related to Specified Leases that have reached their respective Maturity Dates (a “Matured Vehicle”), related to Specified Leases where the Lessee has terminated the Specified Lease or related to Defaulted Leases (each, a “Defaulted Vehicle”).  In connection with the sale or other disposition of a Matured Vehicle or a Defaulted Vehicle, the Servicer will deposit into the Collection Account all Liquidation Proceeds and Recovery Proceeds from Specified Vehicles received during the related Collection Period within two Business Days.  However, so long as the Monthly Remittance Condition is satisfied, the Servicer may retain such amounts until the related Deposit Date.

“Disposition Expenses” will mean expenses and other amounts reasonably incurred by the Servicer in connection with the sale or other disposition of a Matured Vehicle or a Defaulted Vehicle, including but not limited to sales commissions, expenses incurred in connection with the repossession of a Defaulted Vehicle, taxes, registration charges and expenses incurred in connection with making claims under any applicable insurance policies. Disposition Expenses will be reimbursable to the Servicer from amounts otherwise included in Insurance Proceeds and Liquidation Proceeds.

“End of Lease Term Liability” will mean with respect to a Matured Vehicle returned to the Servicer by the Lessee, the amount paid by such Lessee including any disposition fee, unpaid Monthly Payments due, excess mileage payments, excess wear and use payments and any fees and taxes.

“Insurance Proceeds” will include recoveries or proceeds collected by the Servicer net of related Disposition Expenses under any insurance policy, including any self-insurance, and also including any vehicle liability insurance policy required to be obtained and maintained by the related Lessees pursuant to the Specified Leases, any blanket or supplemental vehicle casualty insurance policy maintained by the Servicer and any other insurance policy relating to the Specified Leases or the related Lessees, in each case in connection with damage to a Specified Vehicle or its loss, destruction or theft, except to the extent required to be paid to a Lessee.

“Recovery Proceeds” will mean any Insurance Proceeds, any security deposit applied to an amount owed by a Lessee, any Total Loss Payoff, Early Termination Cost and End of Lease Term Liability received from a Lessee and any other net recoveries recovered by the Servicer with respect to Specified Leases that have been charged-off minus amounts included in such items that represent third-party charges paid or payable (such as fees, taxes and repair costs).

“Matured Vehicle Proceeds” with respect to any Collection Period, net proceeds received by the Servicer during such Collection Period from the sale or other disposition of Specified Vehicles that are Matured Vehicles, including payments for excess mileage and excess wear and tear, in each case through the date of disposition of the related Specified Vehicles.

“Charged-off Vehicle Proceeds” with respect to any Collection Period, means net proceeds received in connection with the sale or other disposition of Specified Vehicles that have been repossessed by the Servicer or its agent during such Collection Period or any prior Collection Period, in each case through the date of disposition of the related Specified Vehicle.

“Liquidation Proceeds” with respect to any Collection Period, means the sum of all amounts received in connection with the realization of the amounts due under any Specified Leases through the date of such disposition, including, without limitation, all Matured Vehicle Proceeds and Charged-off Vehicle Proceeds received by the Servicer during such Collection Period.

“Total Loss Payoff” will mean with respect to a Specified Vehicle that has been lost, stolen or damaged beyond economic repair, an amount paid by the Lessee generally equal to the deductible under the related insurance policy, unpaid Monthly Payments due, and any official fees and taxes and any other charges owed under the Specified Lease.

The Servicer will be required to purchase or cause to be purchased a Specified Vehicle before the Maturity Date of the related Specified Lease and remit to the Collection Account an amount equal to the Securitization Value of that Specified Lease as of the effective date of termination if the Servicer agrees with the Lessee to a change in the Lease Rate applicable to that Specified Vehicle and that change results in a change in the Contract Residual Value and/or the lease term.

After the sale of the SUBI Certificate to the Issuing Entity, the Servicer will be obligated to reallocate from the 20_-_ SUBI any Specified Leases and Specified Vehicles not meeting certain representations and warranties by depositing or causing to be deposited into the Collection Account an amount equal to the Securitization Value of the Specified Lease not meeting such representations and warranties made by the Servicer that materially and adversely affect the interests of the Issuing Entity in the Specified Vehicle or Specified Lease and that are not timely cured (the “Reallocation Payment”).  For additional information regarding the representations and warranties made by the Servicer in respect of the Specified Leases and the Servicer’s obligations to reallocate certain Specified Vehicles, you should refer to “The Leases—Representations, Warranties and Covenants” in the accompanying prospectus.

Extensions and Pull-Ahead Program

The Servicing Agreement will provide that consistent with its customary servicing practices, the Servicer may, in its discretion, modify or extend the term of a Specified Lease. If any such extension of a Maturity Date exceeds six months, the Servicer will be required to make a Reallocation Payment to the SUBI Collection Account and by directing the Titling Trustee to reallocate such Specified Lease and the related Specified Vehicle to the UTI. The Servicer will be required to make a Reallocation Payment for any extension that causes a Specified Lease to mature after the last day of the Collection Period preceding the Class A-4 Note Final Scheduled Payment Date.

TMCC occasionally offers to lessees whose lease contracts are nearing expiration, incentives to lease new vehicles. These incentives may include permitting a Lessee to terminate a Specified Lease up to six months prior to its maturity in order to allow that Lessee, among other things, (1) to enter into a new lease contract for a different vehicle, (2) to purchase a different vehicle or (3) to finance a different vehicle. For additional information, see “TMCC’s Lease Financing Program—Extensions and Pull-Ahead Program” in the accompanying prospectus.  In the event that a lease contract subject to such forgiveness is a Specified Lease, TMCC has agreed in the Servicing Agreement to pay to the Issuing Entity the Monthly Payments so forgiven.

For additional information, you should refer to “TMCC’s Lease Financing Program—Extensions and Pull-Ahead Program” in the accompanying prospectus.

Notification of Liens and Claims

The Servicer will be required to immediately notify the Depositor, in the event that TMCC is not acting as the Servicer, the Indenture Trustee and the Titling Trustee of all liens or claims of any kind of a third party that would materially and adversely affect the interests of the Depositor, the Titling Trust or the Issuing Entity in any Specified Lease or Specified Vehicle.

Removal of Servicer

If a Servicer Default occurs, the Titling Trustee or the holder of the SUBI Certificate (which will be the Indenture Trustee, acting at the direction of the holders of a majority of the Controlling Class of Notes (excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC, Toyota Leasing, Inc. or any of their affiliates), voting together as a single class) may terminate the rights and obligations of the Servicer under the Servicing Agreement, or waive any Servicer Default, without the consent of the Certificateholder.

Each of the following is a “Servicer Default” as specified in the Servicing Agreement:

(a)
any failure by the Servicer to deposit in the Collection Account or Reserve Account any required payment or to direct the Indenture Trustee to make any required payment or distribution therefrom, which failure continues unremedied for a period of five Business Days after discovery of the failure by an officer of the Servicer or written notice of such failure is received (i) by the Servicer from the Owner Trustee or the Indenture Trustee or (ii) to the Servicer and to the applicable Owner Trustee and Indenture Trustee by the Holders of Notes evidencing not less than a majority of the Controlling Class of Notes, acting together as a single class;

(b)
failure by the Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Servicer described in the Servicing Agreement, which failure shall materially and adversely affect the rights of the Certificateholder or Noteholders and shall continue unremedied for a period of 90 days after the date on which written notice of such failure is received (i) by the Servicer from the Owner Trustee or the Indenture Trustee or (ii) to the Servicer and to the Owner Trustee and Indenture Trustee by the Holders of Notes evidencing not less than a majority of the Controlling Class of Notes, acting together as a single class; or

(c)	the occurrence of certain bankruptcy or insolvency events with respect to the Servicer;

provided, however, that a delay or failure of performance referred to under clauses (a) or (b) above for an additional period of 60 days will not constitute a Servicer Default if such delay or failure was caused by force majeure or other similar occurrence.

Upon receipt of notice of the occurrence of a Servicer Default, prompt written notice thereof will be delivered to the Rating Agencies.

For additional information regarding the removal of the Servicer, you should refer to “Description of the Transaction Documents––Rights Upon Servicer Default” in the accompanying prospectus.

THE OWNER TRUSTEE[, THE DELAWARE TRUSTEE] AND THE INDENTURE TRUSTEE

General

__________ will be the Owner Trustee under the Trust Agreement.  [As a matter of Delaware law, the Issuing Entity will be viewed as a separate legal entity, distinct from the Owner Trustee, and the Issuing Entity will be viewed as the issuer of the Certificate.  __________ will be the Delaware Trustee under the Trust Agreement.]  __________ will be the Indenture Trustee under the Indenture.  The Owner Trustee, [the Delaware Trustee,] the Indenture Trustee and any of their respective affiliates may hold the Notes in their own names or as pledgees.

For the purpose of meeting the legal requirements of certain jurisdictions, the Administrator and the Owner Trustee acting jointly (or in some instances, the Owner Trustee acting alone) and the Indenture Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Issuing Entity.  In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee or the Indenture Trustee, as applicable, will be conferred or imposed upon the Owner Trustee or the Indenture Trustee, as applicable, and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Owner Trustee or the Indenture Trustee, as applicable, will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, as applicable.

The Owner Trustee[, the Delaware Trustee] and the Indenture Trustee may resign at any time.  If the Owner Trustee[, the Delaware Trustee] or Indenture Trustee resigns, the Servicer or the Administrator, respectively, will be obligated to appoint a successor thereto.  TMCC as Administrator under the Administration Agreement may also remove the Owner Trustee[, the Delaware Trustee] or the Indenture Trustee if either (i) ceases to be eligible to continue as such under the Trust Agreement or the Indenture, as the case may be, (ii) becomes legally unable to act, (iii) is adjudged bankrupt or insolvent or (iv) a receiver or other public officer shall take charge of the Owner Trustee[, the Delaware Trustee] or the Indenture Trustee, as applicable, or their respective property.  In such circumstances, the Servicer or the Administrator, as applicable, will be obligated to promptly appoint a successor Owner Trustee[, Delaware Trustee] or Indenture Trustee, respectively.  Any resignation or removal of the Owner Trustee[, Delaware Trustee] or Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.  If no successor Owner Trustee [or Delaware Trustee, as applicable,] shall have been so appointed or shall have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee [or Delaware Trustee, as applicable,] may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee [or Delaware Trustee, respectively].  If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Administrator or the holders of a majority of the outstanding principal amount of the Controlling Class of Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

The Trust Agreement and the Indenture will provide that the Servicer will pay the fees and expenses of the Owner Trustee[, the Delaware Trustee] and the Indenture Trustee, respectively, in connection with their duties under the Trust Agreement and Indenture, respectively.  The Trust Agreement will further provide that the Owner Trustee [and the Delaware Trustee] will be entitled to indemnification by TMCC for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee [or the Delaware Trustee, respectively,] not resulting from its own willful misconduct, bad faith or gross negligence (other than by reason of a breach of any of its representations or warranties to be described in the Trust Agreement).  The Indenture will further provide that the

Indenture Trustee will be entitled to indemnification by TMCC for, and will be held harmless against, any loss, liability or expense incurred by the Indenture Trustee not resulting from its own willful misconduct, bad faith or negligence (other than by reason of a breach of any of its representations, warranties or covenants to be described in the Indenture).

The Titling Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against any loss, liability, fee, disbursement or expense incurred by it in connection with its acceptance of the trusts and duties contained in the Titling Trust Agreement.

Duties of the Titling Trustee, the Owner Trustee[, the Delaware Trustee] and the Indenture Trustee

The Titling Trustee will make no representations as to the validity or sufficiency of the 201_-_ SUBI or the SUBI Certificate (other than the execution and authentication of the SUBI Certificate) or of any Specified Lease, Specified Vehicle or related document, will not be responsible for performing any of the duties of the UTI Beneficiary or the Servicer and will not be accountable for the use or application by any owners of beneficial interests in the Titling Trust Assets of any funds paid in respect of the Titling Trust Assets or the investment of any of such monies before such monies are deposited into the accounts relating to the 201_-_ SUBI, any Other SUBI and the UTI.  The Titling Trustee will not independently verify the Specified Leases or the Specified Vehicles. The duties of the Titling Trustee will generally be limited to the acceptance of assignments of Leases, the creation of the 201_-_ SUBI, Other SUBIs and the UTI and the receipt of the various certificates, reports or other instruments required to be furnished to the Titling Trustee under the SUBI Trust Agreement, in which case the Titling Trustee will only be required to examine them to determine whether they conform to the requirements of the SUBI Trust Agreement.

The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the SUBI Certificate, the Notes or Certificates (other than the authentication of the Certificate) or of any Specified Leases or related documents and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes, the Certificate or the SUBI Certificate, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account.  The Owner Trustee will not independently verify the Specified Leases.  If no Event of Default has occurred and is continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement.  Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement.  The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement or Servicing Agreement unless the Owner Trustee obtains actual knowledge of such failure as will be specified in the Trust Agreement.

The Owner Trustee will not be required to perform any of the obligations of the Issuing Entity under the Trust Agreement or the other Transaction Documents that are required to be performed by:

•	the Servicer under the Servicing Agreement or the SUBI Trust Agreement;

•	the Administrator under the Trust Agreement, the Trust Administration Agreement or the Indenture;

•	the Depositor under the SUBI Certificate Transfer Agreement, the Trust Agreement or the Back-up Security Agreement; or

•	the Indenture Trustee under the Indenture.

In addition, the Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation thereto at the request, order or direction of any Certificateholder, unless that Certificateholder has offered to the Owner Trustee security or indemnity reasonably satisfactory to the Owner Trustee against the costs, expenses and liabilities that may be incurred by the Owner Trustee in connection with the exercise of those rights.

[The Delaware Trustee has been appointed to serve as the trustee of the Issuing Entity in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the Delaware Statutory Trust Act that the Issuing Entity have at least one trustee with a principal place of business in the State of Delaware.  It is understood and agreed by the parties hereto that the Delaware Trustee shall have none of the duties or liabilities of the Owner Trustee or the Indenture Trustee.  The duties of the Delaware Trustee shall be limited to (i) accepting legal process served on the Issuing Entity in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State that the Delaware Trustee is required to execute under Section 3811 of the Delaware Statutory Trust Act.  To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Issuing Entity or the Certificateholder, it is understood and agreed that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly described in the Trust Agreement.  The Delaware Trustee shall have no  management responsibilities or liability for the acts or omissions of the Owner Trustee or the Indenture Trustee.]

The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Notes (other than the execution and authentication thereof) or of the SUBI Certificate or related documents, and will not be accountable for the use or application by the Sponsor or the Servicer of any funds paid to the Sponsor or the Servicer in respect of the Notes or the SUBI Certificate, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account.  If no Event of Default has occurred and is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Indenture.  Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture.  The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement or Servicing Agreement or of TMCC to perform its duties under the Administration Agreement, unless the Indenture Trustee obtains actual knowledge of such failure as will be specified in the Indenture

The Indenture Trustee will be required to mail (within 60 days after each December 31, beginning in 201_) to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture and other information relating to the Specified Leases.  For additional information regarding such reports, you should refer to “Description of the Notes—The Indenture” in the accompanying prospectus.

The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation thereto at the request, order or direction of any of the Noteholders, unless such Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred with respect to such litigation.  No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless such holder previously has given to the Indenture Trustee written notice of the occurrence of an Event of Default and (i) the Event of Default arises from the Servicer’s failure to remit payments when due or (ii) the holders of the Controlling Class of Notes (excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC, Toyota Leasing, Inc. or any of their affiliates), evidencing not less than 25% of the voting interests of such Controlling Class of Notes, have made written request upon the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee under the Indenture and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 30 days has neglected or refused to institute any such proceedings.  For additional information, you should refer to “Description of the Notes—Indenture” in this prospectus supplement.

Fees and Expenses

The table below sets forth the fees and expenses payable on each payment date, unless otherwise specified in this prospectus supplement.

Party	Amount
Servicer(1)(2)
(i) from Available Collections, one-twelfth of ____% multiplied by the outstanding Aggregate Securitization Value as of the first day of the related Collection Period (or, in the case of the first Payment Date, __________ of ____% multiplied by the outstanding Aggregate Securitization Value as of the Cutoff Date) plus (ii) investment earnings on amounts on deposit in the collection account and all late fees, extension fees and other administrative fees and expenses or similar charges allowed by applicable law with respect to the Specified Leases received by the Servicer during the related Collection Period (the “Servicing Fee).”

(1)	To be paid before any amounts are distributed to Noteholders.
(2)	The Servicer shall pay any Owner Trustee, [Delaware Trustee,] Administrator or Indenture Trustee fees and expenses from the fees paid to the Servicer.

AFFILIATIONS AND RELATED TRANSACTIONS

The Issuing Entity, the Depositor, the Titling Trust and Toyota Financial Services Securities USA Corporation (“TFSS USA”) are affiliates of TMCC (which is the Sponsor, the Servicer and the Administrator).  There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, between any of the Depositor, the Issuing Entity, the Titling Trust, TFSS USA and the Sponsor.

LEGAL PROCEEDINGS

TMCC and certain affiliates were named as defendants in the consolidated multidistrict litigation, In Re: Toyota Motor Corp. Unintended Acceleration, Marketing, Sales Practices, and Products Liability Litigation (United States District Court, Central District of California) seeking damages and injunctive relief as a result of alleged sudden unintended acceleration in certain Toyota and Lexus vehicles.  On August 2, 2010, the plaintiffs filed a consolidated complaint in the multidistrict litigation that does not name TMCC as a defendant.  On November 17, 2010, the court ordered that all omitted claims and theories are deemed dismissed without prejudice.  In addition, the court has permitted alleged classes of foreign plaintiffs to file complaints naming TMCC and related entities as defendants.  On April 4, 2011, the court issued a tentative ruling dismissing TMCC from the foreign plaintiffs’ complaint with prejudice.  A parallel action was filed against TMCC and certain affiliates on March 12, 2010 by the Orange County District Attorney.  On February 18, 2011, the Orange County District Attorney filed an amended complaint in which TMCC was not named as a defendant.  The parties entered into a stipulation and tolling agreement under which the plaintiff may name TMCC within the next year if new facts are discovered.

TMCC and certain affiliates had also been named as defendants in a putative bondholder class action, Harel Pia Mutual Fund vs. Toyota Motor Corp., et al., filed in the Central District of California on April 8, 2010, alleging violations of federal securities laws.  The plaintiff filed a voluntary dismissal of the lawsuit on July 20, 2010.

On July 22, 2010, the same plaintiff in the above federal bondholder action refiled the case in California state court on behalf of purchasers of TMCC bonds traded on foreign exchanges (Harel Pia Mutual Fund v. Toyota Motor Corp., et al., Superior Court of California, County of Los Angeles).  The complaint alleged violations of California securities laws, fraud, breach of fiduciary duty and other state law claims.  On September 15, 2010, defendants removed the state court action to the United States District Court for the Central District of California pursuant to the Securities Litigation Uniform Standards Act and the Class Action Fairness Act.  Defendants filed a motion to dismiss on October 15, 2010.  After a hearing on January 10, 2011, the court granted the defendants’ motion to dismiss with prejudice on January 11, 2011.  The plaintiff filed a notice of appeal on January 27, 2011.

TMCC believes it has meritorious defenses to these claims and intends to defend them vigorously.  At this time, TMCC believes that these cases will not be material to holders of any Notes.

To the knowledge of the Sponsor and the Depositor, there are no other legal proceedings pending, or governmental proceedings contemplated, against the Sponsor, the Depositor, the Owner Trustee, [the Delaware

Trustee,] the Indenture Trustee, the Titling Trust, the Servicer or the Issuing Entity that would be material to holders of any Notes.

ERISA CONSIDERATIONS

Subject to the following discussion, the Notes sold to parties unaffiliated with the issuing entity may be acquired by pension, profit-sharing or other employee benefit plans that are subject to Title I of ERISA, individual retirement accounts, Keogh Plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and entities deemed to hold the plan assets of the foregoing (each, a “Plan”).  Section 406 of ERISA and Section 4975 of the Code prohibit a Plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan.  A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Plan. Title I of ERISA also requires that fiduciaries of a Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

Certain transactions involving the Issuing Entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased the Notes if assets of the Issuing Entity were deemed to be assets of a Plan.  Under a regulation issued by the United States Department of Labor (the “Regulation”) and Section 3(42) of ERISA, the assets of the Issuing Entity would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the Issuing Entity and none of the exceptions to plan asset treatment contained in the Regulation, as effectively amended by Section (3)(42) of ERISA, were applicable.  An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Issuing Entity believes that those Notes acquired by parties unaffiliated with the Issuing Entity should be treated as indebtedness without substantial equity features for purposes of the Regulation.  This determination is based in part upon (i) tax counsel’s opinion that Notes held by parties unaffiliated with the Issuing Entity will be classified as debt for federal income tax purposes and (ii) the traditional debt features of such Notes, including the reasonable expectation of purchasers of the Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.  Based upon the foregoing and other considerations, and subject to the considerations described below, such Notes may be acquired by a Plan.

However, without regard to whether the Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the Owner Trustee, [the Delaware Trustee,] the Indenture Trustee, the Titling Trustee, any Underwriter or certain of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan.  In such case, certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the Notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such note. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by “in-house asset managers”; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.”  In addition to the class exemptions listed above, there is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a Plan and a person or entity that is a party in interest to such Plan solely by reason of providing services to a Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the plan involved in such transaction), provided that there is adequate consideration for the transaction. Even if the conditions described in one or more of these exemptions are met, the scope of relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions.  There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the Notes and prospective purchasers that are Plans should consult with their advisors regarding the applicability of any such exemption.

The Underwriters, the Owner Trustee, [the Delaware Trustee,] the Indenture Trustee, the Titling Trustee, the Depositor, the Servicer or their affiliates may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale or holding of Notes, the purchase of Notes using plan assets over which any of these parties or their affiliates has investment authority might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code.  Accordingly, Notes may not be purchased using the assets of any Plan if the Underwriter, the Owner Trustee, [the Delaware Trustee,] the Indenture Trustee, the Titling Trustee, the Depositor, the Servicer or their affiliates has investment authority for those assets, or is an employer maintaining or contributing to the Plan, unless an applicable prohibited transaction exemption is available to cover such purchase.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans are not subject to ERISA requirements; however, governmental or non-U.S. plans may be subject to comparable non-U.S., federal, state or local law restrictions.

By acquiring a Note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring such note with the assets of a Plan or any other plan subject to a law that is substantially similar to Title I of ERISA or Section 4975 of the Code, or (ii) the acquisition, holding and disposition of such Notes will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a nonexempt violation under any other substantially similar law.

The sale of Notes to a Plan is in no respect a representation that this investment meets all relevant legal requirements with respect to investments by Plan generally or by a particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code or any other substantially similar applicable law, the effect of the assets of the Issuing Entity being deemed “plan assets” and the applicability of any applicable exemption prior to making an investment in the Notes.  Each Plan fiduciary should determine whether under the fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Plan, also taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Bingham McCutchen LLP, special tax counsel to the Issuing Entity (“Tax Counsel”), under current law, assuming the execution of, and compliance with, the Indenture and the Trust Agreement and subject to the discussion described below, (i) Notes sold on the Closing Date to parties unrelated to the initial holders of the Certificate will be classified as debt for U. S. federal income tax purposes and any Notes retained by the initial holders of the Certificate or parties related to such holders, if later sold to a party unrelated to the holder of the Certificate for cash, will be classified as debt instruments for U.S. federal income tax purposes as of the date of such sale, based on certain assumptions (including that the ratings of the Notes as of the Closing Date have not declined below investment grade) and (ii) the Issuing Entity will not be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.

[We do not anticipate issuing Notes with any original issue discount, other than original issue discount of a de minimis amount or, if applicable, as a result of any class of Notes, such as any Class A-1 Notes that are not held by the Depositor or its affiliates having a fixed maturity of not more than one year from the date of issue.]  For additional information, you should refer to “Certain Federal Income Tax Consequences—Interest Income to U.S. Noteholders” in the accompanying prospectus.  The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is ____% ABS.  For additional information, you should refer to “Prepayment and Yield Considerations” in this prospectus supplement.  No representation is made that the Specified Leases will prepay in accordance with this assumption or in accordance with any other assumption.

In addition, Tax Counsel has prepared or reviewed the statements under “Summary of Terms—Tax Status” in this prospectus supplement as they relate to federal income tax matters and under “Certain Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus and is of the opinion that such statements are correct in all material respects.  Such statements are intended as an explanatory discussion of the possible effects of the classification of the Issuing Entity as a partnership for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor’s specific tax circumstances that would be provided by an investor’s own tax adviser.  Accordingly, each investor is advised to consult its own tax advisor with regard to the tax consequences to it of investing in Notes.

For additional information regarding the federal and state tax treatment of the Issuing Entity, and the federal and state tax consequences of the purchase, ownership and disposition of the Notes, you should refer to the discussion under “Certain Federal Income Tax Consequences” and “Certain State Tax Consequences” in the accompanying prospectus.

Tax Characterization of the Issuing Entity

The Depositor and the Servicer will agree, and the beneficial owners of the Certificates (which we refer to in this prospectus supplement as the “Certificate Owners”) will agree by their purchase of the Certificates, to treat the Issuing Entity (i) as a partnership for purposes of U.S. federal income tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Issuing Entity, the partners of the partnership being the Certificate Owners, and the Notes being debt of the partnership, or (ii) if [TMCC or an affiliate] owns all of the Certificates and none of the Notes are characterized as equity interests in the Issuing Entity, as disregarded as an entity separate from [TMCC or an affiliate] for purpose of U.S. federal and state income tax and any other tax measured in whole or in part by income, with the assets of the Issuing Entity and the Notes treated as assets and indebtedness of the Certificate Owner. However, the proper characterization of the arrangement involving the Issuing Entity, the Notes, the Depositor and the Servicer is not clear because there is no authority on transactions closely comparable to the transaction described in this prospectus supplement.

Treatment of the Notes as Indebtedness

The Depositor, any Certificateholders and the Certificate Owners will agree, and the beneficial owners of the Notes (which we refer to in this prospectus supplement as the ‘‘Note Owners’’) will agree by their purchase of the Notes, to treat the Notes as debt for purposes of U.S. federal income tax and any other tax measured in whole or in part by income.

Tax Status of the Titling Trust

On the basis of and subject to the foregoing, it is our opinion that neither the establishment of the SUBI nor the issuance of the SUBI Certificate will cause the Vehicle Trust or the SUBI to be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. Federal income tax purposes.

UNDERWRITING

Subject to the terms and conditions described in the underwriting agreement, the Depositor has agreed to sell to each of the underwriters named below (collectively, the “Underwriters”), and each of the Underwriters has severally agreed to purchase the initial principal amounts of the Notes appearing opposite its name below (collectively, the “Underwritten Notes”):

	[Principal Amount of Class A-1 Notes]	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes	[Principal Amount of Class B Notes]
__________.	$__________	$__________	$__________	$__________	$__________
__________.	$__________	$__________	$__________	$__________	$__________
__________.	$__________	$__________	$__________	$__________	$__________
Total	$__________	$__________	$__________	$__________	$__________

The Depositor has been advised by the Underwriters that they propose initially to offer the Underwritten Notes to the public at the prices described in this prospectus supplement.  After the initial public offering of the Underwritten Notes, the public offering price may change.

The underwriting discounts and commissions, the selling concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the related class of Underwritten Notes and as an aggregate dollar amount, shall be as follows:

	Underwriting Discount and Commissions	Net Proceeds to the Depositor(1)	Selling Concessions Not to Exceed(2)	Reallowance Not to Exceed
[Class A-1 Notes	____%	____%	____%	____%]
Class A-2 Notes	____%	____%	____%	____%
Class A-3 Notes	____%	____%	____%	____%
Class A-4 Notes	____%	____%	____%	____%
[Class B Notes	____%	____%	____%	____%]
Total for the Notes	$__________	$__________
____________________
(1)	Before deducting expenses payable by the Depositor, estimated to be $__________.
(2)	Due to sales to affiliates, one or more of the underwriters may be required to forego a de minimus portion of the selling concession they would otherwise be entitled to receive.

Until the distribution of the Underwritten Notes is completed, rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Underwritten Notes.  As an exception to these rules, the Underwriters are permitted to engage in certain transactions to stabilize the price of the Underwritten Notes.  Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Underwritten Notes.

If the Underwriters create a short position in the Underwritten Notes in connection with this offering, (i.e., they sell more Underwritten Notes than are described on the cover page of this prospectus supplement), the Underwriters may reduce that short position by purchasing Underwritten Notes in the open market.

The Underwriters may also impose a penalty bid on certain Underwriters and selling group members.  This means that if the Underwriters purchase Underwritten Notes in the open market to reduce the Underwriters’ short position or to stabilize the price of the Underwritten Notes, they may reclaim the amount of the selling concession from any Underwriter or selling group member who sold those Underwritten Notes as part of the offering.

In general, purchases of a security for the purposes of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.  The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

Neither the Sponsor nor the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above may have on the price of the Underwritten Notes.  In addition, neither the Sponsor nor any of the Underwriters make any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The Underwritten Notes are new issues of securities and there currently is no secondary market for the Underwritten Notes.  The Underwriters for the Underwritten Notes expect to make a market in the Underwritten Notes but will not be obligated to do so.  There is no assurance that a secondary market for the Underwritten Notes will develop.  If a secondary market for the Underwritten Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Underwritten Notes.

The Indenture Trustee may, from time to time, invest the funds in the collection account and the Reserve Account, at the direction of the Servicer and the Sponsor, in investments acquired from or issued by the Underwriters.

In the ordinary course of business, the Underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the Servicer and its affiliates.

The Sponsor and the Depositor have agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments which the Underwriters may be required to make in respect thereof.

It is expected that the delivery of the Underwritten Notes will be made against payment therefor on or about the Closing Date, which is expected to be on or about the _____ Business Day following the date hereof.  Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle within three business days, unless the parties thereto expressly agree otherwise.  Accordingly, purchasers who wish to trade the Underwritten Notes more than three business days prior to the expected delivery date will be required to specify an alternate settlement cycle at the time of any such trade to avoid a failed settlement.

[Describe class and amount of any retained notes] (collectively, the “Retained Notes”) are offered by this prospectus supplement and the accompanying prospectus but will not be sold to the Underwriters under the underwriting agreement on the Closing Date.  The Retained Notes will be retained by Toyota Leasing, Inc. or its affiliate on the Closing Date. The Retained Notes may be sold by the Depositor or its affiliate directly, including through TFSS USA acting as placement agent, on or after the Closing Date, or through underwriters after the Closing Date, in each case, in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale.  Any underwriters or placement agents that participate in the distribution of any class of Retained Notes retained or purchased by the Depositor or an affiliate of the Depositor may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the sale of those notes by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.]

TFSS USA is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) (formerly known as the National Association of Securities Dealers, Inc., or NASD).  The principal business of TFSS USA is to sell debt securities of its affiliates, including those of TMCC.  TFSS USA is an affiliate of TMCC and may participate as a placement agent in the distribution of the Retained Notes offered pursuant to this prospectus supplement. Rule 2720 of the NASD Conduct Rules imposes certain requirements when a FINRA member such as TFSS USA distributes an affiliated company’s securities.  [Any offering of a class of Retained Notes using this prospectus supplement in which TFSS USA participates will be made in compliance with the applicable requirements of Rule 2720.  Subject to the terms and conditions described in an agreement among the Depositor, the Sponsor and TFSS USA, TFSS USA has agreed to act as a placement agent in the offering of the Retained Notes, if requested by the Depositor or an affiliate of the Depositor.]

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter has represented and agreed with us that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Notes to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of the Notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and United Kingdom.

Capital Requirements Directive

European Union member states are in the process of implementing Article 122a of the Capital Requirements Directive 2006/48/EC (as amended by Directive 2009/111/EC) (“Article 122a”) that, among other things, places certain restrictions on the ability of an EU-regulated credit institution to invest in asset-backed securities.  Article 122a requires such credit institutions to only invest in asset-backed securities in respect of which the sponsor or originator has disclosed to investors that it will retain a specified minimum net economic interest in the securitization transaction.  Prior to investing in an asset-backed security, the credit institution must also be able to demonstrate that it has a comprehensive and thorough understanding of the securitization transaction and its structural features by satisfying the due diligence requirements and ongoing monitoring obligations of Article 122a.

 None of the Sponsor, the Depositor, nor any of their respective affiliates is obligated to retain a material net economic interest in the securitization described in this prospectus supplement and the accompanying prospectus or to provide any additional information that may be required to enable a credit institution to satisfy the due diligence and monitoring requirements of Article 122a.

Failure of an EU-regulated credit institution (or any other EU-regulated investor that may become subject to Article 122a) to comply with one or more requirements for an investment in a securitization described in Article 122a in any material respect may result in the imposition of a penalty regulatory capital charge on the securities acquired by that credit institution.  In addition, Article 122a and any other changes to the regulation or regulatory treatment of asset-backed securities may negatively impact the regulatory position of affected investors and have an adverse impact on the value and liquidity of asset-backed securities such as the notes.  Noteholders should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a and the suitability of the notes for investment.

United Kingdom

Each Underwriter has represented and agreed that:

(a)
to the extent that it is carrying on business in the United Kingdom, it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or will not otherwise be acting in breach of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) or cause the Issuing Entity to be in breach of Section 19 of the FSMA;

(b)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) and (to the extent that it is a person authorised in the United Kingdom pursuant to Part IV of the FSMA) Section 238(1) of the FSMA does not apply to the Issuing Entity; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

LEGAL OPINIONS

In addition to the legal opinions described in the accompanying prospectus, certain legal matters relating to the Notes and certain federal income tax and other matters will be passed upon for the Issuing Entity by Bingham McCutchen LLP.  Certain legal matters relating to the Notes will be passed upon for the Underwriters by _________________.

INDEX OF TERMS

201_-_ SUBI Assets	S-33	first priority principal distribution amount	S-16
2011-1 SUBI	S-33	First Priority Principal Distribution Amount	S-59
ABS	S-50	FSMA	S-80
ABS Tables	S-51	Global Notes	0-1
Administration Agreement	S-35	Indenture	S-34
Administrator	S-35	Indenture Trustee	S-34
Aggregate Securitization Value	S-60	Initial Lease Balance	S-41
ALG	S-43	Initial Note Balance	S-33
Article 122a	S-22	Insurance Proceeds	S-68
Available Collections	S-59	Interest Period	S-56
BCFP	S-23	Interest Rate	S-56
Business Day	S-56	Issuer SUBI Certificate Transfer Agreement	S-35
Certificate Owners	S-76	Issuing Entity	S-33
Certificateholder	S-33	Lease Balance	S-41
Certificates	S-33	Lease Rate	S-41
Charged-off Vehicle Proceeds	S-68	Lessee	S-36
class A notes	S-11	Liquidation Proceeds	S-68
Class A Notes	S-35	LKE Program	S-36
Class A-1 Final Scheduled Payment Date	S-57	Matured Vehicle	S-67
Class A-1 Notes	S-34	Matured Vehicle Proceeds	S-68
Class A-2 Final Scheduled Payment Date	S-57	Monthly Payment	S-47
Class A-2 Notes	S-34	Monthly Payments	S-42
Class A-3 Final Scheduled Payment Date	S-57	Non-U.S. Person	0-4
Class A-3 Notes	S-34	Note Owners	S-76
Class A-4 Final Scheduled Payment Date	S-57	Noteholders	S-33
Class A-4 Notes	S-34	notes	S-11
Class B Final Scheduled Payment Date	S-57	Notes	S-33
Class B Notes	S-34	OLA	S-24
Clearstream	0-1	Optional Purchase	S-67
Closing Date	S-34	Optional Purchase Price	S-67
Code	S-74	Other SUBI	S-33
Collection Account	S-65	Overcollateralization Target Amount	S-60
Collection Period	S-59	Owner Trustee	S-34
Collections	S-59	Payment Date	S-56
Controlling Class	S-50	Plan	S-74
Cutoff Date	S-39	Pool Factor	S-55
Dealers	S-33	Prospectus Directive	S-79
Defaulted Lease	S-47	PTCE	S-75
Defaulted Vehicle	S-67	Rating Agency	S-66
Delaware Trustee	S-34	Reallocation Payment	S-69
Depositor	S-33	Recovery Proceeds	S-68
Determination Date	S-59	Redemption Price	S-67
Disposition Expenses	S-68	regular principal distribution amount	S-17
Dodd Frank Act	S-23	Regular Principal Distribution Amount	S-60
DTC	S-58, 0-1	Regulation	S-74
eligible institution	S-66	Relevant Implementation Date	S-79
Eligible Investments	S-66	Relevant Member State	S-79
End of Lease Term Liability	S-68	Rent Charge	S-40
Euroclear	0-1	Reserve Account	S-62
European Economic Area	S-79	Retained Notes	S-78
Event of Default	S-58	SEC	S-55
FDIC	S-24	second priority principal distribution amount	S-16
Final Scheduled Payment Date	S-57	Second Priority Principal Distribution Amount	S-60

Securities	S-33	Supplemental Servicing Fee	S-59
Securities Act	S-78	Tax Counsel	S-75
Securitization Rate	S-46	TFSS USA	S-73
Securitization Value	S-46	Titling Trust	S-33
Securityholders	S-33	Titling Trust Agreement	S-35
Servicer	S-35	Titling Trustee	S-35
Servicer Default	S-69	TMCC	S-23, S-33
Servicing Agreement	S-35	Total Loss Payoff	S-68
Servicing Fee	S-73	Transaction Documents	S-35
specified leases	S-12	Trust Agent	S-35
Specified Leases	S-33	Trust Agreement	S-34
specified reserve account balance	S-19	Trust Estate	S-36
Specified Reserve Account Balance	S-62	Trustees	S-39
specified vehicles	S-12	U.S. Bank	S-35
Specified Vehicles	S-33	U.S. Person	0-4
Sponsor	S-35	Underwriters	S-77
SUBI Certificate	S-33	Underwritten Notes	S-77
SUBI Certificate Transfer Agreement	S-35	UTI	S-33
SUBI Trust Agreement	S-35	UTI Beneficiary	S-33

ANNEX A

GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the globally offered Notes (the “Global Notes”) will be available only in book-entry form. Investors in the Global Notes may hold such Global Notes through The Depository Trust Company (“DTC”) or, upon request, Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V, as operator for the Euroclear System (“Euroclear ”) (or their successors or assigns).  The Global Notes will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Notes through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement).

Secondary market trading between investors holding Global Notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed notes issues.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. Persons (as defined below under “—Certain U.S. Federal Income Tax Documentation Requirements”) holding Global Notes will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the Notes clearing organizations or their participants.

Initial Settlement

All Global Notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Notes will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC Participants.

Investors electing to hold their Global Notes through DTC will follow the settlement practice. Investor Notes custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Notes will be credited to Notes custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and depositor’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed notes issues in same-day funds.

Trading Between Clearstream and/or Euroclear System Participants.  Secondary market trading between Clearstream Participants or Euroclear System Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Depositor and Clearstream or Euroclear System Participants.  When Global Notes are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear System Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear System Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Notes against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year of twelve 30-day months or a 360-day year and the actual number of days in the accrual period, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Notes. After settlement has been completed, the Global Notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear System Participant’s account. The Notes credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear System cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear System Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Notes are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear System Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Participants or Euroclear System Participants purchasing Global Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Notes were credited to their accounts. However, interest on the Global Notes would accrue from the value date. Therefore, in many cases the investment income on the Global Notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear System Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Notes to the respective European Depositary for the benefit of Clearstream Participants or Euroclear System Participants. The sale proceeds will be available to the DTC depositor on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading Between Clearstream or Euroclear System Depositor and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Participants and Euroclear System Participants may employ their customary procedures for transactions in which Global Notes are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The Depositor will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear System Participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Notes to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment to and excluding the settlement date on the basis of a 360-day year of twelve 30-day months or a 360-day year and the actual number of days in the accrual period, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear System Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear System Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear System Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear System Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Notes from DTC Participants for delivery to Clearstream Participants or Euroclear System Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)
borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear System accounts) in accordance with the clearing system’s customary procedures;

(b)
borrowing the Global Notes in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Notes sufficient time to be reflected in their Clearstream or Euroclear System account in order to settle the sale side of the trade; or

(c)
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear System Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Notes holding Notes through Clearstream Banking Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ Notes in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for Non-U.S. Persons (Form W-8BEN).  Beneficial owners of Global Notes that are Non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

Exemption for Non-U.S. Persons with Effectively Connected Income (Form W-8ECI).  A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, generally can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim For Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or Reduced Rate for Non-U.S. Persons Resident in Treaty Countries (Form W-8BEN).  Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (claiming treaty benefits). Form W-8BEN may be filed by the beneficial owners or their agents.

Exemption for U.S. Persons (Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

The beneficial owner of a Global Security or his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

A Form W-8BEN on which the beneficial owner of a Global Security provides a U.S. taxpayer identification number generally remains in effect until a change in circumstances causes any of the information on the form to be incorrect, provided the withholding agent reports on to the IRS at least one payment annually to such beneficial owner. A Form W-8ECI (and a Form W-8BEN on which a U.S. taxpayer identification number is not provided) generally remains in effect for a period beginning on the date the form is signed and ending on the last day of the third succeeding calendar year, absent a change in circumstances causing any information on the form to be incorrect. If the information shown on a Form W-8BEN or Form W-8ECI changes, a new form must be filed within 30 days of the change.

As used in the foregoing discussion, the term “U.S. Person” means (i) a citizen or resident of the United States who is a natural person, (ii) a corporation or partnership (or an entity treated as a corporation or partnership) organized in or under the laws of the United States or any state thereof, including the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), (iii) an estate, the income of which is subject to United States Federal income taxation, regardless of its source or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the Issuing Entity and one or more United States persons (as such term is defined in the Code and Treasury Regulations) have the authority to control all substantial decisions of the Issuing Entity. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence prior to August 20, 1996 that are eligible to elect and have made a valid election to be treated as United States persons (despite not satisfying the requirements in clause (iv) above) shall also be U.S. Persons. The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Notes. Investors are advised to consult their tax advisors for specific tax advice concerning their holding and disposing of Global Notes.

ANNEX B

STATIC POOL INFORMATION

B-1

PROSPECTUS
Toyota Auto Lease Trusts
Asset Backed Notes
Toyota Leasing, Inc.,
Depositor
Toyota Motor Credit Corporation,
Sponsor, Administrator, Servicer, UTI Beneficiary and Issuer of the TMCC Demand Notes

You should review carefully the factors described under “Risk Factors” beginning on page ___ of this prospectus and in the related prospectus supplement.

This prospectus does not contain complete information about the offering of the securities.  You are urged to read both this prospectus and the related prospectus supplement that will provide additional information about the securities being offered to you.  No one may use this prospectus to offer and sell the securities unless it is accompanied by the related prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved the securities or determined that this prospectus or the prospectus supplement is accurate or complete.  Any representation to the contrary is a criminal offense.

Notes of a given series issued by an issuing entity will be obligations of that issuing entity only.  The notes represent obligations of the related issuing entity only and do not represent the obligations of or interests in Toyota Motor Credit Corporation, Toyota Leasing, Inc., Toyota Lease Trust, Toyota Financial Services Corporation, Toyota Financial Services Americas Corporation, Toyota Motor Corporation, Toyota Motor Sales, U.S.A., Inc. or any of their affiliates.  None of the notes, the TMCC Demand Notes, the certificate representing the special undivided beneficial interest in the pool of leases described herein or the underlying leases are insured or guaranteed by any governmental agency.

The TMCC Demand Notes will be obligations solely of Toyota Motor Credit Corporation and will not be obligations of, or directly or indirectly guaranteed by, Toyota Motor Corporation, Toyota Financial Services Corporation or any of their affiliates.  The TMCC Demand Notes will have the benefit of credit support agreements as described under “TMCC Demand Notes—Credit Support” in this prospectus.

The Issuing Entities –

•    A new issuing entity will be formed to issue each series of notes.

•    The assets of each issuing entity:

–    will be described in a related prospectus supplement;

–    will consist primarily of a certificate representing a special undivided beneficial interest in a pool of closed-end Toyota or Lexus new and used automobile and light-duty truck leases, the related leased vehicles and all of the rights with respect to those leases and related leased vehicles;

–    may include credit enhancement described in a related prospectus supplement; and

–    will include related assets such as:

•    proceeds from claims on related insurance policies;

•    amounts deposited in specified bank accounts; and

•    all proceeds of the foregoing.

The Notes –

•    The notes will be asset backed securities sold periodically in one or more series;

•    will be paid only from the assets of the related issuing entity, including any related credit enhancement and any funds in accounts pledged to the issuing entity;

•    will be issued in one or more classes; and

•    will be treated as indebtedness of the related issuing entity.

The amounts and prices of each offering of notes will be determined at the time of sale and will be described in a prospectus supplement that will be attached to this prospectus.

The TMCC Demand Notes –

•    will be unsecured general obligations of TMCC; and

•    will rank pari passu with all other unsecured and unsubordinated indebtedness of TMCC outstanding from time to time.

The date of this prospectus is __________, 201_.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about the notes is provided in two separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to a particular series of notes including your series; and

•	the accompanying prospectus supplement, which will describe the specific terms of your series of notes including:

—	the timing of interest and principal payments;

—	the priority of interest and principal payments for each class of offered notes;

—	financial and other information about the leases and related leased vehicles and other related assets owned by the issuing entity;

—	information about the credit enhancement for each class of offered notes; and

—	the method for selling the notes.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference.  No one has been authorized to provide you with different information.  The notes are not being offered in any state where their offer is not permitted.

Cross references in this prospectus and in the prospectus supplement have been provided to captions in these materials where you can find further related discussions of a particular topic.  The Table of Contents beginning on page ___ of this prospectus provides the pages on which these captions are located.

For a listing of the pages where capitalized terms used in this prospectus are defined, you should refer to the “Index of Defined Terms” beginning on page ___ in this prospectus.

Whenever we use words like “intends,” “anticipates” or “expects” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future.  Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate.  Any forward-looking statements in this prospectus speak only as of the date of this prospectus.  We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement, except to the extent required by law.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RELATING TO NOTES ISSUED BY TOYOTA AUTO LEASE TRUSTS

The Securities and Exchange Commission (which we refer to in this prospectus as the SEC) allows us to “incorporate by reference” information filed with it by Toyota Leasing, Inc. on behalf of an issuing entity, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  Information that we file later with the SEC will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement.  We incorporate by reference any future annual, monthly or current SEC reports and proxy materials filed by or on behalf of an issuing entity until we terminate our offering of the notes by that issuing entity.

If you have received a copy of this prospectus and the related prospectus supplement, you may request a copy of any document that we have incorporated by reference in this prospectus or the prospectus supplement, excluding any exhibit to the document unless the exhibit is specifically incorporated by reference in the document, at no cost by contacting Toyota Leasing, Inc. at the following address or telephone number: Toyota Leasing, Inc., 19851 South Western Avenue, Torrance, California 90501; telephone: (310) 468-7333.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RELATING TO DEMAND NOTES ISSUED BY TOYOTA MOTOR CREDIT CORPORATION

We also incorporate by reference the annual report on Form 10-K for the fiscal year ended March 31, 2011, as filed by Toyota Motor Credit Corporation (“TMCC”) with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We also incorporate by reference each document that TMCC will file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of the notes is completed, except for any portion of a document that is not “filed” under the Exchange Act.

You may request a copy of any document that we have incorporated by reference in this prospectus relating to the demand notes issued by TMCC, excluding any exhibit to the document unless the exhibit is specifically incorporated by reference in the document, at no cost by contacting TMCC at the following address or telephone number: Toyota Motor Credit Corporation, 19001 South Western Avenue, Torrance, California 90501; telephone: (310) 468-1310.

TABLE OF CONTENTS

Prospectus

Page

SUMMARY OF TERMS	8
RISK FACTORS	16
THE SPONSOR, ADMINISTRATOR, SERVICER, UTI BENEFICIARY AND ISSUER OF THE TMCC DEMAND NOTES	32
THE DEPOSITOR	33
THE ISSUING ENTITY	33
THE ISSUING ENTITY PROPERTY	34
THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE	36
THE TITLING TRUST	36
General	36
The Titling Trustee	38
Lease Origination and the Titling of Leased Vehicles	39
THE SUBI	39
General	39
Transfers of the SUBI Certificate	40
THE LEASES	40
General	40
Representations, Warranties and Covenants	42
TMCC’S LEASE FINANCING PROGRAM	43
Underwriting of Motor Vehicle Lease Contracts	43
Servicing of Motor Vehicle Lease Contracts	44
Insurance on Specified Vehicles	45
Leased Vehicle Maintenance	46
Remarketing Program; Vehicle Disposition Process	46
Extensions and Pull-Ahead Program	47
Determination of Residual Values	47
WHERE YOU CAN FIND MORE INFORMATION ABOUT YOUR NOTES	48
DELINQUENCIES, REPOSSESSIONS AND NET LOSSES	49
WEIGHTED AVERAGE LIVES OF THE NOTES	49
POOL FACTORS AND TRADING INFORMATION	51
USE OF PROCEEDS	51
DESCRIPTION OF THE NOTES	51
General	51
Principal and Interest on the Notes	52
The Indenture	52

The Indenture Trustee	56
CERTAIN INFORMATION REGARDING THE NOTES	57
Fixed Rate Notes	57
Floating Rate Notes	57
Derivative and Other Cash Flow Enhancement Arrangements	63
Revolving Period	63
Prefunding Period	63
Like Kind Exchange Program	63
Book Entry Registration	64
Definitive Securities	68
List of Securityholders	69
Reports to Securityholders	69
DESCRIPTION OF THE TRANSACTION DOCUMENTS	70
Servicing Procedures	72
Custody of Lease Documents and Certificates of Title	73
Insurance on the Leased Vehicles	73
Collections	73
Liquidation Proceeds	74
Advances	74
Security Deposits	75
Realization Upon Charged-off Leases	75
Servicing Compensation and Payment of Expenses	76
Distributions on the Notes	76
Credit and Cash Flow Enhancement	77
Net Deposits	79
Statements to Trustees and Issuing Entity	79
Evidence as to Compliance	79
Certain Matters Regarding the Servicer; Servicer Liability	80
Servicer Default	81
Rights Upon Servicer Default	82
Amendment	82
Non-Petition	83
Payment of Notes	84
Depositor Liability	84
Termination	84

Administration Agreement	85
CERTAIN LEGAL ASPECTS OF THE TITLING TRUST AND THE SUBI	86
The Titling Trust	86
The SUBI	87
Insolvency-Related Matters	88
Dodd-Frank Act Orderly Liquidation Authority Provisions	89
CERTAIN LEGAL ASPECTS OF THE LEASES AND THE LEASED VEHICLES	91
General	91
Back-up Security Interests	91
Vicarious Tort Liability	93
Repossession of Specified Vehicles	93
Deficiency Judgments	94
Consumer Protection Laws	94
Forfeiture for Drug, RICO and Money Laundering Violations	95
Other Limitations	96
TMCC DEMAND NOTES	96
Issuer of the TMCC Demand Notes	96
General	96
Removal of Demand Notes Indenture Trustee; Successor Demand Notes Indenture Trustee	97
Successor Corporation	97
TMCC Statement as to Compliance	98
Supplemental Demand Notes Indentures	98
Events of Default Under the Demand Notes Indenture	98
Absence of Covenants	100
Defeasance and Discharge of Demand Notes Indenture	100
Regarding the Demand Notes Indenture Trustee	100
Credit Support	101
Governing Law	102
Where You can Find More Information	102
Experts	102
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	102
Treatment of the Notes as Debt	103
Possible Alternative Characterization	103
Interest Income to U.S. Noteholders	104
Sale or Exchange of Notes by U.S. Noteholders	104
Recently Enacted Legislation – Medicare Tax	105
Non-U.S	105
Information Reporting and Backup Withholding	106

CERTAIN STATE TAX CONSEQUENCES	106
ERISA CONSIDERATIONS	106
PLAN OF DISTRIBUTION	107
LEGAL OPINIONS	107
INDEX OF DEFINED TERMS	108

SUMMARY OF TERMS

The following information highlights selected information from this document and provides a general overview of the terms of the notes.  To understand all of the terms of the offering of these notes, you should read carefully this entire document and the accompanying prospectus supplement.  Both documents contain information you should consider when making your investment decision.

Issuing Entity	The trust to be formed for each series of notes. The issuing entity will be formed by a trust agreement between the depositor and the owner trustee of the issuing entity.
Depositor
Toyota Leasing, Inc., a wholly owned, limited purpose subsidiary of Toyota Motor Credit Corporation.  The principal executive offices of Toyota Leasing, Inc. are located at 19851 South Western Avenue, Torrance, California 90501; its telephone number is (310) 468-7333 and its facsimile number is (310) 468-6194.

Sponsor, Administrator, Servicer,
UTI Beneficiary and Issuer of the TMCC
Demand Notes
Toyota Motor Credit Corporation.  The principal executive offices of Toyota Motor Credit Corporation are located at 19001 South Western Avenue, Torrance, California 90501, its telephone number is (310) 468-1310 and its facsimile number is (310) 468-6194.

Indenture Trustee	An indenture trustee will be named in the prospectus supplement for each series.
Owner Trustee	An owner trustee for each issuing entity that issues a series of notes will be named in the prospectus supplement for that series.
Titling Trust	Toyota Lease Trust, a Delaware business trust.
Titling Trustee
TMTT, Inc., a Delaware corporation and wholly owned, special purpose subsidiary of U.S. Bank National Association that was organized solely for the purpose of acting as titling trustee. TMTT, Inc. is not affiliated with TMCC or any affiliate.

Trust Agent	U.S. Bank National Association.
Securities	A series of securities will include one or more classes of notes. Notes of a series will be issued pursuant to an indenture.
A series of securities will also include one or more certificates representing the undivided ownership interest in the related issuing entity. The certificates will not be offered.

Holders of classes of notes may have the right to receive their payments before holders of other classes of notes are paid.  This is referred to as “sequential payment.”  In addition, payments on certain classes of notes may be subordinated to payments to senior classes of notes.  This is referred to as “subordination.”  The prospectus supplement will describe the payment priorities and any subordination provisions that apply to a class of notes.

Terms — The terms of each class of notes in a series will be described in the prospectus supplement including:

stated principal amount of the notes;
interest rate or formula for determining the interest rate (which may be fixed, variable, adjustable or some combination of these rates); and
the ability of holders of a class to direct the indenture trustee or owner trustee to take specific remedies.
A class of notes may differ from other classes of notes in certain respects including:
timing and priority of payments;
seniority;
allocations of losses;
interest rate or formula;
amount of principal or interest payments;
whether interest or principal will be payable to holders of the class if certain events occur; and
the ability of holders of a class to direct the trustee to take specified remedies.

Form — If you acquire a beneficial ownership interest in the notes of a series, you will generally hold them through The Depository Trust Company in the United States or Clearstream Banking, société anonyme or the Euroclear Bank S.A./N.V, as operator for the Euroclear System.  This is referred to as “book entry” form.  As long as the notes are held in book entry form, you will not receive a definitive certificate representing the notes.

For additional information, you should refer to “Certain Information Regarding the Notes—Book Entry Registration” in this prospectus.
Denomination — Notes will be issued in the denominations specified in the related prospectus supplement.
TMCC Demand Notes
If so specified in the related prospectus supplement, the TMCC demand notes will be issued, in the form of fully registered definitive notes without interest coupons, by TMCC pursuant to the demand notes indenture and purchased by the applicable issuing entity.  The TMCC demand notes will be unsecured general obligations of TMCC and will rank pari passu with all other unsecured and unsubordinated indebtedness of TMCC outstanding from time to time.   No noteholder will have any direct interest in the TMCC demand notes or have any direct rights under the TMCC demand notes or the demand notes indenture.  The applicable issuing entity will be the only holder of TMCC demand notes, and the noteholders will be secured by the TMCC demand notes.

For additional information regarding the terms and conditions of any TMCC Demand Notes, you should refer to the related prospectus supplement and “TMCC Demand Notes” in this prospectus.
The SUBI Certificate
Certain motor vehicle dealers have assigned, and will assign, directly or indirectly, closed-end Toyota or Lexus new and used automobile and light-duty truck leases to the titling trust pursuant to their dealer agreements.  The leases have been or will be underwritten using the underwriting criteria described in this prospectus under “TMCC’s Lease Financing Program— Underwriting of Motor Vehicle Lease Contracts.”

On or before the date the notes of a series are issued, the titling trust will establish a special unit of beneficial interest, which is also called a SUBI, and allocate to such SUBI certain leases, referred to herein as the “specified leases,” and the related leased vehicles, referred to herein as the “specified vehicles,” owned by the titling trust.  Each specified lease and specified vehicle allocated to the SUBI will be selected based on criteria specified in the related SUBI servicing supplement to the titling trust agreement, among Toyota Motor Credit Corporation, as servicer, TMTT, Inc., as titling trustee on behalf of the titling trust, U.S. Bank National Association, as trust agent and the related indenture trustee. These criteria will be described in the related prospectus supplement.

Each SUBI will be represented by a SUBI certificate representing a beneficial interest in that SUBI.  Upon the creation of a SUBI, the titling trust will issue the related SUBI certificate to Toyota Motor Credit Corporation, the beneficiary of the titling trust.  Toyota Motor Credit Corporation will then sell, assign and transfer the SUBI certificate to Toyota Leasing, Inc. pursuant to a SUBI certificate transfer agreement.  Toyota Leasing, Inc. will then sell, assign and transfer the SUBI certificate to the related issuing entity pursuant to an issuer SUBI certificate transfer agreement.  The transfer of the SUBI certificate from Toyota Leasing, Inc. to the related issuing entity in exchange for the notes issued by such issuing entity will be described in the related prospectus supplement.

The Issuing Entity Property	The assets of each issuing entity:
will be described in the prospectus supplement;

  will primarily be the SUBI certificate and the proceeds received on the related assets, including the right to receive monthly payments under the related specified leases and the amounts realized from sales of the related specified vehicles on or after a specified cutoff date;

may include credit or cash flow enhancement as described in the related prospectus supplement; and
will include related assets such as:

o proceeds from claims on related insurance policies,
o amounts deposited in bank accounts specified in the related prospectus supplement, and
o all proceeds of the foregoing.

For additional information regarding the assets of the issuing entity, you should refer to “The Issuing Entity Property” in this prospectus and “The Issuing Entity” in the related prospectus supplement.

Except to the extent otherwise specified in the related prospectus supplement, the issuing entity will use collections on the related specified leases to pay interest and principal to holders of each class of notes.  The prospectus supplement will describe whether:

collections received each month will be passed through or paid to holders of notes on a monthly basis; or
whether payments will instead be made on a quarterly, semi-annual, annual or other basis.

If payments are made other than monthly, or if the servicer may not temporarily commingle collections with its own funds, the issuing entity will need to invest the collections until the relevant payment date.  These investments must satisfy criteria specified in the related indenture.  In some cases, and if specified in the related prospectus supplement, the investments will be demand notes issued by Toyota Motor Credit Corporation.  These demand notes will be unsecured general obligations of Toyota Motor Credit Corporation and will rank equally with all other outstanding senior unsecured debt of Toyota Motor Credit Corporation.

If so specified in the related prospectus supplement, the related issuing entity may invest in demand notes of Toyota Motor Credit Corporation even if payments to holders of the issuing entity’s notes are to be paid monthly.

If so specified in the related prospectus supplement, the related issuing entity may issue to Toyota Motor Credit Corporation, or any creditworthy third party, a revolving liquidity note as a form of liquidity enhancement.

For additional  information regarding the terms and conditions of any TMCC Demand Notes and any Revolving Liquidity Note, you should refer to “TMCC Demand Notes“ and “Description of the Transaction Documents – Credit and Cash Flow Enhancement – Revolving Liquidity Note” in this prospectus.

Prefunding
If specified in a prospectus supplement, on the applicable closing date, the depositor will make a deposit into a prefunding account from proceeds received from the sale of the related notes, in an amount that will be specified in the related prospectus supplement, but not to exceed 50% of the proceeds of the offering.  Amounts on deposit in the prefunding account will be used to purchase a beneficial interest in additional leases and related leased vehicles, which will be required to have the same eligibility criteria and general characteristics as the initial related specified leases and specified vehicles during the period to be specified in the related prospectus supplement, which may not exceed one year from the date of issuance of the related notes.  Any amounts remaining on deposit in the prefunding account following the end of the specified prefunding period will be transferred to the related collection account and included as part of available amounts on the next succeeding payment date or applied to specific classes of notes as described in the prospectus supplement.

Revolving Period
If specified in a prospectus supplement, during the period beginning on the related closing date and ending on the payment date to be specified in the related prospectus supplement, which may not exceed three years from the date of issuance of the related notes, certain collections on the related specified leases that otherwise would become principal distributable amounts on the next related payment date will instead be used to purchase a beneficial interest in additional leases and related leased vehicles, which will be required to have the same eligibility criteria and general characteristics as the initial pool of related specified leases and specified vehicles or such other characteristics as described in the related prospectus supplement.  At the time of such purchase, such additional leases and related leased vehicles will be allocated to the related SUBI.

An issuing entity may have both a prefunding account and revolving period.  In this event, the prospectus supplement will specify which funds will be applied first to the purchase of beneficial interests in additional leases and related leased vehicles.

Credit and Cash Flow Enhancement
The issuing entities may include certain features designed to provide protection to one or more classes of notes.  These features are referred to as “credit enhancement.”  Credit enhancement may include any one or more of the following:

sequential payment or other payment prioritization of certain classes;
subordination of one or more other classes of notes;
one or more reserve accounts;

  overcollateralization (i.e., the amount by which the aggregate securitization value of the assets allocated to the related SUBI for an issuing entity exceeds the principal amount of all the issuing entity’s outstanding notes);

letters of credit, cash collateral accounts or other credit facilities;
surety bonds;
guaranteed investment contracts;
repurchase or reallocation payment obligations; or

cash deposits.
In addition, the issuing entity may include certain features designed to ensure the timely payment of amounts owed to noteholders. These features may include any one or more of the following:
yield maintenance agreements;
currency or interest rate swap or cap transactions;
liquidity facilities;
ability to issue revolving liquidity notes to creditworthy third parties or Toyota Motor Credit Corporation; or
cash deposits.

The specific terms of any credit or cash flow enhancement applicable to an issuing entity or to the notes issued by an issuing entity will be described in detail in the related prospectus supplement, including any limitations or exclusions from coverage.

Servicing
Toyota Motor Credit Corporation will be appointed to act as servicer for the specified leases.  In that capacity, the servicer will handle the collection of amounts due in respect of the specified leases and the disposition of the specified vehicles when the specified leases terminate or specified vehicles relating to defaulted specified leases are repossessed. The issuing entity will pay the servicer a monthly fee equal to a percentage of the aggregate securitization value of the related specified leases at the beginning of the preceding month specified in the related prospectus supplement.  The servicer will also receive additional servicing compensation in the form of investment earnings, late fees, extension fees and other administrative fees and expenses or similar charges received by the servicer during such month.

Advances
If specified in the related prospectus supplement, the servicer may have the option to advance to the issuing entity lease payments that are due but unpaid by the lessee or proceeds from expected sales of specified vehicles for which the related specified leases have terminated during the related collection period, to the extent provided in the related prospectus supplement. The issuing entity will reimburse the servicer from late collections on the specified leases for which the servicer has made advances, or from collections generally if the servicer determines that an advance will not be recoverable with respect to the related specified lease or specified vehicle.

For additional information regarding advances and reimbursement of advances, you should refer to “Description of the Transaction Documents—Advances” in this prospectus.
Optional Purchase
The servicer or an affiliate may purchase all of the assets of the issuing entity on any payment date when the aggregate securitization value of the related specified leases, as of the end of the related collection period, is less than the percentage specified in the related prospectus supplement of the aggregate securitization value of the related specified leases on the related cutoff date, which would cause the issuing entity to redeem outstanding notes prior to their final scheduled payment dates.

For additional information, you should refer to “Description of the Transaction Documents—Termination” in this prospectus.
Changes in Payment Priorities	Each prospectus supplement will provide a description of the conditions under which changes in the priority of payments to noteholders would be made on any given payment date.
Reallocation of Specified Leases and Specified
Vehicles from the Related SUBI
With respect to each series of notes, the servicer will be obligated to deposit or cause to be deposited into the related collection account an amount equal to the securitization value of any related specified leases in respect of which the servicer has breached certain representations, warranties or agreements if such breach materially and adversely affects the related issuing entity and is not timely cured.  Any such affected specified leases and related specified vehicles will be reallocated from the related SUBI upon deposit of the related securitization value.  In addition, the servicer will be obligated to deposit or cause to be deposited into the related collection account an amount equal to the securitization value of any related specified leases for which a lessee changes the domicile of or title to the related specified vehicle to any jurisdiction in which the titling trust is not qualified and licensed to do business and does not become qualified within 90 days of the date on which the servicer is aware of such move or any other jurisdiction specified in the related prospectus supplement.

For additional information regarding the representations and warranties made by the servicer for each series of notes, you should refer to “The Leases—General,” “—Representations, Warranties and Covenants” in this prospectus and “The Specified Leases—Characteristics” in the related prospectus supplement. For additional information regarding the obligation of the servicer to reallocate specified leases and specified vehicles from the SUBI for each series of notes, you should refer to “Description of the Transaction Documents—Liquidation Proceeds” in this prospectus.

Tax Status
Special tax counsel to the issuing entity will be required to deliver an opinion that, although there is no authority directly on point with respect to transactions similar to those contemplated in this prospectus:

the notes held by parties unaffiliated with the issuing entity will be characterized as debt for federal income tax purposes; and
the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.
By purchasing a note you will be agreeing to treat the note as indebtedness for tax purposes. You should consult your own tax advisor regarding the federal tax consequences of the purchase, ownership and disposition of the notes, and the tax consequences arising under the laws of any state or other taxing jurisdiction.

For additional information regarding the application of Federal and state tax laws, you should refer to “Certain Federal Income Tax Consequences” and “Certain State Tax Consequences” in this prospectus.

ERISA Considerations
Notes will generally be eligible for purchase by employee benefit plans.  For additional information regarding the ERISA eligibility of any class of notes, you should refer to “ERISA Considerations” in this prospectus and the related prospectus supplement.

RISK FACTORS

You should consider the following risk factors in deciding whether to purchase notes of any class.  In addition, you should consider the risk factors described under “Risk Factors” in the related prospectus supplement for a description of further material risks to your investment in the notes.

You must rely for repayment only upon payments from the issuing entity’s assets which may not be sufficient to make full payments on your notes.
The notes represent interests solely in the issuing entity or indebtedness of the issuing entity and will not be insured or guaranteed by the depositor, sponsor, administrator, servicer or any of their respective affiliates, any governmental entity, the related trustee or any other person or entity other than the issuing entity.  The only sources of payment on your notes are payments received on the related specified leases and specified vehicles and, if and to the extent available, any credit or cash flow enhancement for the issuing entity, including amounts on deposit in the reserve account, if any, established for that issuing entity.  If the available credit enhancement is exhausted, your notes will be paid solely from current distributions on the related specified leases and specified vehicles.  In limited circumstances, the issuing entity will also have access to the funds in a yield maintenance account or have the benefit of overcollateralization to provide limited protection against low-interest yielding lease contracts.

For additional information, you should refer to “Description of the Transaction Documents—Credit and Cash Flow Enhancement—Yield Maintenance Account” and “—Yield Maintenance Agreement” in this prospectus.

Return rates may increase losses.
Under each specified lease, the lessee may elect to purchase the related vehicle at the expiration of the specified lease for an amount generally equal to the stated residual value established at the inception of the specified lease.  Lessees who decide not to purchase their specified vehicles at lease termination will return the specified vehicle and expose the related issuing entity to possible losses if the sale prices of such vehicles in the used car market are less than their respective stated residual values. The level of returns at lease termination could be adversely affected by lessee views on vehicle quality, the relative attractiveness of new models available to the lessees, sales and lease incentives offered with respect to other vehicles (including those offered by Toyota Motor Credit Corporation), the level of the purchase option prices for the related specified vehicles compared to new and used vehicle prices and economic conditions generally. The grant of extensions and the early termination of specified leases allocated to the SUBI certificate for your series of notes by lessees may affect the number of returns in a particular month. If losses resulting from increased returns exceed the credit enhancement available for your series of notes, you may suffer a loss on your investment.

You may experience reduced returns on your investments resulting from prepayments on the specified leases, events of default, optional redemption, reallocation of the specified and the specified vehicles from the SUBI or early termination of the issuing entity.

You may receive payment of principal on your notes earlier than you expected for the reasons described below. As a result, you may not be able to reinvest the principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes.  Prepayments on the specified leases by the related lessees and reallocations of the leases and related leased vehicles from the related SUBI by the servicer will shorten the lives of the notes to an extent that cannot be fully predicted.

In addition, an issuing entity may contain a feature known as a prefunding account from which specified funds will be used to purchase a beneficial interest in additional leases and related leased vehicles after the date the notes are issued.  To the extent all of those funds are not used by the end of the specified period to purchase new beneficial interests, those funds will be used to make payments on the notes.  In that event, you would receive payments on your notes earlier than expected.  Unless otherwise described in the related prospectus supplement, Toyota Motor Credit Corporation, as servicer, may be required to reallocate from the related SUBI certain specified leases and specified vehicles if it breaches its servicing obligations with respect to those specified leases and specified vehicles or if there is a breach of the representations and warranties relating to those specified leases or specified vehicles and such breach materially and adversely affects the interest of the related issuing entity and such breach is not timely cured.  In connection with any reallocation, the servicer will be obligated to pay the related issuing entity an amount equal to (i) the present value of the monthly payments remaining to be made under the affected specified lease, discounted at a rate specified in the related prospectus supplement and (ii) the present value of the residual value of the affected specified vehicle discounted at a rate specified in the related prospectus supplement.  The servicer or an affiliate may also be permitted to purchase all of the assets of the issuing entity on any payment date if the aggregate securitization value, as of the last day of the related collection period, is less than or equal to the percentage specified in the related prospectus supplement of the aggregate securitization value as of the related cutoff date.

Further, the specified leases allocated to the SUBI for a series of notes may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related specified vehicles or for other reasons.  The rate of prepayments on the specified leases allocated to the SUBI for a series of notes may be influenced by a variety of economic, social and other factors in addition to those described above.  For these reasons, the servicer cannot predict the actual prepayment rates for the specified leases. You will bear any reinvestment risks resulting from prepayments on the specified leases and the corresponding acceleration of payments on the related notes.

The final payment of each class of notes is expected to occur prior to its scheduled final payment date because of the prepayment and reallocation considerations described above.  If sufficient funds are not available to pay any class of notes in full on its final scheduled payment date, an event of default will occur and final payment of that class of notes may occur later than that date.

Interests of other persons in the specified leases and the specified vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes.
Because each SUBI will represent a beneficial interest in the related SUBI assets, you will be dependent on payments made on the specified leases allocated to the SUBI for your series of notes and proceeds received in connection with the sale or other disposition of the related specified vehicles for payments on your notes.  Except to the extent of the back-up security interest as discussed in this prospectus under “Certain Legal Aspects of the Leases and the Leased Vehicles—Back-up Security Interests,” the issuing entity of a series will not have a direct ownership interest in the related specified leases or a direct ownership interest or perfected security interest in the related specified vehicles, which will be titled in the name of the titling trust or the titling trustee on behalf of the titling trust. It is therefore possible that a claim against or lien on the specified vehicles or the other assets of the titling trust could limit the amounts payable in respect of the related SUBI certificate to less than the amounts received from the lessees of the related specified vehicles or received from the sale or other disposition of the related specified vehicles.

Further, liens in favor of and/or enforceable by the Pension Benefit Guaranty Corporation could attach to the specified leases and specified vehicles owned by the titling trust (including the specified leases and the specified vehicles allocated to the SUBI for your series of notes) and could be used to satisfy unfunded ERISA obligations of any member of a controlled group that includes Toyota Motor Credit Corporation and its affiliates.  Because these liens could attach directly to the specified leases and specified vehicles allocated to the SUBI for your series of notes and because no issuing entity will have a prior perfected security interest in the assets of the related SUBI, these liens could have priority over the interest of the issuing entity for a series of notes in the assets of the related SUBI.  As of the date of this prospectus, Toyota Motor Credit Corporation does not have any material unfunded liabilities with respect to its defined benefit pension plans.

To the extent a third-party makes a claim against, or files a lien on, the assets of the titling trust, including the specified vehicles allocated to the SUBI for your series of notes, it may delay the disposition of those specified vehicles or reduce the amount paid to the holder of the related SUBI certificate. If that occurs, you may experience delays in payment or losses on your investment. For additional information regarding potential claims against, or liens on, the assets of the titling trust, you should refer to “Certain Legal Aspects of the Leases and the Leased Vehicles—Back-up Security Interests” in this prospectus.

The bankruptcy of your issuing entity could result in losses or delays in payments on your notes.
If your issuing entity becomes subject to bankruptcy proceedings, you could experience losses or delays in the payments on your notes as a result of, among other things, an “automatic stay,” which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the applicable court, and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in limited circumstances.

The bankruptcy of Toyota Motor Credit Corporation or the depositor could result in losses or delays in payments on the notes.
If Toyota Motor Credit Corporation or the depositor becomes subject to bankruptcy proceedings, you could experience losses or delays in the payments on your notes.  Toyota Motor Credit Corporation will sell, assign and transfer the SUBI certificate for your series of notes to the depositor, and the depositor will in turn sell, assign and transfer the SUBI certificate to the issuing entity.  However, if Toyota Motor Credit Corporation or the depositor becomes subject to a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that Toyota Motor Credit Corporation or the depositor effectively still owns the SUBI certificate for your series of notes by concluding that the sale to the depositor by Toyota Motor Credit Corporation or the transfer to the issuing entity by the depositor was not a “true sale” or that the depositor should be consolidated with Toyota Motor Credit Corporation for bankruptcy purposes or that the issuing entity should be consolidated with Toyota Motor Credit Corporation or the depositor for bankruptcy purposes.  If a court were to reach this conclusion, you could experience losses or delays in payments on the notes as a result of, among other things:
   the “automatic stay” which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in certain circumstances;
  certain tax or government liens on Toyota Motor Credit Corporation’s or the depositor’s property (that arose prior to the transfer of the related SUBI certificate to the issuing entity) having a prior claim on collections before the collections are used to make payments on your notes; and
  the fact that neither the issuing entity nor the indenture trustee for your series of notes has a perfected security interest in the specified vehicles allocated to the related SUBI and may not have a perfected security interest in any cash collections of the specified leases and specified vehicles allocated to the SUBI held by Toyota Motor Credit Corporation or the depositor at the time Toyota Motor Credit Corporation or the depositor becomes the subject of a bankruptcy proceeding.
The depositor will take steps in structuring each transaction described in this prospectus to minimize the risk that a court would consolidate the depositor with Toyota Motor Credit Corporation or consolidate the issuing entity with the depositor for bankruptcy purposes or conclude that the transfer of the SUBI certificate was not a “true sale.” For additional information, you should refer to “Certain Legal Aspects of the Titling Trust and the SUBI—Insolvency-Related Matters” in this prospectus.

Failure to pay principal on your notes will not constitute an event of default until maturity.
The amount of principal required to be paid to the noteholders will generally be limited to amounts available in the collection account (and the reserve account or other forms of credit or cash flow enhancement, if any).  Therefore, the failure to pay principal of your notes generally will not result in the occurrence of an event of default until the final scheduled payment date for your notes.  For additional information, you should refer to “Description of the Notes—The Indenture—Events of Default; Rights Upon Event of Default” in this prospectus.

Specified leases that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment.
Numerous federal and state consumer protection laws, including the federal Consumer Leasing Act of 1976 and Regulation M promulgated by the Board of Governors of the Federal Reserve System, impose requirements on consumer lease contracts. The Consumer Leasing Act places disclosure and substantive transaction restrictions on consumer leasing transactions. California has enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased.  A majority of states have enacted legislation establishing licensing requirements to conduct financing activities.  Most states also impose limits on the maximum rate of finance charges.  State laws also impose requirements and restrictions with respect to, among other matters, required lease disclosures, late fees and other charges, the right to repossess a vehicle for failure to pay or other defaults under the lease contract, other rights and remedies the servicer may exercise in the event of a default under the lease contract, privacy matters, and other consumer protection matters. The failure by the titling trust to comply with these requirements may give rise to liabilities on the part of the titling trust (as lessor under the specified leases) or the issuing entity of a series (as owner of the related SUBI certificate). Further, many states have adopted “lemon laws” that provide vehicle users certain rights in respect of substandard vehicles. A successful claim under a lemon law could result in, among other things, the termination of the related specified lease and/or the requirement that all or a portion of payment previously paid by the lessee be refunded. Toyota Motor Credit Corporation will make representations and warranties that each specified lease complies with all requirements of applicable law in all material respects. If any such representation and warranty proves incorrect, has certain material and adverse affects on the related issuing entity, and is not timely cured, Toyota Motor Credit Corporation will be required to make a reallocation payment in respect of the related specified lease and specified vehicle and reallocate the related specified lease and specified vehicle out of the related SUBI.  To the extent that Toyota Motor Credit Corporation fails to make such reallocation payment, or to the extent that a court holds the titling trust or the applicable issuing entity liable for violating consumer protection laws regardless of such a reallocation, a failure to comply with consumer protection laws could result in required payments by the titling trust or the related issuing entity. If sufficient funds are not available to make both payments to lessees and on your notes, you may suffer a loss on your investment in the notes.  For additional information, you should refer to “Certain Legal Aspects of the Leases and the Leased Vehicles — Consumer Protection Laws” in this prospectus.

Recently enacted legislation and future regulatory reforms could have an adverse effect on Toyota Motor Credit Corporation’s business and operating results.
Due to the current economic and political environment, Toyota Motor Credit Corporation and other financial institutions face the prospect of increased regulation and regulatory scrutiny.  The financial services industry is likely to see increased disclosure obligations, restrictions on pricing and enforcement proceedings through the Dodd-Frank Wall Street Reform and Consumer Protection Act and other similar legislation.  The potential impact of such legislation and resulting regulations may include increased cost of operations due to greater regulatory oversight, supervision and examination and limitations on our ability to expand product and service offerings due to stricter consumer protection laws and regulations.

Compliance with applicable law is costly and can affect operating results. Compliance requires forms, processes, procedures, controls and the infrastructure to support these requirements. Compliance may create operational constraints and place limits on pricing. Laws in the financial services industry are designed primarily for the protection of consumers.  The failure to comply could result in significant statutory civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible revocation of licenses and damage to Toyota Motor Credit Corporation’s reputation, brand and valued customer relationships.

There may be potential adverse effects on the servicer, the specified leases, the specified vehicles and your notes in the event any Toyota or Lexus models are subject to recalls.
Potential Impact on TMCC.  Toyota Motor Sales, U.S.A., Inc. (“TMS”) may announce recalls and temporary suspensions of sales and production of certain Toyota and Lexus models.  Because TMCC’s business is substantially dependent upon the sale of Toyota and Lexus vehicles, these events or similar future events could adversely affect TMCC’s business. A decline in values of used Toyota and Lexus vehicles would have a negative effect on realized values and return rates.   Further, TMCC and its affiliates may be subject to litigation or governmental investigation relating to any recall-related events and may thus become subject to judgments, fines or other penalties.  These factors could have a negative effect on TMCC’s operating results and financial condition.

If the demand for used Toyota or Lexus vehicles decreases due to recalls or other factors, the resale value of the vehicles related to the specified leases may also decrease. As a result, the amount of proceeds received upon the liquidation or other disposition of specified vehicles may decrease. In addition, as a result of recalls, if any, lessees of specified vehicles may be more likely to be delinquent in or default on payments on their leases.

If any of these events materially affect collections on the specified leases and specified vehicles securing your notes, you may experience delays in payments or principal losses on your notes if the available credit enhancement has been exhausted.

Funds held by the servicer that are intended to be used to make payments on the notes may be exposed to a risk of loss.
 Subject to any conditions specified in the related prospectus supplement, the servicer generally may retain all payments and proceeds collected on the related specified leases and specified vehicles (or an amount equal to sales proceeds that are deposited under Toyota Motor Credit Corporation’s Like-Kind Exchange Program (the “LKE Program”)) during each collection period.  The servicer is generally not required to segregate those funds from its own accounts until the funds are deposited in the collection account on or prior to each payment date.  Until any collections or proceeds (or an amount equal to sales proceeds that are deposited under the LKE Program) are deposited into the collection account, the servicer will be able to invest those amounts for its own benefit at its own risk.  The issuing entity and noteholders are not entitled to any amount earned on the funds held by the servicer.  If the servicer does not deposit such collections or proceeds (or an amount equal to sales proceeds that are deposited under the LKE Program, for which the related indenture trustee will not have a security interest in the actual specified vehicle sales proceeds held by the qualified intermediary) in the collection account as required on any payment date, the issuing entity may be unable to make the payments owed on your notes.

A servicer default may result in additional costs, increased servicing fees by a substitute servicer or a diminution in servicing performance, any of which may have an adverse effect on your notes.
If a servicer default occurs, the titling trustee, at the direction of the indenture trustee or the specified noteholders in a given series of notes may remove the servicer without the consent of the owner trustee or the certificateholders of the equity of the issuing entity.  In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:
  the cost of the transfer of servicing to the successor;
  the ability of the successor to perform the obligations and duties of the servicer under the servicing agreement; or
  the servicing fees charged by the successor.
In addition, the noteholders of the controlling class specified in the related prospectus supplement have the ability, with some exceptions, to waive defaults by the servicer.

Furthermore, the indenture trustee or the noteholders of the controlling class specified in the related prospectus supplement may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted.

Paying the servicer a fee based on a percentage of the aggregate securitization value of the related specified leases may result in the inability to obtain a successor servicer.
Because the servicer is paid its base servicing fee based on a percentage of the aggregate securitization value of the related specified leases, the fee the servicer receives each month will be reduced as the size of the pool decreases over time.  At some point, if the need arises to obtain a successor servicer, the fee that such successor servicer would earn might not be sufficient to induce a potential successor servicer to agree to service the remaining related specified leases and specified vehicles allocated to the related SUBI.  Also if there is a delay in obtaining a successor servicer, it is possible that normal servicing activities could be disrupted during this period.

The insolvency or bankruptcy of the servicer could delay the appointment of a successor servicer or reduce payments on your notes.
In the event of default by the servicer resulting solely from certain events of insolvency or the bankruptcy of the servicer, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders of the controlling class specified in the related prospectus supplement from appointing a successor servicer or prevent the servicer from appointing a sub-servicer, as the case may be, and delays in the collection of payments on the related specified leases and specified vehicles may occur. Any delay in the collection of payments on the related specified leases and specified vehicles may delay or reduce payments to noteholders.
Losses and delinquencies on the related specified leases and specified vehicles may differ from Toyota Motor Credit Corporation’s historical loss and delinquency levels.
We cannot guarantee that the delinquency and loss levels of the related specified leases and specified vehicles beneficially owned by an issuing entity will correspond to the delinquency and loss levels Toyota Motor Credit Corporation has experienced in the past on its lease portfolio.  There is a risk that delinquencies and losses could increase or decline for various reasons including changes in underwriting standards or changes in local, regional or national economies.

If the issuing entity enters into a currency or an interest rate swap, payments on the notes will be dependent on payments made under the swap agreement.
If the issuing entity enters into a currency swap, interest rate swap or a combined currency and interest rate swap, its ability to protect itself from shortfalls in cash flow caused by currency or interest rate changes will depend to a large extent on the terms of the swap agreement and whether the swap counterparty performs its obligations under the swap.  If the issuing entity does not receive the payments it expects from the swap counterparty, the issuing entity may not have adequate funds to make all payments to noteholders when due, if ever.

If the issuing entity issues notes with adjustable interest rates, interest will be due on the notes at adjustable rates, while payments on the related specified leases and specified vehicles are based on fixed rates.  In this circumstance, the issuing entity may enter into an interest rate swap to reduce its exposure to changes in interest rates.  An interest rate swap requires one party to make payments to the other party in an amount calculated by applying an interest rate (for example a floating rate) to a specified notional amount in exchange for the other party making a payment calculated by applying a different interest rate (for example a fixed rate) to the same notional amount.  For example, if the issuing entity issues $100 million of notes bearing interest at a floating LIBOR rate, it might enter into a swap agreement under which the issuing entity would pay interest to the swap counterparty in an amount equal to an agreed upon fixed rate on $100 million in exchange for receiving interest on $100 million at the floating LIBOR rate.  The $100 million would be the “notional” amount because it is used simply to make the calculation.  In an interest rate swap, no principal payments are exchanged.

If the issuing entity issues notes denominated in a currency other than U.S. dollars, the issuing entity will need to make payments on the notes in a currency other than U.S. dollars, as described in the related prospectus supplement.  Payments collected on the specified leases, however, will be made in U.S. dollars.  In this circumstance, the issuing entity may enter into a currency swap to reduce its exposure to changes in currency exchange rates.  A currency swap requires one party to provide a specified amount of a currency to the other party at specified times in exchange for the other party providing a different currency at a predetermined exchange ratio.  For example, if the issuing entity issues notes denominated in Swiss Francs, it might enter into a swap agreement with a swap counterparty under which the issuing entity would use the collections on the related specified leases and specified vehicles to pay U.S. dollars to the swap counterparty in exchange for receiving Swiss Francs at a predetermined exchange rate to make the payments owed on the notes.

In some cases, an issuing entity may enter into a currency or interest rate swap with Toyota Motor Credit Corporation as the swap counterparty.  The terms of any swap will be described in more detail in the related prospectus supplement.

Termination of a swap agreement and the inability to locate a replacement swap counterparty may cause termination of the issuing entity and sale of its assets.
A swap agreement may be terminated if particular events occur.  Most of these events are generally beyond the control of the issuing entity or the swap counterparty.  If an event of default under a swap agreement occurs and the trustee is not able to assign the swap agreement to another party, obtain a swap agreement on substantially the same terms or is unable to establish any other arrangement consistent with the rating agencies’ criteria, the trustee may terminate the swap agreement, which may result in an event of default under the related indenture if specified in the related prospectus supplement.  It is impossible to predict how long it would take to sell the assets of the issuing entity.  Some of the possible adverse consequences of a sale of the assets of the issuing entity are:
   the proceeds from the sale of assets under those circumstances may not be sufficient to pay all amounts owed to you:
  amounts available to pay you will be further reduced if the issuing entity is required to make a termination payment to the swap counterparty;
  termination of the swap agreement may expose the issuing entity to currency or interest rate risk, further reducing amounts available to pay you;
  the sale may result in payments to you significantly earlier than expected; and
  a significant delay in arranging a sale of the issuing entity’s assets could result in a delay in principal payments.  This would, in turn, increase the weighted average lives of the notes and could reduce the return on your notes.
Additional information about termination of the issuing entity and sale of the issuing entity’s assets, including a description of how the proceeds of a sale would be distributed will be included in the related prospectus supplement.  Any swap agreement involves risk.  An issuing entity will be exposed to this risk should it use this mechanism.  For this reason, only investors capable of understanding these risks should invest in the notes.  You are strongly urged to consult with your financial advisors before deciding to invest in the notes if a swap is involved.

The ratings for the notes may be lowered or withdrawn at any time and do not consider the suitability of the notes for you.
The ratings assigned to the notes by any rating agency will be based on, among other things, the adequacy of the assets of the issuing entity, any credit enhancement for a series of notes and any other information such rating agency considers material to such determination.  A security rating is not a recommendation to buy, sell or hold the notes.  The rating considers only the likelihood that the issuing entity will pay interest on time and will ultimately pay principal in full or make full distributions of note balances.  Ratings on the notes do not address the timing of distributions of principal on the notes prior to their applicable final scheduled payment date.  The ratings do not consider the prices of the notes or their suitability to a particular investor.  The ratings may be lowered or withdrawn at any time.  If any rating agency changes its rating or withdraws its rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.

The rating of a swap counterparty or the issuer of demand notes may affect the ratings of the notes.
If an issuing entity enters into a swap or invests in Toyota Motor Credit Corporation demand notes, any rating agencies rating the notes will consider the provisions of the swap agreement or the demand notes and any ratings assigned to the swap counterparty and Toyota Motor Credit Corporation, as issuer of the demand notes in rating the notes.  Toyota Motor Credit Corporation may also be the swap counterparty.  A downgrade, suspension or withdrawal of the rating of the debt of Toyota Motor Credit Corporation by any rating agency may result in the downgrade, suspension or withdrawal of the rating assigned by that rating agency to any class (or all classes) of notes.  A downgrade, suspension or withdrawal of the rating assigned by any rating agency to a class of notes would likely have adverse consequences on their liquidity or market value.

To provide some protection against the adverse consequences of a downgrade, the swap counterparty will be required to take one of the following actions if any rating agency rating its debt reduces its debt ratings below certain levels:
  collateralize its obligations under the swap agreement;
  assign the swap agreement to another party with a better debt rating;
  obtain a replacement swap agreement on substantially the same terms as the swap agreement; or
  establish any other arrangement satisfactory to any rating agencies rating the notes.
If Toyota Motor Credit Corporation is the swap counterparty, it may be able to cure the effects of a downgrade by taking the actions described above.  However, if Toyota Motor Credit Corporation is both the demand note issuer and the swap counterparty, these actions may not be sufficient to prevent a downgrade of the ratings of the notes.

Any currency or interest rate swap or demand notes involve a degree of counterparty credit risk.  An issuing entity will be exposed to this risk should it use any of these mechanisms.  For this reason, only investors capable of understanding these risks should invest in the notes.  You are strongly urged to consult with your financial advisors before deciding to invest in the notes if a swap or demand notes are involved.

The rating of a third party credit enhancement provider may affect the ratings of the notes.
If an issuing entity enters into any third party credit enhancement arrangement, any rating agencies rating the issuing entity’s notes will consider the provisions of the arrangement and any rating of any third party credit enhancement provided.  If any rating agency rating the notes downgrades the debt rating of any third party credit provider, it is also likely to downgrade the rating of the notes.  Any downgrade in the rating of the notes could have severe adverse consequences on their liquidity or market value.

Dependence on a revolving liquidity note to fund certain shortfalls presents counterparty risk, risk of change of yields of the notes and risk of loss in connection with breach of funding obligation.
General.  If an issuing entity enters into a revolving liquidity note agreement, any rating agencies rating the issuing entity’s notes will consider the provisions of the revolving liquidity note and any rating of the holder of the revolving liquidity note in rating the notes.  Toyota Motor Credit Corporation may be the holder of the revolving liquidity note.  If any rating agency rating the notes downgrades the debt rating of the holder of the revolving liquidity note, it is also likely to downgrade the rating of the notes.  Any downgrade in the rating of the notes could have severe adverse consequences on their liquidity or market value.

Counterparty Risk; Performance Risk.  The amounts available to the issuing entity to pay interest and principal of the notes may depend in part on the operation of the revolving liquidity note agreement and the performance of the obligations of the holder of the revolving liquidity note under the revolving liquidity note agreement.

On any payment date on which available collections are insufficient to fund payments of interest on and principal of the notes, the issuing entity may be dependent on receiving payments from the holder of the revolving liquidity note, to make payments on the notes to the extent there are no amounts, or insufficient amounts, then on deposit in the reserve account to fund the shortfalls.  If the holder of the revolving liquidity note fails to fund any requested draw, the amount of credit enhancement available in the current or any future period may be reduced and you may experience delays and/or reductions in the interest and principal payments on your notes.  This is particularly true because these funding obligations could arise under circumstances where there are no amounts on deposit in the reserve account and current collections are insufficient to fund the shortfalls or to start making deposits into the reserve account to be available to make payments in future periods.  A failure by the holder of the revolving liquidity note to fund draws will cause you to experience delays and/or reductions in interest and principal payments on your notes.

Investors should make their own determinations as to the likelihood of performance by the holder of the revolving liquidity note of its obligations under the revolving liquidity note agreement.

An event of default may affect weighted average life and yield.  If the holder of the revolving liquidity note defaults on its obligation to fund the entire undrawn amount of the revolving liquidity note in connection with a downgrade or breach of funding obligation, this default may constitute an event of default that will cause the priority of payments of all notes to change.  Thereafter, all classes of notes may be exposed to the risk of additional shortfalls and losses, and, even if sufficient collections are thereafter available to fund payment in full of all classes of notes, this change in the priority of payments will change the timing of the repayment in full relative to the respective final scheduled payment dates of each class, with corresponding negative effects on the yields to the holders of each class.

Proceeds of the liquidation of the assets of the related issuing entity may not be sufficient to pay your notes in full.
If so directed by the holders of the requisite percentage of outstanding notes of a series (or, if so specified in the related prospectus supplement, the requisite percentage of outstanding notes of the controlling class of a series), following an acceleration of the notes upon an event of default, the indenture trustee will liquidate the assets of the issuing entity only in limited circumstances.  However, there is no assurance that the amount received from liquidation will be equal to or greater than the aggregate principal amount of the notes.  Therefore, upon an event of default, there can be no assurance that sufficient funds will be available to repay you in full.  This deficiency will be more severe in the case of any notes where the aggregate principal amount of the notes exceeds the aggregate securitization value.

Because the notes are in book entry form, your rights can only be exercised indirectly.
Because the notes will be issued in book entry form, you will be required to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or the Euroclear Bank S.A./N.V, as operator for the Euroclear System or their successors or assigns. Transfers of interests in the notes within The Depository Trust Company, Clearstream Banking, société anonyme or the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book entry form, you will not be entitled to receive a definitive note representing your interest. The notes will remain in book entry form except in the limited circumstances described under “Certain Information Regarding the Notes—Book Entry Registration” in the related prospectus supplement. Unless and until the notes cease to be held in book entry form, the indenture trustee will not recognize you as a “noteholder,” as the term is used in the indenture. As a result, you will only be able to exercise the rights of noteholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream Banking, société anonyme and the Euroclear Bank S.A./N.V, as operator for the Euroclear System and their participating organizations. Holding the notes in book entry form could also limit your ability to pledge your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking, société anonyme or the Euroclear System and to take other actions that require a physical certificate representing the notes.

Interest and principal on the notes will be paid by the issuing entity to The Depository Trust Company as the record holder of the notes while they are held in book entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuing entity.

Used car market factors may increase the risk of loss on your notes.
The market for used Toyota or Lexus vehicles could be adversely affected by factors such as governmental action, changes in consumer demand, styling changes (including future plans for new Toyota and Lexus product introductions), recalls, the actual or perceived quality, safety or reliability of Toyota and Lexus vehicles, the mix of used vehicle supply (such as an overabundance of used cars in the marketplace), the level of current used vehicle values, fuel prices, new vehicle pricing, new vehicle incentive programs, new vehicle sales, increased competition, decreased or delayed new vehicle production due to natural disasters, supply chain interruptions or other events and economic conditions generally. Any such adverse change could result in reduced proceeds upon the liquidation or other disposition of specified vehicles, and therefore could result in increased residual value losses. If residual value losses exceed the credit enhancement available for your series of notes, you may suffer a loss on your investment.

Discount pricing incentives or other marketing incentive programs on new cars, including those offered by Toyota Motor Credit Corporation or by its competitors, that effectively reduce the prices of new cars may have the effect of reducing demand by consumers for used cars.  Other factors that are beyond the control of the issuing entity, the depositor and the servicer could also have a negative impact on the value of a vehicle. The servicer manages the market for used Toyota and Lexus vehicles through certain programs described herein, but there can be no assurance that such efforts will continue to be successful.

Vicarious tort liability may result in a loss.
Some states allow a party that incurs an injury involving a specified vehicle to sue the owner of the vehicle merely because of that ownership. Most states, however, either prohibit these vicarious liability suits or limit the lessor’s liability to the amount of liability insurance that the lessee was required to carry under applicable law but failed to maintain.

On August 10, 2005, President Bush signed into law the Safe Accountable, Flexible, and Efficient Transportation Equity Act of 2005 (the “Transportation Act”), Pub. L. No. 109-59. The Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person will not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). This provision of the Transportation Act was effective upon enactment and applies to any action commenced on or after August 10, 2005. The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and it is expected that the Transportation Act should reduce the likelihood of vicarious liability being imposed on the titling trust.

State and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that such laws are preempted with respect to cases commenced on or after August 10, 2005. One New York lower court, however, has reached a contrary conclusion in a recent case, concluding that the preemption provision in the Transportation Act was an unconstitutional exercise of congressional authority under the Commerce Clause of the United States Constitution and, therefore, did not preempt New York law regarding vicarious liability. New York’s appellate court overruled the trial court and upheld the constitutionality of the preemption provision in the Transportation Act. New York’s highest court, the Court of Appeals, dismissed the appeal. In a 2008 decision relating to a case in Florida, the U.S. Court of Appeals for the 11th Circuit upheld the constitutionality of the preemption provision in the Transportation Act, and the plaintiffs’ petition seeking review of the decision by the U.S. Supreme Court was denied. While the outcome in these cases upheld federal preemption under the Transportation Act, there are no assurances that future cases will reach the same conclusion.

Toyota Motor Credit Corporation maintains, on behalf of the titling trust, contingent liability insurance coverage against third party claims that provides coverage at a minimum of $1 million per accident and permits multiple claims in any policy period. Claims could be imposed against the assets of the titling trust if such coverage were exhausted and damages were assessed against the titling trust. In that event, investors in the notes of a series could incur a loss on their investment.

If vicarious liability imposed on the titling trust exceeds the coverage provided by Toyota Motor Credit Corporation’s primary and excess liability insurance policies, or if lawsuits are brought against either the titling trust or Toyota Motor Credit Corporation involving the negligent use or operation of a specified vehicle, you could experience delays in payments due to you or you may ultimately suffer a loss. For additional information, you should refer to “Certain Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability” in this prospectus.

The purchase of additional leases and related leased vehicles after the closing date may adversely affect the characteristics of the specified leases and specified vehicles held by the issuing entity or the average life of and rate of return on the notes.

If so specified in the related prospectus supplement, an issuing entity may use certain collections to purchase additional leases and related leased vehicles after the related closing date during a specified revolving period.  All additional leases and related leased vehicles purchased must meet the selection criteria applicable to the specified leases and specified vehicles purchased by the issuing entity on the closing date.

The credit quality of the additional leases and related leased vehicles may be lower than the credit quality of the initial related specified leases and specified vehicles, however, and could adversely affect the performance of the related pool of specified leases and specified vehicles allocated to the related SUBI. In addition, the rate of prepayments on the additional leases and related leased vehicles may be higher than the rate of prepayments on the initial specified leases and specified vehicles, which could reduce the average life of and rate of return on your notes. You will bear all reinvestment risk associated with any prepayment of your notes.
The return on the notes could be reduced by shortfalls due to the Servicemembers Civil Relief Act.
The Servicemembers Civil Relief Act, as amended (the “Relief Act”), and similar laws of many states may provide relief to lessees who enter active military service and to lessees in reserve status who are called to active duty after the originations of their specified leases.  Current U.S. military operations, including in the Middle East, the instability of Afghanistan and rising tensions in other regions such as Korea, Libya and Iran may continue to involve military operations that will increase the number of citizens who have been called or will be called to active duty. The Relief Act provides, generally, that the lessor may not terminate the lease contract for breach of the terms of the contract, including nonpayment.  Furthermore, under the Relief Act, a lessee may terminate a lease of a vehicle at anytime after the lessee’s entry into military service or the date of the lessee’s military orders (as described below) if (i) the lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days (or who enters military service under a call or order specifying a period of 180 days or less and who, without a break in service, receives orders extending the period of military service to a period of not less than 180 days); or (ii) the lessee, while in the military, executes a lease of a vehicle and thereafter receives military orders for a permanent change of station outside of the continental United States or to deploy with a military unit for a period of not less than 180 days. No early termination charge may be imposed on the lessee for such termination.

Any interest shortfall resulting from application of the Relief Act will be paid in subsequent periods to the extent of available amounts before payments of principal are made on the notes and may result in extending the anticipated maturity of your class of notes or possibly result in a loss in the absence of sufficient credit enhancement. In addition, pursuant to the laws of many states, under certain circumstances, residents called into active duty with the reserves can apply to a court to delay payments on lease contracts, including the specified leases.

The Relief Act also limits the ability of the servicer to repossess a defaulted vehicle during the related lessee’s period of active duty and, in some cases, may require the servicer to extend the maturity of the specified lease, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the lessee’s military service. As a result, there may be delays in payment and increased losses on the specified leases. Those delays and increased losses will be borne primarily by the certificates, but if such losses are greater than anticipated, you may suffer a loss.

The servicer is not required to advance any shortfall due to the application of the Relief Act. The servicer does not maintain data as to the number of lessees in the military reserves.

THE SPONSOR, ADMINISTRATOR, SERVICER, UTI BENEFICIARY AND ISSUER OF THE TMCC DEMAND NOTES

Toyota Motor Credit Corporation (“TMCC”) was incorporated in California in 1982, and commenced operations in 1983.  TMCC is the servicer of the Specified Leases (in such capacity, the “Servicer”), the UTI Beneficiary of the Titling Trust, the issuer of the TMCC Demand Notes and administrator for each series of Notes.  The address of TMCC’s principal executive offices is 19001 South Western Avenue, Torrance, California 90501.  TMCC is owned by Toyota Financial Services Americas Corporation, a California corporation, which is a wholly owned subsidiary of Toyota Financial Services Corporation, a Japanese corporation (“TFSC”).  TFSC, in turn, is a wholly owned subsidiary of Toyota Motor Corporation, a Japanese corporation (“TMC”).  TFSC manages TMC’s worldwide finance operations.  TMCC is marketed under the brands of Toyota Financial Services and Lexus Financial Services.

TMCC provides a variety of finance and insurance products to authorized Toyota and Lexus vehicle dealers or dealer groups and, to a lesser extent, other domestic and import franchise dealers and their customers (collectively, the “Dealers”).  The Dealers will originate the Specified Leases in the ordinary course of business pursuant to dealer agreements (the “Dealer Agreements”).  TMCC’s products fall primarily into the following product categories:

•
Retail Finance – TMCC acquires a broad range of finance products including retail installment sales contracts (or retail contracts) in the United States and Puerto Rico and leasing contracts accounted for as either direct finance leases or operating leases (or lease contracts) from vehicle and industrial equipment dealers in the United States.

•
Dealer Finance – TMCC provides wholesale financing (also referred to as floorplan financing), term loans, revolving lines of credit and real estate financing to vehicle and industrial equipment dealers in the United States and Puerto Rico.

•
Insurance – Through a wholly owned subsidiary, TMCC provides marketing, underwriting, and claims administration related to covering certain risks of vehicle dealers and their customers.  TMCC also provides coverage and related administrative services to certain affiliates in the United States.

TMCC primarily acquires retail contracts, lease contracts and insurance contracts from vehicle dealers through 30 dealer sales and services offices (“DSSOs”) and services the contracts through three regional customer service centers (“CSCs”) located throughout the United States (“U.S.”). Acquisition and servicing for industrial equipment dealers is handled by a corporate department located at TMCC’s headquarters in Torrance, California.  The DSSOs primarily support vehicle dealer financing needs by providing services such as acquiring retail and lease contracts from vehicle dealers, financing inventories, and financing other dealer activities and requirements such as business acquisitions, facilities refurbishment, real estate purchases and working capital requirements.  The DSSOs also provide support for TMCC’s insurance products sold in the United States.  The CSCs support customer account servicing functions such as collections, lease terminations, and administration of both retail contract customer and lease contract customer accounts.  The Central region CSC also supports insurance operations by providing agreement and claims administrative services.

As UTI Beneficiary, TMCC may from time to time assign, transfer, grant and convey, or cause to be assigned, transferred, granted and conveyed, to the Titling Trustee, in trust, Titling Trust Assets.  The UTI Beneficiary will hold the UTI, which represents a beneficial interest in all Titling Trust Assets except for (a) any Titling Trust Assets allocated to Other SUBIs (“Other SUBI Assets”) and (b) any SUBI Assets (those Titling Trust Assets to be referred to as the “UTI Assets”). The UTI Beneficiary may in the future pledge the UTI as security for obligations to third-party lenders and may in the future create and sell or pledge Other SUBIs in connection with financings similar to the transaction described in this prospectus and the related Prospectus Supplement. Each holder or pledgee of the UTI will be required to expressly waive any claim to the Titling Trust Assets other than the UTI Assets and to fully subordinate any such claims to those other Titling Trust Assets in the event that the waiver is not given full effect. Each holder or pledgee of any Other SUBI will be required to expressly waive any claim to the Titling Trust Assets, except for the related Other SUBI Assets, and to fully subordinate those claims to the Titling Trust Assets or any other SUBI in the event that waiver is not given effect.  Except under the limited circumstances described under “Certain Legal Aspects of the Titling Trust and the SUBI—The SUBI” in this prospectus, no SUBI Assets will be available to make payments in respect of, or pay expenses relating to, the UTI or any Other SUBI.

THE DEPOSITOR

Toyota Leasing, Inc. (“TLI”  or the “Depositor”) was incorporated under the laws of California in April 1997, as a wholly owned, limited purpose subsidiary of Toyota Motor Credit Corporation. TMCC may not transfer its ownership interest in the Depositor except to an affiliate of TMCC so long as any financings involving interests in the Titling Trust are outstanding. TMCC is the sole shareholder of the Depositor. The principal executive offices of the Depositor are located at 19851 South Western Avenue, Torrance, California 90501, and its telephone number is (310) 468-7333.

The Depositor was organized solely for the purpose of acquiring interests in SUBIs and Other SUBIs, causing securities to be issued and engaging in related transactions. TLI’s articles of incorporation limit the Depositor’s activities to the foregoing purposes and to any activities related to, incidental to, and necessary, convenient or advisable for those purposes, including the following:

•	acquire from time to time from TMCC, all right, title and interest in and to SUBI Certificates evidencing units of beneficial interest in related segregated portfolios of SUBI Assets,

•
acquire, own, hold, service, sell, assign, pledge and otherwise deal with SUBI Certificates and SUBI Assets, related insurance policies, related agreements with TMCC and any proceeds or further rights associated with any of the foregoing,

•
sell, assign, transfer, convey and/or pledge all or any part of each such SUBI Certificate to one or more trusts or other persons or legal entities pursuant to one or more Trust Agreements, Indentures or similar agreements (the “Agreements”) to be entered into by and among TMCC, as Servicer, TLI and each other pledgee or transferee named therein (the “transferees”),

•	sell any series or class of asset-backed certificates or other securities issued by or evidencing interests in the transferees or obligations of the transferees or TLI under the related Agreements,

•	hold and enjoy all of the rights and privileges of such securities so issued under the related Agreements,

•	perform its obligations under the Agreements, and

•	engage in any activity and exercise any powers permitted to corporations under the laws of the State of California that are related or incidental to the foregoing.

Other than the obligation to obtain the consent of the equity certificateholders of the issuing entity (the “Certificateholders” and, together with the Noteholders of the related series, the “Securityholders”) with respect to amendments to the related trust agreement or other consent rights given to the holder of the residual interest in the related Issuing Entity, the Depositor will have no ongoing duties with respect to each Issuing Entity.

The bylaws of the Depositor include requirements for at least one independent director, extensive corporate separateness covenants and restrictions on its permitted corporate functions (including on its ability to borrow money or incur debts), all of which are designed to prevent the consolidation of the assets of the Depositor with those of any of TMCC, any of its affiliates or of the related Issuing Entities in the event of a bankruptcy or insolvency proceeding of TMCC, such other affiliated entity or the related Issuing Entities.  In addition, the Depositor itself may not file a voluntary petition for bankruptcy or insolvency protection in either Federal or any state court without the affirmative vote of a majority of its directors, including all independent directors.

THE ISSUING ENTITY

The Depositor will establish each issuing entity (each, an “Issuing Entity”) pursuant to a Trust Agreement (as amended and supplemented from time to time the, “Trust Agreement”).

The terms of each series of notes (the “Notes”) issued by each Issuing Entity, and additional information concerning the assets of each Issuing Entity and any applicable credit enhancement will be described in a supplement to this prospectus (a “Prospectus Supplement”).

The Issuing Entity for each series will not engage in any activity other than:

•
issuing the Notes and the equity certificates representing an undivided ownership interest in the related issuing entity (the “Certificates” and, together with the Notes of the related series, the “Securities”);

•	entering into and performing its obligations under any currency exchange rate or interest rate swap agreement between the Issuing Entity and a counterparty;

•	acquiring the SUBI Certificate and the other assets of the Issuing Entity from the Depositor in exchange for the Notes and the Certificates;

•	assigning, granting, transferring, pledging, mortgaging and conveying the Issuing Entity’s property pursuant to the related Indenture;

•	managing and distributing to the holders of the Certificates any portion of the Issuing Entity’s property released from the lien of the related Indenture;

•	entering into and performing its obligations under the financing documents;

•
engaging in other activities that are necessary, suitable or convenient to accomplish the activities listed in the first through sixth bullet points above or are incidental to or connected with those activities;

•
engaging in any other activities as may be required, to the extent permitted under the related financing documents, to conserve the Issuing Entity’s property and the making of distributions to the holders of the Notes and Certificates; and

•	engaging in ancillary or related activities as specified in the related Prospectus Supplement.

Each Issuing Entity will be structured as a bankruptcy remote, special purpose entity.  Each Servicing Agreement, Trust Agreement, Administration Agreement, SUBI Trust Agreement, SUBI Certificate Transfer Agreement, Issuer SUBI Certificate Transfer Agreement and Titling Trust Agreement (collectively, the “Transaction Documents”) will contain a non-petition clause, whereunder all applicable parties covenant not to institute any bankruptcy or insolvency proceedings (or take any related actions) against either the Titling Trust, any special purpose affiliate that holds a beneficial interest in the Titling Trust or any affiliate or beneficiary of the Titling Trust at any time in connection with any obligations relating to the related Notes or any of the Transaction Documents.

For additional information regarding permissible activities of or restrictions on each Issuing Entity, you should refer to “Description of the Notes—The Indenture—Certain Covenants” in this prospectus.

THE ISSUING ENTITY PROPERTY

The property of each Issuing Entity will consist of an indirect beneficial interest in a pool of closed-end vehicle leases (the “Specified Leases”) and the related leased vehicles (the “Specified Vehicles”) originated on or after the date indicated in the related Prospectus Supplement, as specified in the related Prospectus Supplement.  Dealers have assigned, and will assign, directly or indirectly, these Specified Leases and Financed Vehicles to Toyota Lease Trust, a Delaware business trust (referred to in this prospectus as the “Titling Trust”). The Titling Trust was created in October 1996 to facilitate the titling of motor vehicles in connection with the securitization of motor vehicle leases.  For additional information, you should refer to “The Titling Trust” in this prospectus.  The Titling Trust has issued to TMCC (the “UTI Beneficiary”) a beneficial interest in the undivided trust interest (the “UTI”). The UTI represents the entire beneficial interest in assets of the Titling Trust that have not been allocated to special units of beneficial interest. On or before the initial issuance of any series of Securities (each, a “Closing Date”), the trustee of the Titling Trust will be directed by the UTI Beneficiary:

•	to establish a special unit of beneficial interest (each a “SUBI”); and

•	to allocate a separate pool of Specified Leases and Specified Vehicles and the related assets of the Titling Trust to the SUBI related to an Issuing Entity.

A SUBI for an Issuing Entity will represent the entire beneficial interest in the related Specified Leases and Specified Vehicles (collectively, the “SUBI Assets”). Upon creation of a SUBI, the related SUBI Assets will no longer be a part of the assets of the Titling Trust represented by the UTI, and the interest in the assets of the Titling Trust represented by the UTI will be reduced accordingly. A SUBI will evidence an indirect beneficial interest, rather than a direct legal interest, in the related SUBI Assets. A SUBI will not represent a beneficial interest in any assets of the Titling Trust other than the related SUBI Assets. Payments made on or in respect of any assets of the Titling Trust other than the SUBI Assets will not be available to make payments on the Notes or the Certificates of the related series. The UTI Beneficiary may from time to time cause special units of beneficial interest other than the SUBI (each, an “Other SUBI”) to be created out of the UTI.  An Issuing Entity (and, accordingly, its Securityholders) will have no interest in the UTI, any Other SUBI or any assets of the Titling Trust evidenced by the UTI or any Other SUBI.  For additional information, you should refer to “The SUBI” and “The Titling Trust” in this prospectus.

TMCC will sell, assign and transfer its interest in the applicable SUBI to the Depositor. On the related Closing Date, the Depositor will sell, assign and transfer the certificate representing its interest in the related SUBI (the “SUBI Certificate”) to the related Issuing Entity.  Each sale, assignment and transfer will be described more fully in the related Prospectus Supplement.  In exchange for the applicable SUBI Certificate, the related Issuing Entity will issue the Notes and Certificates of the related series. The Issuing Entity will pledge its interest in the SUBI Certificate to the related indenture trustee as security for the Notes of that series. For additional information, you should refer to “The SUBI—Transfers of the SUBI Certificate” in this prospectus.  Each Note will represent an obligation of the related Issuing Entity.

After giving effect to the transactions described above, the property of the related Issuing Entity (the “Trust Estate”) will include:

•
the related SUBI Certificate, evidencing a beneficial interest in the assets allocated to the related SUBI, including the right to payments thereunder from certain Liquidation Proceeds and Recovery Proceeds on deposit in the related Collection Account;

•	the rights of the Issuing Entity as secured party under a back-up security agreement with respect to the related SUBI Certificate and the undivided interest in the SUBI Assets;

•	the rights of the Issuing Entity to funds on deposit from time to time in certain trust accounts established pursuant to the Indenture or the SUBI Supplement;

•	the rights of the Depositor, as transferee, under the related SUBI Certificate Transfer Agreement;

•	the rights of the Issuing Entity, as transferee, under the related Issuer SUBI Certificate Transfer Agreement;

•	rights under any related Dealer Agreements;

•
the security interest of the Issuing Entity in amounts deposited in any reserve account or similar account (including investment earnings, net of losses and investment expenses, on amounts on deposit therein);

•	the rights of the Issuing Entity as a third-party beneficiary of the Servicing Agreement and the SUBI Trust Agreement;

•	the rights of the Issuing Entity under the Administration Agreement;

•	the rights of the Issuing Entity and the indenture trustee under any credit or cash flow enhancement issued with respect to any particular series or class;

•	security deposits, if any; and

•
all proceeds of the foregoing, which will include Liquidation Proceeds (to the extent vehicles are sold outside of the LKE Program) and an amount equal to Liquidation Proceeds deposited by the Servicer in lieu of actual Liquidation Proceeds in connection with the LKE Program.

The Indenture will require the Trust Estate to be pledged by the Issuing Entity to the indenture trustee.

If so specified in the related Prospectus Supplement, the Issuing Entity property may also include the rights of the Issuing Entity and powers of the applicable trustee under the Swap Agreement, and the amounts payable to the Issuing Entity under the Swap Agreement, and the rights of the Issuing Entity and the powers of the related trustee under the Revolving Liquidity Note Agreement, and the amounts so funded by the holder of the Revolving Liquidity Note under such Revolving Liquidity Note Agreement.  If so specified in the related Prospectus Supplement, TMCC Demand Notes will be issued by Toyota Motor Credit Corporation and purchased by the related Issuing Entity.  The TMCC Demand Notes will be unsecured general obligations of Toyota Motor Credit Corporation and will rank equally with all other outstanding unsecured and unsubordinated debt of Toyota Motor Credit Corporation.  For additional information regarding the TMCC Demand Notes, you should refer to “TMCC Demand Notes” in this prospectus and, if applicable, in the related Prospectus Supplement.

THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

An owner trustee for each Issuing Entity and an indenture trustee under any Indenture pursuant to which Notes are issued will be specified in the related Prospectus Supplement.  An owner trustee’s or indenture trustee’s liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such owner trustee or indenture trustee described in the related Trust Agreement or Indenture, as applicable.  An owner trustee or indenture trustee may resign at any time by so notifying the Issuing Entity, in which event the Servicer, or its successor, will be obligated to appoint a successor thereto.  Any rating agency engaged by TMCC to rate the Notes of a series (each, a “Rating Agency”) will also be notified of such resignation.  The administrator of an Issuing Entity may also remove an owner trustee or indenture trustee that ceases to be eligible to continue in such capacity under the related Trust Agreement or the Indenture or becomes insolvent.  In such circumstances, the Servicer or the administrator, as the case may be, will be obligated to appoint a successor thereto.  Any resignation or removal of an owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.  No resignation or removal of the indenture trustee and no appointment of a successor indenture trustee will become effective until the acceptance of appointment by the successor indenture trustee pursuant to the indenture.

The Issuing Entity will cause the administrator to indemnify the indenture trustee against any and all loss, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the administration of the applicable Issuing Entity and the performance of its duties under the Indenture, the Servicing Agreement or any other Transaction Document.  The indenture trustee will notify the Issuing Entity and the administrator promptly of any claim for which it may seek indemnity; provided, that, failure by the indenture trustee to provide such notification will not relieve the Issuing Entity or the administrator of its obligations under the Indenture if no prejudice to the Issuing Entity or the administrator will have resulted from such failure.  Neither the Issuing Entity nor the administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the indenture trustee through the indenture trustee’s own willful misconduct, negligence or bad faith.

THE TITLING TRUST

 General

The Titling Trust is a Delaware business trust formed as of October 1, 1996, and governed pursuant to an amended and restated titling trust and servicing agreement, dated as of October 1, 1996, (as amended or supplemented from time to time, the “Titling Trust Agreement”), among TMCC, as UTI Beneficiary, TMTT, Inc., as trustee (the

“Titling Trustee”) and U.S. Bank Trust National Association (formerly First Bank National Association), as trust agent (the “Trust Agent”).

The assets of the Titling Trust (the “Titling Trust Assets”) consist of:

•	the related Specified Leases, which Specified Leases are or were originated by Dealers pursuant to Dealer Agreements, all monies due from lessees under such Specified Leases and all proceeds thereof;

•	the related Specified Vehicles, together with all accessories, additions and parts constituting a part thereof and all accessions thereto and all proceeds thereof;

•	proceeds from sales of the related Specified Vehicles;

•
the rights to proceeds from any physical damage, liability or other insurance policies, if any, covering the related Specified Leases or the related lessees or the related Specified Vehicles, including but not limited to the Contingent and Excess Liability Insurance;

•	all security deposits with respect to such Specified Leases (to the extent applied to cover excess wear and tear charges or treated as Liquidation Proceeds as provided in the Specified Leases); and

•	all proceeds of the foregoing.

From time to time after the date of this prospectus and any related Prospectus Supplement, the Dealers may assign additional leases to the Titling Trust and, as described below, title the related leased vehicles in the name of the Titling Trust or the Titling Trustee on behalf of the Titling Trust.

The primary business purpose of the Titling Trust is to acquire, and serve as record holder of title to, leases and leased vehicles.

Under a SUBI servicing supplement to the Titling Trust Agreement, (together, the “Servicing Agreement”), among the Titling Trust, the Trust Agent, the related indenture trustee and TMCC, as Servicer, TMCC will service the Specified Leases and the Specified Vehicles.

Under the Titling Trust Agreement, except as provided therein, in any SUBI Supplement or in any SUBI servicing supplement, neither the Titling Trustee nor the Trust Agent, on behalf of the Titling Trust, shall:

•	issue beneficial interests in the Titling Trust Assets or securities of the Titling Trust other than the UTI and UTI Certificates and one or more SUBIs and SUBI Certificates;

•	borrow money;

•	make loans;

•	invest in or underwrite securities;

•	offer securities in exchange for Titling Trust Assets (other than UTI Certificates and SUBI Certificates);

•	repurchase or otherwise reacquire any UTI Certificate or SUBI Certificate except as permitted by or in connection with any securitized financing; or

•	grant any security interest in or lien upon any Titling Trust Assets.

For additional information regarding the servicing of the Specified Leases and the Specified Vehicles, you should refer to “Description of the Transaction Documents—Servicing Procedures” in this prospectus.

The Titling Trustee

TMTT, Inc. is the Titling Trustee for the Titling Trust. TMTT, Inc. is a Delaware corporation and wholly owned, special purpose subsidiary of U.S. Bank National Association (“U.S. Bank”) that was organized in 1996 solely for the purpose of acting as Titling Trustee.  TMTT, Inc. is not affiliated with TMCC or any affiliate.  U.S. Bank, as Trust Agent, serves as agent for the Titling Trustee to perform certain functions of the Titling Trustee pursuant to the Titling Trust Agreement. The Titling Trust Agreement provides that in the event that U.S. Bank no longer can be the Trust Agent, a designee of TMCC (which may not be TMCC or any affiliate) will have the option to purchase the stock of the Titling Trustee for a nominal amount. If TMCC’s designee does not timely exercise this option, then the Titling Trustee will appoint a new trust agent, and that new trust agent (or its designee) will next have the option to purchase the stock of the Titling Trustee. If none of these options is timely exercised, U.S. Bank may sell the stock of the Titling Trustee to another party. For additional information regarding TMTT, Inc. as Titling Trustee, you should refer to “The Titling Trust and the Titling Trustee” in the related Prospectus Supplement.

The Depositor, the Servicer and their affiliates may maintain normal commercial banking relationships with the Titling Trustee and its affiliates.

The Titling Trustee will make no representations as to the validity or sufficiency of a SUBI or the related SUBI Certificate (other than with regard to the execution and authentication of such SUBI Certificate) or of any Specified Lease, Specified Vehicle or related document, will not be responsible for performing any of the duties of the UTI Beneficiary or the Servicer and will not be accountable for the use or application by any owners of beneficial interests in the Titling Trust Assets or the investment of any of such monies before such monies are deposited into the accounts relating to any SUBI, any Other SUBI and the UTI. The Titling Trustee will not independently verify any Specified Leases or the related Specified Vehicles.  The duties of the Titling Trustee will generally be limited to the acceptance of assignments of leases, the creation of the SUBI, Other SUBIs and the UTI and the receipt of the various certificates, reports or other instruments required to be furnished to the Titling Trustee under the related SUBI Trust Agreement, in which case the Titling Trustee will only be required to examine them to determine whether they conform to the requirements of the SUBI Trust Agreement or the Servicing Agreement, as applicable.

The Titling Trustee will be under no obligation to exercise any of the rights or powers vested in it by a SUBI Trust Agreement, to make any investigation of any matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of the UTI Beneficiary, the Servicer or the holders of a majority in interest in the related SUBI, unless such party or parties have offered to the Titling Trustee reasonable security or indemnity against any costs, expenses or liabilities that may be incurred therein or thereby. The reasonable expenses of every such exercise of rights or powers or examination will be paid by the party or parties requesting such exercise or examination or, if paid by the Titling Trustee, will be a reimbursable expense of the Titling Trustee.

The Titling Trustee may enter into one or more agency agreements (each, a “Trust Agency Agreement”) with such person or persons, including without limitation any affiliate of the Titling Trustee (each, a “Trust Agent”), as are by experience and expertise qualified to act in a trustee capacity and otherwise acceptable to the UTI Beneficiary and any assignee or pledgee of a SUBI Certificate. The Titling Trustee has engaged U.S. Bank as the Trust Agent. Pursuant to the Trust Agency Agreement, the Trust Agent will perform each and every obligation of the Titling Trustee under the Titling Trust Agreement.

The Titling Trustee may resign at any time by providing written notice of such resignation to the UTI Beneficiary.  The UTI Beneficiary will be required to remove the Titling Trustee if at any time the Titling Trustee ceases to be (i) a bank or trust company organized under the laws of the United States or any state or (ii) have a principal place of business, or will have appointed an agent with a principal place of business, in the State of Delaware. In addition, the UTI Beneficiary may remove the Titling Trustee if (a) any representation or warranty made by the Titling Trustee under any SUBI Trust Agreement] was untrue in any material respect when made, and the Titling Trustee fails to resign upon written request by the UTI Beneficiary or the assignee or pledgee of any UTI Certificate or SUBI Certificate, (b) at any time the Titling Trustee is legally unable to act, or adjudged bankrupt or insolvent, (c) a receiver of the Titling Trustee or its property has been appointed or (d) any public officer has taken charge or control of the Titling Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

Upon the removal of the Titling Trustee, the UTI Beneficiary will promptly appoint a successor titling trustee.

Any resignation or removal of the Titling Trustee and appointment of a successor titling trustee will not become effective until acceptance of appointment by the successor Titling Trustee. Any successor Titling Trustee will execute and deliver to the Servicer, the predecessor Titling Trustee, the UTI Beneficiary and the holder of all SUBI Certificates written acceptance of its appointment as Titling Trustee.

The Titling Trustee will be indemnified and held harmless by TMCC or out of and to the extent of the Titling Trust Assets (other than the SUBI Assets) with respect to any loss, liability, claim, damage or reasonable expense, including reasonable fees and expenses of counsel and reasonable expenses of litigation arising out of or incurred in connection with (a) any of the Titling Trust Assets, including without limitation any such fees and expenses relating to leases or leased vehicles, any personal injury or property damage claims arising with respect to any such leased vehicle or any fees and expenses relating to any tax arising with respect to any Titling Trust Asset, or (b) the Titling Trustee’s acceptance or performance of the trusts and duties contained in a SUBI Trust Agreement. Notwithstanding the foregoing, the Titling Trustee will not be indemnified or held harmless out of the Titling Trust Assets as to such fees and expenses:

•	for which TMCC will be liable under a Servicing Agreement,

•	incurred by reason of the Titling Trustee’s willful misfeasance, bad faith or negligence, or

•	incurred by reason of the Titling Trustee’s breach of its respective representations and warranties made in the SUBI Trust Agreement or the Servicing Agreement.

 Lease Origination and the Titling of Leased Vehicles

All Specified Leases have been or will be underwritten using the underwriting criteria described under “TMCC’s Lease Financing Program— Underwriting of Motor Vehicle Lease Contracts” in this prospectus.  Under each Specified Lease, the Titling Trust, or the Titling Trustee on behalf of the Titling Trust, will be listed as the owner of the Specified  Vehicle on the Specified Vehicle’s certificate of title. Liens will not be placed on the certificates of title, nor will new certificates of title be issued, to reflect the interest of an Issuing Entity or Other SUBI, as holder of the related SUBI Certificate, in the Specified Vehicles.

All leased vehicles owned by the Titling Trust will be held for the benefit of entities that from time to time hold beneficial interests in the Titling Trust. Those interests will be evidenced by the related SUBI, the UTI or the Other SUBIs.  Entities holding beneficial interests in the Titling Trust will not have a direct ownership in the related leases or a direct ownership or perfected security interest in the related leased vehicles, including the related Specified Leases and Specified Vehicles.

The certificates of title for the Specified Vehicles will not reflect the indirect interest of the related Issuing Entity in the Specified Vehicles by virtue of its beneficial interest in the related SUBI Assets. Therefore, an Issuing Entity will not have a direct perfected lien in the related Specified Vehicles, but will have filed a financing statement to perfect the security interest in the related SUBI Assets, but only to the extent that the security interest may be perfected by filing under the Uniform Commercial Code (the “UCC”). The Servicer has agreed to file or cause to be filed a financing statement and any appropriate continuing statements in each of the appropriate jurisdictions. For further information regarding the titling of the Specified Vehicles and the interest of the related Issuing Entity therein, you should refer to “Certain Legal Aspects of the Leases and the Leased Vehicles—Back-up Security Interests” in this prospectus.

THE SUBI

 General

On or prior to the Closing Date for each series of Notes, the SUBI relating to that series of Notes will be issued by the Titling Trust pursuant to a supplement to the Titling Trust Agreement (the “SUBI Supplement” and, together with the Titling Trust Agreement, the “SUBI Trust Agreement”). The SUBI Certificate related to each Issuing Entity will not represent a direct interest in the related SUBI Assets or an interest in any related Titling Trust Assets other than the related SUBI Assets.  The related Issuing Entity and its Securityholders will have no interest in the UTI, any Other SUBI or any assets of the Titling Trust evidenced by the UTI or any Other SUBI.  Payments made on or in respect of Titling

Trust Assets not represented by the SUBI will not be available to make payments on the related Securities. For further information regarding the Titling Trust, you should refer to “The Titling Trust” in this prospectus.

The SUBI Certificate related to an Issuing Entity will evidence a beneficial interest in the assets allocated to the related SUBI (the “SUBI Assets”), which will generally consist of the related Specified Leases, Specified Vehicles and all proceeds of or payments on such Specified Leases and Specified Vehicles received on or after the applicable cutoff date (each, a “Cutoff Date”) and all other related SUBI Assets, including:

•
amounts in the related Collection Account received in respect of the related Specified Leases and the sale of the related Specified Vehicles (or an amount equal to the Liquidation Proceeds deposited by the Servicer in lieu of actual Liquidation Proceeds in connection with the LKE Program).  For additional information, you should refer to “Certain Information Regarding the Notes—Like Kind Exchange Program” in this prospectus.

•
certain monies due under or payable in respect of the related Specified Leases and Specified Vehicles on or after the Cutoff Date, including the right to receive payments made to TMCC, the Depositor, the Titling Trust, the Titling Trustee or the Servicer under any insurance policies relating to the related Specified Leases, the Specified Vehicles or the related lessees, and

•	all proceeds of the foregoing.

On or prior to the Closing Date for a series of Notes, the Titling Trust will issue the related SUBI Certificate to or upon the order of TMCC, as UTI Beneficiary.

 Transfers of the SUBI Certificate

Simultaneously with the issuance of the SUBI Certificate to the UTI Beneficiary, the UTI Beneficiary will sell, assign and transfer that SUBI Certificate to the Depositor pursuant to a transfer agreement (the “SUBI Certificate Transfer Agreement”). The UTI Beneficiary will covenant to treat each conveyance of a SUBI Certificate to the Depositor as a true sale, assignment and transfer for all purposes.

Immediately after the sale, assignment and transfer of a SUBI Certificate to the Depositor, the Depositor will sell, assign and transfer such SUBI Certificate to the related Issuing Entity pursuant to a separate transfer agreement (the “Issuer SUBI Certificate Transfer Agreement”), as described in the related Prospectus Supplement under “The SUBI—Transfers of the SUBI Certificate.”

THE LEASES

 General

Each of the leases in the Titling Trust will have been originated by a Dealer in the ordinary course of that Dealer’s business and assigned, directly or indirectly, to the Titling Trust on or prior to the related Cutoff Date, in accordance with the underwriting procedures described below under “TMCC’s Lease Financing Program— Underwriting of Motor Vehicle Lease Contracts” in this prospectus.  The Specified Leases are operating leases under generally accepted accounting principles and have been selected by the sponsor based upon the criteria specified in the SUBI Trust Agreement and described below and under “—Representations, Warranties and Covenants” in this prospectus.

These selection criteria provide that each Specified Lease:

•	relates to a new Toyota or Lexus automobile or light-duty truck at the time of origination of the Specified Lease;

•	was originated in the United States;

•
provides for monthly payments that fully amortize the initial Lease Balance of the Specified Lease at the rate specified in the related Prospectus Supplement to the related Contract Residual Value over the lease term and, in the event of a lessee initiated early termination, provides for payment of the Early Termination Cost; and

•	satisfies the other selection criteria, if any, described in the related Prospectus Supplement.

All Specified Vehicles relating to the Specified Leases will be titled in the name of the Titling Trust or the Titling Trustee on behalf of the Titling Trust.

Each Specified Lease provides for an equal, fixed lease payment payable monthly by the lessee (each, a “Monthly Payment”), that does not include other amounts payable by the lessee, such as late charges, returned check fees and similar items (all of which will be payable to the Servicer), that are allocated between principal and Rent Charges. The “Rent Charge” portion of each Monthly Payment is the amount the lessee is charged on the Lease Balance and is calculated on a constant yield basis at an imputed interest rate (the “Lease Rate”).  The “Lease Balance” of a Specified Lease equals the present value of the remaining Monthly Payments owed by the lessee and the present value of the Contract Residual Value of the related Specified Vehicle, each determined using a discount rate equal to the Lease Rate. The initial Lease Balance of a Specified Lease equals the adjusted capitalized cost described in the Specified Lease. The adjusted capitalized cost of a Specified Lease represents the initial value of the Specified Lease and the related Specified Vehicle (which value may exceed the manufacturer’s suggested retail price and may include certain fees and costs related to the origination of the Specified Lease). The initial Lease Balance amortizes over the term of the Specified Lease to an amount equal to the Contract Residual Value.

All of the Specified Leases will be closed-end leases.  Under a “closed-end lease,” at the end of its term, if the lessee does not elect to purchase or re-lease the related Specified Vehicle by exercise of the purchase or re-lease option contained in such lease contract, the lessee is required to return the Specified Vehicle to or upon the order of TMCC, at which time the lessee will then owe (in addition to unpaid monthly payments) only incidental charges for excess mileage, excessive wear and use and other items as may be due under such Specified Lease.

Each lessee will be permitted to purchase the Specified Vehicle at the scheduled termination date specified in the related Specified Lease (the “Maturity Date”) or upon the early termination of the related Specified Lease. The purchase price (the “Purchase Option Price”) is the amount payable by a lessee upon the exercise of its option to purchase a Specified Vehicle which amount equals (a) with respect to a Matured Vehicle, the sum of (i) any due but unpaid Monthly Payments, (ii) the Contract Residual Value and (iii) any fees, taxes and other charges imposed in connection with such purchase and (b) with respect to a Specified Vehicle for which the related Specified Lease has been terminated early by the lessee, the sum of (i) any due but unpaid Monthly Payments, (ii) any fees, taxes and other charges imposed in connection with the Specified Lease and (iii) the excess of the sum of the Monthly Payments remaining until the end of the Specified Lease and the Contract Residual Value over the remaining unearned Rent Charges, calculated using the constant yield method (the “Adjusted Lease Balance”).  In addition, so long as a lessee is not in default under a Specified Lease, a lessee may terminate the Specified Lease and not exercise its option to purchase a Specified Vehicle at any time upon payment in full of a payoff amount (the “Elected Early Termination Cost”). The Elected Early Termination Cost is the sum of (a) any due but unpaid Monthly Payments; (b) any Monthly Payments from the date of termination to the Maturity Date and (c) any fees and taxes assessed or billed in connection with the Specified Lease and any other amount charged to the lessee under the Specified Lease, including excess wear and use charges and excess mileage charges, minus any refundable security deposit due to the lessee.  If any such lessee does not elect to pay the Elected Early Termination Cost upon termination of the Specified Lease, such lessee will be required to pay an amount (the “Mandatory Early Termination Cost” and together with the Elected Early Termination Cost, an “Early Termination Cost”) equal to the sum of (a) any due but unpaid Monthly Payments; (b) any fees and taxes assessed or billed in connection with the Specified Lease and any other amount charged to the lessee under the Specified Lease, other than excess wear and use charges and excess mileage charges, (c) any disposition charges of the Specified Vehicle and (d) the difference between the Adjusted Lease Balance and the fair market value of the Specified Vehicle (determined by the sale price of the Specified Vehicle or an appraisal obtained in accordance with the Specified Lease), minus any refundable security deposit due to the lessee.

Each Specified Lease will provide that TMCC may terminate the Specified Lease and repossess the related Specified Vehicle following an event of default by the related lessee (each, a “Lease Default”).  Typical Lease Defaults include, but may not be limited to, failure of the lessee to make payments when due, certain events of bankruptcy or insolvency of the lessee, failure to comply with any other term or condition of the Specified Lease, the provision of false or misleading information in the lease application or the loss, theft, seizure or damage beyond reasonable repair of the related vehicle.

If a lessee is in default of a Specified Lease, TMCC may do any or all of the following: (i) terminate the Specified Lease and the lessee’s rights to use and possess the Specified Vehicle, (ii) if the lessee does not voluntarily return the Specified Vehicle, take possession of the Specified Vehicle by any method permitted by law; (iii) require the lessee to pay the Mandatory Early Termination Cost and all expenses in connection with enforcement of the Specified Lease and repossession of the Specified Vehicle, including, but not limited to, expenses for repossession, transportation, storage, collection, and legal fees, in each case as allowed by applicable law or (iv) pursue any other remedy permitted by law.

Pursuant to the Dealer Agreements, each Dealer is obligated, after assignment of leases and leased vehicles to the Titling Trust, to repurchase any such leases and leased vehicles which do not meet certain representations and warranties made by such Dealer.  These representations and warranties relate primarily to the origination of the leases and the titling of the leased vehicles, and do not typically relate to the creditworthiness of the related lessees or the collectability of such leases.  The Dealer Agreements do not generally provide for recourse to the Dealer for unpaid amounts in respect of defaulted leases, other than in connection with the breach of such representations and warranties.  The rights of the Titling Trust to receive proceeds of such Dealer repurchase obligations will constitute Titling Trust Assets (and SUBI Assets, to the extent they relate to the Specified Leases and Specified Vehicles), although the related Dealer Agreements will not constitute Titling Trust Assets.

 Representations, Warranties and Covenants

The Servicer, pursuant to each Servicing Agreement, will represent and warrant, among other things, with respect to each Specified Lease or, to the extent applicable, the related Specified Vehicle or lessee, that:

•	no selection procedures adverse to the Securityholders shall have been utilized in selecting the Specified Leases and Specified Vehicles;

•	the terms of each Specified Lease require the related lessee to possess physical damage insurance which covers the Specified Vehicle in accordance with TMCC’s normal requirements;

•
as of the applicable Closing Date, to the best of its knowledge, the related Specified Leases and Specified Vehicles are free and clear of all security interests, liens, charges and encumbrances (other than tax liens, mechanics’ liens and any liens that attach to a Specified Lease or Specified Vehicle or any property, as the context may require, by operation of law) that are prior to, or of the same priority with, the security interests in the Specified Vehicles granted by the related Specified Leases, and no offsets, defenses or counterclaims have been asserted or threatened;

•
each Specified Lease and related Specified Vehicle, at the time it was originated, complied and, as of the Closing Date, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and

•	any other representations and warranties that may be set forth in the related Prospectus Supplement are true and correct in all material respects.

The Servicer will be required to deposit or cause to be deposited into the related Collection Account for a series of Notes an amount equal to the Securitization Value of a Specified Lease (the “Reallocation Payment”) if:

•
the related lessee changes the domicile of or title to the Specified Vehicle to any jurisdiction that is not a state in which the Titling Trust has all licenses, if any, necessary to own and lease vehicles and the Titling Trustee does not have such licenses for such state within 90 days of the Servicer becoming aware of such move; or

•
the Titling Trustee, the Servicer or the indenture trustee discovers a breach of any representation, warranty or covenant referred to in the preceding paragraph that materially and adversely affects the related Issuing Entity’s interests in a Specified Lease or Specified Vehicle and gives prompt written notice of such breach to the Servicer and the breach is not cured in all material respects within 60 days after the Servicer discovers the breach or is given notice of it.

In the case of the first bullet point of this paragraph, the Reallocation Payment must be made by the Servicer on or prior to 11:00am New York time on the next payment date (each such date, a “Deposit Date”) following the end of such 90-day period.  Otherwise, the Reallocation Payment must be made by the Servicer as of the day on which the related cure period ended.  Upon such payment, the related Specified Lease and Specified Vehicle will no longer constitute SUBI Assets. The foregoing payment obligation will survive any termination of TMCC as Servicer under the Servicing Agreement.

TMCC’S LEASE FINANCING PROGRAM

 Underwriting of Motor Vehicle Lease Contracts

The Titling Trust purchases lease contracts in respect of new and used Toyota or Lexus automobiles and light-duty trucks from Dealers located in the U.S (excluding Hawaii).  Dealers originate these lease contracts in accordance with TMCC’s requirements as specified in existing agreements with Dealers.  The lease contracts are purchased in accordance with TMCC’s underwriting guidelines.  TMCC acquires possession of the lease contracts from Dealers and generally converts such lease contracts to electronic form and maintains control of the electronic copies.  TMCC uses a proprietary credit scoring system to evaluate an applicant’s risk profile.  Factors used by the credit scoring system (based on the applicant’s credit history) include the ability to pay, debt ratios, employment status, and amount financed relative to the value of the vehicle to be leased.

Applications are received by TMCC either from Dealers or directly from customers.  Applications received from Dealers include the applicant’s name, address, residential status, source and amount of monthly income and amount of monthly rent or mortgage payment.  Currently, Dealers transmit customer applications into TMCC’s online system for contract acquisition (“OSCAR”).  Beginning in early 2011, TMCC began transitioning to a new online loan origination system (“LOS”) for contract acquisition.  The transition to the new LOS from OSCAR is expected to occur in stages over a one-year period.  The expected benefits of the new LOS include enhanced decisioning and discounting functionality.  In addition, customers can transmit applications online through TMCC’s website.  Upon receipt of the credit application, both OSCAR and LOS automatically generate and transmit credit bureau requests to one or more of the major credit bureaus, which provide a credit report to TMCC.

Credit applications are then subject to systematic evaluation.  Both OSCAR and LOS evaluate each application to determine if it qualifies for auto-decisioning.  Both systems distinguish this type of applicant by specific requirements and approve the application without manual intervention.  OSCAR is programmed to review selected factors of the application such as debt-to-income ratios and credit scores.  LOS sends specific credit scoring attributes of an application – such as the number of past-due accounts, the number of vehicles financed, the number of applications for credit made in the past six months, and other credit history statistics – to an external decision engine that mirrors what is currently done internally within OSCAR.  This feature of LOS permits greater flexibility in making adjustments to our credit scoring system because the external decision engine can reflect changes to our credit scorecards and decisioning strategies more easily than OSCAR.  In both systems, typically, the highest quality credit applications are approved automatically.  The automated approval process approves only the applicant’s credit eligibility.  Automated approval does not assign a tier; rather, the tier that is assigned is associated with the applicant’s credit score.  LOS has the capability of performing automated declines of applications, typically those which are the most risky and of the lowest quality of credit applications received.  The automated declines consider factors including term, amount of advance, payment to income ratio and FICO score.

Credit analysts (located at the DSSOs) approve or reject all credit applications that do not qualify for auto-decisioning.  In certain cases, a credit analyst may also approve an application that has been the subject of an automated decline under LOS.  A credit analyst decisions applications based on an evaluation that considers an applicant’s creditworthiness and may consider an applicant’s projected ability to meet the Monthly Payment.  TMCC’s proprietary scoring system assists the credit analyst in the credit review process.  Currently, OSCAR calculates and assigns a payment probability and a credit grade.  Similar functions happen in LOS.  To calculate the payment probability, key data from credit bureaus are combined with data from customer applications, including ratios such as vehicle payment to income and total debt payments to income.  These and other factors are weighted by a statistically validated credit scoring process to produce the payment probability and credit grade.

A credit analyst will verify information contained in the credit application if the application presents an elevated level of credit risk.  At any time during the credit decisioning process, the credit analyst may elect to counter the offer to extend credit.  A countered credit decision is a credit application that could be purchased upon satisfaction of modified contract terms not originally submitted by the Dealer.

The final credit decision is made based upon the degree of credit risk perceived by the credit analyst after assessing the strengths and weaknesses of the application.  If an application is conditionally approved or rejected, the Dealer is notified of the conditions required for the approval or reasons for rejection.  Additionally, an Equal Credit Opportunity Act adverse action notice is sent to the customer specifying the reasons for modification or rejection of the application for credit.  When a customer application is approved, the Dealer is required to submit specific contract documentation to the DSSO in accordance with TMCC procedures.

TMCC utilizes a tiered pricing program for lease contracts.  The program matches contract lease rates with customer risk as defined by credit bureau scores and other factors for a range of price and risk combinations.  Each application is assigned a credit tier.  Rates vary based on credit tier, term and collateral, including whether a new or used vehicle is being leased.  In addition, special rates may apply as a result of promotional activities.  TMCC reviews and adjusts rates based on competitive and economic factors and distributes the rates, by tier, to Dealers.

TMCC regularly reviews and analyzes its portfolio of lease contracts to evaluate the effectiveness of its underwriting guidelines and purchasing criteria.  If external economic factors, credit loss or delinquency experience, market conditions or other factors change, TMCC may adjust its underwriting guidelines and purchasing criteria in order to change the asset quality of its portfolio or to achieve other goals and objectives.  Any adjustments to TMCC’s underwriting guidelines or purchasing criteria will be described in the related Prospectus Supplement.

TMCC’s lease contracts require lessees to possess physical damage insurance and to provide evidence of such insurance upon TMCC’s request.  The terms of the Specified Leases allow, but do not require, TMCC to obtain any such coverage on behalf of the lessee.  In accordance with its normal servicing procedures, TMCC currently does not obtain insurance coverage on behalf of any lessee.

TMCC has begun electronic contracting with lessees on a pilot basis.  In 2011, TMCC expects to engage a greater number of Dealers in the United States in electronic contracting, in stages.  To the extent electronic contracts are a substantial part of the pool of Specified Leases related to a series of notes, the electronic contracting systems will be described in the applicable Prospectus Supplement.

Upon the maturity of a lease contract, the lessee has the option to purchase or re-lease the leased vehicle from TMCC. The same underwriting and credit procedures described above apply to any financing offered to these user-lessees.

 Servicing of Motor Vehicle Lease Contracts

TMCC is the servicer of all of the leases it finances, including the Specified Leases (in such capacity, the “Servicer”).  As Servicer, TMCC generally handles all collections, administers defaults and delinquencies and otherwise services all such leases. Each of the three customer service centers services the Specified Leases using the same servicing system and procedures, for all open accounts.  Centralized units monitor bankruptcy administration, post-charge-off collection and recovery.  The collection department manages the liquidation of each Specified Lease.  TMCC considers a lessee to be past due if less than 90% of a Monthly Payment is received by the due date.  TMCC uses an on line collection and auto dialer system that prioritizes collections efforts, generates past due notices and signals TMCC collections personnel to make telephone contact with delinquent lessees.  Collection efforts are based on behavioral scoring models (which analyze borrowers’ past payment performance, vehicle valuation and credit scores to predict future payment behavior).  TMCC generally determines whether to commence repossession efforts after a lease is 60 days past due.  Repossessed vehicles are held in inventory to comply with statutory requirements and then sold at private auctions, unless public auctions are required by applicable law.  Any unpaid amounts remaining after sale or after full charge off are pursued by TMCC to the extent practical and legally permitted.  See “Certain Legal Aspects of the Leases and the Leased Vehicles —Deficiency Judgments” in this Prospectus.  Collections of deficiencies are administered at a centralized facility.  TMCC’s policy is to charge off a lease contract in its servicing system as soon as disposition of the vehicle has been completed and sales proceeds have been received, but TMCC may in some circumstances charge-off a lease contract prior to repossession.  In the case of uncollectible accounts, charge-off of a lease contract will occur prior to repossession.  When repossession and disposition of the leased vehicle has not been completed, TMCC’s policy is to charge off the account as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days delinquent.  Prior to the fourth quarter of the fiscal year ended March 31, 2010, a vehicle lease contract or retail auto loan was considered contractually delinquent when it was 150 days past due.  Beginning with the fourth quarter of the fiscal year ended March 31, 2010, TMCC changed its charge-off policy so that contracts were charged-off at 120 days past due rather than 150 days past due.  This change resulted in an increase in charge-offs in respect of vehicle leases and retail auto loans of $38 million for the quarter ended March 31, 2010.

As set forth in the Servicing Agreement, the Servicer may, in accordance with its customary servicing procedures, waive any late payment charge, extension fee, disposition fee or any other fees or charges that may be collected in the ordinary course of servicing a lease.  In addition, to the extent provided in each Servicing Agreement, the Servicer also shall be authorized to modify or extend a lease in accordance with the customary servicing standards of the Servicer without the prior consent of the owner trustee, indenture trustee or any Noteholder, subject to the terms described under “Description of the Transaction Documents—Servicing Procedures” in this prospectus.

Occasionally, situations occur in the collection process when a lessee has become delinquent and is willing but unable to bring the related account current (e.g., where a deferred payment is deemed reasonably likely to be followed by subsequent performance). In this situation, at the discretion of collection department management, but subject to specific guidelines, one or more payments under such lease contract may be deferred, provided that the lessee pays a deferral fee (which will be treated as additional servicing compensation). Each Servicing Agreement will provide that a Specified Lease may not be deferred more than six times in the aggregate. Deferral of payments has the practical effect of extending the maturity date of a lease contract. Each Servicing Agreement will also provide for the reallocation to the UTI from the related SUBI (accompanied by an appropriate Reallocation Payment by TMCC) of each Specified Lease as to which more than six deferrals are made or as to which, through deferrals or extensions, the maturity date is extended beyond the last day of the final maturity date for the related series.

Although TMCC may be replaced or removed as servicer upon the occurrence of certain events, including the occurrence of a servicer default (as defined under the applicable Servicing Agreement), TMCC generally expects to service the Specified Leases included in an Issuing Entity for so long as the related series of notes is outstanding. For more information regarding the circumstances under which TMCC may be replaced or removed as servicer of the Specified Leases, you should refer to “Description of the Transaction Documents—Servicer Default” in this prospectus. If the servicing of any Specified Leases were to be transferred from TMCC to another servicer, there may be an increase in overall delinquencies and defaults due to misapplied or lost payments, data input errors or system incompatibilities. Although TMCC expects that any increase in any such delinquencies to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the Specified Leases as a result of any servicing transfer.

In the normal course of its servicing business, TMCC outsources certain of its administrative functions to unaffiliated third party service providers. The third parties providing those administrative functions do not have discretion relating to activities that TMCC believes would materially affect the amounts realized or collected with respect to the Specified Leases or the timing of receipt of such amounts. Moreover, TMCC retains ultimate responsibility for those administrative functions under each Servicing Agreement and should any of those third parties not be able to provide those functions, TMCC believes those third parties or the functions performed by them could easily be replaced. Therefore, failure by the third party service providers to provide the administrative functions is not expected to result in any material disruption in TMCC’s ability to perform its servicing functions under each Servicing Agreement.

 Insurance on Specified Vehicles

Each Specified Lease requires the related lessee to possess physical damage insurance which covers loss or damage to the Specified Vehicle in an amount not less than the actual cash value thereof pursuant to which TMCC and the Titling Trust is named as a loss payee.  Since the lessees may select their own insurers to provide the requisite coverage, the specific terms and conditions of their policies may vary.  TMCC currently does not monitor ongoing insurance compliance in connection with its customary servicing procedures.  In the event that the failure of a lessee to maintain any such required insurance results in a shortfall in amounts to be paid to Noteholders, to the extent such shortfall is not covered by an applicable credit enhancement, Noteholders could suffer a loss on their investment.

TMCC does not require lessees to carry credit disability, credit life, credit health or other similar insurance coverage which provides for payments to be made on the leases on behalf of lessees in the event of disability or death.

In addition to the insurance coverage required to be obtained and maintained by the lessees pursuant to the Specified Leases, and as additional protection in the event that any lessee fails to maintain all such required insurance, TMCC maintains contingent liability insurance for which the Titling Trust is an additional named insured for bodily injury and property damage suffered by third persons caused by any vehicle owned by any insured. TMCC also maintains with such insurers substantial amounts of excess insurance coverage for which the Titling Trust is an additional named insured (together with the aforementioned primary contingent liability insurance policy, the "Contingent and Excess Liability Insurance Policies"). Currently, these insurance policies collectively provide insurance coverage of $2 million per occurrence, and permit multiple claims in any policy period (with no annual or aggregate cap on the number of claims thereunder).  Claims could be imposed against the assets of the Titling Trust if such coverage were exhausted and damages were assessed against the Titling Trust. In that event, investors in the Notes could incur a loss on their investment.

The Servicing Agreement provides that so long as any Notes are outstanding, the Titling Trust and TMCC will maintain the Contingent and Excess Liability Insurance Policies unless each Rating Agency has delivered notice to the Indenture Trustee to the effect that failure to maintain any such insurance policy will not cause it to qualify, reduce or withdraw its then-current rating of any Class of Notes. The foregoing obligations of TMCC will survive any termination of TMCC as Servicer under the Servicing Agreement.

 Leased Vehicle Maintenance

Each lease contract states that the lessee is responsible for all maintenance, repair, service, and operating expenses of the leased vehicle, all damage to the leased vehicle and for its loss, seizure or theft. At the scheduled maturity date of a lease contract, if the lessee does not purchase the vehicle, the user-lessee is required to pay (a) any applicable charges for excess mileage at the stated rate on the related lease contract and (b) any applicable charges for excess wear and tear, as defined by the lease contract to be, but not limited to (i) inoperative mechanical and electrical parts, (ii) damage (including but not limited to, damage to the engine) due to failure to maintain the leased vehicle in accordance with the lease contract, (iii) damage to the body, lights, trim or paint, (iv) damaged, broken or tinted glass, (v) torn, damaged or stained interior, (vi) damage from flood, water, hail or sand, (vii) damage from removal of equipment or signs placed on the leased vehicle, (viii) missing equipment, parts and accessories, including missing keys or remote entry devices or (ix) tires with less than 3/32 inch of tread remaining, or any tire not part of a matching set of 5 tires (or 4 with an emergency spare if the leased vehicle was originally equipped with one).

 Remarketing Program; Vehicle Disposition Process

TMCC manages the remarketing and disposition of leased vehicles, including customer service, collections, repossessions, early terminations, accounting, the end of term process and titling.  Prior to maturity of a lease, TMCC contacts each lessee through direct mail and by telephone and provides each lessee with information regarding the lessee’s lease obligations, including vehicle inspection, return requirements, option to purchase, financing availability and the required documentation.  TMCC may also provide each lessee with new vehicle product information.  If the lessee indicates an intention to purchase the leased vehicle, the lessee is provided with all necessary documents to complete the purchase.

At the maturity of the lease, the lessee may purchase the leased vehicle at the contractual residual value, extend the term of the lease or return the leased vehicle to a franchised dealer accepting return of such vehicle (the “Grounding Dealer).  In order to minimize losses at lease maturity, TMCC has developed remarketing strategies to maximize proceeds and minimize disposition costs on used vehicles sold at lease termination.  TMCC uses various channels to sell vehicles returned at lease end and repossessed vehicles, including purchase by the Grounding Dealer, online auctions and physical auctions.

TMCC has developed the “Dealer Direct” program to increase franchised dealer purchases of off-lease vehicles thereby reducing the disposition costs of such vehicles.  Through Dealer Direct (i) the Grounding Dealer has the option to purchase the vehicle at the contractual residual value or purchase the vehicle at an assessed market value, as determined by TMCC and (ii) vehicles not purchased by the Grounding Dealer as described in clause (i) are made available to all Toyota and Lexus vehicle dealers through the Dealer Direct online auction.

Vehicles not purchased through Dealer Direct are sold at physical vehicle auction sites throughout the country.  TMCC has regular sales at 17 major auction locations throughout the United States. The regional auctions currently used by TMCC are “open” auctions, meaning that any licensed dealer (not only Toyota and Lexus dealers) may participate. When necessary, TMCC reconditions used vehicles prior to sale in order to enhance the vehicle values at auction.  Additionally, TMCC redistributes vehicles geographically to minimize oversupply in any location.  The TMCC sales representative at the auction site, in coordination with TMCC headquarters staff, is responsible for handling TMCC’s decisions with respect to the vehicles sold at the auction, including assessing the vehicle condition, authorizing repairs and refurbishment and determining whether bids received at auction should be accepted.

TMCC attempts to dispose of each vehicle within 30 days from the time a vehicle is turned in at maturity of a lease. Repossessions and early terminations are handled in accordance with various state requirements.

The Toyota certified used vehicle program was established in 1996 to create customer and dealer demand for off-lease used Toyota and Lexus vehicles and to enhance the value of off-lease vehicles.  Certified used vehicles are Toyota or Lexus vehicles that are purchased by dealers, reconditioned and certified to meet certain Toyota/Lexus required standards and sold or leased with an extended warranty from the manufacturer.  For certified used vehicles, TMCC provides a limited warranty which covers the vehicle for a selected period of time and mileage.

 Extensions and Pull-Ahead Program

TMCC may occasionally extend the term of a Specified Lease if the lessee requests such extension and is not in default on any of its obligations under the lease and if the lessee agrees to continue to make Monthly Payments. Lessees at the end of a Specified Lease who intend to lease or purchase another Toyota or Lexus motor vehicle, but cannot do so at lease maturity due to awaiting delivery of a new vehicle, preference for the next model year or other timing circumstances, may qualify for a lease term extension of up to six months.  In general, the Servicer will not grant more than four six month extensions of a lease.  In addition, in the future TMCC may adopt incentive programs that encourage term extensions in connection with the lease, purchase or financing of another Toyota or Lexus motor vehicle.

TMCC occasionally offers to lessees whose lease contracts are nearing expiration, incentives to lease new vehicles. These incentive programs are employed to promote customer loyalty by offering attractive early termination options and to provide lessees with an incentive to purchase or lease new Toyota or Lexus vehicles. These programs can also be used to shift vehicles out of peak terminating months and to increase the number of off-lease vehicles that are sold or auctioned during those months in which the purchase price for off-lease vehicles tends to be higher.

These incentives may include permitting a lessee to terminate a lease up to six months prior to its maturity in order to allow that lessee, among other things, (1) to enter into a new lease contract for a different Toyota or Lexus motor vehicle, (2) to purchase a different Toyota or Lexus motor vehicle or (3) to finance a different Toyota or Lexus motor vehicle. However, an early termination with respect to any lease allocated to the related SUBI will not be permitted unless all pull-ahead amounts specified in the prospectus supplement for the related series have been paid by or on behalf of the lessee and are deposited in the Collection Account. Following this early termination, the servicer will charge the lessee any applicable excess wear and use charges and excess mileage charges in accordance with its customary servicing procedures with respect to leases that are terminated early by the related lessee in the absence of a “pull-ahead” or other marketing program.

Any such incentives described above may increase the return rates for the related vehicles, including Specified Vehicles, and increase the exposure of Noteholders to the risks associated with the market valuation of pre-owned vehicles.

 Determination of Residual Values

The residual value set forth in a Specified Lease (the “Contract Residual Value”) is determined by TMCC based upon a broad analysis of different factors that may affect the residual values of the Specified Vehicles. The value of the Notes of a series being issued is based on the aggregate residual values of the related Specified Vehicles, determined in the manner set forth in the applicable prospectus supplement (the “Securitization Residual Value”), and may be calculated by the servicer using Automotive Lease Guide (“ALG”) residual values. The calculation of such Securitization Residual Values will be more fully described in the applicable prospectus supplement.  The Contract Residual Values for the Specified Vehicles of any series may be higher than, or lower than, the related Securitization Residual Values.

As a result, the excess of the Contract Residual Values for the Specified Vehicles of any series over the Securitization Residual Values for such series will not be financed in the related transaction. However, the Purchase Option Prices (which if paid are part of collections available to the related Issuing Entity) for the Specified Vehicles at the Maturity Dates of the related Specified Leases will be the Contract Residual Values.

All of the Leases and Leased Vehicles assigned to any SUBI have been originated under the residual value policies described above. Notwithstanding the foregoing, no assurance can be given as to TMCC’s future experience with respect to the return rates of Toyota or Lexus motor vehicles relating to Leases originated under these policies. If the Securitization Residual Values of the Specified Vehicles relating to an Issuing Entity  are substantially higher than the sales proceeds actually realized upon the sale of such Specified Vehicles, you may suffer losses on your investment. For additional information, you should refer to “Risk Factors – Used car market factors may increase the risk of loss for all investors” in this prospectus. For additional information regarding TMCC’s procedures for realizing the residual value of Specified Vehicles, you should refer to “—Vehicle Disposition Process” above.

For each Issuing Entity, the aggregate Securitization Residual Value of the related Specified Vehicles will not exceed 65% of the aggregate Securitization Value (as determined as described in the applicable prospectus supplement) of the related Specified Leases and Specified Vehicles assigned to the SUBI related to such Issuing Entity.

WHERE YOU CAN FIND MORE INFORMATION ABOUT YOUR NOTES

The Issuing Entity — The indenture trustee will provide to Noteholders (which will be Cede & Co. as the nominee of DTC unless Definitive Notes are issued under the limited circumstances described in this prospectus) unaudited monthly and annual reports concerning the Specified Leases and Specified Vehicles and certain other matters.  For additional information, you should refer to “Certain Information Regarding the Notes—Reports to Securityholders” and “Description of the Transaction Documents—Evidence as to Compliance” in the prospectus.  If and for so long as any Notes are listed on an exchange and the rules of such exchange so require, each such report (including a statement of the outstanding principal amount of each class of Notes) also will be delivered to such exchange on the related Payment Date or other date for delivery of such reports.   Copies of such reports may be obtained at no charge at the offices specified in the related Prospectus Supplement.

The Depositor — Toyota Leasing, Inc., as Depositor, has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”) of which this prospectus forms a part.  The Registration Statement is available for inspection without charge at the public reference facilities maintained at the principal office of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the SEC’s reference room by calling the SEC at (800) SEC-0330.  You may obtain copies of such materials at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements and other information regarding issuers that file electronically with the SEC using the SEC’s Electronic Data Gathering Analysis and Retrieval system (commonly known as EDGAR).  All reports filed by the Depositor may be found on EDGAR, or any successor electronic filing website, filed under the name of the Depositor and under the SEC Central Index Key (CIK) 1038794, and all reports filed with respect to each Issuing Entity will be filed under registration file number 333-[_______] plus the applicable serial tag number.  Copies of the transaction agreements relating to the Notes will also be filed with the SEC on EDGAR under the registration number shown above.

For the time period that each Issuing Entity is required to report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Depositor, on behalf of the Issuing Entity of the related series, will file the reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.  These reports include (but are not limited to):

•	Reports on Form 8-K (Current Report) including as Exhibits to the Form 8-K the transaction agreements or other documents specified in the related Prospectus Supplement;

•
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the payment date specified in the related Prospectus Supplement; and

•
Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year, and the items required pursuant to Items 1122 and 1123 of Regulation AB of the Exchange Act.

Unless specifically stated in the report, the report and any information included in the report will neither be examined nor reported on by an independent public accountant.  Each Issuing Entity formed by the Depositor will have a separate file number assigned by the SEC, which unless otherwise specified in the related Prospectus Supplement is not available until filing of the final Prospectus Supplement related to the series.  Unless a technical problem occurs with the EDGAR system, reports filed with the SEC with respect to an Issuing Entity after the final Prospectus Supplement is filed will be available under the Issuing Entity’s specific number, which will be a series number assigned to the file number of the Depositor shown above.

The distribution and pool performance reports filed on Form 10-D will be forwarded to each Securityholder as specified under “Certain Information Regarding the Notes—Reports to Securityholders” in this prospectus. The Depositor will post reports on its website located at “www.toyotafinancial.com” as soon as reasonably practicable after such reports are filed with the SEC.

Static Pool Data — Static pool data with respect to the delinquency, cumulative loss and prepayment data for each Issuing Entity or the static pool performance of all leases originated by either Dealers or TMCC and included in TMCC’s managed lease portfolio by (i) vintage origination year for TMCC and/or (ii) by prior securitized pools of TMCC, as applicable, may be presented in an appendix to the related Prospectus Supplement or may be made available through a website.  The Prospectus Supplement related to each series for which the static pool data is provided through a website will contain the website address to obtain this information.  The static pool data provided through any website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related Prospectus Supplement.

Copies of the static pool data presented on a website and deemed part of this prospectus may be obtained upon written request by the Noteholders of the related series at the address specified in the related Prospectus Supplement.

If and for so long as Notes are listed on an exchange and the rules of such exchange so require, the related Prospectus Supplement will include the address of an office in the jurisdictions specified by the rules of such exchange at which copies of the Registration Statement filed by TLI (including all documents incorporated in the Registration Statement) can be obtained for so long as those Notes are outstanding.  If so required by the rules of such exchange, copies of those documents will also be filed with such exchange for so long as those Notes are outstanding.  Copies of the transaction agreements relating to the Notes will also be filed with the SEC and with any such exchange that so requires.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

Certain information concerning TMCC’s experience pertaining to delinquencies, repossessions and net losses with respect to its entire portfolio of leases will be described in each Prospectus Supplement.  There can be no assurance that the delinquency, repossession and net loss experience on any Specified Leases will be comparable to prior experience or to such information.

WEIGHTED AVERAGE LIVES OF THE NOTES

Information regarding maturity and prepayment considerations with respect to each series of Notes will be described under “Weighted Average Lives of the Notes” in the related Prospectus Supplement and “Risk Factors — You may experience reduced returns on your investments resulting from prepayments on the specified leases, events of default, optional redemption, reallocation of the specified leases and the specified vehicles from the SUBI or early termination of the issuing entity” in this prospectus. The weighted average lives of the Notes of any series will generally be influenced by the rate at which payments on or in respect of the related Specified Leases and the Specified Vehicles are made (including monthly payments on and prepayments and liquidations of the Specified Leases) and losses on those Specified Leases and Specified Vehicles, which cannot be predicted with certainty. For this purpose, a “prepayment” of a Specified Lease includes payments resulting from a voluntary early termination of the Specified Lease, Liquidation Proceeds or Recovery Proceeds following a default by or bankruptcy of the related lessee, Reallocation Payments made by TMCC for administrative reasons or for breaches of representations and warranties and pull-ahead amounts payable in connection with a Specified Lease as described under “TMCC’S Lease Financing Program — Extensions and Pull-Ahead Program” in this prospectus.

The rate of prepayments on the related Specified Leases may be influenced by a variety of economic, social and other factors, including competing automobile lessors and the conditions in the used automobile market.

Neither TMCC nor the Issuing Entity can assure that prepayments on the Specified Leases will conform to any historical experience, nor can they predict the actual prepayment rates that may be experienced on the Specified Leases. For additional information, you should refer to “Delinquencies, Repossessions and Net Losses” in the related Prospectus Supplement.

The effective yield on, and average lives of, a series of Notes will depend on, among other things, the amount of payments (including prepayments) on or in respect of the related Specified Leases and related the Specified Vehicles and the rate at which such payments are made to such Noteholders. The timing of changes in the rate of payments in respect of the Specified Vehicles also may affect significantly an investor’s actual yield to maturity and the average lives of a series of Notes. A substantial increase in the rate of payments on or in respect of the related Specified Leases and related Specified Vehicles (including liquidations of the related Specified Leases) may shorten the final maturities of, and may significantly affect the yields on, the related series of Notes.

An investor’s expected yield will be affected by:

•	the price paid for the Notes of a series,

•	the rate of prepayments of the related Specified Leases, and

•	the investor’s assumed reinvestment rate.

These factors do not operate independently, but are interrelated. For example, if prepayments on the related Specified Leases are slower than anticipated, an investor’s yield may be lower if interest rates are higher than anticipated and higher if interest rates are lower than anticipated. Conversely, if prepayments on the related Specified Leases are faster than anticipated, an investor’s yield may be higher if interest rates are higher than anticipated and lower if interest rates are lower than anticipated.

Early retirement of the Notes will occur if the Servicer (or any successor to the Servicer), or an affiliate, exercises its option to purchase the related SUBI Certificate and other assets remaining in the Issuing Entity on any Payment Date when the aggregate Securitization Value as of the last day of the related Collection Period is less than the percentage specified in the related Prospectus Supplement of the aggregate Securitization Value as of the Cutoff Date. For additional information, you should refer to “Description of the Transaction Documents—Termination” in this prospectus.  Certain Events of Default could result in liquidation of the assets of the Issuing Entity and acceleration of the related Notes.  For additional information, you should refer to “Description of the Notes—The Indenture—Events of Default; Rights upon Event of Default” in this prospectus.  For additional information regarding events that would result in a termination of a swap, you should refer to “The Swap Agreement” in the related Prospectus Supplement, if applicable.  If the Issuing Entity is party to a revolving liquidity note agreement, events resulting in termination of the revolving liquidity note agreement may also result in liquidation of the assets of the Issuing Entity and acceleration of the related Notes.

Any reinvestment risk resulting from the rate of prepayments of the Specified Leases and Specified Vehicles and the payment of such prepayments to Noteholders will be borne entirely by the Noteholders.

In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes of a given series on each Payment Date, since the amount will depend, in part, on the amount of principal collected on the related Specified Leases and Specified Vehicles during the applicable Collection Period.  No prediction can be made as to the actual prepayment experience on the Specified Leases and Specified Vehicles, and any reinvestment risks resulting from a faster or slower incidence of prepayment of Specified Leases and Specified Vehicles will be borne entirely by the Noteholders of a given series.

The related Prospectus Supplement may describe certain additional information with respect to the maturity and prepayment considerations applicable to the particular Specified Leases and Specified Vehicles and the related series of Notes.

POOL FACTORS AND TRADING INFORMATION

The “Note Pool Factor” is a seven digit decimal which the Servicer will compute prior to each payment with respect to each class of Notes.  The Note Pool Factor represents the remaining outstanding principal amount of a class of Notes, as of the close of business on the applicable Payment Date, as a fraction of the initial outstanding principal amount of such class of Notes.  Each Note Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable class of Notes.  A Noteholder’s portion of the aggregate outstanding principal amount of the related class of Notes is the product of (i) the original denomination of such Noteholder’s Note and (ii) the applicable Note Pool Factor.

Unless otherwise provided in the related Prospectus Supplement with respect to each Issuing Entity, the Securityholders will receive reports on or about each Payment Date concerning (i) with respect to the Collection Period immediately preceding such Payment Date, payments received on the Specified Leases and Specified Vehicles, the Pool Balance, each Note Pool Factor, as applicable, and various other items of information, and (ii) with respect to the Collection Period second preceding such Payment Date, as applicable, amounts allocated or paid on the preceding Payment Date and any reconciliation of such amounts with information provided by the Servicer prior to such current Payment Date.  In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.  For additional information, you should refer to “Certain Information Regarding the Notes—Reports to Securityholders” in this prospectus.

USE OF PROCEEDS

Unless otherwise provided in the related Prospectus Supplement, each Issuing Entity will use the net proceeds from the sale of the Notes of a given series to purchase the related SUBI Certificate from the Depositor and to make the initial deposit into any related Reserve Account or other accounts of such Issuing Entity, if applicable.

DESCRIPTION OF THE NOTES

 General

With respect to each Issuing Entity that issues Notes, one or more classes (each, a “class”) of Notes of the related series will be issued pursuant to the terms of an indenture (the “Indenture”), a form of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part.  The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more Notes registered in the name of the nominee of DTC (together with any successor depository selected by the Issuing Entity, the “Depository”) except as described below.  Notes will be available for purchase in the denominations specified in the related Prospectus Supplement in book entry form only (unless otherwise specified in the related Prospectus Supplement).  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co., unless another nominee is specified in the related Prospectus Supplement.  Accordingly, such nominee is expected to be the holder of record of the Notes (a “Noteholder”) of each class.  Unless and until Definitive Notes are issued under the limited circumstances described in this prospectus or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note.  All references in this prospectus and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the “DTC Participants”) and all references in this prospectus and in the related Prospectus Supplement to payments, notices, reports and statements to Noteholders refer to payments, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC’s procedures with respect thereto.  For additional information, you should refer to “Certain Information Regarding the Notes—Book Entry Registration” and “—Definitive Securities” in this prospectus.

 Principal and Interest on the Notes

The related Prospectus Supplement will describe the timing and priority of payment, seniority, allocations of losses, interest rate (the “Interest Rate”) and amount of or method of determining payments of principal and interest (or, where applicable, of principal or interest only) on each class of Notes of a given series, including during any periods of payments of interest only or principal only.  Payments of interest on and principal of any Notes will be made on the dates specified in the related Prospectus Supplement (each, a “Payment Date”) in such amounts as are described in the Prospectus Supplement.  The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series.  Payments of interest on the Notes will generally be made prior to payments of principal.  With respect to holders of one or more classes of Notes so designated in the related Prospectus Supplement, during a Revolving Period, only payments of interest will be made on the Notes.  A series may include one or more classes of Notes (the “Strip Notes”) entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.  Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing.  The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate.  For additional information, you should refer to “Certain Information Regarding the Notes—Fixed Rate Notes” and “—Floating Rate Notes” in this prospectus.  One or more classes of Notes of a series may be redeemable in whole or in part, including as a result of the Servicer or an affiliate exercising its option to purchase the related SUBI Certificate and other assets of the related Issuing Entity or other early termination of the related Issuing Entity.  Except in connection with the Servicer exercising the option described in the preceding sentence, no Notes of a series will be redeemable by the related Issuing Entity and under no circumstances will the Notes be redeemable by the related Noteholders.

One or more classes of Notes of a given series may have fixed principal payment schedules, in the manner and to the extent described in the related Prospectus Supplement.  Noteholders of such Notes would be entitled to receive as payments of principal on any given Payment Date the amounts described on such fixed principal payment schedule.

Unless otherwise specified in the related Prospectus Supplement, payments to Noteholders of all classes within a series in respect of interest will have the same priority.  Under certain circumstances, however, on any Payment Date the amount available for such payments could be less than the amount of interest payable on the Notes.  If this is the case, each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount of interest available for payment on the Notes.  For additional information, you should refer to “Description of the Transaction Documents—Distributions on the Notes” and “—Credit and Cash Flow Enhancement” in this prospectus.

If a series of Notes includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of such schedule or formula, of each such class will be described in the related Prospectus Supplement.  Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

 The Indenture

Modification of Indenture.  If an Issuing Entity has issued Notes pursuant to an Indenture, the Issuing Entity and the applicable indenture trustee may, with the consent of the holders of a majority of the holders of the most senior class or classes of Notes of a series (as long as any Notes of such class or classes are outstanding), and thereafter, in the order of seniority, each other then most senior class or classes of Notes of a series, if any, described in the related Prospectus Supplement, as long as they are outstanding (such Notes, the “Controlling Class”), execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.  Unless otherwise provided in the related Prospectus Supplement, for purposes of determining whether the Noteholders of the requisite percentage of the outstanding amount of the Controlling Class of Notes or any class of Notes have given any request, demand, authorization, direction, notice, consent, or waiver under the Indenture or the related Transaction Documents, Notes owned by the Issuing Entity, any other obligor upon the Notes, TLI, TMCC or any affiliate will be disregarded and deemed not to be “outstanding.”

Unless otherwise provided in the related Prospectus Supplement, the Issuing Entity and the applicable indenture trustee may also enter into supplemental indentures with prior notice to the Rating Agencies, and without obtaining the consent of the Noteholders or Certificateholders of the related series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided, that either (i) an officer’s certificate has been delivered by the Servicer to the related indenture trustee certifying that such officer reasonably believes that such supplemental indenture will not materially and adversely affect the interest of any such Noteholder or (ii) the related indenture trustee has been provided a letter from each applicable Rating Agency to the effect that such action will not result in the reduction or withdrawal of any rating it currently assigns to any class of Notes of the related series, or each other Rating Agency has been provided with 10 days prior notice of the proposed supplemental indenture and each such other Rating Agency has not notified the Indenture Trustee that such action might or would result in the reduction or withdrawal of the rating it has currently assigned to any class of Notes of the related series.

Additionally, unless otherwise provided in the related Prospectus Supplement, the Issuing Entity and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders or Certificateholders of the related series, but with prior notice to the Rating Agencies, for the purpose of, among other things, correcting or amplifying the description of the collateral, evidencing the assumption of the Issuing Entity’s obligations under the Indenture, the Notes and the Certificates, as applicable, by a permitted successor to the Issuing Entity, adding additional covenants of the Issuing Entity for the benefit of the related Noteholders and/or Swap Counterparty, surrendering rights of the Issuing Entity, conveying, or otherwise transferring or pledging, property to or with the related indenture trustee, evidencing and providing for the appointment of a successor indenture trustee or adding or changing any of the provisions of the Indenture as necessary and permitted to facilitate the administration by more than one indenture trustee, and modifying, eliminating or adding to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended.

Unless otherwise specified in the related Prospectus Supplement with respect to a series of Notes, without the consent of the holder of each such outstanding Note affected thereby, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount of any such Note, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults under the related Indenture and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Issuing Entity, any other obligor on such Notes, the Depositor or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the Trust Estate if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

Events of Default; Rights Upon Event of Default.  With respect to the Notes of a given series, unless otherwise specified in the related Prospectus Supplement, “Events of Default” under the related Indenture will consist of: (i) a default for five business days or more in the payment of any interest on any such Note of the Controlling Class; (ii) a default in the payment of the principal of any such Note on the related final scheduled Payment Date; (iii) a default in the observance or performance of any covenant or agreement of the applicable Issuing Entity made in the related Indenture which materially and adversely affects interests of the Noteholders and the continuation of any such default for a period of 90 days after written notice of such default is given to such Issuing Entity by the applicable indenture trustee or to such Issuing Entity and such indenture trustee by the holders of at least a majority of the principal amount of such Notes of the Controlling Class then outstanding acting together as a single class; (iv) any representation or warranty made by such Issuing Entity in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made which materially and adversely affects the interests of the Noteholders, and such breach not having been cured within 60 days after written notice of such breach is given to such Issuing Entity by the applicable indenture trustee or to such Issuing Entity and such indenture trustee by the holders at least a majority of the principal amount of such Notes of the Controlling Class then outstanding acting together as a single class; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Issuing Entity (which, if involuntary, remains unstayed for more than 90 days).

Notwithstanding the foregoing, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the Collection Account.  Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such class of Notes.  Notwithstanding the foregoing, if a delay in or failure of performance referred to under clauses (i) through (iv) above was caused by force majeure or other similar occurrence, the grace period described in the applicable clause will be extended for a period of 30 calendar days.  In addition, as described below, following the occurrence of an Event of Default (other than an Event of Default related to the failure to make required payments) and acceleration of the maturity of the Notes, the indenture trustee is not required to sell the assets of the Issuing Entity (as described above under “The Issuing Entity Property” in this prospectus), and the indenture trustee may sell the assets of the related Issuing Entity only after meeting requirements specified in the Indenture.  Under those circumstances, even if the maturity of the Notes has been accelerated, there may not be any funds to pay the principal owed on the Notes.

If an Event of Default should occur and be continuing with respect to the Notes of any series, the related indenture trustee or holders of a majority in principal amount of such Notes of the Controlling Class then outstanding acting together as a single class may declare the principal of such Notes to be immediately due and payable.  Unless otherwise specified in the related Prospectus Supplement, such declaration may be rescinded by the holders of a majority in principal amount of such Notes of the Controlling Class then outstanding acting together as a single class if:

(i)           the Issuing Entity has paid or deposited with the indenture trustee a sum sufficient to pay:

(A)	all payments of principal of and interest on the Notes and all other amounts that would then be due on such Notes if the Event of Default giving rise to such acceleration had not occurred; and

(B)	all sums paid by the indenture trustee under the related Indenture and the reasonable compensation, expenses and disbursements of the indenture trustee and its agents and counsel; and

(ii)	all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived.

If so specified in the related Prospectus Supplement, an Event of Default during a Revolving Period may cause the early termination of such Revolving Period and the commencement of payments of principal on the Notes.

If the Notes of any series are due and payable following an Event of Default with respect thereto, the related indenture trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the related Trust Estate, or elect to have the applicable Issuing Entity maintain possession of such Trust Estate and continue to apply proceeds from the Trust Estate as if there had been no declaration of acceleration.  Unless otherwise specified in the related Prospectus Supplement, however, such indenture trustee is prohibited from selling the related Trust Estate following an Event of Default, other than a default in the payment of any principal on the final scheduled Payment Date of such Note or a default for five days or more in the payment of any interest on any Note of the Controlling Class of such series, unless (i) the holders of all such outstanding Notes of the Controlling Class consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such indenture trustee determines that the proceeds of the Trust Estate would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of such Notes of the Controlling Class.  Unless otherwise specified in the Prospectus Supplement, in the event of the sale of the Trust Estate by the indenture trustee following an Event of Default, the Noteholders will receive notice and opportunity to submit a bid in respect of such sale.

If an Event of Default occurs and is continuing and the indenture trustee has actual knowledge of such Event of Default, the indenture trustee will be obligated to mail to each Noteholder notice of the Event of Default within 90 days of the discovery of such Event of Default. Except in the case of an Event of Default in payment of principal on the final scheduled Payment Date of such Note or interest on any Note of the Controlling Class of such series (including payments pursuant to the mandatory redemption provisions of such Note), the indenture trustee may withhold the notice to Noteholders if and so long as a committee of its officers in good faith determines that withholding the notice is in the best interests of Noteholders.

Subject to the provisions of the applicable Indenture relating to the duties of the related indenture trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, the related indenture trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the related indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request.  Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of not less than a majority of the principal amount of the outstanding Notes of the Controlling Class of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable indenture trustee, and the holders of a majority in principal amount of such Notes of the Controlling Class then outstanding may, in certain cases, waive any default under the related Indenture, except a default in the deposit of collections or other required amounts, any required payment from amounts held in any Trust Account in respect of amounts due on the Notes, payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes of the Controlling Class.

Any Notes owned by the Depositor, the Servicer or any of their affiliates will be entitled to equal and proportionate benefits under the Indenture, except that such Notes, while owned by the Depositor, the Servicer or any of their affiliates, will not be considered to be outstanding for the purpose of determining whether the requisite percentage of Noteholders have given any request, demand, authorization, direction, notice, consent or other action under the Indenture.

Unless otherwise specified in the related Prospectus Supplement, no holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of the Controlling Class of such series have made written request to such indenture trustee to institute such proceeding in its own name as indenture trustee, (iii) such holder or holders have offered such indenture trustee reasonable indemnity, (iv) such indenture trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such indenture trustee during such 60 day period by the holders of a majority in principal amount of such outstanding Notes of the Controlling Class.

In addition, each indenture trustee and the related Noteholders by accepting the related Notes, covenants that they will not at any time institute against the applicable Issuing Entity or the Depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

With respect to any Issuing Entity, neither the related indenture trustee nor the related owner trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Issuing Entity nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Issuing Entity contained in the applicable Indenture.

Certain Covenants.  Each Indenture will provide that the related Issuing Entity may not consolidate with or merge into any other entity, unless, among other things, (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Issuing Entity’s obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Issuing Entity under the Indenture, (iii) no Event of Default has occurred and be continuing immediately after such merger or consolidation, (iv) such Issuing Entity has been advised that the rating of the Notes of such series then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) such Issuing Entity has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Issuing Entity or to any related Noteholder.

Each Issuing Entity will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transaction Documents or certain related documents with respect to such Issuing Entity (collectively, the “Related Documents”), sell, transfer, exchange or otherwise dispose of any of the assets of such Issuing Entity, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended (referred to in this prospectus as the “Code”) or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Issuing Entity, (iii) except as expressly permitted by the Related Documents, dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Issuing Entity or any part thereof, or any interest in the assets of the Issuing Entity or the proceeds thereof.

No Issuing Entity may engage in any activity other than financing, acquiring, owning, leasing (subject to the lien of the Indenture), pledging and managing the related SUBI Certificate as contemplated by the Indenture and other Transaction Documents.  No Issuing Entity will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

Annual Compliance Statement.  Each Issuing Entity will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the Indenture.

Indenture Trustee’s Annual Report.  The indenture trustee for each Issuing Entity will be required to distribute each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Issuing Entity to the applicable indenture trustee in its individual capacity, the property and funds physically held by such indenture trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

Satisfaction and Discharge of Indenture.  An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related indenture trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such indenture trustee of funds sufficient for the payment in full of all such Notes.

 The Indenture Trustee

The indenture trustee for a series of Notes will be specified in the related Prospectus Supplement.  The indenture trustee for any series generally may resign at any time.  Upon resignation of the indenture trustee, the Issuing Entity will be obligated to appoint a successor thereto for such series.  The Issuing Entity or administrator may also remove any such indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related Indenture or if such indenture trustee becomes insolvent.  In such circumstances, the Issuing Entity will be obligated to appoint a successor thereto for the applicable series of Notes.  Any resignation or removal of the indenture trustee and appointment of a successor thereto for any series of Notes will not become effective until acceptance of the appointment by such successor.

CERTAIN INFORMATION REGARDING THE NOTES

 Fixed Rate Notes

Any class of Notes (other than certain classes of Strip Notes) may bear interest at a fixed rate per annum (“Fixed Rate Notes”) or at a variable or adjustable rate per annum (“Floating Rate Notes”), as more fully described below and in the related Prospectus Supplement.  Each class of Fixed Rate Notes will bear interest at the applicable per annum Interest Rate or Pass Through Rate, as the case may be, specified in the related Prospectus Supplement.  Unless otherwise described in the related Prospectus Supplement, interest on each class of Fixed Rate Notes will be computed on the basis of a 360 day year of twelve 30 day months.  For additional information, you should refer to “Description of the Notes—Principal and Interest on the Notes” and “Description of the Notes—Payments of Principal and Interest” in this prospectus.

 Floating Rate Notes

Each class of Floating Rate Notes will bear interest during each applicable Interest Period at a rate per annum determined by reference to an interest rate basis (the “Base Rate”), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement.

The “Spread” is the number of basis points to be added to or subtracted from the related Base Rate applicable to such Floating Rate Notes.  The “Spread Multiplier” is the percentage of the related Base Rate applicable to such Floating Rate Notes by which such Base Rate will be multiplied to determine the applicable interest rate on such floating Rate Notes.  The “Index Maturity” is the period to maturity of the instrument or obligation with respect to which the Base Rate will be calculated.

The related Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Note: (i) the CD Rate (a “CD Rate Note”), (ii) the Commercial Paper Rate (a “Commercial Paper Rate Note”), (iii) the Federal Funds Rate (a “Federal Funds Rate Note”), (iv) LIBOR (a “LIBOR Note”) or (v) the Treasury Rate (a “Treasury Rate Note”).

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.  “H.15 Daily Update” means the daily update of H.15(519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.  “Interest Reset Date” will be the first day of the applicable Interest Reset Period, or such other day as may be specified in the related Prospectus Supplement with respect to a class of Floating Rate Notes.

Each related Prospectus Supplement will specify whether the rate of interest on the related Floating Rate Notes will be reset daily, weekly, monthly, quarterly, semiannually, annually or such other specified period (each, an “Interest Reset Period”) and the dates on which such Interest Rate will be reset (each, an “Interest Reset Date”).  Unless otherwise specified in the related Prospectus Supplement, the Interest Reset Date will be, in the case of Floating Rate Notes which reset: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Notes which will reset the Tuesday of each week, except as specified below); (iii) monthly, the third Wednesday of each month; (iv) quarterly, the third Wednesday of March, June, September and December of each year; (v) semiannually, the third Wednesday of the two months specified in the related Prospectus Supplement; and (vi) annually, the third Wednesday of the month specified in the related Prospectus Supplement.

The interest rate that will take effect with respect to a Floating Rate Note on an Interest Reset Date will be the rate determined as of the applicable interest determination date (each, an “Interest Determination Date”).  Unless otherwise indicated in the related Prospectus Supplement:  the Interest Rate Determination Date with respect to an Interest Reset Date for CD Rate Notes, Commercial Paper Rate Notes and Federal Funds Rate Notes will be such Interest Reset Date; the Interest Determination Date with respect to an Interest Reset Date for LIBOR Notes will be the second London Business Day preceding such Interest Reset Date; the Interest Determination Date with respect to an Interest Reset Date for Treasury Rate Notes will be the day of the week on which Treasury bills normally would be auctioned (Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if, as a result of a legal holiday, an auction is held on the Friday of the week preceding an

Interest Reset Date, the related Interest Determination Date will be such preceding Friday; and provided, further, that if an auction falls on any Interest Reset Date, then the Interest Reset Date will instead be the first Business Day following such auction.

Unless otherwise specified in the related Prospectus Supplement, if any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Base Rate, if such Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day.  Unless specified otherwise in the related Prospectus Supplement, “Business Day” means a day other than a Saturday, a Sunday, a legal holiday or a day on which commercial banks in New York, New York, or San Francisco, California are authorized or obligated by law, regulation, executive order or decree to be closed.  Unless otherwise specified in the related Prospectus Supplement, with respect to determining the Interest Reset Date for Notes as to which LIBOR is an applicable Base Rate, the definition of Business Day will also include all London Business Days.  “London Business Day” means any day (a) on which commercial banks are open for business, including dealings in such Index Currency in London and (b) if the Index Currency is the Euro a day on which the Trans European Automated Real time Gross Settlement Express Transfer System (“TARGET system”) is open and on which commercial banks and foreign exchange markets settle payments in London and New York.

Unless otherwise specified in the related Prospectus Supplement, if any Payment Date for any Floating Rate Note (other than the Final Payment Date) would otherwise be a day that is not a Business Day, such Payment Date will be the next succeeding day that is a Business Day except that in the case of a Floating Rate Note as to which LIBOR is the applicable Base Rate, if such Business Day falls in the next succeeding calendar month, such Payment Date will be the immediately preceding Business Day.  Unless otherwise specified in the related Prospectus Supplement, if the final Payment Date of a Floating Rate Note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after such Final Payment Date.

Except as otherwise specified in the related Prospectus Supplement, each Floating Rate Note will accrue interest on an “Actual/360” basis, an “Actual/Actual” basis, or a “30/360” basis, in each case as specified in the related Prospectus Supplement.  For Floating Rate Notes calculated on an Actual/360 basis and Actual/Actual basis, accrued interest for each Interest Period will be calculated by multiplying (i) the face amount of such Floating Rate Note, (ii) the applicable interest rate, and (iii) the actual number of days in the related Interest Period, and dividing the resulting product by 360 or 365, as applicable (or, with respect to an Actual/Actual basis Floating Rate Note, if any portion of the related Interest Period falls in a leap year, the product of (i) and (ii) above will be multiplied by the sum of (X) the actual number of days in that portion of such Interest Period falling in a leap year divided by 366 and (Y) the actual number of days in that portion of such Interest Period falling in a non leap year divided by 365).  For Floating Rate Notes calculated on a 30/360 basis, accrued interest for an Interest Period will be computed on the basis of a 360 day year of twelve 30 day months, irrespective of how many days are actually in such Interest Period.  Unless otherwise specified in the related Prospectus Supplement, with respect to any Floating Rate Note that accrues interest on a 30/360 basis, if any Payment Date including the related Final Payment Date falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Payment Date.  The “Interest Period” with respect to any class of Floating Rate Notes will be described in the related Prospectus Supplement.

As specified in the related Prospectus Supplement, Floating Rate Notes of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.  In addition to any maximum interest rate that may be applicable to any class of Floating Rate Notes, the interest rate applicable to any class of Floating Rate Notes will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

Each Issuing Entity with respect to which a class of Floating Rate Notes will be issued will appoint, and enter into agreements with, a calculation agent (each, a “Calculation Agent”) to calculate interest rates on each such class of Floating Rate Notes issued with respect thereto.  The related Prospectus Supplement will describe the identity of the Calculation Agent for each such class of Floating Rate Notes of a given series, which may be the related indenture trustee with respect to such series.  All determinations of interest by the Calculation Agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Notes of a given class.  Unless otherwise specified in the related Prospectus Supplement, all percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent (with one half cent being rounded upward).

CD Rate Notes.  Each CD Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the related Prospectus Supplement.

Unless otherwise specified in the related Prospectus Supplement, the “CD Rate” for each Interest Reset Period will be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a “CD Rate Determination Date”) for negotiable United States dollar certificates of deposit having the Index Maturity specified in the related Prospectus Supplement as published in H.15(519), as defined above, under the heading “Floating Rate Notes.”

The following procedures will be followed if the CD Rate cannot be determined as described above:

(1)
If the rate referred to above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, then the CD Rate on the applicable CD Rate Determination Date will be the rate for negotiable United States dollar certificates of deposit of the Index Maturity specified in the related Prospectus Supplement as published in H.15 Daily Update (as defined above), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “CDs (secondary market).”

(2)
If the rate referred to in clause (1) above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, then the CD Rate on the applicable CD Rate Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on the applicable CD Rate Determination Date of three leading nonbank dealers in negotiable United States dollar certificates of deposit in the City of New York selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the related Prospectus Supplement in an amount that is representative for a single transaction in that market at the time.

(3)
If the dealers selected by the Calculation Agent are not quoting as described in clause (2) above, the CD Rate on the applicable CD Rate Determination Date will be the rate in effect on the applicable CD Rate Determination Date.

The “Calculation Date” pertaining to any CD Rate Determination Date will be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the Business Day preceding the applicable Payment Date.

Commercial Paper Rate Notes.  Each Commercial Paper Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the related Prospectus Supplement.

Unless otherwise specified in the related Prospectus Supplement, the “Commercial Paper Rate” for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Note as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a “Commercial Paper Rate Determination Date”) and will be the Money Market Yield, as defined below, on the applicable Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the related Prospectus Supplement published in H.15(519) under the heading “Commercial Paper—Nonfinancial.”

The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

(1)
 If the rate referred to above is not published by 3:00 p.m., New York City time, on the related Calculation Date, then the Commercial Paper Rate will be the Money Market Yield on the applicable Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the related Prospectus Supplement published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate under the caption “Commercial Paper—Nonfinancial.”

(2)
If by 3:00 p.m., New York City time, on the related Calculation Date the Commercial Paper Rate is not yet published in either H.15(519) or H.15 Daily Update, then the Commercial Paper Rate for the applicable Commercial Paper Rate Determination Date will be calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 a.m., New York City time, on the applicable Commercial Paper Rate Determination Date of three leading dealers of United States dollar commercial paper in The City of New York, which may include the Calculation Agent and its affiliates, selected by the Calculation Agent for commercial paper having the Index Maturity designated in the related Prospectus Supplement placed for industrial issuers whose bond rating is “Aa,” or the equivalent from a nationally recognized securities rating organization.

(3)
If the dealers selected by the Calculation Agent are not quoting as mentioned in clause (2) above, the Commercial Paper Rate determined on the applicable Commercial Paper Rate Determination Date will be the rate in effect on the applicable Commercial Paper Rate Determination Date.

“Money Market Yield” means a yield (expressed as a percentage rounded upward to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

Money Market Yield =	D x 360	X 100
360 - (D x M)
where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the Interest Period for which interest is being calculated.

The “Calculation Date” pertaining to any Commercial Paper Rate Determination Date will be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the related Payment Date.

Federal Funds Rate Notes.  Each Federal Funds Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the related Prospectus Supplement.

Unless otherwise specified in the related Prospectus Supplement, the “Federal Funds Rate” for each Interest Reset Period will be the effective rate as of the first Business Day prior to the Interest Reset Date for such Interest Reset Period (a “Federal Funds Rate Determination Date” for United States dollar federal funds as published in H.15(519) under the heading “Federal Funds (Effective),” as displayed on Reuters Telerate LLC or any successor service on page 120 or any other page as may replace the applicable page on that service (“Telerate Page 120”).

The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

(1)
If the rate referred to above does not appear on Telerate Page 120 or is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Federal Funds Rate for the applicable Federal Funds Rate Determination Date will be the rate on the applicable Federal Funds Rate Determination Date for United States dollar federal funds published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate under the heading “Federal Funds (Effective).”

(2)
If the Federal Funds Rate is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Federal Funds Rate for the applicable Federal Funds Rate Determination Date will be calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include the Calculation Agent and its affiliates, selected by the Calculation Agent before 9:00 a.m., New York City time on the applicable Federal Funds Rate Determination Date.

(3)
If the brokers so selected by the Calculation Agent are not quoting as mentioned in clause (2) above, the Federal Funds Rate for the applicable Federal Funds Rate Determination Date will be the Federal Funds Rate in effect on the applicable Federal Funds Rate Determination Date.

The “Calculation Date” pertaining to any Federal Funds Rate Determination Date will be the first to occur of (a) the tenth calendar day after such Federal Funds Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the related Payment Date.

LIBOR Notes.  Each LIBOR Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Note and in the related Prospectus Supplement.

Unless otherwise specified in the related Prospectus Supplement, with respect to LIBOR indexed to the offered rates for U.S. dollar deposits, “LIBOR” for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Note to be the rate for deposits in the Index Currency having the Index Maturity designated in the related Prospectus Supplement commencing on the second “London Business Day” (as defined above) immediately following the applicable Interest Determination Date that appears on the Reuters Screen LIBOR 01 Page as of 11:00 a.m. London time, on the applicable Interest Determination Date.

The following procedures will be followed if LIBOR cannot be determined as described above:

(1)
With respect to an Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Reuters Screen LIBOR 01 Page as specified above, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, which may include the Calculation Agent and its affiliates, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the related Prospectus Supplement, commencing on the second London Business Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in the applicable Index Currency in that market at that time.  If at least two such quotations are provided, LIBOR determined on the applicable Interest Determination Date will be the arithmetic mean of the quotations.

(2)
If fewer than two quotations referred to in clause (1) above are provided, LIBOR determined on the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., or such other time specified in the related Prospectus Supplement, in the applicable Principal Financial Center, on the applicable Interest Determination Date by three major banks, which may include the Calculation Agent and its affiliates, in that Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the related Prospectus Supplement and in a principal amount that is representative for a single transaction in the Index Currency in that market at that time.

(3)
If the banks so selected by the calculation agent are not quoting as mentioned in clause (2) above, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on the applicable Interest Determination Date.

“Index Currency” means the currency specified in the related Prospectus Supplement as the currency for which LIBOR will be calculated.  If no currency is specified in the related Prospectus Supplement, the Index Currency will be United States dollars.

“Principal Financial Center” means, unless otherwise specified in the related Prospectus Supplement, the capital city of the country issuing the Index Currency relates, except that with respect to United States dollars, Australian dollars, Canadian dollars, Euros, South African Rand and Swiss Francs, the Principal Financial Center will be the City of New York, Sydney, Toronto, London, Johannesburg and Zurich, respectively.

Treasury Rate Notes.  Each Treasury Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the related Prospectus Supplement determined on the “Treasury Rate Determination Date” specified in such Prospectus Supplement.

Unless specified otherwise in the related Prospectus Supplement, the “Treasury Rate” for each Interest Period means the rate from the auction held on the applicable Interest Determination Date (“Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the applicable pricing supplement under the caption “INVEST RATE” on the display on the Reuters Screen USAUCTION10 Page or the Reuters Screen USAUCTION11 Page opposite the “Designated Maturity.”

The following procedures will be followed if the Treasury Rate cannot be determined as described above:

(1)
If the rate described above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High.”

(2)
If the rate described in clause (1) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury.

(3)
If the rate described in clause (2) above is not announced by the United States Department of the Treasury, or if the Auction is not held, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable pricing supplement published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

(4)
If the rate described in clause (3) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

(5)
If the rate described in clause (4) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate on the applicable Interest Determination Date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers, which may include the calculation agent or its affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement.

(6)
If the dealers selected by the calculation agent are not quoting as described in clause (5) above, the Treasury Rate for the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

“Bond Equivalent Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

Bond Equivalent Yield =	D x N	X 100
360 - (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

The “Calculation Date” pertaining to any Treasury Rate Determination Date will be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

 Derivative and Other Cash Flow Enhancement Arrangements

The Issuing Entity may also include one or more derivative or other cash flow arrangements to ensure the timely payment of interest on the Notes of a series or any class of Notes. Such arrangements may include maturity liquidity facilities, interest rate cap or floor agreements or interest rate or currency swap agreements.  The type of arrangements, if any, for a series of Notes or class of Notes, along with a description of the provider of such arrangements (which may include TMCC), will be described in the related Prospectus Supplement.

 Revolving Period

If so specified in the related Prospectus Supplement, the Indenture for any series may provide that certain collections on the related Specified Leases may be applied by the indenture trustee to purchase a beneficial interest in additional leases and the related leased vehicles during a specified period rather than used to distribute payments of principal to holders of one or more classes of Notes of such series during that period.  At the time of such purchase, such additional leases and the related leased vehicles will be allocated to the related SUBI and will no longer be UTI Assets.  The duration of any such Revolving Period (a “Revolving Period”) will not exceed three years.  The related Prospectus Supplement will specify the percentage of the aggregate Securitization Value represented by the Revolving Period and the maximum amount of additional leases and related leased vehicles that may be acquired during the Revolving Period, in each case, to the extent determinable.  Any specified Revolving Period would be followed by an “Amortization Period,” during which Noteholders would receive payments in respect of principal.  Any Revolving Period may terminate earlier than its scheduled end date upon the occurrence of certain events specified in the related Prospectus Supplement.  Any such termination of a Revolving Period would result in earlier than expected principal repayment of the Notes.

 Prefunding Period

If so specified in the related Prospectus Supplement, on the Closing Date, a portion of the proceeds specified in the related Prospectus Supplement received from the sale of the applicable Notes and Certificates will be deposited into a segregated prefunding account.  The related Prospectus Supplement also will specify the percentage of the aggregate Securitization Value represented by the prefunded amount.  Following the Closing Date, and continuing until the date specified in the related Prospectus Supplement, commonly referred to as a prefunding period, the Issuing Entity will have the ability to purchase beneficial interests in additional leases and leased vehicles to the extent there are sufficient funds on deposit in the related prefunding account.  The prefunding period will be no longer than one year.  If all of the monies originally deposited in the segregated account are not used by the end of the specified period, all remaining monies will be applied as a mandatory prepayment of a designated class or classes of Notes.  Any prefunding period may terminate prior to the end of the specified period and result in earlier than expected principal repayment of one or more classes of Notes specified in the related Prospectus Supplement upon occurrence of certain events to be described in the related Prospectus Supplement.  In addition, the related Prospectus Supplement will specify any limitation on the ability of the sponsor or Depositor to add assets and the requirements for assets that may be added to the pool.

 Like Kind Exchange Program

TMCC has implemented a Like Kind Exchange Program (the “LKE Program”) for its lease portfolio. Previously, TMCC recognized a taxable gain on the resale of most vehicles returned to the Titling Trust upon lease termination. The LKE Program is designed to permit TMCC to defer recognition of taxable gain by exchanging Matured Vehicles and Defaulted Vehicles for new vehicles (the “replacement vehicles”):

•
The LKE Program requires the proceeds from the sale of a Matured Vehicle or a Defaulted Vehicle to be assigned to, and deposited directly with, a qualified intermediary rather than being paid directly to TMCC, as Servicer.

•
In order to enable TMCC to take advantage of the tax deferral, the Matured Vehicle or Defaulted Vehicle, as applicable, will be reallocated from the related SUBI to the UTI at the same time and in exchange for the same dollar amount that such Matured Vehicle or Defaulted Vehicle is sold.

•	The qualified intermediary will use the proceeds of the sale, together with additional funds, if necessary, to purchase replacement vehicles.

•	The replacement vehicles will then be transferred to the Titling Trust and become part of the UTI.

•	The Titling Trust is then deemed to have exchanged Matured Vehicles or Defaulted Vehicles, as applicable, for the replacement vehicles and TMCC is not required to recognize any taxable gain.

•
The LKE Program also requires that there be no security interest in the amounts held by the qualified intermediary. Consequently, the indenture trustee for a series of Notes will waive any security interest in any amounts held by the qualified intermediary.

Because the Servicer will deposit amounts equal to the Liquidation Proceeds of the Specified Vehicles subject to the LKE Program at the required time into the related Collection Account, the LKE Program is not anticipated to have any adverse impact on the amounts and timing of payments to be received by an Issuing Entity from the disposition of related Specified Vehicles. However, in the event of a bankruptcy of the Servicer, an indenture trustee would not be a secured creditor with respect to any amounts then held by the qualified intermediary and, in that event, related investors could incur losses.

 Book Entry Registration

General

Upon issuance, unless otherwise specified in the related Prospectus Supplement, all notes in book-entry form having the same original issue date, Maturity and otherwise having identical terms and provisions will be represented by one or more fully registered global notes. Each global note will be deposited with, or on behalf of, the Depository Trust Company (“DTC”), as depository, registered in the name of DTC or a nominee of DTC.

Except as described below, a global note may not be transferred except as a whole: (1) by DTC to a nominee of DTC; (2) by a nominee of DTC to DTC or another nominee of DTC; (3) by DTC or any nominee to a successor of DTC or a nominee of the successor.

So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be the sole holder of the notes in book-entry form represented by the global note for all purposes under the Indenture. Except as otherwise provided in this section, the actual purchasers, or “Beneficial Owners,” of the global note or notes representing notes in book-entry form will not be entitled to receive physical delivery of notes in certificated form and will not be considered to be the holders of the notes for any purpose under the Indenture, and no global note representing notes in book-entry form will be exchangeable or transferable. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if a person is not a participant, on the procedures of the participant through which the person owns its interest in order to exercise any rights of a holder under the Indenture.

We may elect to allow Beneficial Owners to hold their interest in a Global Note held by DTC through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their customers through accounts held in Clearstream’s and Euroclear names on the books of their respective depositaries, which in turn will hold the interests in the depositaries’ names on the books of DTC.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global note desires to give or take any action that a holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take the desired action, and the participants would authorize Beneficial Owners owning through the participants to give or take the desired action or would otherwise act upon the instructions of Beneficial Owners. Euroclear operator or Clearstream, as the case may be, will take action on behalf of their participants only in accordance with its relevant rules and procedures and subject to its respective depositaries’ ability to effect such actions on its behalf through DTC.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive certificated form. These limits and laws may impair the ability to transfer beneficial interests in a global note representing notes in book-entry form. Further, because DTC can act only on behalf of its participants, who in turn act on behalf of indirect participants, the ability of Beneficial Owners to pledge their interest in the notes to persons or entities that do not participate in the DTC system, or otherwise take action with respect to such interest, may be limited by the lack of a definitive certificate of such interest.

Settlement Procedures

The initial depository for the notes will be DTC. The depository will act as securities depository for the notes in book-entry form. The notes in book-entry form will be issued as fully registered securities registered in the name of Cede & Co., the depository’s nominee or such other name as may be requested by an authorized representative of DTC. One global note will be issued to represent each $500,000,000 of aggregate principal amount of notes of the same issue. Additional global notes will be issued to represent any remaining principal amount of the issue.

Purchases of notes in book-entry form under DTC’s system must be made by or through direct participants, which will receive a credit for notes in book-entry form on DTC’s records. The ownership interest of each Beneficial Owner is in turn recorded on the records of direct participants and indirect participants. Beneficial Owners of notes in book-entry form will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in a global note representing notes in book-entry form are accomplished by entries made on the books of participants acting on behalf of the Beneficial Owners. Beneficial Owners of a global note representing notes in book-entry form will not receive notes in certificated form representing their ownership interests in the notes, unless use of the book-entry system for notes in book-entry form is discontinued.

To facilitate subsequent transfers, all global notes representing notes in book-entry form which are deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of global notes with DTC and their registration in the name Cede & Co. or such other DTC nominee effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the global notes representing the notes in book-entry form; DTC’s records reflect only the identity of the direct participants to whose accounts the notes in book-entry form are credited, which may or may not be the Beneficial Owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers and for forwarding all notices concerning the notes to their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the notes in book-entry form within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global notes representing the notes in book-entry form unless authorized by a direct participant in accordance with DTC’s procedures.

Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants, identified in a listing attached to the omnibus proxy, to whose accounts the notes in book-entry form are credited on the applicable record date.

So long as DTC, or its nominee, is a registered owner of the global notes representing the notes in book-entry form, we will make principal, premium, if any, and interest payments on the global notes representing the notes in book-entry form to DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from TLI or the indenture trustee, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participant and not of DTC, the indenture trustee or TLI, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to DTC is the responsibility of TLI or the indenture trustee. Disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of payments to the Beneficial Owners is the responsibility of direct participants and indirect participants. Distributions with respect to Notes held through Clearstream or Euroclear will be credited, to the extent received by their respective depositaries, to the cash accounts of their participants in accordance with the relevant system’s rules and procedures.

DTC may discontinue providing its services as securities depository with respect to the notes in book-entry form at any time by giving reasonable notice to TLI or the indenture trustee. Under these circumstances, if a successor securities depository is not obtained, notes in certificated form are required to be printed and delivered.

We may decide (subject to the procedures of the securities depository) to discontinue use of a system of book-entry transfers through the depository or a successor securities depository. In that event, notes in definitive certificated form will be printed and delivered.

If DTC is at any time unwilling or unable to continue as depository and a successor depository is not appointed by us within 90 days, we will issue notes in certificated form in exchange for the notes represented by the global notes. In addition, we may at any time and in our sole discretion determine (subject to the procedures of the securities depositary) to discontinue use of a global note and, in that event, will issue notes in certificated form in exchange for the notes represented by the global note. Notes so issued will be issued in minimum denominations as provided in related Prospectus Supplement and will be issued in registered form only, without coupons.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between participants of DTC, or “DTC Participants.”  Secondary market sales of notes held in DTC between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to United States corporate debt obligations.

Trading between participants of Euroclear, or “Euroclear Participants” and/or participants of Clearstream, or “Clearstream Participants.”  Secondary market sales of beneficial interests in the notes held through Euroclear or Clearstream to purchasers that will hold beneficial interests through Euroclear or Clearstream will be conducted in accordance with the normal rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds.

Trading between DTC Seller and Euroclear/Clearstream Purchaser.  When book-entry interests in notes are to be transferred from the account of a DTC Participant to the account of a Euroclear or Clearstream accountholder, the purchaser must first send instructions to the Euroclear operator or Clearstream through a participant at least one business day (European time) prior to the settlement date, in accordance with its rules and procedures and within its established deadlines (European time). Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC. Euroclear or Clearstream will then instruct its depositary to receive the notes and make payment for them. On the settlement date, the depositary will make payment to the DTC Participant’s account and the notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the notes to the U.S. depositary for Euroclear or Clearstream, as the case may be. Euroclear operator or Clearstream will credit the notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next business day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date (which will be the preceding business day (European time) if settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date. Since the settlement will occur during New York business hours, a DTC Participant selling an interest in the notes can use its usual procedures for transferring notes to the U.S. depositary for Euroclear or Clearstream, as the case may be, for the benefit of Euroclear Participants or Clearstream Participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC Participants.

Trading between a Euroclear or Clearstream Seller and a DTC Purchaser.  Due to time zone differences in their favor, Euroclear Participants and Clearstream Participants can use their usual procedures to transfer notes through the applicable U.S. depositary to a DTC Participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day (European time) prior to the settlement date. Euroclear or Clearstream will then instruct its U.S. Depositary to credit the notes to the DTC Participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream Participant on the following business day (European time), but the receipt of the cash proceeds will be back-valued to the value date (which will be the preceding business day (European time) if settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

Although the foregoing sets out the procedures of Euroclear, Clearstream and DTC in order to facilitate the transfers of interests in the notes among participants of DTC, Clearstream and Euroclear, none of Euroclear, Clearstream or DTC is under any obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor any agent or any paying agent, any underwriter or any affiliate of any of the above, or any person by whom any of the above is controlled for the purposes of the Securities Act will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations or for the sufficiency for any purpose of the arrangements described above.

The Clearing Systems

DTC.  DTC is a limited-purpose trust company organized under the New York Banking Laws, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC.” DTCC, in turn, is owned by a number of its direct participants and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the Financial Industry Regulatory Authority.  Access to DTC’s system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Clearstream.  Clearstream holds securities for Clearstream Participants and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include these underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Euroclear.  Euroclear holds securities for Euroclear Participants and clears and settles transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, or the “Cooperative.” All operations are conducted by Euroclear, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters, dealers or agents with respect to the notes. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Euroclear advises that it is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively referred to in this prospectus as the “Euroclear Terms and Conditions.” The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear acts under the Euroclear Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Clearstream and Euroclear have agreed to these procedures in order to facilitate transfers of Securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

 Definitive Securities

The Certificates of a given series will be issued in fully registered, certificated form (“Definitive Certificates”).  Unless otherwise specified in the related Prospectus Supplement, the Notes of a given series will be issued in fully registered, certificated form (“Definitive Notes” and together with the Definitive Certificates, collectively referred to in this prospectus as “Definitive Securities”) to Noteholders or their respective nominees, rather than to DTC or its nominee, only if (i) DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Notes and such administrator or trustee is unable to locate a qualified successor (and if it is an administrator that has made such determination, such administrator so notifies the applicable trustee in writing), (ii) the Depositor or the administrator or trustee, as applicable, at its option, elects to terminate the book entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to such Notes, holders representing at least a majority of the outstanding principal amount of the Notes of the Controlling Class of such series, acting together as a single class, advise the applicable trustee through DTC in writing that the continuation of a book entry system through DTC (or a successor to DTC) with respect to such Notes is no longer in the best interest of the holders of such Notes.

Upon the occurrence of any event described in the immediately preceding paragraph, the applicable indenture trustee will be required to notify all applicable Noteholders of a given series through Participants of the availability of Definitive Securities.  Upon surrender by DTC of the definitive certificates representing the corresponding Notes and receipt of instructions for re-registration, the applicable indenture trustee will reissue such Notes as Definitive Notes to such Noteholders.

Payments of principal of, and interest on, such Definitive Notes will thereafter be made by the applicable trustee or indenture trustee in accordance with the procedures described in the related Indenture or the related Trust Agreement, as applicable, directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the applicable Record Date specified for such Notes in the related Prospectus Supplement.  Such payments will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable indenture trustee.  The final payment on any such Definitive Note, however, will be made only upon presentation and surrender of such Definitive Note at the office or agency specified in the notice of final payment to the applicable Noteholders.  The applicable indenture trustee will provide such notice to the applicable Noteholders not less than 15 or more than 30 days prior to the date on which such final payment is expected to occur.

Definitive Securities will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of Definitive Securities.  No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

 List of Securityholders

Unless otherwise specified in the related Prospectus Supplement with respect to the Notes of any series, three or more holders of the Notes of such series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal amount of such Notes may, by written request to the related indenture trustee, obtain access to the list of all Noteholders maintained by such indenture trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes.  Such indenture trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such series.

TMCC or an affiliate will be the initial Certificateholder for any series.

The Trust Agreement and Indenture will not provide for the holding of annual or other meetings of Securityholders.

 Reports to Securityholders

With respect to each series of Securities, on or prior to each Payment Date, the Servicer will prepare and provide to the related indenture trustee and the owner trustee a statement to be delivered to the related Noteholders and Certificateholders, respectively, on such Payment Date.  With respect to each series of Securities, each such statement to be delivered to Securityholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such series and as to the Certificates of such series with respect to such Payment Date or the period since the previous Payment Date, as applicable:

(i)	the amount of collections allocable to each related SUBI Certificate for that Collection Period;

(ii)	the amount of the payment allocable to the principal amount of each class of Notes;

(iii)	the amount of the payment allocable to interest on each class of Notes;

(iv)	the amount, if any, by which the aggregate net proceeds from the sale of Matured Vehicles are less than the aggregate ALG Residual Values of the related Specified Leases (“Residual Value Losses”);

(v)
the applicable reserve account draw amount, if any, the balance on deposit in the Reserve Account on that Payment Date after giving effect to withdrawals therefrom and deposits thereto in respect of that Payment Date and the change in that balance from the immediately preceding Payment Date;

(vi)	the aggregate outstanding principal amount and the Note Pool Factor for each class of Notes, before and after giving effect to all payments in respect of principal on such Payment Date;

(vii)	the related Payment Date advance reimbursement;

(viii)	the related return rates and the Residual Value realization rates for the related Specified Leases and Specified Vehicles for the related Collection Period;

(ix)
the amount of the Basic Servicing Fee paid to the Servicer, the amount of any unpaid Basic Servicing Fee, if any, and the change in that amount from that of the prior Payment Date and the amount of any additional servicing compensation paid to the Servicer, each with respect to the related Collection Period;

(x)	the Base Rate for the immediately succeeding Interest Period;

(xi)	the Interest Rate for the Interest Period relating to the succeeding Payment Date for any class of Notes of such series with variable or adjustable rates;

(xii)
the Noteholders’ Interest Carryover Shortfall and the Noteholders’ Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to the Notes, and the change in such amounts from the preceding statement;

(xiii)
the amount of the related Sales Proceeds Advances and Monthly Payment Advances, if any, made in respect of the related Specified Leases and the related Collection Period and the amount of unreimbursed Sales Proceeds Advances and Monthly Payment Advances on such Payment Date;

(xiv)
the balance of any related Reserve Account, Prefunding Account, Yield Maintenance Account, currency swap, interest rate swap or other interest rate protection agreements or other credit or liquidity enhancement (including a Revolving Liquidity Note, surety bond or cash collateral account), on such date, (i) before giving effect to changes thereto on that date and the amount of those changes and (ii) after giving effect to changes thereto on that date and the amount of those changes;

(xv)	the Available Collections (as that term is defined in the Prospectus Supplement);

(xvi)	payments to and from third party credit or cash flow enhancement providers, if any;

(xvii)	any material modifications, extensions or waivers to the Specified Lease terms, fees, penalties or payments during the Collection Period;

(xviii)	any material breaches of representations, warranties or covenants contained in the Transaction Documents;

(xix)
any addition of special units of beneficial interests in connection with a Prefunding or Revolving Period (and, in the case of additions, any material change in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the leases or leased vehicles allocated to such additional special units of beneficial interest);

(xx)
with respect to trusts for which an initial bona fide offering of notes occurs on or after February 14, 2012, the information required by Rule 15Ga-1(a) under the Exchange Act concerning all leased vehicles related to securitized leases that were the subject of a demand to reallocate the lease for breach of representation of warranty; and

(xxi)	such other information as may be specified in the related Prospectus Supplement.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Issuing Entity, the applicable trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Issuing Entity and received any payment thereon a statement containing certain information for the purposes of such Securityholder’s preparation of federal income tax returns.  For additional information, you should refer to “Certain Federal Income Tax Consequences” in this prospectus.

DESCRIPTION OF THE TRANSACTION DOCUMENTS

The following summary describes certain terms of each of the Transaction Documents.  Forms of the Transaction Documents have been filed as exhibits to the Registration Statement of which this prospectus forms a part.  This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transaction Documents.  If an Issuing Entity includes a Revolving Period, the related Prospectus

Supplement and Transaction Documents will describe the allocations and application to be made in respect of principal during and after such Revolving Period.

 Sale, Assignment, Transfer and Pledge of the SUBI Certificate

On or prior to the Closing Date specified with respect to any given Issuing Entity in the related Prospectus Supplement, the UTI Beneficiary will direct the Titling Trust to create a SUBI in connection with the Specified Leases and Specified Vehicles related to that Issuing Entity.  Pursuant to the terms of the SUBI Certificate Transfer Agreement, the UTI Beneficiary will sell, assign and transfer its interest in such SUBI to the Depositor. On the Closing Date, pursuant to the terms of the Issuer SUBI Certificate Transfer Agreement, the Depositor will sell, assign and transfer the related SUBI Certificate to the applicable Issuing Entity, as described in the related Prospectus Supplement.  The applicable Issuing Entity will pledge its interest in such SUBI Certificate to the applicable indenture trustee as security for the Notes of the related series. For additional information, you should refer to “The SUBI—Transfers of the SUBI Certificate” in this prospectus.  The net proceeds received from the sale of the Notes of a given series will be applied, to the extent specified in the related Prospectus Supplement, to make any required initial deposit into the Reserve Account or Prefunding Account, if any, and to purchase the related SUBI Certificate.

 Representations and Warranties

Unless otherwise provided in the related Prospectus Supplement, the UTI Beneficiary, pursuant to a SUBI Certificate Transfer Agreement, and the Depositor, pursuant to an Issuer SUBI Certificate Transfer Agreement, will represent and warrant, among other things, that:

•	Immediately prior to the transfer of the related SUBI Certificate, such party was the true and lawful owner of such SUBI Certificate;

•	Such party had the legal right to transfer the related SUBI Certificate; and

•	Such party had good and valid title to the related SUBI Certificate.

  Upon the discovery by the UTI Beneficiary, the Depositor or the Issuing Entity of a breach of these representation and warranties, the party discovering such breach will give prompt written notice to the other parties.

 Accounts

With respect to each Issuing Entity that issues Notes, the Servicer will establish and maintain with the related indenture trustee one or more accounts (each, a “Collection Account”), in the name of the Titling Trust for the benefit of the holders of interests in the SUBI, into which collections on or in respect of the Specified Leases and the Specified Vehicles, and all amounts released from any Yield Maintenance Account, Reserve Account, Prefunding Account or other form of credit enhancement will be deposited for payment to the related Securityholders.

Any other accounts to be established with respect to an Issuing Entity, including any Yield Maintenance Account or any Reserve Account will be described in the related Prospectus Supplement.

For any series of Notes, funds in the related Collection Account not allocated for the purchase of a beneficial interest in additional leases and the related leased vehicles during any Revolving Period, any Yield Maintenance Account, the Reserve Account and such other accounts as may be identified in the related Prospectus Supplement (collectively, the “Trust Accounts”) will be invested, at the direction of the Servicer, as provided in the related Indenture in Eligible Investments.

“Eligible Investments” will be specified in the related Indenture and are generally limited to investments acceptable to the Rating Agencies rating such Notes as being consistent with the rating of such Notes.  Commercial paper issued by TMCC or its affiliates will be Eligible Investments, subject to satisfying criteria applicable to Eligible Investments.  If specified in the related Prospectus Supplement, demand notes issued by TMCC will be Eligible Investments.  Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature on or before the next Payment Date for such series.  However, to the extent permitted by the Rating Agencies, funds in any Trust Account may be invested in securities that will not mature prior to the date of the next payment with respect to such Notes and will not be sold to meet any shortfalls.  Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the amount specified for such purpose.  If the amount required to be withdrawn from any Reserve Account or drawn down on a Revolving Liquidity Note (at which time the Reserve Account may be unfunded) to cover shortfalls in collections on the related Specified Leases and Specified Vehicles (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts paid to the related Noteholders could result, which could, in turn, increase the average life of the Notes of such series.  Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, “Investment Earnings”), will be released to the Servicer on each Payment Date as additional servicing compensation.

The Trust Accounts will be maintained as Eligible Deposit Accounts.  “Eligible Deposit Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.  “Eligible Institution” means, with respect to an Issuing Entity, a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long term unsecured debt rating acceptable to the Rating Agencies or (B) a short term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.  Except as otherwise provided in the Indenture, in the event that the Collection Account maintained with the Indenture Trustee is no longer an Eligible Deposit Account, then the Servicer will, with the Indenture Trustee’s assistance as necessary, cause the Collection Account to be moved to an Eligible Institution.

 Servicing Procedures

Under each Servicing Agreement, the Servicer will perform on behalf of the Titling Trust all of the obligations of TMCC under the related Specified Leases, including, but not limited to, collecting and processing payments, responding to inquiries of lessees, investigating delinquencies, sending payment statements, paying costs of the sale or other disposition of Matured Vehicles or Defaulted Vehicles, overseeing the related Specified Leases, commencing legal proceedings to enforce related Specified Leases and servicing the related Specified Leases, including accounting for collections, furnishing monthly and annual statements to the Titling Trustee with respect to distributions and generating federal income tax information. In this regard, the Servicer will, in a manner consistent with the related Servicing Agreement, be obligated to follow its customary servicing procedures.  For additional information, you should refer to “TMCC’s Lease Financing Program” in this prospectus. The Servicer has discretion in servicing the Specified Leases and the related Specified Vehicles, including the ability to grant payment extensions and to determine the timing and method of collection and liquidation procedures.

Each Servicing Agreement will require the Servicer to obtain all licenses and make all filings required to be held or filed by the Titling Trust in connection with the ownership of the related Specified Leases and the Specified Vehicles and take all necessary steps to maintain evidence of the Titling Trust’s ownership on the certificates of title to the related Specified Vehicles.

The Servicer will be responsible for filing all periodic sales and use tax or property (real or personal) tax reports, periodic renewals of licenses and permits, periodic renewals of qualifications to act as a statutory trust and other periodic regulatory filings, registrations or approvals arising with respect to or required of the Titling Trustee or the Titling Trust.

Each Servicing Agreement will provide that, in accordance with its customary servicing procedures, the Servicer may, in its discretion, modify or extend the term of a Specified Lease.  If any extension of a Maturity Date exceeds six months, the Servicer will be required to reallocate the Specified Lease from the related SUBI by making a Reallocation Payment. The Servicer will also be required to make a Reallocation Payment for any extension that causes such Specified Lease to mature later than the final scheduled maturity date for the latest maturing class of Notes of the related series.

In addition, each Servicing Agreement will require the Servicer to notify as soon as practicable the Depositor (in the event that TMCC is not acting as the Servicer) the indenture trustee and the Titling Trustee of all liens or claims of any kind of a third party that would materially and adversely affect the interests of, among others, the Depositor or the Titling Trust in any Specified Lease or Specified Vehicle.

 Custody of Lease Documents and Certificates of Title

To reduce administrative costs and ensure uniform quality in the servicing of the Specified Leases and TMCC’s own portfolio of leases, the Titling Trust will appoint the Servicer as its agent, bailee and custodian of the Specified Leases (or, if applicable, as the party that maintains control of any electronic chattel paper), the certificates of title relating to the Specified Vehicles, the insurance policies and insurance records and other documents related to the Specified Leases and the related lessees and Specified Vehicles. Such documents will not be physically segregated from other leases, certificates of title, insurance policies and insurance records or other documents related to other leases and vehicles owned or serviced by the Servicer, including leases and leased vehicles which are not part of the related SUBI Assets. The accounting records and computer systems of TMCC will reflect the allocation of certain Specified Leases and Specified Vehicles to certain SUBIs, and the interest of the holders of the related SUBI Certificates therein.  UCC financing statements reflecting certain interests in such Specified Leases will be filed as described under “Certain Legal Aspects of the Leases and the Leased Vehicles—Back-up Security Interests” in this prospectus.

 Insurance on the Leased Vehicles

Each Specified Lease requires the related lessee to possess physical damage insurance which covers loss or damage to the related Specified Vehicle during the related Lease Term in an amount not less than the actual cash value thereof pursuant to which TMCC or the lessor is named as loss payee and as additional insured, as described under “TMCC’s Lease Financing Program—Insurance on Specified Vehicles” in this prospectus.  Since the lessees may select their own insurers to provide the requisite coverage, the specific terms and conditions of their policies may vary. If a lessee fails to obtain or maintain the required insurance, the related Specified Lease will be in default and the Servicer may deem the related Specified Lease in default. In that event, it is the practice of the Servicer to repossess the related Specified Vehicle. TMCC does not “force place” insurance.

TMCC does not require lessees to carry credit disability, credit life or credit health insurance or other similar insurance coverage that provides for payments to be made on Specified Leases on behalf of the lessees in the event of disability or death.

In the event that the failure of a lessee to maintain any such required insurance results in a shortfall in amounts to be paid to Noteholders, to the extent such shortfall is not covered by amounts on deposit in the Reserve Account or other methods of credit enhancement, the Noteholders could suffer a loss on their investment.

 Collections

With respect to each Issuing Entity, the Servicer will deposit all payments on the related Specified Leased or Specified Vehicles (from whatever source) and all proceeds of such Specified Leased or Specified Vehicles collected during each Collection Period specified in the related Prospectus Supplement (each, a “Collection Period”) into the related Collection Account.

For as long as (i) TMCC is the Servicer, (ii) a Servicer Default or an Event of Default has not occurred and is not continuing and (iii) the short-term unsecured debt of TMCC is rated in the highest category of, or is otherwise acceptable to, each Rating Agency rating the Notes (or alternative arrangements acceptable to the Rating Agencies are made) (the “Monthly Remittance Condition”), the Servicer may retain all collections received on the related Specified Leased or Specified Vehicles from Lessees and all proceeds of the related Specified Leased or Specified Vehicles collected during each Collection Period without segregation in its own accounts until deposited in the related Collection Account on or prior to the related Payment Date. However, if the conditions stated in the immediately preceding sentence are not met, the Servicer will deposit all such payments and proceeds into the related Collection Account not later than two Business Days after identification.  However, pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds, and the Servicer, at its own risk and for its own benefit, may instruct the indenture trustee to invest amounts held in the Collection Account from the time deposited until the related Payment Date in Eligible Investments.  If the Servicer were unable to remit such funds, Noteholders might incur a loss.  For additional information, you should refer to “Risk Factors—Funds held by the servicer that are intended to be used to make payments on the notes may be exposed to a risk of loss” in this prospectus.

To the extent described in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit, guarantee, insurance policy or surety bond or make a deposit of cash or securities as provided in the related Servicing Agreement for the benefit of the related Issuing Entity to secure timely remittances of collections on the related Specified Leased or Specified Vehicles.

 Liquidation Proceeds

Under each Servicing Agreement, the Servicer, on behalf of each Issuing Entity, will sell or otherwise dispose of the related Specified Vehicles under the circumstances described in the related Prospectus Supplement. In connection with the sale or other disposition of a Specified Lease that has reached its Maturity Date (a “Matured Vehicle”) or a vehicle related to a Defaulted Lease (a “Defaulted Vehicle”), within two business days of receipt, the Servicer will deposit into the related Collection Account all proceeds from such sale or disposition (or an amount equal to such Liquidation Proceeds in lieu thereof if the Specified Vehicle is subject to the LKE Program), as further described in the related Prospectus Supplement; provided that if the Monthly Remittance Condition is satisfied, the Servicer may retain such amounts until the Deposit Date.

A “Defaulted Lease” will mean a Specified Lease as to which (a) all or any part of a Monthly Payment is 120 or more days past due, or (b) if all or any part of a Monthly Payment is less than 120 days past due, the Servicer has, in accordance with its customary servicing procedures, (i) determined that eventual payment in full is unlikely, (ii) repossessed and liquidated the related Specified Vehicle or (iii) repossessed and held the related Specified Vehicle in its repossession inventory for 90 days, whichever of clauses (i), (ii) or (iii) occurs first.   The Securitization Value of any Specified Lease that becomes of Defaulted Lease will be deemed to be zero as of the date it becomes a Defaulted Lease. TMCC’s policy is to charge off a Specified Lease in its servicing system as soon as disposition of the Specified Vehicle has been completed and sales proceeds have been received, but TMCC may in some circumstances charge-off a Specified Lease prior to repossession.  In the case of uncollectible accounts, charge-off of a Specified Lease will occur prior to repossession of the Specified Vehicle.  When repossession and disposition of the Specified Vehicle has not been completed, TMCC’s policy is to charge off the Specified Lease as soon as TMCC determines that the Specified Vehicle cannot be recovered, but not later than when the contract is 120 days delinquent.

The Servicer will be required to reallocate a Specified Vehicle from the related SUBI before the Maturity Date of the related Specified Lease and remit to the Collection Account a Reallocation Payment calculated as of the effective date of reallocation if the related lessee moves to a state that is not a state in which the Titling Trust has all licenses necessary to own and lease vehicles and the Titling Trust has not been so licensed within 90 days of the Servicer becoming aware of such a move.

 Advances

If provided in the related Prospectus Supplement, on the Deposit Date, the Servicer may, at its option, make, by deposit into the related Collection Account, a Monthly Payment Advance in respect of the unpaid Monthly Payments of the Specified Leases related to an Issuing Entity and a Sales Proceeds Advance equal to the Securitization Value of Specified Leases relating to certain Specified Vehicles for which the related Specified Lease has terminated. An “Advance” refers to either a Monthly Payment Advance or a Sales Proceeds Advance. In making Advances, if any, the Servicer will assist in maintaining a regular flow of monthly payments on the related Specified Leases and, accordingly, in respect of the related Notes, rather than guarantee or insure against losses. Accordingly, all Advances, if any, will be reimbursable to the Servicer, without interest, as described in this prospectus and the related Prospectus Supplement.

A “Monthly Payment Advance” means an advance made by the Servicer due to the failure of a lessee to make a Monthly Payment billed to the lessee for the related Collection Period.

A “Sales Proceeds Advance” means an advance made by the Servicer, at its option, of an amount equal to the Securitization Value of the related Specified Lease if, during a Collection Period, the Servicer has not sold a Specified Vehicle for which the related Specified Lease was terminated during that Collection Period.

The Servicer will be entitled to reimbursement of all Monthly Payment Advances. The Servicer will offset, on an ongoing basis, from amounts collected or received in respect of the related SUBI Assets, an amount to repay Monthly Payment Advances where a Monthly Payment Advance amount has been recovered in a subsequent payment made by the related lessee of the Monthly Payment due (the “Daily Advance Reimbursement”), or if a Monthly Payment Advance has been outstanding for at least 90 days after the end of the related Collection Period, it will be reimbursed as part of the payment date advance reimbursement.

After the Servicer makes a Sales Proceeds Advance for such a Specified Vehicle, an Issuing Entity will have no claim against or interest in that Specified Vehicle or any Liquidation Proceeds resulting from its sale or other disposition except for any Liquidation Proceeds in excess of the Securitization Value. If the Servicer sells or otherwise disposes of a Specified Vehicle after making a Sales Proceeds Advance, an Issuing Entity will retain the related Sales Proceeds Advance, and the Servicer will retain the Liquidation Proceeds up to the Securitization Value of the related Specified Lease, and will deposit any Liquidation Proceeds in excess of the Securitization Value into the related Collection Account.

If the Servicer has not sold a Specified Vehicle within 90 days after it has made a Sales Proceeds Advance, it will be reimbursed for that Sales Proceeds Advance as part of the payment date advance reimbursement.  Within six months of receiving that reimbursement, if the related Specified Vehicle has not been sold, the Servicer will, if permitted by applicable law, cause that Specified Vehicle to be sold at auction and will remit the proceeds associated with the disposition of that Specified Vehicle to the related Collection Account.

 Security Deposits

Each Specified Lease will include all rights under the contract to the security deposits paid by the lessees at the time of origination of the Specified Lease (the “Security Deposits”) to the extent applied to cover excess wear and tear charges or treated as liquidation proceeds. As part of its general servicing obligations, the Servicer will retain possession of each Security Deposit remitted by a lessee as an agent for the Titling Trust and will apply the proceeds of Security Deposits in accordance with the terms of the Specified Lease, its customary servicing procedures and applicable law.  However, in the event that any Specified Lease becomes a charged-off Specified Lease (including when the related Specified Vehicle is repossessed), the related Security Deposit will, to the extent provided by applicable law and such Specified Lease, constitute liquidation proceeds. The Titling Trustee may not have an interest in the Security Deposits that is enforceable against third parties until such time as they are deposited into the Collection Account. The Servicer will not be required to segregate Security Deposits from its own funds, and any income earned from any investment thereof by the Servicer will be for the account of the Servicer as additional servicing compensation.

 Realization Upon Charged-off Leases

Each Servicing Agreement will provide that if the Servicer decides to repossess a Defaulted Vehicle, the Servicer will use commercially reasonable efforts to repossess and liquidate it. Such liquidation may be effected through repossession and disposition through sale, or the Servicer may take any other action permitted by applicable law. The Servicer may enforce all rights of the lessor under the related Defaulted Lease, sell that Defaulted Vehicle in accordance with such Defaulted Lease and commence and pursue any proceedings in connection with such Defaulted Lease. In connection with any such repossession, the Servicer will follow such practices and procedures as are used by the Servicer in respect of any leases serviced by it for its own account. The Servicer will be responsible for all costs and expenses incurred in connection with the sale or other disposition of Defaulted Vehicles, but will be entitled to reimbursement to the extent such costs constitute Disposition Expenses or are expenses recoverable under an applicable insurance policy. Proceeds from the sale or other disposition of repossessed Specified Vehicles will constitute Liquidation Proceeds and will be deposited into the related Collection Account. Collections in respect of a Collection Period will include all Liquidation Proceeds and Recovery Proceeds collected during that Collection Period.

“Recovery Proceeds” will mean any insurance proceeds, any security deposit applied to an amount owed by a lessee, any total loss payoff, Early Termination Cost and end of lease term liability received from a lessee and any other net recoveries recovered by the Servicer with respect to Specified Leases that have been charged-off minus amounts included in such items that represent third-party charges paid or payable (such as fees, taxes and repair costs).

“Liquidation Proceeds” means, with respect to any Collection Period, the sum of all amounts received in connection with the realization of the amounts due under any Specified Leases through the date of such disposition, including, without limitation, all Matured Vehicle Proceeds and Charged-off Vehicle Proceeds received by the Servicer during such Collection Period.

“Matured Vehicle Proceeds” means, with respect to any Collection Period, net proceeds received by the Servicer during such Collection Period from the sale or other disposition of Specified Vehicles that are Matured Vehicles, including payments for excess mileage and excess wear and tear, in each case through the date of disposition of the related Specified Vehicles.

“Charged-off Vehicle Proceeds” with respect to any Collection Period, means net proceeds received in connection with the sale or other disposition of Specified Vehicles that have been repossessed by the Servicer or its agent during such Collection Period or any prior Collection Period, in each case through the date of disposition of the related Specified Vehicle.

 Servicing Compensation and Payment of Expenses

Unless otherwise specified in the Prospectus Supplement with respect to any Issuing Entity, the Servicer will be entitled to receive the servicing fees for each Collection Period, as compensation for services rendered, in an amount equal to one-twelfth of the product of (a) the servicing fee rate as described in the related Prospectus Supplement (the “Servicing Fee Rate”) and (b) the aggregate Securitization Value of all related Specified Leases as of the first day of the related Collection Period (the “Basic Servicing Fee”).

Unless otherwise provided in the related Prospectus Supplement with respect to a given Issuing Entity, the Servicer will also be entitled to collect and retain any expense reimbursement, administrative fees, late payment fees, extension fees, early termination fees, prepayment charges or similar charges allowed by applicable law with respect to the related Specified Leases, other than excess wear and tear or excess mileage charges, as additional servicing compensation (the “Supplemental Servicing Fee” and, together with the Basic Servicing Fee, the “Total Servicing Fee”) and will be entitled to reimbursement from the Issuing Entity for certain liabilities.  The Total Servicing Fee (together with any portion of all servicing fees that remains unpaid from prior Payment Dates) will be paid or retained by the Servicer as provided in the related Prospectus Supplement.  The Servicer may also be entitled to receive any interest earned during a Collection Period from the investment of monies in the Trust Accounts.  Payments by or on behalf of lessees will be allocated to monthly payments and late fees and other charges in accordance with the Servicer’s normal practices and procedures.

The Total Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of any Specified Leases as an agent for the Titling Trust under each Servicing Agreement, including collecting and posting all payments, responding to inquiries of lessees, investigating delinquencies, providing payment information, paying costs of the sale or other disposition of Matured Vehicles and Defaulted Vehicles and overseeing the related SUBI Assets.  The Servicing Fee also will compensate the Servicer for administering the particular Specified Leases, including making Advances, accounting for collections and furnishing monthly and annual statements to the Titling Trustee with respect to distributions and generating federal income tax information for such Issuing Entity and for the related Noteholders and Certificateholders.  The Total Servicing Fee also will reimburse the Servicer for certain taxes, the fees of the related owner trustee and indenture trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the related Specified Leases.

 Distributions on the Notes

With respect to each series of Notes, beginning on the Payment Date specified in the related Prospectus Supplement, payments of principal and interest (or, where applicable, of principal or interest only) on each class of such Notes entitled thereto will be made by the applicable indenture trustee to the Noteholders and by the applicable owner trustee to the Certificateholders of such series.  The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all payments to each class of Certificateholders of such series will be described in the related Prospectus Supplement.

With respect to each Issuing Entity, on each Payment Date collections received on the related Specified Leases during the preceding Collection Period will be withdrawn from the related Collection Account, based upon information provided by the Servicer, and will be paid to the Noteholders and/or Certificateholders to the extent provided in the related Prospectus Supplement.  Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for payment to the Noteholders on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified in such Prospectus Supplement, (i) payments in respect of principal of a class of Notes of a given series will be subordinate to payments in respect of interest on such class; (ii) unless otherwise specified in the related Prospectus Supplement, payments in respect of the Certificates of such series will be subordinate to payments in respect of Notes of such series; and (iii) payments in respect of one or more classes of Notes of such series may be subordinated to payments in respect of other classes of Notes of such series.

 Credit and Cash Flow Enhancement

The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Notes of a given series, if any, will be described in the related Prospectus Supplement.  If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of sequential payment of certain classes of Notes, subordination of one or more classes of Notes, Reserve Accounts, Yield Maintenance Accounts and yield maintenance agreements, overcollateralization, letters of credit, cash collateral accounts, surety bonds, guaranteed investment contracts, repurchase obligations, cash deposits, credit or liquidity facilities (including the issuance by an Issuing Entity of a Revolving Liquidity Note), or currency or interest rate swap agreements, as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing.  If specified in the related Prospectus Supplement, credit or cash flow enhancement for a class of Notes may cover one or more other classes of Notes of the same series.

The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Notes is intended to enhance the likelihood of receipt by the Noteholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Noteholders will experience losses.  Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class or series of Notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal amount and interest thereon.  If losses occur that exceed the amount covered by any credit enhancement or that are not covered by any credit enhancement, Noteholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement.  In addition, if a form of credit enhancement covers more than one class of Notes, Noteholders of any such class will be subject to the risk that such credit enhancement will be exhausted by the claims of Noteholders of other classes.

Sequential Payment of Certain Classes of Notes.  The Notes are entitled to receive distributions in accordance with various priorities for payment of principal as described in the related Prospectus Supplement.  Distributions of principal on classes of Notes having an earlier priority of payment will be affected by the rates of prepayment of the Specified Leases early in the life of the asset pool.  The timing of commencement of principal distributions and the weighted average lives of classes of Notes with a later priority of payment will be affected by the rates of prepayment of the Specified Leases both before and after the commencement of principal distributions on those classes of Notes.

Subordination of Principal and Interest.  As further described in the related Prospectus Supplement, payments of principal or interest on certain classes of Notes will be subordinated to payments of principal or interest on other classes of Notes.

Reserve Account.  If so provided in the related Prospectus Supplement, pursuant to the related Servicing Agreement, the Depositor or a third party will establish and own for a series or class of Notes an account, as specified in the related Prospectus Supplement (the “Reserve Account”), which will be maintained with the related indenture trustee.  Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will be funded by an initial deposit by the Depositor or a third party on the Closing Date in the amount described in the related Prospectus Supplement (the “Reserve Account Initial Deposit”).  To the extent provided in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Payment Date thereafter up to the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) by the deposit to the Reserve Account of the amount of collections on the related Specified Leases remaining on each such Payment Date after the payment of all other required payments on such date.  The related Prospectus Supplement will describe the circumstances and manner under which payments may be made out of the Reserve Account, either to holders of the Notes covered thereby or to the Depositor or a third party.

Yield Maintenance Account.  A “Yield Maintenance Account” may be established with respect to any class or series of Notes.  The terms relating to any such account will be described in the related Prospectus Supplement.  Each Yield Maintenance Account will be designed to hold funds to be applied by the related indenture trustee, to provide payments to Noteholders in respect of Specified Leases that have Lease Rates less than the sum of the Pass Through Rate or Interest Rate specified in the related Prospectus Supplement plus the Servicing Fee Rate specified in the related Prospectus Supplement (the “Required Rate”).  Unless otherwise specified in the related Prospectus Supplement, each Yield Maintenance Account will be maintained with the same entity with which the related Collection Account is maintained and will be created with an initial deposit in an amount and by the Depositor or other person specified in the related Prospectus Supplement.

On each Payment Date, the related indenture trustee will transfer to the Collection Account from monies on deposit in the Yield Maintenance Account an amount specified in the related Prospectus Supplement (the “Yield Maintenance Deposit”) in respect of the Specified Leases having Lease Rates less than the Required Rate for such Payment Date.  Unless otherwise specified in the related Prospectus Supplement, amounts on deposit on any Payment Date in the Yield Maintenance Account in excess of the “Required Yield Maintenance Amount” specified in the related Prospectus Supplement, after giving effect to all payments to be made on such Payment Date, will be released to the Depositor.  Monies on deposit in the Yield Maintenance Account may be invested in Eligible Investments under the circumstances and in the manner described in the related Trust Agreement.  Any monies remaining on deposit in the Yield Maintenance Account upon the termination of the Issuing Entity also will be released to the Depositor.

Yield Maintenance Agreement.  If a Yield Maintenance Account is established with respect to any class or series of Notes that allows or requires any party to make deposits into such Yield Maintenance Account after the Closing Date, TMCC, the Depositor, any third party responsible for such deposits and the related owner trustee or indenture trustee, as the case may be, will enter into a “Yield Maintenance Agreement” pursuant to which, on each Payment Date, such party will deposit into the Yield Maintenance Account the difference between the amount held on deposit in the Yield Maintenance Account as of such Payment Date and the Required Yield Maintenance Amount, in each case determined after giving effect to all required withdrawals from the Yield Maintenance Account on such Payment Date.

Overcollateralization.  Overcollateralization is the amount by which the aggregate Securitization Value of the assets allocated to the related SUBI owned by an Issuing Entity exceeds the principal amount of all of the Issuing Entity’s outstanding Notes.  Overcollateralization may be used as credit enhancement and/or to provide limited protection against losses and residual losses on the Specified Leases and Specified Vehicles allocated to the related SUBI.

Letter of Credit.  A letter of credit, which will be issued by a bank or other financial institution, may be issued in a maximum amount which may be permanently reduced as draws are made or may be replenished as previous draws are repaid from certain excess cash amounts generated by the Specified Leases and Specified Vehicles allocated to the related SUBI. Draws may be made to cover shortfalls generally in collections, with respect to particular types of shortfalls such as those due to particular types of losses or with respect to specific situations such as shortfalls in amounts necessary to pay current interest.

Cash Collateral Account.  The Prospectus Supplement may provide that upon the occurrence of an event of default by the Servicer, a segregated cash collateral account may be established as security for the Servicer’s obligations under the Servicing Agreement.

Surety Bond.  The Prospectus Supplement may provide that the Issuing Entity enter into agreements (i.e. obtain a “Surety Bond” agreement) with an insurer pursuant to which the insurer guarantees payments of principal and/or interest on the Notes. If on any date specified in the Prospectus Supplement the amount on deposit in the Collection Account, after giving effect to all amounts deposited to or payable from any prefunding account or yield maintenance account or a capitalized interest agreement with respect to the related Payment Date, is less than the sum of the Servicing Fee, and amounts due to Noteholders on the related Payment Date, the indenture trustee by delivering a notice to the insurer will demand payment under any such Surety Bond in an amount equal to the deficiency. The related Prospectus Supplement will describe the circumstances and manner under which payments may be made under any such Surety Bond, either to Noteholders, or the owner trustee or the indenture trustee.

Guaranteed Investment Contracts.  Specified Available Collections (as that term is defined in the Prospectus Supplement) may be invested under a guaranteed investment contract issued by an insurance company, financial institution or other entity.

Repurchase Obligations.  Pursuant to agreements between TMCC and the Dealers, each Dealer is obligated to repurchase from TMCC lease contracts that do not meet certain representations and warranties made by such Dealer.  Such representations and warranties relate primarily to the origination of the lease contracts and the transfer of the related leased vehicles, and do not typically relate to the creditworthiness of the related lessee under the lease contract.  In addition, the Servicer will be required to reallocate from the related SUBI any Specified Vehicles covered by Specified Leases not meeting certain representations and warranties by making Reallocation Payments in respect thereof.  Those representations and warranties relate primarily to the origination of the Specified Leases, and do not typically relate to the creditworthiness of the related lessees or the collectability of the Specified Leases.  Under certain circumstances, the Servicer will be obligated to reallocate from the related SUBI certain Specified Vehicles by making Reallocation Payments in the event the lessee moves to a state that is not a state in which the Titling Trust has all licenses necessary to own and lease vehicles or in the event that certain servicing obligations are not complied with.

Cash Deposits. The Depositor may fund accounts or may otherwise provide cash deposits to provide additional funds that may be applied to make payments on the Notes issued by the Issuing Entity. Any such arrangements will be disclosed in the related Prospectus Supplement.

Revolving Liquidity Note.  If so provided in the related Prospectus Supplement, pursuant to the related Servicing Agreement, and a Revolving Liquidity Note Agreement (the “Revolving Liquidity Note Agreement”), the Issuing Entity will issue a Revolving Liquidity Note (the “Revolving Liquidity Note”) to TMCC, or a creditworthy third party.  The related Prospectus Supplement will describe the circumstances and manner under which amounts may be drawn down under the Revolving Liquidity Note to make payments either to holders of the Notes covered thereby or to the Depositor or a third party.

Derivative Agreements. If specified in a related Prospectus Supplement, an Issuing Entity may enter into one or more currency or interest rate swap agreements to reduce its exposure to changes in currency exchange rates or interest rate risks, as applicable, or to offset basis risk between Specified Leases that pay based on one index and Notes that pay based on a different index.

 Net Deposits

As an administrative convenience, unless the Servicer is required to remit collections daily (as described under “—Collections” above), the Servicer will be permitted to make the deposit of collections and aggregate Advances for any Issuing Entity for or with respect to the related Collection Period on a monthly basis and net of payments to be made to the Servicer for such Issuing Entity with respect to such Collection Period. The Servicer, however, will account to the owner trustee, any indenture trustee, the Noteholders and the Certificateholders with respect to each Issuing Entity as if all deposits, payments and transfers were made individually.  If the related Payment Dates are not the same for all classes of Notes, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the same Payment Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on a Payment Date.

 Statements to Trustees and Issuing Entity

On a Business Day in each month that precedes each Payment Date (each a “Determination Date” to be specified in the related Prospectus Supplement), the Servicer will provide to the applicable indenture trustee and the applicable owner trustee a statement setting forth with respect to a series of Notes substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under “Certain Information Regarding the Notes—Reports to Securityholders” in this prospectus.

 Evidence as to Compliance

Each Servicing Agreement will provide that a firm of nationally recognized independent accountants will furnish to the related Issuing Entity, indenture trustee and owner trustee annually a statement as to compliance in all material respects by the Servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing Date, which may be a longer or shorter period) with certain standards relating to the servicing of the applicable Specified Leases and related Specified Vehicles.

Each Servicing Agreement will also provide for delivery to the related Issuing Entity, indenture trustee and owner trustee, substantially simultaneously with the delivery of such accountants’ statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Servicing Agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) in all material respects or, if there has been a material default in the fulfillment of any such obligation, describing each such default.  The Servicer has agreed to give each indenture trustee and owner trustee notice of certain Servicer Defaults under the related Servicing Agreement.

Each Servicing Agreement will require the Servicer to furnish to the related Issuing Entity and the indenture trustee any report or information required to facilitate compliance by the Issuing Entity with Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as that regulation may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518.70 Fed. Reg. 1.506.1.531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Copies of such statements and certificates may be obtained by Noteholders by a request in writing addressed to the applicable indenture trustee.

 Certain Matters Regarding the Servicer; Servicer Liability

Each Servicing Agreement will provide that TMCC may not resign from its obligations and duties as Servicer under the Servicing Agreement, except upon determination that TMCC’s performance of such duties is  no longer permissible under applicable law, except as provided in the immediately following paragraph. No such resignation will become effective until the related indenture trustee or a successor servicer has assumed TMCC’s servicing obligations and duties under such Servicing Agreement.

Under the circumstances specified in each Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to all or substantially all of the business of the Servicer will be the successor of the Servicer under such Servicing Agreement.

Each Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Issuing Entity or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer’s duties under the Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Servicing Agreement.  In addition, each Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer’s servicing responsibilities under such Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

Upon a termination of the Servicer, the indenture trustee will select and appoint a successor servicer to perform the outgoing Servicer’s duties and undertake its responsibilities and liabilities.  The appointed successor servicer must be an established financial institution with a net worth of at least $50,000,000 and whose regular business includes the servicing of contracts.  The successor servicer will hold all the rights of the outgoing Servicer under the Servicing Agreement and will be entitled to receive the servicing fee described in the related Servicing Agreement.  No successor servicer appointed in accordance with the Transaction Documents may resign from its duties unless the law prohibits it from continuing to perform such duties.

Upon the termination or resignation of the Servicer, the outgoing Servicer will transfer all cash amounts that are to be held by the successor servicer to the successor servicer and will provide the successor servicer with all information regarding the Specified Leases and Specified Vehicles that is required for the proper servicing of the Specified Leases and Specified Vehicles.   All reasonable and documented costs, expenses and fees incurred in connection with the transfer of Specified Leases and Specified Vehicles to the successor servicer under the provisions described in this paragraph will be paid by the outgoing Servicer.  The owner trustee and the indenture trustee will provide prompt written notice of any resignation or termination of the Servicer to the Certificateholders and Noteholders, respectively, upon either occurrence.

In addition, the Servicer will indemnify the Titling Trustee and its agents from and against any liabilities arising out of or resulting from their use, ownership or operation of any leased vehicle and certain taxes asserted against them with respect to the transactions contemplated by the Servicing Agreement and any liability that arose out of, or was imposed upon them, through the Servicer by reason of the Servicer’s disregard of its obligations and duties thereunder.  The Servicer will also indemnify the Titling Trustee and its agents from and against all liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained in the Servicing Agreement, except to the extent that such liabilities (1) are due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Titling Trustee or Trust Agent, (2) arise from the material breach by the Titling Trustee or the Trust Agent of any of its representations or warranties set forth in the Servicing Agreement, or (3) arise out of or are incurred in connection with the performance by the titling trustee of the duties of a successor Servicer thereunder, or of any such duties on behalf of the titling trustee by the Trust Agent.

The related Prospectus Supplement will describe the provisions to be contained in the related Servicing Agreement regarding how transition expenses will be funded.

 Servicer Default

Except as otherwise provided in the related Prospectus Supplement, “Servicer Default” under each Servicing Agreement will consist of (1) any failure by the Servicer (or the Depositor, so long as TMCC is the Servicer) to deliver to (a) the applicable owner trustee or indenture trustee for deposit in any of the Trust Accounts any required payment or to direct the applicable owner trustee or indenture trustee to make any required distributions therefrom or, (b) the Titling Trustee for distribution to holders of interests in the related SUBI, which failure continues unremedied for five Business Days after receipt by the Servicer of written notice of such failure given (A) to the Servicer (or the Depositor, so long as TMCC is the Servicer) by the applicable owner trustee or indenture trustee or (B) to the Depositor or the Servicer, as the case may be, and to the applicable owner trustee and indenture trustee, by the holders of Notes of the related series evidencing not less than a majority of the principal amount of such outstanding Notes of the Controlling Class; (2) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Servicing Agreement, which failure materially and adversely affects the rights of the Noteholders, Certificateholders or holders of interests in the SUBI of the related series and which continues unremedied for 90 days after the giving of written notice of such failure (A) to the Servicer or the Depositor, as the case may be, by the applicable owner trustee or indenture trustee or (B) to the Servicer or the Depositor, as the case may be, and to the applicable owner trustee and indenture trustee, by the holders of Notes of the related series evidencing not less than a majority of the principal amount of such outstanding Notes of the Controlling Class; (3) any representation, warranty or statement of the Servicer made in the Servicing Agreement, any other Transaction Document to which the Servicer is a party or by which it is bound or any certificate, report or other writing delivered pursuant to the Servicing Agreement proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of the Noteholders, Certificateholders or holders of interests in the SUBI of the related series, and which failure continues unremedied for 90 days after the giving of written notice of such failure (A) to the Servicer (or the Depositor, so long as TMCC is Servicer) by the applicable owner trustee or indenture trustee or (B) to the Depositor or the Servicer, as the case may be, and to the applicable owner trustee and indenture trustee, by the holders of Notes of the related series evidencing not less than a majority of the principal amount of such outstanding Notes of the Controlling Class; or (4) the occurrence of an Insolvency Event with respect to the Servicer; provided, however, that the occurrence of any event described in clauses (1) through (2) with respect to a SUBI related to an Issuing Entity will be an Servicer Default only with respect to the related SUBI and will not be an Servicer Default with respect to the UTI or any Other SUBI. Notwithstanding the foregoing, if a delay in or failure of performance referred to under clause (1), (2) or (3) above was caused by force majeure or other similar occurrences, the grace period described in clauses (1), (2) and (3) will be extended for an additional period of 30 calendar days. Upon the occurrence of any such event, the Servicer will not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Servicing Agreement, and the Servicer will provide to the owner trustee, the indenture trustee, the Titling Trustee, the Depositor and the Securityholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The applicable Rating Agencies will be given prompt written notice of the occurrence of a Servicer Default.

“Insolvency Event” means, with respect to any Person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such Person and certain actions by such Person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

 Rights Upon Servicer Default

Unless otherwise provided in the related Prospectus Supplement, each Servicing Agreement will provide that upon the occurrence of a Servicer Default, the Titling Trustee may, to the extent such Servicer Default relates to the related SUBI Assets, upon the written direction of the holder and pledgee of the related SUBI Certificate, waive any default by the Servicer in the performance of its obligations under the Servicing Agreement or terminate all of the rights and obligations of the Servicer under the Servicing Agreement with respect to the related SUBI Assets. For purposes of the immediately preceding sentence, the holder and pledgee of the related SUBI Certificate will be the related indenture trustee acting at the direction of the noteholders of the related series evidencing not less than a majority of the principal amount of such Notes of the Controlling Class then outstanding, acting together as a single class.  Upon any such waiver of a past default, such Servicer Default will cease to exist and will be deemed to have been remedied. If the Servicer is terminated, the Titling Trustee will effect that termination by delivering notice thereof to the Servicer, with a copy to each Rating Agency rating the Notes of that series or any other notes based on any Other SUBIs affected by that Servicer Default.

Upon the termination of the Servicer with respect to the related SUBI Assets, the Servicer subject to that termination will continue to perform its functions as servicer, until the date on which the Titling Trustee is appointed a successor servicer under the Servicing Agreement.  Further, in such event, the Servicer will use its commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the affected Specified Leases to the successor servicer and as promptly as practicable, the Servicer will provide to the successor servicer a current computer tape containing all information regarding the related Specified Leases required for the proper servicing of the affected Specified Leases, together with documentation containing any and all information necessary for use of the tape.

In the event of a termination of the Servicer as a result of a Servicer Default with respect to the related SUBI Assets only, the Titling Trustee, acting at the direction of the holder and pledgee of the related SUBI Certificate (which holder for this purpose will be the related indenture trustee, acting at the direction of the noteholders of the related series evidencing not less than a majority of the principal amount of such Notes of the Controlling Class then outstanding, acting together as a single class) will appoint a successor servicer. The Titling Trustee will have the right to approve that successor servicer, and that approval may not be unreasonably withheld.

Upon appointment of a successor servicer, the successor servicer will assume all of the rights and obligations of the Servicer under the Servicing Agreement. If a bankruptcy trustee or similar official has been appointed for the Servicer, that trustee or official may have the power to prevent the indenture trustee, the owner trustee, the related Noteholders or the related Certificateholders from effecting that transfer of servicing.  The predecessor servicer will have the right to be reimbursed for any outstanding Advances made with respect to the SUBI Assets to the extent funds are available therefor in respect of the Advances made.

 Amendment

Unless otherwise provided in the related Prospectus Supplement, each of the Transaction Documents may be amended by the parties thereto, without the consent of the related Noteholders, the related Certificateholders, the holders of the related SUBI Certificate, the UTI Certificateholder or the holder of any Other SUBI Certificates, as the case may be, to cure any ambiguity, to correct or supplement any provisions in the Transaction Documents or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transaction Documents or of modifying in any manner the rights of such Noteholders; provided, that either (i) an officer’s certificate has been delivered by the Servicer to the relevant trustees certifying that such officer reasonably believes that such supplemental indenture will not materially and adversely affect the interest of any such Noteholder or (ii) the relevant indenture trustee has been provided a letter from each applicable Rating Agency to the effect that such amendment will not result in the reduction or withdrawal of any rating it currently assigns to any class of Notes of the related series, or each other Rating Agency has been provided with 10 days prior notice of the proposed amendment and each such other Rating Agency has not notified the relevant trustee that the proposed amendment might or would result in the reduction or withdrawal of the rating it has currently assigned to any class of Notes of the related series.

Each Transaction Document may also be amended by the parties thereto without the consent of the related Noteholders, the related Certificateholders, the holders of the related SUBI Certificate, the UTI Certificateholder or the holder of any Other SUBI Certificates, as the case may be, for the purpose of changing the formula or percentage for determining the Specified Reserve Account Balance, the manner in which a Reserve Account is funded, changing the remittance schedule for deposit of collections in accounts or changing the definition of Eligible Investments if the relevant trustee has been provided a letter from each applicable Rating Agency to the effect that such amendment will not result in the reduction or withdrawal of any rating it currently assigns to any class of Notes of the related Series, or each other Rating Agency has been provided with 10 days’ prior notice of the amendment and each such other Rating Agency has not notified the relevant trustee that the amendment might or would result in the reduction or withdrawal of the rating it has currently assigned to any class of Notes of the related Series.

Unless otherwise specified in the related Prospectus Supplement, the Transaction Documents may also be amended by the parties thereto, with the consent of the related indenture trustee and with prior notice to the Rating Agencies, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of any such agreement or of modifying in any manner the rights of the Noteholders or Certificateholders under such agreement; provided, that if the interests of the Noteholders are materially and adversely affected, the Noteholders evidencing at least a majority of the outstanding principal amount of each class of Notes of the Controlling Class of the related series, acting as a single class have consented to such amendment.

However, no amendment to a Transaction Document may (x) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Specified Leases or distributions that are required to be made for the benefit of such Noteholders or Certificateholders without the consent of all Noteholders, Certificateholders and the holders of the SUBI Certificate adversely affected thereby, or (y) reduce the percentage of the Notes or Certificates of such series which are required to consent to any such amendment without the consent of the Noteholders and Certficateholders adversely affected thereby; provided, that any amendment referred to in clause (x) or (y) above will be deemed to not adversely affect any Noteholder if the relevant trustee has been provided a letter from each applicable Rating Agency to the effect that such amendment will not result in the reduction or withdrawal of the rating it has currently assigned to the Notes of that class, or each other Rating Agency has been provided with 10 days prior notice of the amendment and each such other Rating Agency has not notified the relevant trustee that the amendment might or would result in the reduction or withdrawal of the rating it has currently assigned to the Notes of that class.  No amendment referred to in clause (x) in the immediately preceding sentence will be permitted unless (i) an officer’s certificate has been delivered by the Servicer to the relevant trustees certifying that such officer reasonably believes that such proposed amendment will not materially and adversely affect the interest of any such Noteholder whose consent was not obtained and (ii) an Opinion of Counsel will be furnished to the relevant trustees to the effect that such amendment will not (A) affect the treatment of the Notes as debt for federal income tax purposes, (B) be deemed to cause a taxable exchange of the Notes for federal income tax purposes or (C) cause the Issuing Entity or the Titling Trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

The related indenture trustee will be the holder of the related SUBI Certificate for purposes of determining whether any proposed amendment to the related SUBI Trust Agreement, the related Servicing Agreement or the related Trust Agreement will materially adversely affect the interests of the holders of the related SUBI Certificate.  For additional information, you should refer to “Description of the Notes—The Indenture—Modification of Indenture” in this prospectus.

Each SUBI Trust Agreement and Servicing Agreement will provide that, to the extent that any such amendment also materially affects the UTI, any Other SUBI, the related SUBI Certificate or the related SUBI Assets, such amendment will require the consent of the holders affected thereby. Notwithstanding the foregoing, the SUBI Trust Agreement may be amended at any time by the parties thereto to the extent reasonably necessary to assure that the Titling Trust will not be classified as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes. An opinion of counsel as to certain tax matters is required with respect to any amendment to a SUBI Trust Agreement or Servicing Agreement.

 Non-Petition

Each Trust Agreement will provide that the applicable owner trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Issuing Entity without the unanimous prior approval of all

Certificateholders (including the Depositor) of such Issuing Entity and the delivery to such owner trustee by each such Certificateholder (including the Depositor) of a certificate certifying that such Certificateholder reasonably believes that such Issuing Entity is insolvent.

In addition, each Transaction Document will include an agreement of each party thereto that such party will not commence bankruptcy proceedings against the Titling Trust, any special purpose affiliate that holds a beneficial interest in the Titling Trust or any Affiliate or beneficiary of the Titling Trust in connection with any obligations relating to the SUBI Certificates, the Notes, the Certificates, such Agreement or any of the other related agreements prior to the date which is one year and one day after the termination of the Indenture.

 Payment of Notes

Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related owner trustee will succeed to all the rights of the indenture trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series under the related indenture, except as otherwise provided in such indenture.

 Depositor Liability

Under each Servicing Agreement, the Depositor will agree to be liable directly to an injured party solely to the extent described in such Servicing Agreement.

 Termination

With respect to each Issuing Entity, the obligations of the Servicer, the Depositor, the related owner trustee and the related indenture trustee, as the case may be, pursuant to the Transaction Documents will terminate upon the earlier of (i) the maturity or other liquidation of the last Specified Lease and the disposition of the last Specified Vehicle or (ii) the final distribution of all funds or other property or proceeds of the related Trust Estate in accordance with the terms of the related Indenture and the final distribution on the related Certificates pursuant to the related Trust Agreement.

The related indenture trustee will give written notice of termination to each Noteholder of record.  The final distribution to any Noteholder will be made only upon surrender and cancellation of that holder’s Note at any office or agency of the related indenture trustee specified in the notice of termination.  Any funds remaining in the Issuing Entity, after the related indenture trustee has taken measures to locate Noteholders as described in the related Servicing Agreement or Indenture and those measures have failed, will be distributed, subject to applicable law, as provided in the Indenture or the Trust Agreement, as applicable.

Unless otherwise provided in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer, or an affiliate, will have the option to purchase from each Issuing Entity, on any payment date, if as of the last day of the related Collection Period, the aggregate balance of the related Notes is equal to or less than the percentage specified in the related Prospectus Supplement of the aggregate Securitization Value as of the related Cutoff Date.  The purchase price paid by the Servicer, or an affiliate, will be at least equal to the unpaid principal amount of the outstanding Notes plus accrued and unpaid interest thereon and, if so specified in the related Prospectus Supplement, any amounts payable to the swap counterparty.  The related owner trustee or indenture trustee will give written notice of termination to each Securityholder.

If specified in the related Prospectus Supplement, if a default under the Revolving Liquidity Note occurs, the principal of each class of Notes may become immediately payable and the Issuing Entity will terminate upon payment of all amounts due to the Noteholders.  In such event, the indenture trustee will be obligated to liquidate the assets of the Issuing Entity and the proceeds therefrom (and amounts held in related accounts) will be applied to pay the Notes of the related series in full, to the extent of amounts available therefor.  Similarly, if so specified in the related Prospectus Supplement, if a Swap Termination or an Event of Default occurs during a Revolving Period, such Swap Termination or Event of Default may cause the early termination of the Revolving Period and the commencement of payments of principal on the Notes.

Upon termination of any Issuing Entity, the related owner trustee will, or will direct the related indenture trustee to, promptly sell the assets of such Issuing Entity (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms.  The proceeds from any such sale, disposition or liquidation of the Trust Estate of such Issuing Entity will be treated as collections on the Specified Leases and deposited in the related Collection Account.  With respect to any Issuing Entity, if the proceeds from the liquidation of the related Trust Estate and any amounts on deposit in the related Reserve Account, if any, Yield Maintenance Account, if any, and Collection Account are not sufficient to pay the Notes of the related series in full, the amount of principal returned to Noteholder of the related series will be reduced and some or all of such Noteholders will incur a loss.

As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with any of the events specified above and the subsequent payment to the related Certificateholders of all amounts required to be paid to them pursuant to the applicable Trust Agreement will effect early retirement of the Certificates of such series.

 Administration Agreement

TMCC, in its capacity as administrator, will enter into an agreement (as amended and supplemented from time to time, an “Administration Agreement”) with each Issuing Entity that issues Notes and the related indenture trustee pursuant to which the administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture.

In addition, and unless otherwise specified in the related Prospectus Supplement, it will be the obligation of the administrator to:

•	pay the related indenture trustee the compensation provided for in the related Indenture;

•
reimburse each indenture trustee for its reasonable expenses, disbursements and advances incurred by each such indenture trustee in accordance with the Indenture, except any such expense, disbursement or advance as may be attributable to its willful misconduct, negligence or bad faith;

•
reimburse each owner trustee for its reasonable expenses, disbursements and advances incurred by each such owner trustee in accordance with the Trust Agreement, except any such expenses, disbursement or advance as may be attributable to its willful misconduct, gross negligence or bad faith; and

•
indemnify each owner trustee and indenture trustee for, and hold them harmless against, any loss, liability or expense incurred without negligence (or gross negligence, in the case of an owner trustee) or bad faith on its part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the applicable agreements, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the related Indenture or Trust Agreement, as applicable, to the extent it is entitled to such indemnification under the related Indenture, with respect to each indenture trustee, and under the related Trust Agreement, with respect to each owner trustee.

The obligations of the administrator with respect to the owner trustee and indenture trustee will survive the termination of the Administration Agreement.

If so specified in the related Prospectus Supplement with respect to any such Issuing Entity, as compensation for the performance of the administrator’s obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee of such amount as may be described in the related Prospectus Supplement (the “Administration Fee”), which fee will be paid by the Servicer.  If so specified in the related Prospectus Supplement, the administrator, pursuant to an Administration Agreement, will deliver appropriate draw requests under a Revolving Liquidity Note Agreement for execution and delivery by the indenture trustee 24 or more hours before the Servicer is required to put cash in the Collection Account.

The administrator may not resign or be removed until (i) a successor administrator is appointed by the Issuing Entity, (ii) such successor administrator has agreed in writing to be bound by the terms of the Administration Agreement in the same manner as the administrator and (iii) each applicable Rating Agency has confirmed to the related owner trustee that the proposed appointment of the successor administrator will not result in a reduction or withdrawal of any rating then assigned by such Rating Agency to the Notes issued by the related Issuing Entity or each other Rating Agency has been provided 10 days’ prior notice of the proposed appointment of the successor administrator and each such other Rating Agency has not notified the owner trustee or the Depositor that such action will result in a reduction or withdrawal of any rating then assigned by it to the related Notes.

Under the circumstances specified in each Administration Agreement, any entity into which the administrator may be merged or consolidated, or any entity resulting from any merger or consolidation to which the administrator is a party, or any entity succeeding to all or substantially all of the business of the administrator will be the successor of the administrator under such Administration Agreement.

CERTAIN LEGAL ASPECTS OF THE TITLING TRUST AND THE SUBI

 The Titling Trust

General.  The Titling Trust is a statutory trust formed under Delaware law.  In a statutory trust, the trust property is managed for the profit of the beneficiaries, as opposed to a common law “asset preservation” trust, where the trustee is charged with the mere maintenance of trust property.  The principal requirement for the formation of a statutory trust in Delaware is the execution of a trust agreement and the filing of a Certificate of Trust with the Secretary of State of the State of Delaware. The Titling Trust has been so formed. The Titling Trust has also made trust filings or obtained certificates of authority to transact business in some states where, in the judgment of the Servicer, such action may be required.

Because the Titling Trust is a business trust for Delaware and other state law purposes, it, like a corporation, may be eligible to be a debtor in its own right under the United States Bankruptcy Code (the “Bankruptcy Code”), as further described below under “—Insolvency-Related Matters” in this prospectus. To the extent that the Titling Trust may be eligible for relief under the Bankruptcy Code or similar applicable state laws (the “Insolvency Laws”), the Titling Trustee is not authorized to commence a case or proceeding thereunder. Each of the Titling Trustee, the UTI Beneficiary and the holders from time to time of the UTI, the related SUBI and any Other SUBI have agreed not to institute a case or proceeding against the Titling Trust under any Insolvency Law for a period of one year and one day after payment in full of all distributions to holders of the UTI, the related SUBI and any Other SUBI under the Titling Trust Agreement.

Notwithstanding the foregoing, claims against Titling Trust Assets could have priority over the beneficial interest in those assets represented by the applicable SUBI. Additionally, claims of a third party against the Titling Trust Assets, including the related SUBI Assets, to the extent such claims are not covered by insurance, would take priority over the holders of beneficial interests in the Titling Trust, such as an indenture trustee.

Structural Considerations. Unlike many structured financings in which the holders of the related securities have a direct ownership interest or a perfected security interest in the underlying assets being securitized, an Issuing Entity will not directly own the related SUBI Assets. Instead, the Titling Trust will own the Titling Trust Assets, including the related SUBI Assets, and the Titling Trust will take actions with respect thereto in the name of the Titling Trust on behalf of and as directed by the beneficiaries of the Titling Trust (i.e., the holders of the UTI Certificate, the SUBI Certificate and all Other SUBI Certificates). The primary asset of an Issuing Entity will be the related SUBI Certificate evidencing a 100% beneficial interest in the SUBI Assets, and the owner trustee will take action with respect thereto in the name of the Issuing Entity and on behalf of the Certificateholders and the Depositor.  Beneficial interests in the related Specified Leases and the related Specified Vehicles represented by the SUBI Certificate, rather than direct legal ownership are transferred under this structure in order to avoid the administrative difficulty and expense of retitling the Specified Vehicles in the name of the transferee. The Servicer and/or the Titling Trustee will segregate the applicable SUBI Assets from the other Titling Trust Assets on the books and records each maintains for such assets. Neither the Servicer nor any holders of other beneficial interests in the Titling Trust will have rights in such SUBI Assets and, except under the limited circumstances described below under “—Allocation of Titling Trust Liabilities,” payments made on any Titling Trust Assets other than the related SUBI Assets will be unavailable to make payments on the Notes of a series or to cover expenses of the Titling Trust allocable to such SUBI Assets.

Allocation of Titling Trust Liabilities. The Titling Trust Assets may be comprised of multiple portfolios of Other SUBI Assets, together with the related SUBI Assets and the UTI Assets. The UTI Beneficiary may in the future pledge the UTI as security for obligations to third-party lenders, and may in the future create and sell or pledge Other SUBIs in connection with other financings. The Titling Trust Agreement will permit the Titling Trust, in the course of its activities, to incur certain liabilities relating to its assets other than the SUBI Assets, or relating to its assets generally, and to which, in certain circumstances, the SUBI Assets may be subject. Pursuant to the Titling Trust Agreement, as among the beneficiaries of the Titling Trust, a Titling Trust liability relating to a particular portfolio of Titling Trust Assets will be allocated to and charged against the portfolio of Titling Trust Assets to which it belongs. Titling Trust liabilities incurred with respect to the Titling Trust Assets generally will be borne pro rata among all portfolios of Titling Trust Assets in proportion to the value of the related leases and leased vehicles. The Titling Trustee and the beneficiaries of the Titling Trust, including the related Issuing Entity and Noteholders, will be bound by that allocation. In particular, the Titling Trust Agreement will require the holders from time to time of the UTI Certificates and any Other SUBI Certificates to waive any claim they might otherwise have with respect to the related SUBI Assets and to fully subordinate any claims to such SUBI Assets in the event that such waiver is not given effect. Similarly, by virtue of holding Notes or a beneficial interest therein, Noteholders will be deemed to have waived any claim they might otherwise have with respect to the UTI Assets or any Other SUBI Assets.

The Titling Trust Assets are located in several states, the tax laws of which vary. Additionally, the Titling Trust may in the future own leases and leased vehicles located in states other than the states in which it conducts business as of the date of this prospectus and the related Prospectus Supplement.  Should the UTI Beneficiary fail to fulfill its indemnification obligations, amounts otherwise distributable to it as holder of the UTI Certificates will be applied to satisfy such obligations. However, it is possible that noteholders of a series could incur a loss on their investment in the event the UTI Beneficiary did not have sufficient assets available, including distributions in respect of the UTI, to satisfy such state or local tax liabilities.

The Titling Trust Agreement provides for the UTI Beneficiary to be liable as if the Titling Trust were a disregarded entity and the UTI Beneficiary was the general partner of the partnership to the extent necessary after giving effect to the payment of liabilities allocated severally to the holders of SUBI Certificate and any Other SUBI Certificates. However, it is possible that the Noteholders and Certificateholders of a series could incur a loss on their investment to the extent any such claim were allocable to the related Issuing Entity as the holder of a SUBI Certificate, either because a lien arose in connection with the related SUBI Assets or in the event the UTI Beneficiary did not have sufficient assets available, including distributions in respect of the UTI, to satisfy such claimant or creditor in full.

 The SUBI

The SUBI related to an Issuing Entity will evidence a beneficial interest in the related SUBI Assets. The SUBI will represent neither a direct legal interest in the related SUBI Assets, nor an interest in any Titling Trust Assets other than the related SUBI Assets. Payments made on or in respect of such other Titling Trust Assets will not be available to make payments on the Notes of a series or to cover expenses of the Titling Trust allocable to the related SUBI Assets. Any liability to third parties arising from or in respect of a Specified Lease or a Specified Vehicle will be borne by the holders of the related SUBI, including the Issuing Entity. If any such liability arises from a lease or leased vehicle that is an Other SUBI Asset or a UTI Asset, the SUBI Assets will not be subject to such liability.

Because the Issuing Entity’s primary asset will be the related SUBI Certificate, the Issuing Entity, and, accordingly, the related indenture trustee, will have an indirect beneficial ownership interest, rather than a security interest, in the SUBI Assets allocable to the related SUBI. Except as otherwise described below or under “Certain Legal Aspects of the Leases and the Leased Vehicles” in this prospectus, generally an Issuing Entity will not have a perfected security interest in the related SUBI Assets, and in no circumstances will an Issuing Entity have a direct ownership or perfected security interest in any Specified Vehicle.

An Issuing Entity will generally be deemed to own the related SUBI Certificate and, through such ownership, to have an indirect beneficial ownership interest in the related Specified Leases and Specified Vehicles. If a court of competent jurisdiction were to recharacterize the sale of the related SUBI Certificate to the related Issuing Entity, such Issuing Entity, or, during the term of the Indenture, the related indenture trustee, could instead be deemed to have a perfected security interest in the related SUBI Certificate, and certain rights susceptible of perfection under the UCC, but in no event would such Issuing Entity or the related indenture trustee be deemed to have a perfected security interest in the related Specified Vehicles.

Because an Issuing Entity will not directly own the related SUBI Assets, and because its interest therein will generally be an indirect beneficial ownership interest, perfected liens of third-party creditors of the Titling Trust in the related SUBI Assets will take priority over the interests of the related Issuing Entity and the related indenture trustee in the related SUBI Assets. Therefore, a general creditor of the Titling Trust may obtain a lien on one or more SUBI Assets, regardless of whether its claim would be allocated to such SUBI Assets under the terms of the Titling Trust Agreement. Such liens could include tax liens, liens arising under various federal and state criminal statutes, certain liens in favor of the Pension Benefit Guaranty Corporation and judgment liens resulting from successful claims against the Titling Trust arising from the operation of the Specified Vehicles.  For a further discussion of these risks, you should refer to ““Risk Factors—Interests of other persons in the specified leases and the specified vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes” and “—Vicarious tort liability may result in a loss” and “Certain Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability” in this prospectus.

 Insolvency-Related Matters

Each holder or pledgee of the UTI Certificates and any Other SUBI Certificate will be required to expressly disclaim any interest in the SUBI Assets related to an Issuing Entity and to fully subordinate any claims to such SUBI Assets in the event that disclaimer is not given effect. Although no assurances can be given, in the unlikely event of the bankruptcy of TMCC, the Depositor believes that any SUBI Assets would not be treated as part of TMCC’s bankruptcy estate and that, even if they were so treated, the subordination by the holders and pledgees of the UTI Certificates and any Other SUBI Certificate would be enforceable. In addition, as described under “Risk Factors—The  bankruptcy of Toyota Motor Credit Corporation or the depositor could result in losses or delays in payments on the notes” in this prospectus, in structuring the transactions contemplated in this prospectus, the Depositor has taken steps that are intended to ensure that in the event a voluntary or involuntary case is commenced by or against TMCC under the Insolvency Laws, the separate legal existence of each of TMCC, on the one hand, and the Titling Trust and the Depositor, on the other hand, will be maintained such that none of the respective assets and liabilities of the Titling Trust or the Depositor should be consolidated with those of TMCC.

These steps include the creation of the Depositor as a wholly owned, limited purpose subsidiary of TMCC pursuant to articles of incorporation and bylaws containing certain limitations (including requiring that the Depositor must at all times have at least one “Independent Director” and restrictions on the nature of the Depositor’s business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the affirmative vote of a majority of its directors, including each Independent Director).

There can be no assurance, however, that the limitations on the activities of the Titling Trust and the Depositor, as well as the restrictions on their abilities to obtain relief under Insolvency Laws or lack of eligibility thereunder, as described above, would prevent a court from concluding that their assets and liabilities should be consolidated with those of TMCC, if TMCC becomes the subject of a case or proceeding under any Insolvency Law.

If a case or proceeding under any Insolvency Law were to be commenced by or against any of the Titling Trust or the Depositor, if a court were to order the substantive consolidation of the assets and liabilities of any of such entities with those of TMCC or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the related SUBI Certificate, and possible reductions in the amount of such distributions, to the related Issuing Entity and therefore to the noteholders of the related series, could occur. Because each Issuing Entity has pledged its rights in and to the related SUBI Certificate to the related indenture trustee, such distribution would be made to such indenture trustee, which would be responsible for retitling the applicable Specified Vehicles. The cost of that retitling would reduce amounts payable from the SUBI Assets that are available for payments of interest on and principal of the Notes of a series, and in that event, the related noteholders could suffer a loss on their investment.

The UTI Beneficiary will treat its conveyance of each SUBI Certificate to the Depositor as an absolute sale of all of its interest therein for all purposes. However, if a case or proceeding under any Insolvency Law were commenced by or against the UTI Beneficiary, and the UTI Beneficiary as debtor-in-possession or a creditor, receiver or bankruptcy trustee of the UTI Beneficiary were to take the position that the sale, assignment and transfer of such SUBI Certificate by the UTI Beneficiary to the Depositor should instead be treated as a pledge of such SUBI Certificate to secure a borrowing by the UTI Beneficiary, delays in payments of proceeds of the SUBI Certificate to the related Issuing Entity, and therefore to the noteholders of the related series, could occur or, should the court rule in favor of that position, reductions in the amount of such payments could result.

As a precautionary measure, the Depositor will take the actions requisite to obtaining a security interest in the related SUBI Certificate as against the UTI Beneficiary which the Depositor will assign to the related Issuing Entity and such Issuing Entity will assign to the related indenture trustee. Each indenture trustee will have a perfected security interest in each related SUBI Certificate, which will each be a “certificated security” or a “general intangible” under the UCC, by possession and the filing of UCC financing statements. Accordingly, if the conveyance of the related SUBI Certificate by the UTI Beneficiary to the Depositor were not respected as an absolute sale, assignment and transfer, the Depositor, and ultimately the related Issuing Entity and indenture trustee as successors in interest, should be treated as a secured creditor of the UTI Beneficiary, although a case or proceeding under any Insolvency Law with respect to the UTI Beneficiary could result in delays or reductions in distributions on the related SUBI Certificate as indicated above, notwithstanding such perfected security interest.

In the event that the Servicer were to become subject to a case under the Bankruptcy Code, some payments made within one year of the commencement of such case, including Advances and Reallocation Payments, may be recoverable by the Servicer as debtor-in-possession or by a trustee in bankruptcy as a preferential transfer from the Servicer. For additional information, you should refer to “Risk Factors—The bankruptcy of Toyota Motor Credit Corporation or the depositor could result in losses or delays in payments on the notes” in this prospectus.

 Dodd-Frank Act Orderly Liquidation Authority Provisions

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation (“FDIC”) authority to act as receiver of certain bank holding companies, financial companies and their respective subsidiaries in specific situations under the Orderly Liquidation Authority (“OLA”) provisions of the Dodd-Frank Act. The proceedings, standards, powers of the receiver and many substantive provisions of the OLA differ from those of the United States Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on any particular company, including TMCC, the Depositor, any Issuing Entity or the Titling Trust, or any of their respective creditors.

Potential Applicability to TMCC, the Depositor, the Titling Trust and Issuing Entities. There is uncertainty about which companies will be subject to the OLA rather than the United States Bankruptcy Code. For a company to become subject to the OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that such company is in default or in danger of default, that the company’s failure and its resolution under the United States Bankruptcy Code “would have serious adverse effects on financial stability in the United States,” that no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

TMCC’s senior unsecured debt is currently given an investment grade rating.  TMCC’s business is generally limited to providing retail financing, dealer financing and certain other financial products and services to vehicle and industrial equipment dealers and their customers and marketing, underwriting and administering insurance agreements related to covering certain risks of vehicle dealers and their customers.  TMCC has many competitors in these businesses with substantial resources.  There can be no assurance, however, that circumstances will not change in the future or that, regardless of the nature and scope of TMCC’s business and competitive market, the Secretary would not determine that the failure of TMCC would have serious adverse effects on financial stability in the United States.

Under certain circumstances, the Titling Trust, the applicable Issuing Entity or the Depositor could also be subject to the provisions of the OLA as a “covered subsidiary” of TMCC. For the Titling Trust, an Issuing Entity or the Depositor to be subject to receivership under the OLA as a “covered subsidiary” of TMCC (1) the FDIC would have to be appointed as receiver for TMCC under the OLA as described above, (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) such Titling Trust, Issuing Entity or Depositor, as applicable, is in default or in danger of default, (b) appointment of the FDIC as receiver of the covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of TMCC.  To mitigate the likelihood that the Titling Trust, an Issuing Entity or the Depositor would be subject to the OLA, no Issuing Entity intends to issue non-investment grade debt and the Titling Trust and the Depositor will not issue any debt. Moreover, each Issuing Entity, the Titling Trust and the Depositor will be structured as a separate legal entity from TMCC and other Issuing Entities sponsored by TMCC.  Notwithstanding the foregoing, because of the novelty of the Dodd-Frank Act and the OLA provisions, the uncertainty of the Secretary of the

Treasury’s determination and the fact that such determination would be made in the future under potentially different circumstances, no assurance can be given that the OLA provisions would not apply to TMCC, a particular Issuing Entity, the Titling Trust or the Depositor or, if it were to apply, that the timing and amounts of payments to the related series of Noteholders would not be less favorable than under the United States Bankruptcy Code.

FDIC’s Repudiation Power Under the OLA. If the FDIC were appointed receiver of TMCC or of a covered subsidiary, including the applicable Issuing Entity, the Titling Trust or the Depositor, under the OLA, the FDIC would have various powers under the OLA, including the power to repudiate any contract to which TMCC or such covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome to the estate and that repudiation would promote the orderly administration of TMCC’s or such covered subsidiary’s affairs, as applicable. In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion confirming, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include TMCC or its subsidiaries (including the Titling Trust, the Depositor or the applicable Issuing Entity), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law. In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include TMCC or its subsidiaries (including the Titling Trust, the Depositor or the applicable Issuing Entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership any asset transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the United States Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. As a result, the foregoing Acting General Counsel’s interpretation will remain in effect until at least June 30, 2011.  The advisory opinion also states that the FDIC anticipates recommending consideration of future regulations related to the Dodd-Frank Act. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving TMCC or its subsidiaries (including the Titling Trust, the Depositor or your Issuing Entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the Notes issued by the applicable Issuing Entity would be delayed and could be reduced.

We will structure the transfers of each SUBI Certificate under the related SUBI Certificate Transfer Agreement with the intent that they would be characterized as legal true sales under applicable state law and that the SUBI Certificate would not be included in the transferor’s bankruptcy estate under the United States Bankruptcy Code. If the transfers are so characterized, based on the Acting General Counsel of the FDIC’s advisory opinion rendered in January 2011 and other applicable law, the FDIC would not be able to recover the transferred SUBI Certificate under the SUBI Certificate Transfer Agreement and the Issuer SUBI Certificate Transfer Agreement using its repudiation power. However, if the FDIC were to successfully assert that the transfers of the SUBI Certificate were not legal true sales, then the Depositor under the applicable SUBI Certificate Transfer Agreement would be treated as having made a loan to the UTI Beneficiary, as the seller, and the applicable Issuing Entity under the applicable Issuer SUBI Certificate Transfer Agreement would be treated as having made a loan to the Depositor, as the seller, in each case secured by the transferred SUBI Certificate. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying damages to the lenders. If an Issuing Entity were placed in receivership under OLA, this repudiation power would extend to the Notes issued by such Issuing Entity.  The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under the OLA, in the case of any debt for borrowed money, actual direct compensatory damages, would be no less than the amount lent plus interest accrued to the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest, through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the SUBI Certificate Transfer Agreements are respected as legal true sales, as receiver for TMCC or a covered subsidiary the FDIC could:

•	require the applicable Issuing Entity, as assignee of the Depositor, to go through an administrative claims procedure to establish its rights to payments collected on the related SUBI Certificate; or

•
if the Titling Trust were a covered subsidiary, require the Issuing Entity as the owner of the related SUBI Certificate or the indenture trustee as secured creditor with a security interest in the SUBI Certificate to go through an administrative claims procedure to establish its rights to payments on the SUBI Certificate; or

•
if an Issuing Entity were a covered subsidiary, require the indenture trustee for the related Notes to go through an administrative claims procedure to establish its rights to payments on the Notes; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against TMCC or a covered subsidiary (including the Titling Trust and the Issuing Entity); or

•	repudiate TMCC’s ongoing servicing obligations under the Servicing Agreement, such as its duty to collect and remit payments or otherwise service the Specified Leases and Specified Vehicles; or

•	prior to any such repudiation of the Servicing Agreement, prevent any of the indenture trustee or the Securityholders from appointing a successor Servicer; or

•	repudiate the duties of the Titling Trust or the Titling Trustee under the Titling Trust Agreement and the related supplement thereto or any other agreements to which the Titling Trust is a party.

In addition, under the OLA, none of the parties to the Indenture or the Transaction Documents could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect TMCC’s or a covered subsidiary’s rights under those contracts without the FDIC’s consent for 90 days after the receiver is appointed.  During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of TMCC or of a covered subsidiary (including the Titling Trust and any Issuing Entity).  The requirement to obtain the FDIC’s consent before taking these actions relating to a covered financial company’s or covered subsidiary’s contracts or property is comparable to the “automatic stay” in bankruptcy.

If an Issuing Entity were to become subject to the OLA, the FDIC may repudiate the debt of such Issuing Entity. In such an event, the related series of Noteholders would have a secured claim in the receivership of such Issuing Entity for “actual direct compensatory damages” as described above, but delays in payments on such series of Notes would occur and possible reductions in the amount of those payments could occur. In addition, for a period of 90 days after a receiver was appointed, Noteholders would be stayed from accelerating the debt or exercising any remedies under the Indenture.

CERTAIN LEGAL ASPECTS OF THE LEASES AND THE LEASED VEHICLES

 General

The perfection of the security interests in the related SUBI Assets and the enforcement of rights to realize on the Financed Vehicles as collateral for the Specified Leases are subject to a number of federal and state laws, including the UCC as in effect in various states.  The Specified Leases will be either “tangible chattel paper” or “electronic chattel paper,” (collectively, “chattel paper”) each as defined in the UCC.

 Back-up Security Interests

Because an Issuing Entity will own the related SUBI Certificate, such Issuing Entity will have an indirect beneficial interest, rather than a security interest, in the related SUBI Assets.  Except as otherwise described below, the owner trustee generally will not have a perfected security interest in the property of any Issuing Entity or any SUBI Assets and in no circumstances will the owner trustee have a perfected security interest in any related Specified Vehicle.

As described herein under “Certain Legal Aspects of the Titling Trust and the SUBI,” the indenture trustee of a series will have a security interest in the related SUBI Certificate perfected by possession.

The SUBI Assets related to a series will consist principally of the related Specified Leases and the related Specified Vehicles, subject to the rights of the lessees under the related Specified Leases. The Specified Leases would be “tangible chattel paper” or “electronic chattel paper” as defined in the UCC. Pursuant to the UCC, a non-possessory security interest in or transfer of chattel paper may be perfected by filing a UCC-1 financing statement with the appropriate filing office in the state where the debtor has its chief executive office. Accordingly, as a precaution, UCC-1 financing statements relating to the related Specified Leases will be filed naming:

•	the Titling Trust as debtor and the indenture trustee for the related series of Notes as assignee secured party;

•	the UTI Beneficiary as debtor and the indenture trustee for the related series of Notes as assignee secured party;

•	the Depositor as debtor and the indenture trustee for the related series of Notes as assignee secured party; and

•	the related Issuing Entity as debtor and the indenture trustee for the related series of Notes as secured party.

Perfection and the effect of perfection or non-perfection of a security interest in Specified Vehicles are governed by the certificate of title statutes of the states in which such Specified Vehicles are located. Because of the administrative burden and expense of perfecting an interest in automobiles under the certificate of title statutes in the states in which the Specified Leases related to an Issuing Entity were originated, the indenture trustee’s interest in such Specified Vehicles will be unperfected, and therefore, the related indenture trustee would only have a perfected security interest in the related Specified Leases. An indenture trustee’s security interest in the related Specified Leases could be subordinate to the interests of some other parties who take possession of or, in the case of electronic chattel paper, “control” of the authoritative copy of, the related Specified Leases. Specifically, an Issuing Entity’s security interest in a Specified Lease could be subordinate to the rights of a purchaser of that Specified Lease who takes possession thereof without knowledge or actual notice of the Issuing Entity’s security interest. The Specified Leases (or the authoritative copies thereof) will not be stamped to indicate the precautionary security arrangements. However, the Servicing Agreement requires the Servicer to retain custody or control of all Specified Leases. To the extent that a valid lien is imposed by a third party against a Specified Vehicle, the interest of the lienholder will be superior to the unperfected beneficial interest of the related Issuing Entity in that Specified Vehicle. For further information relating to potential liens on the SUBI Assets, you should refer to “Description of the Transaction Documents—Notification of Liens and Claims” in the related Prospectus Supplement and “Description of the Transaction Documents—Custody of Lease Documents and Certificates of Title” and “Certain Legal Aspects of the Titling Trust and the SUBI—The SUBI” in this prospectus.

As noted under “Certain Legal Aspects of the Titling Trust and the SUBI—The SUBI” in this prospectus, various liens could be imposed upon all or part of the related SUBI Assets that, by operation of law, would take priority over the related issuing entity’s interest therein. Such liens would include tax liens, mechanics’, repairmen’s, garagemen’s and motor vehicle accident liens and some liens for personal property taxes, in each case arising with respect to a particular Specified Vehicle, liens arising under various state and federal criminal statutes and some liens in favor of the Pension Benefit Guaranty Corporation.   For additional information, you should refer to “Risk Factors—Interests of other persons in the specified leases and the specified  vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes” in this prospectus.  Additionally, any perfected security interest of an Issuing Entity in all or part of the property of that Issuing Entity could also be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of the Depositor prior to any perfection of the transfer of the assets sold, assigned and transferred by the Depositor to that Issuing Entity, as more fully described under “Risk Factors—The  bankruptcy of Toyota Motor Credit Corporation or the depositor could result in losses or delays in payments on the notes” in this prospectus.

Vicarious Tort Liability

Although the Titling Trust will own all of the Specified Vehicles, they will be operated by the related lessees and their invitees. State laws differ as to whether anyone suffering injury to person or property involving a vehicle may bring an action against the owner of that vehicle merely by virtue of such ownership. To the extent that applicable state law permits such an action and is not preempted by the Transportation Act, the Titling Trust and the Titling Trust Assets may be subject to liability to such an injured party. However, the laws of many states either (i) do not permit these types of suits, or (ii) the lessor’s liability is capped at the amount of any liability insurance that the lessee was required to, but failed to, maintain (except for some states, such as New York, where liability is joint and several). Furthermore, the Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person is not liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and should reduce the likelihood of vicarious liability being imposed on the Titling Trust.

Following an accident involving a Specified Vehicle, under certain circumstances the Titling Trust may be the subject of an action for damages as a result of its ownership of that Specified Vehicle. To the extent that applicable state law permits such an action, the Titling Trust and the Titling Trust Assets may be subject to liability. The laws of many states either do not permit such suits or provide that the Titling Trust’s liability is capped at the amount of any liability insurance that the lessee was required but failed to maintain. However, in some states, such as New York, liability is joint and several and there does not appear to be a limit on an owner’s liability.

In California, under the California Vehicle Code, the owner of a motor vehicle subject to a lease is responsible for injuries to persons or property resulting from the negligent or wrongful operation of the vehicle by any person using the vehicle with the owner’s permission. The owner’s liability for personal injuries is limited to $15,000 per person and $30,000 in total per accident and the owner’s liability for property damage is limited to $5,000 per accident. However, recourse for any judgment arising out of the operation of the vehicle must first be had against the operator’s property if the operator is within the jurisdiction of the court.

In contrast, under New York law, the holder of title of a motor vehicle, including a titling trust as lessor, may be considered an “owner” and thus may be held jointly and severally liable with the lessee for the negligent use or operation of such motor vehicle. In New York, unlike California, there does not appear to be a limit on an owner’s liability. This law was enacted prior to the enactment of the Transportation Act.  Though the issue is not free from doubt, given the broad federal preemption set forth in the Transportation Act, it is likely that this New York law is preempted by the Transportation Act. If this New York law is not preempted by the Transportation Act, losses could arise if lawsuits are brought against either the Titling Trust or the Servicer, as agent of the Titling Trust, in connection with the negligent use or operation of any leased vehicles which are part of the Titling Trust.

Although the Titling Trust’s insurance coverage is substantial, in the event that all applicable insurance coverage were to be exhausted and damages were to be assessed against the Titling Trust, claims could be imposed against the assets of the Titling Trust, including the Specified Vehicles. However, such claims would not take priority over any SUBI Assets to the extent that the related Issuing Entity had a prior perfected security interest therein, such as would be the case, in certain limited circumstances, with respect to the Specified Leases, as further described under “—Back-up Security Interests” in this prospectus.  If any such claims were imposed against the assets of the Titling Trust, investors in the  Notes of a series could incur a loss on their investment.

The Titling Trust is a party to numerous legal proceedings that have arisen in the ordinary course of its business related to the ownership of leased vehicles and other activities of the Titling Trust.  At this time, it is not expected that that these legal proceedings will have a material adverse effect on the business or financial condition of the Titling Trust.

 Repossession of Specified Vehicles

In the event that a default by a lessee has not been cured within a certain period of time after being sent notice of that default, the Servicer will ordinarily repossess the related Specified Vehicle. Some jurisdictions limit the methods of vehicle recovery to judicial foreclosure or require that a lessee be notified of the default and be given a time period within which to cure that default prior to repossession. Generally, this right to cure may be exercised on a limited number of occasions in any one-year period. In these jurisdictions, if a lessee objects or raises a defense to repossession, an order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. Other jurisdictions permit repossession without notice, but only if the repossession can be accomplished peacefully. If a breach of the peace cannot be avoided, judicial action will be required.

After the Servicer has repossessed a Specified Vehicle, it may provide the related lessee with a period of time within which to cure the default under the related Specified Lease. If, by the end of that period, the default has not been cured, the Servicer will attempt to sell that Specified Vehicle.

The Liquidation Proceeds therefrom may be less than the remaining amounts due under that Specified Lease at the time of default.

 Deficiency Judgments

The proceeds of sale of a Specified Vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the amounts due under the related Specified Lease. If the proceeds from the sale of a Specified Vehicle do not equal the full amounts due under the related lease, the Servicer may seek a deficiency judgment for the amount of the shortfall. However, some states impose prohibitions or limitations on a secured party’s ability to seek a deficiency judgment.   In these states a deficiency judgment may be prohibited or reduced in amount if the lessee was not given proper notice of the resale or if the terms of resale were not commercially reasonable. Even if a deficiency judgment is obtained, there is no guaranty that the full amount of the judgment could be collected. Because a deficiency judgment is a personal judgment against a defaulting lessee who generally has few assets to satisfy a judgment, the practical use of a deficiency judgment is often limited.  Therefore, in many cases, it may not be useful to seek a deficiency judgment and even if obtained, a deficiency judgment may be settled at a significant discount.

 Consumer Protection Laws

Numerous federal and state consumer protection laws impose requirements upon lessors and servicers involved in consumer leasing. The federal Consumer Leasing Act of 1976 and Regulation M, issued by the Board of Governors of the Federal Reserve System, for example, require that a number of disclosures be made at the time a vehicle is leased, including, among other things, all amounts and types of payments due at the time of origination of the lease, a description of the lessee’s liability at the end of the lease term, the amount of any periodic payments and the manner of their calculation, the circumstances under which the lessee may terminate the lease prior to the end of the lease term and the capitalized cost of the vehicle and a warning regarding possible charges for early termination. All states, except for the State of Louisiana, have adopted Article 2A of the UCC which provides protection to lessees through specified implied warranties and the right to cancel a lease relating to defective goods. Additionally, certain states such as California have enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased. The various federal and state consumer protection laws would apply to the Titling Trust as owner or lessor of the leases and may also apply to the Issuing Entity of a series as holder of the related SUBI Certificate. The failure to comply with these consumer protection laws may give rise to liabilities on the part of the Servicer, the Titling Trust and the Titling Trustee, including liabilities for statutory damages and attorneys’ fees. In addition, claims by the Servicer, the Titling Trust and the Titling Trustee may be subject to set-off as a result of any noncompliance. Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.

Many states have adopted laws (each, a “Lemon Law”) providing redress to consumers who purchase or lease a vehicle that remains out of conformance with its manufacturer’s warranty after a specified number of attempts to correct a problem or after a specific time period. Should any leased vehicle become subject to a Lemon Law, a lessee could compel the Titling Trust to terminate the related lease and refund all or a portion of payments that previously have been paid with respect to that lease. Although the Titling Trust may be able to assert a claim against the manufacturer of any such defective Specified Vehicle, there can be no assurance any such claim would be successful. To the extent a lessee is able to compel the Titling Trust to terminate the related Specified Lease, amounts received thereafter on or in respect of such Specified Lease will constitute Liquidation Proceeds. As described in this prospectus under “The Leases,” TMCC will represent and warrant as of the applicable Cutoff Date that the related Specified Leases and Specified Vehicles comply with all applicable laws, including Lemon Laws, in all material respects. Nevertheless, there can be no assurance that one or more Specified Vehicles will not become subject to return (and the related Specified Lease terminated) in the future under a Lemon Law.

The Servicemembers Civil Relief Act, as amended, (the “Relief Act”) and similar laws of many states may provide relief to members of the armed services, including members of the Army, Navy, Air Force, Marines, National Guard, Reservists, Coast Guard and officers of the National Oceanic and Atmospheric Administration and officers of the U.S. Public Health Service assigned to duty with the military, on active duty, who have entered into an obligation, such as a lease contract for a lease of a vehicle, before entering into military service and provide that under some circumstances the lessor may not terminate the lease contract for breach of the terms of the contract, including nonpayment. Furthermore, under the Relief Act, a lessee may terminate a lease of a vehicle at anytime after the lessee’s entry into military service or the date of the lessee’s military orders (as described below) if (i) the lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days (or who enters military service under a call or order specifying a period of 180 days or less and who, without a break in service, receives orders extending the period of military service to a period of not less than 180 days); or (ii) the lessee, while in the military, executes a lease of a vehicle and thereafter receives military orders for a permanent change of station outside of the continental United States or to deploy with a military unit for a period of not less than 180 days. No early termination charge may be imposed on the lessee for such termination. In addition, pursuant to these laws, under certain circumstances, residents called into active duty with the reserves can apply to a court to delay payments on lease contracts, including the Specified Leases.  No information can be provided as to the number of Specified Leases that may be affected by these laws. In addition, current military operations of the United States, including military operations in Iraq and the Middle East, have persons in reserve status who have been called or will be called to active duty. In addition, these laws may impose limitations that would impair the ability of the Servicer to repossess a defaulted vehicle during the related lessee’s period of active duty status and, in some cases, may require the Servicer to extend the maturity of the lease, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the lessee’s military service. Thus, if a Specified Lease goes into default, there may be delays and losses occasioned by the inability to exercise the rights of the Titling Trust with respect to the Specified Lease and the related Specified Vehicle in a timely fashion. If a lessee’s obligation to make payments is reduced, adjusted or extended, the Servicer will not be required to advance such amounts.  Any resulting shortfalls in interest or principal during a Collection Period will reduce the amount available for distribution on the Notes and Certificates of a series on the related Payment Date.

Representations and warranties will be made in each Servicing Agreement that each Specified Lease complies with all requirements of law in all material respects. If any such representation and warranty proves to be incorrect with respect to a Specified Lease, has certain material adverse effects and is not timely cured, the Servicer will be required under the Servicing Agreement to deposit an amount equal to the Reallocation Payment in respect of that Specified Lease into the Collection Account. For further information regarding the foregoing representations and warranties and the Servicer’s obligations with respect thereto, you should refer to “Description of the Transaction Documents” and “The Leases—Representations, Warranties and Covenants” in this prospectus.

 Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized and ordered forfeited to the United States of America.  The offenses that can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant thereto, as well as the narcotic drug laws.  In many instances, the United States may seize the property even before a conviction occurs.

Other Limitations

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including applicable Insolvency Laws, may interfere with or affect the ability of the Servicer to enforce the rights of the Titling Trust under the Specified Leases. For example, if a lessee commences bankruptcy proceedings, the receipt of that lessee’s payments due under the related Specified Lease is likely to be delayed. In addition, a lessee who commences bankruptcy proceedings might be able to assign the related Specified Lease to another party even though that Specified Lease prohibits assignment.

TMCC DEMAND NOTES

The following summary describes certain terms of demand notes that may be issued from time to time by TMCC (the “TMCC Demand Notes”).  TMCC Demand Notes will be issued under a Demand Notes Indenture (the “Demand Notes Indenture”), between TMCC and the trustee under the Demand Notes Indenture (in such capacity, the “Demand Notes Indenture Trustee”).  The characteristics of any particular series of TMCC Demand Notes and the provisions of any particular Demand Notes Indenture will be more fully described in the related Prospectus Supplement.  In addition, this summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of any Demand Notes Indenture that is entered into by the related Issuing Entity.

 Issuer of the TMCC Demand Notes

Toyota Motor Credit Corporation provides a variety of finance and insurance products, including retail financing, leasing, dealer financing, insurance products and services to vehicle and industrial equipment dealers and their customers.

TMCC was incorporated in California in 1982 and began operations in 1983. TMCC’s principal executive offices are located at 19001 South Western Avenue, Torrance, California 90501, and TMCC’s telephone number is (310) 468-1310.

TMCC is a wholly-owned subsidiary of Toyota Financial Services Americas Corporation, a holding company owned 100% by Toyota Financial Services Corporation (“TFSC ”).  TFSC, in turn, is a wholly-owned subsidiary of Toyota Motor Corporation (“TMC ”).  TFSC was incorporated in July 2000 and its corporate headquarters is located in Nagoya, Japan. The purpose of TFSC is to control and manage Toyota’s finance operations worldwide.

For additional information regarding TMCC, you should refer to “The Sponsor, Administrator, Servicer, UTI Beneficiary and Issuer of the TMCC Demand Notes,” “TMCC Demand Notes — Where You Can Find More Information” and “Incorporation of Certain Documents by Reference Relating to Demand Notes Issued by Toyota Motor Credit Corporation” in this prospectus.

 General

Collections in respect of the Specified Leases and Specified Vehicles will be applied to make payments of interest and principal of each class of Notes.  If so specified in the related Prospectus Supplement, payments of interest and/or principal of one or more classes of Notes may be made on a quarterly, semi annual or annual basis, and not simply as a pass through of collections received during a particular month.  In order to make distributions of principal and/or interest on a basis other than monthly, the indenture trustee will be required to invest amounts otherwise payable as principal or interest of the specified classes of Notes in highly rated investments maturing on or just prior to specified Payment Dates and bearing interest at rates specified in the related Prospectus Supplement as directed by the Servicer.  The indenture trustee may invest some or all such funds in TMCC Demand Notes.  The indenture trustee may invest TMCC Demand Notes even if payments to holders of such Notes are to be paid monthly.  If so specified in the related Prospectus Supplement, the TMCC Demand Notes will be an Eligible Investment.

The outstanding principal amount of the TMCC Demand Notes purchased with collections will change from time to time, depending on the amount of collections invested.  The aggregate principal amount of TMCC Demand Notes that may be issued under any Demand Notes Indenture will be described in the related Prospectus Supplement.  Interest on the TMCC Demand Notes will be paid at rates and on terms described in the related Prospectus Supplement.

Different forms of TMCC Demand Notes may be used to represent investments of Collections relating to interest and investments of Collections relating to principal.  TMCC Demand Notes representing investments of Collections relating to interest will mature on or before the dates on which interest is to be paid to Noteholders.  TMCC Demand Notes representing investments of Collections relating to principal will mature on or before the dates on which principal is to be paid to Noteholders.  In addition, the indenture trustee will generally have the right to demand payment of the TMCC Demand Notes in connection with the reduction of TMCC’s rating to a level below that specified in the related Prospectus Supplement or upon the occurrence of other events specified in the related Prospectus Supplement.  For additional information, you should refer to “Risk Factors—The rating of a swap counterparty or the issuer of demand notes may affect the ratings of the notes” in this prospectus.  The payment terms relating to the TMCC Demand Notes will be described in detail in the related Prospectus Supplement.

TMCC Demand Notes will be unsecured general obligations of TMCC and will rank pari passu with all other unsecured and unsubordinated indebtedness of TMCC outstanding from time to time.  TMCC Demand Notes will not be subject to redemption by TMCC and will not have the benefit of any sinking fund.

Any TMCC Demand Notes will be issued only in fully registered form without interest coupons, and payment of principal of and interest on TMCC Demand Notes will be made by the Demand Notes Indenture Trustee as paying agent by wire transfer to an account maintained by the indenture trustee, as the holder of the TMCC Demand Notes.

No Noteholder will have a direct interest in any TMCC Demand Notes or have any direct rights under the TMCC Demand Notes or the Demand Notes Indenture.  The Issuing Entity will be the only holder of the TMCC Demand Notes, which it will hold for the benefit of the Noteholders.  In the event any vote or other action, including action upon the occurrence of an Event of Default under the Demand Notes Indenture, is required or permitted by the holders of the TMCC Demand Notes under the Demand Notes Indenture, the Issuing Entity as such holder will be permitted to vote or take such other action as it will deem fit.  However, the Issuing Entity will be permitted, but not required, to seek the direction of the Noteholders before taking any such action, all as further described in the related Prospectus Supplement.  References under this caption to “holders of the TMCC Demand Notes” and phrases of similar import will be to the Issuing Entity as the holder of the TMCC Demand Notes.

 Removal of Demand Notes Indenture Trustee; Successor Demand Notes Indenture Trustee

The Demand Notes Indenture Trustee may resign by providing written notice to TMCC and the Issuing Entity, as holder of the TMCC Demand Notes.  The Issuing Entity, as holder of the TMCC Demand Notes, may remove the Demand Notes Indenture Trustee by written notice thereto and to TMCC, and may appoint a successor Demand Notes Indenture Trustee.  TMCC may remove the Demand Notes Indenture Trustee in the event that: (a) the Demand Notes Indenture Trustee fails to continue to satisfy the criteria for eligibility to act as Demand Notes Indenture Trustee; (b) the Demand Notes Indenture Trustee is adjudged a bankrupt or insolvent; (c) a receiver or other public officer takes charge of the Demand Notes Indenture Trustee or its property; or (d) the Demand Notes Indenture Trustee otherwise becomes incapable of acting in such capacity.

If the Demand Notes Indenture Trustee resigns, is removed or is unable to act as Demand Notes Indenture Trustee for any reason, TMCC will promptly appoint a successor Demand Notes Indenture Trustee, unless the Issuing Entity has already done so.  Within one year after a successor Demand Notes Indenture Trustee takes office, the Issuing Entity may appoint a successor Demand Notes Indenture Trustee to replace any successor Demand Notes Indenture Trustee appointed by TMCC.  Any resignation or removal of the Demand Notes Indenture Trustee and appointment of a successor Demand Notes Indenture Trustee will become effective only upon such successor’s acceptance of such appointment and the payment of outstanding fees and expenses due to the prior Demand Notes Indenture Trustee as described in the Demand Notes Indenture.

 Successor Corporation

The Demand Notes Indenture provides that TMCC may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation, provided, that in any such case: (i) either TMCC will be the continuing corporation, or the successor corporation will be a corporation organized and existing under the laws of the United States or any state thereof and will expressly assume, by execution and delivery to the Demand Notes Indenture Trustee of a supplemental Demand Notes Indenture in form satisfactory thereto, all of the obligations of TMCC under the TMCC Demand Notes and the Demand Notes Indenture; and (ii) TMCC or such successor corporation, as the case may be, will not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such obligation.  Subject to certain limitations in the Demand Notes Indenture, the Demand Notes Indenture Trustee may receive from TMCC an officer’s certificate and an opinion of counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, complies with the provisions of the Demand Notes Indenture.

 TMCC Statement as to Compliance

TMCC will deliver to the Demand Notes Indenture Trustee, within 120 days after the end of each fiscal year, a written statement signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, stating that:

•
a review of the activities of TMCC during such year and of its performance under the Demand Notes Indenture has been made under his or her supervision, and  (b) to the best of his or her knowledge, based on such review, (i) TMCC has complied with all the conditions and covenants imposed on it under the Demand Notes Indenture throughout such year, or, if there has been a default in the fulfillment of any such condition or covenant, specifying each such default known to him or her and the nature and status thereof, and (ii) no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an event of default under the Demand Notes Indenture, or, if such an event has occurred and is continuing, specifying each such event known to him and the nature and status thereof.

•
TMCC will deliver to the Trustee, within five days after the occurrence thereof, written notice of any event which after notice or lapse of time or both would become an event of default under the Demand Notes Indenture.

 Supplemental Demand Notes Indentures

Supplemental Demand Notes Indentures may be entered into by TMCC and the Demand Notes Indenture Trustee without the consent of the holder of the TMCC Demand Notes (a) to cure any ambiguity, to correct or supplement any provisions in a Supplemental Demand Notes Indenture that may be inconsistent with any other provision of such Supplemental Demand Notes Indenture or to add any other provision with respect to matters or questions arising under the Demand Notes Indenture which are not inconsistent with the provisions thereof, provided that any such action will not, in the good faith judgment of the parties, materially and adversely affect the interest of any holder of TMCC Demand Notes or any Securityholder and the Demand Notes Indenture Trustee will be furnished an opinion of counsel to the effect that such amendment will not materially and adversely affect the interest of any Securityholder, and (b) for purposes of appointing a successor trustee under a Demand Notes Indenture or in connection with any merger or consolidation of TMCC or the transfer or lease of the assets of TMCC in their entirety, in each case in accordance with the provisions of the Demand Notes Indenture.  In addition, supplemental Demand Notes Indentures may be entered into by TMCC and the Demand Notes Indenture Trustee with the consent of the holder of the TMCC Demand Notes (which consent will not be given except at the written direction of Holders of at least 25% in aggregate principal amount of the Notes issued by an Issuing Entity acting as a single class) for the purpose of adding any provisions to or changing in any manner or eliminating any other provisions of the Demand Notes Indenture or of modifying in any manner the rights with respect to the TMCC Demand Notes, provided that no supplemental Demand Notes Indenture may, among other things, reduce the principal amount of or interest on any TMCC Demand Notes, change the maturity date for the payment of the principal, the date on which interest will be payable or other terms of payment or reduce the percentage of holders of TMCC Demand Notes necessary to modify or alter the Demand Notes Indenture, without the consent of each Holder of Securities affected thereby.

 Events of Default Under the Demand Notes Indenture

The Demand Notes Indenture defines an Event of Default with respect to the TMCC Demand Notes as being any one of the following events: (i) default in payment of principal on the TMCC Demand Notes and continuance of such default for a period of 10 days; (ii) default in payment of any interest on the TMCC Demand Notes and continuance of such default for a period of 30 days; (iii) default in the performance, or breach, of any other covenant or warranty of TMCC in the Demand Notes Indenture continued for 90 days after appropriate notice; and (iv) certain events of bankruptcy, insolvency or reorganization.  If an Event of Default occurs and is continuing, the Demand Notes Indenture

Trustee or the holders of at least 25% in aggregate principal amount of TMCC Demand Notes may declare the TMCC Demand Notes to be due and payable.

At any time after such a declaration of acceleration with respect to TMCC Demand Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Demand Notes Indenture Trustee, the holders of not less than a majority in principal amount of the outstanding TMCC Demand Notes, by written notice to TMCC and the Demand Notes Indenture Trustee, may rescind and annul such declaration and its consequences if:

•	TMCC has paid or deposited with the Demand Notes Indenture Trustee a sum of money sufficient to pay:

▪
all sums paid or advanced by the Demand Notes Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Demand Notes Indenture Trustee, its agents and counsel;

▪	all due and overdue installments of interest on all TMCC Demand Notes;

▪	the principal of any TMCC Demand Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by or provided for in such TMCC Demand Notes; and

▪	to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate borne by or provided for in such TMCC Demand Notes; and

•
all Events of Default under the Demand Notes Indenture with respect to TMCC Demand Notes, other than the non-payment of the principal of, and interest on TMCC Demand Notes which has become due solely by such declaration of acceleration, has been cured or waived as provided in the Demand Notes Indenture.

Any past default with respect to the TMCC Demand Notes may be waived by the holders of a majority in aggregate principal amount of the outstanding TMCC Demand Notes, except in a case of failure to pay principal of or interest on the TMCC Demand Notes for which payment has not been subsequently made or a default in respect of a covenant or provision of the Demand Notes Indenture which cannot be modified or amended without the consent of the holder of each outstanding TMCC Demand Note.  TMCC will be required to file with the Demand Notes Indenture Trustee annually an officer’s certificate as to the absence of certain defaults.  The Demand Notes Indenture Trustee may withhold notice to holders of the TMCC Demand Notes of any default with respect to such series (except in payment of principal or interest) if it in good faith determines that it is in the interest of such holders to do so.

If there is a default in the payment of interest or principal on any TMCC Demand Note and such default continues for a period of 30 days in the case of interest or a period of 10 days in the case of principal, TMCC will, upon demand of the Demand Notes Indenture Trustee, pay to the Demand Notes Indenture Trustee, for the benefit of the holders of such TMCC Demand Notes, the whole amount of money then due and payable with respect to such TMCC Demand Notes with interest upon the overdue principal and, to the extent that payment of such interest will be legally enforceable, upon any overdue installments of interest at the rate borne by or provided for in such TMCC Demand Notes, and, in addition thereto, such further amount of money as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If TMCC fails to pay the money it is required to pay the Demand Notes Indenture Trustee as stated in the preceding paragraph upon the demand of the Demand Notes Indenture Trustee, the Demand Notes Indenture Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the money so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against TMCC or any other obligor upon such TMCC Demand Notes and collect the money adjudged or decreed to be payable in the manner provided by law out of the property of TMCC or any other obligor upon such TMCC Demand Notes wherever situated.

If an Event of Default with respect to TMCC Demand Notes occurs and is continuing, the Demand Notes Indenture Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of TMCC Demand Notes by such appropriate judicial proceedings as the Demand Notes Indenture Trustee will deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Demand Notes Indenture or such TMCC Demand Notes or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

Subject to the provisions of the Demand Notes Indenture relating to the duties of the Demand Notes Indenture Trustee in case an Event of Default has occurred and is continuing, the Demand Notes Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Demand Notes Indenture at the request or direction of any of the holders of TMCC Demand Notes, unless such holders have offered to the Demand Notes Indenture Trustee indemnity or security satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.  The Demand Notes Indenture Trustee may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.  The Demand Notes Indenture Trustee will not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.  Subject to provisions in the Demand Notes Indenture for the indemnification of the Demand Notes Indenture Trustee and to certain other limitations, the holders of a majority in principal amount of the outstanding TMCC Demand Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Demand Notes Indenture Trustee, or exercising any Issuing Entity or power conferred on the Demand Notes Indenture Trustee with respect to the TMCC Demand Notes.

 Absence of Covenants

The provisions of the Demand Notes Indenture do not contain any covenants that limit the ability of TMCC to subject its properties to liens, to enter into any type of transaction or business or to secure any of its other indebtedness without providing security for the TMCC Demand Notes.  The provisions of the Demand Notes Indenture do not afford the holders of the TMCC Demand Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, change in control, merger or similar transaction or other event.

 Defeasance and Discharge of Demand Notes Indenture

TMCC may satisfy and discharge its obligations under the Demand Notes Indenture by delivering to the Demand Notes Indenture Trustee for cancellation all outstanding TMCC Demand Notes, or depositing with the Demand Notes Indenture Trustee money sufficient to pay the principal of and interest on the outstanding TMCC Demand Notes on the date on which any such payments are due and payable in accordance with the terms of the Demand Notes Indenture and the TMCC Demand Notes, and in each case by satisfying certain additional conditions in the Demand Notes Indenture.  However, in the case of any such deposit, certain of TMCC’s obligations under the Demand Notes Indenture (including the obligation to pay the principal and interest on the outstanding TMCC Demand Notes) will continue until all of the TMCC Demand Notes are paid in full.

 Regarding the Demand Notes Indenture Trustee

The Demand Notes Indenture Trustee may be the applicable trustee and/or indenture trustee.  The Demand Notes Indenture contains certain limitations on the right of the Demand Notes Indenture Trustee, should it become a creditor of TMCC, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.  The Demand Notes Indenture Trustee is permitted to engage in other transactions with TMCC; provided, however, that if the Demand Notes Indenture Trustee acquires any conflicting interest it must eliminate such conflict or resign.

The Demand Notes Indenture provides that, in case an Event of Default has occurred and is continuing, the Demand Notes Indenture Trustee is required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs in the exercise of its powers.

Credit Support

TMCC has entered into a Credit Support Agreement with TFSC (the “TMCC Credit Support Agreement”), in which TFSC agreed to:

•	maintain 100% ownership of TMCC;

•
cause TMCC and its subsidiaries to have a tangible net worth (where tangible net worth means the aggregate amount of issued capital, capital surplus and retained earnings less any intangible assets) of at least $100,000; and

•
make sufficient funds available to TMCC so that TMCC will be able to service the obligations arising out of its own bonds, debentures, notes (including the TMCC Demand Notes) and other investment securities and commercial paper (collectively, “TMCC Securities ”).

The agreement is not a guarantee by TFSC of the TMCC Demand Notes or any other TMCC Securities or other obligations of TMCC. The agreement is governed by, and construed in accordance with, the laws of Japan.

TFSC has entered into a Credit Support Agreement with TMC (the “TMC Credit Support Agreement”), in which TMC agreed to:

•	maintain 100% ownership of TFSC;

•
cause TFSC and its subsidiaries to have a tangible net worth (where tangible net worth means the aggregate amount of issued capital, capital surplus and retained earnings less any intangible assets) of at least Japanese Yen 10 million (equivalent to approximately $120,294 at March 31, 2011); and

•
make sufficient funds available to TFSC so that TFSC will be able to (i) service the obligations arising out of its own bonds, debentures, notes and other investment securities and commercial paper and (ii) honor its obligations incurred as a result of guarantees or credit support agreements that it has extended (the “TFSC Securities”).

The agreement is not a guarantee by TMC of any securities or obligations of TFSC. TMC’s obligations under the agreement rank pari passu with its senior unsecured debt obligations. The agreement is governed by, and construed in accordance with, the laws of Japan.

Holders of TMCC Securities, including any Issuing Entity holding TMCC Demand Notes, will have the right to claim directly against TFSC and TMC to perform their respective obligations under the credit support agreements by making a written claim together with a declaration to the effect that the holder will have recourse to the rights given under the credit support agreement. If TFSC and/or TMC receives such a claim from any holder of TMCC Securities, TFSC and/or TMC will indemnify, without any further action or formality, the holder against any loss or damage resulting from the failure of TFSC and/or TMC to perform any of their respective obligations under the credit support agreements. The holder of TMCC Securities who made the claim may then enforce the indemnity directly against TFSC and/or TMC.

Either TFSC or TMCC may terminate the TMCC Credit Support Agreement upon 30 days written notice to the other, with a copy to each rating agency that has issued a rating in respect of TMCC or any TMCC Securities upon the request of TFSC or TMCC.  Similarly, either TMC or TFSC may terminate the TMC Credit Support Agreement upon 30 days written notice to the other, with a copy to each rating agency that has issued a rating in respect of TFSC or any TFSC Securities upon the request of TMC or TFSC.  Termination will not take effect, however, unless (1) all TMCC Securities or TFSC Securities, as the case may be, issued on or prior to the date of the termination notice have been repaid or (2)each relevant rating agency has confirmed that the debt ratings of all such securities will be unaffected by the termination.  In addition, with certain exceptions, the TMCC Credit Support Agreement and  TMC Credit Support Agreement may be modified only by the written agreement of the applicable parties thereto.

TMC files reports and other information with the SEC, which can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. TMC’s electronic SEC filings are available on the Internet through the SEC’s website at http://www.sec.gov.

 Governing Law

The Demand Notes Indenture and the TMCC Demand Notes will be governed by and construed in accordance with the laws of the State of New York.

 Where You can Find More Information

TMCC files annual, quarterly and current reports and other information with the SEC. You may read and copy TMCC’s SEC filings at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. TMCC’s electronic SEC filings are available on the Internet through the SEC’s website at http://www.sec.gov.

 Experts

The consolidated financial statements incorporated, with respect to the TMCC Demand Notes, in this prospectus by reference to the annual report on Form 10-K of TMCC for the fiscal year ended March 31, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain of the material federal income tax consequences of the ownership and disposition of the Notes and is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated and proposed thereunder (the “Regulations”), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the “IRS”), all as in effect on the date hereof.  The discussion is Tax Counsel’s opinion of the law and counsel is of the opinion that, to the extent they relate to matters of law or legal conclusions with respect thereto, the statements and discussions are correct in all material respects.  “Tax Counsel” with respect to each Issuing Entity will be specified in the related prospectus supplement.  Legislative, judicial or administrative changes or interpretations hereafter enacted or promulgated could alter or modify the analysis and conclusions described below, possibly on a retroactive basis. This summary does not purport to address the federal income tax consequences either to special classes of taxpayers (such as S corporations, banks, thrifts, other financial institutions, insurance companies, mutual funds, small business investment companies, real estate investment trusts, regulated investment companies, broker-dealers, tax-exempt organizations and persons that hold the securities described herein as part of a straddle, hedging or conversion transaction), non-U.S. persons that treat the Notes as producing income effectively connected to a United States trade or business, or to a person or entity holding an interest in a holder (e.g., as a stockholder, partner, or holder of an interest as a beneficiary). This summary (a) assumes that the Notes will be held by the holders thereof as capital assets as defined in the Code and (b) except as indicated (and other than for purposes of the discussion under “—Treatment of the Notes as Debt” and “—Possible Alternative Characterization” below), describes the consequences of Notes that are properly characterized as debt for federal income tax purposes. The discussion is generally limited to initial purchasers of the Notes who buy the Notes at par or only at a discount that is less than a de minimis amount. No information is provided herein with respect to any foreign, state or local tax consequences of the ownership and disposition of the Notes or any federal alternative minimum tax or estate and gift tax considerations. Except for “—Non-U.S. Note Owners” and “—Information Reporting and Backup Withholding” below, the following discussion applies only to a U.S. Noteholder (defined below).

You are urged to consult your own tax advisors with regard to United States federal tax consequences of purchasing, holding and disposing of the Notes in your own particular circumstances, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction to which you may be subject.

For purposes of this discussion, “U.S. Person” means  (i) a citizen or resident of the United States, (ii) an entity treated for United States federal income tax purposes as a corporation or a partnership organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or (iv) a trust with respect to which a court in the U.S. is able to exercise primary authority over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or that is otherwise eligible to and has elected to be treated as a U.S. person. The term “U.S. Noteholder” means any U.S. Person. A “Non-U.S. Note Owner” means a person other than a U.S. Noteholder and persons subject to rules applicable to former citizens and residents of the United States.

 Treatment of the Notes as Debt

The Issuing Entity and noteholders express in the Indenture the intent that, for United States federal, state and local income, franchise and other tax purposes, the Notes will be indebtedness secured by the assets of the Issuing Entity. The Issuing Entity, by entering into the Indenture, and each noteholder, by the acceptance of a Note or a beneficial interest therein, agree to treat the Notes as indebtedness for all such tax purposes.

The determination of whether the economic substance of a transfer of an interest in property is a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the depositor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. The primary factors examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based upon an analysis of such factors and although no transaction closely comparable to that contemplated herein has been the subject of any Regulations, revenue ruling or judicial decision, it is the opinion of Tax Counsel that, under current law, assuming due execution of and compliance with the Indenture, and subject to the assumptions described herein, for federal income tax purposes the Notes owned by parties unrelated to the applicable Issuing Entity will not constitute an ownership interest in the  Issuing Entity’s assets, but properly will be characterized as debt secured by the Issuing Entity’s assets. In the further opinion of Tax Counsel, the Issuing Entity will not constitute an association or publicly-traded partnership taxable as a corporation for federal income tax purposes.

 Possible Alternative Characterization

Although as described above, it is the opinion of Tax Counsel that the Notes properly will be characterized as debt for federal income tax purposes, no ruling will be sought from the IRS on the characterization of the Notes for federal income tax purposes and the opinion of Tax Counsel will not be binding on the IRS. Thus, no assurance can be given that such a characterization will prevail. Were the IRS to contend successfully that the Notes were not debt obligations for federal income tax purposes, the Issuing Entity would be classified for federal income tax purposes as a partnership.

If the Notes (whether some or all the classes of Notes) were treated as equity interests in a partnership, the Issuing Entity would be treated as a “publicly traded partnership” if the Notes are considered listed on an exchange or traded on a secondary market or the substantive equivalent. No effort will be made to monitor the Notes, and they may very well be so treated if considered equity. A publicly traded partnership is taxed in the same manner as a corporation unless at least 90% of its gross income consists of specified types of “qualifying income.” The Issuing Entity is not expected to qualify for the “qualifying income” exception.

If the Issuing Entity was treated as a publicly traded partnership taxable as a corporation, the Issuing Entity would be subject to United States federal income taxes (and state and local taxes) at corporate tax rates on its net income. Distributions on the Notes might not be deductible in computing the Issuing Entity’s taxable income, and distributions to the noteholders would probably be treated as dividends to the extent paid out of after-tax earnings. Such an entity-level tax could result in reduced distributions to noteholders, or the noteholders could be liable for a share of such tax.  In addition, payments on recharacterized Notes to Non-U.S. Note Owners would be subject to withholding tax regardless of whether the Issuing Entity is taxed as a corporation or a partnership.

Alternatively, if the Issuing Entity were treated as a partnership other than a publicly traded partnership taxable as a corporation, the Issuing Entity itself would not be subject to federal income tax, but noteholders that were determined to be equity interests may have adverse federal income tax consequences.  For example, tax-exempt holders, including pension plans could recognize “unrelated business taxable income,” foreign holders would be subject to federal income tax and tax filing requirements, individuals may be required to recognize additional income and corresponding non-deductible expenses, and all noteholders treated as equity holders may have adverse timing and character consequences.

Because the Issuing Entity will treat the Notes as indebtedness for federal income tax purposes, it will not comply with the tax reporting requirements applicable to the possible alternative characterizations of the Notes discussed above.

Except where indicated to the contrary, the following discussion assumes that the Notes are debt for federal income tax purposes.

 Interest Income to U.S. Noteholders

The discussion below assumes that all payments on the notes are denominated in U.S. dollars, that the notes are not indexed securities or strip notes, and that principal and interest is payable on the notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest’’ under Treasury regulations (the “OID regulations’’) relating to original issue discount (“OID’’), and that any OID on the notes (generally, any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 1⁄4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to a series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

Interest on a Note should be taxable to a U.S. Noteholder as ordinary income at the time it accrues or is received in accordance with such U.S. Noteholder’s method of accounting for federal income tax purposes.

It is anticipated that the Notes will be issued at par value (or at a de minimis discount from par value) and that, except as indicated, no original issue discount (“OID”) will arise with respect to the Notes. Under the OID regulations, a holder of a Note issued with more than a de minimis amount of OID must include such OID in income on a constant yield basis.  Except as provided below for Notes with a maturity of not more than one year (a “Short-Term Note”), stated interest does not have to be accrued under the OID regulations unless it fails to qualify as qualified stated interest.  Qualified stated interest is interest that is required to be paid at least annually and either reasonable legal remedies exist to compel timely payment or the terms of the instrument otherwise make late payment or not payment sufficiently remote.  It is possible that interest payable on the Notes, as well as any discount from par value, will constitute OID because late payment or nonpayment of interest would not be regarded as subject to penalties or to reasonable remedies to compel payment. Were the Notes treated as being issued with OID, the principal consequence would be that noteholders using the cash basis method of accounting would be required to report interest income from the Notes on an accrual basis. Subject to a de minimis rule for discounts, in any event, a purchaser who buys a Note for more or less than its issue price will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

A holder of a Short-Term Note may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as described in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short- Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short- Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

 Sale or Exchange of Notes by U.S. Noteholders

If a Note is sold or exchanged, the seller will recognize gain or loss equal to the difference between the amount realized upon the sale or exchange (excluding an amount equal to accrued interest not previously included in income by the holder) and the holder’s adjusted basis in the Note. The adjusted basis of a Note will equal its cost, increased by any interest, OID, and market discount  includible in income with respect to the Note prior to its sale, and reduced by any principal payments previously received with respect to the Note and any bond premium amortization previously applied to offset interest income. Except to the extent of any accrued market discount not previously included in income, the gain or loss recognized on the sale or exchange of a Note will generally be capital gain or loss if the Note was held as a capital asset and will be long-term capital gain or loss if the Note was held by the U.S. Noteholder for the requisite holding period at the time of the disposition.

 Recently Enacted Legislation – Medicare Tax

Recently enacted legislation will impose an additional 3.8% tax on the net investment income (which includes interest and net capital gains) of certain investors, including individuals, trusts and estates, for taxable years beginning after December 31, 2012.

 Non-U.S. Note Owners

As described above, Tax Counsel will render its opinion that the Notes will properly be classified as debt for federal income tax purposes. If the Notes are so treated:

(a)
interest paid to a nonresident alien or foreign corporation or partnership would be exempt from U.S. withholding taxes (including backup withholding taxes), provided the holder complies with applicable certification requirements (and neither actually or constructively owns 10% or more of the voting stock of the Depositor nor is a controlled foreign corporation with respect to the Depositor nor is an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes). Applicable certification requirements will be satisfied if there is delivered (and updated and re-executed as required) to a securities clearing organization (or bank or other financial institution that holds Notes on behalf of the customer in the ordinary course of its trade or business), (i) IRS Form W-8BEN signed under penalty of perjury by the beneficial owner of the Notes stating that the holder is not a U.S. person and providing such holder’s name and address, (ii) IRS Form W-8BEN signed by the beneficial owner of the Notes or such owner’s agent claiming exemption from withholding under an applicable tax treaty or (iii) IRS Form W-8ECI signed by the beneficial owner of the Notes or such owner’s agent claiming exception from withholding of tax on income connected with the conduct of a trade or business in the United States; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the holder is a U.S. person or that any certification on the form is false;

(b)
a holder of a Note who is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such Note provided that (i) such gain is not effectively connected to a trade or business carried on by the holder in the United States, (ii) in the case of a holder that is an individual, such holder neither is present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs, nor ceased being a U.S. citizen or long-term resident for tax avoidance purposes and (iii) in the case of gain representing accrued interest, the conditions described in clause (a) are satisfied; and

(c)
a Note held by an individual who at the time of death is a nonresident alien will not be subject to United States federal estate tax as a result of such individual’s death if, immediately before his death (i) the individual did not actually or constructively own 10% or more of the voting stock of the Depositor, (ii) the holding of such Note was not effectively connected with the conduct by the decedent of a trade or business in the United States and (iii) the individual did not cease being a U.S. citizen or long-term resident for tax avoidance purposes.

In the case of Notes held by a Non-U.S. Note Owner treated as a partnership or certain nominees, (x) the certification described in clause (a) above must be provided by the partners or beneficiaries rather than by the foreign partnership and (y) the partnership must provide certain information. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Note Owners are urged to consult their own tax advisors concerning the application of the certification requirements.

If the IRS were to contend successfully that some or all of the Notes were equity interests in a partnership (not taxable as a corporation), a holder of such a Note that is a nonresident alien or foreign corporation might be required to file a U.S. individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including in the case of a corporation the branch profits tax (and would be subject to withholding tax on its share of partnership income). In addition, if the Notes are equity interests in a partnership, an individual holder that is a nonresident alien at death may be required to include the value of the Notes in such holder’s gross estate (unless otherwise provided in an applicable treaty). If some or all of the Notes are recharacterized as equity interests in a “publicly traded partnership” taxable as a corporation, to the extent distributions of such Notes were treated as dividends, a nonresident alien individual or foreign corporation generally would be taxed on the gross amount of such dividends (and subject to withholding) at a rate of 30% unless such rate were reduced by an applicable treaty. In addition, an individual holder that is a nonresident alien at death would be required to include the value of such Note in such holder’s gross estate (unless otherwise provided in an applicable treaty).

 Information Reporting and Backup Withholding

Backup withholding of U.S. federal income tax may apply to payments made in respect of a Note to a registered owner who is not an “exempt recipient” and who fails to provide certain identifying information (such as the registered owner’s taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a U.S. Noteholder must be reported to the IRS, unless the U.S. Noteholder is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a Non-U.S. Note Owner who is not an exempt recipient.

In addition, upon the sale of a Note to (or through) a “broker,” the broker must withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a Non-U.S. Note Owner certifies that the seller is a Non-U.S. Note Owner (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner’s non-U.S. status normally would be made on Form W-8BEN under penalty of perjury, although in certain cases it may be possible to submit other documentary evidence. As defined by Treasury regulations, the term “broker” includes all persons who stand ready to effect sales made by others in the ordinary course of a trade or business, as well as brokers and dealers registered as such under the laws of the United States or a state. These requirements generally will apply to a U.S. office of a broker, and the information reporting requirements generally will apply to a foreign office of a U.S. broker as well as to a foreign office of a foreign broker (i) that is a controlled foreign corporation within the meaning of section 957(a) of the Code or (ii) 50 percent or more of whose gross income from all sources for the three year period ending with the close of its taxable year preceding the payment (or for such part of the period that the foreign broker has been in existence) was effectively connected with the conduct of a trade or business within the United States.

Any amounts withheld under the backup withholding rules from a payment to a noteholder would be allowed as a refund or a credit against such noteholder’s U.S. federal income tax, provided that the required information is furnished to the IRS.

CERTAIN STATE TAX CONSEQUENCES

You should consider the state and local income tax consequences of the purchase, ownership and disposition of the Notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you should consult your own tax advisors with respect to the various state and local tax consequences of an investment in the Notes.

ERISA CONSIDERATIONS

The Notes issued by the related Issuing Entity will generally be eligible for purchase by pension, profit-sharing or other employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), IRAs, Keogh Plans and other plans covered by Section 4975 of the Code and entities deemed to hold the plan assets of the foregoing (each, a “Plan”).  The “ERISA Considerations” section of each related Prospectus Supplement includes a detailed description of the ERISA implications for each series of Notes.

PLAN OF DISTRIBUTION

 On the terms and conditions described in an underwriting agreement with respect to the Notes (the “Underwriting Agreement”), the Depositor will agree to cause the related Issuing Entity to sell to the underwriters named in the related Underwriting Agreement and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes of the related series described in the related Underwriting Agreement and in the related Prospectus Supplement.

In the Underwriting Agreement with respect to any given series of Notes, the several underwriters will agree, subject to the terms and conditions described in the related Underwriting Agreement, to purchase all the Notes described in such Underwriting Agreement which are offered hereby and by the related Prospectus Supplement if any of such Notes are purchased.

Each Prospectus Supplement will either (i) describe the price at which each class of Notes being offered by such Prospectus Supplement will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes or (ii) specify that the related Notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.  After the initial public offering of any such Notes, such public offering prices and such concessions may be changed.

Each Underwriting Agreement will provide that TMCC and the Depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect of such civil liabilities.

Each Issuing Entity may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters or from the Depositor.

Pursuant to each Underwriting Agreement with respect to a given series of Notes, the closing of the sale of any class of Notes subject to such Underwriting Agreement will be conditioned on the closing of the sale of all other such classes of Notes of that series.

If specified in the related Prospectus Supplement, the Depositor or its affiliate may place all or a portion of a class or classes of Notes of the related series directly or through a placement agent. The Depositor or its affiliate also may retain all or a portion of a class or classes of Notes of the related series for its own account. Some or all of such retained Notes may be resold by the Depositor or its affiliate at any time on or after the applicable Closing Date in one or more negotiated transactions at varying prices to be determined at the time of sale.

The place and time of delivery for the Notes in respect of which this prospectus is delivered will be described in the related Prospectus Supplement.

If the related Prospectus Supplement specified that the applicable Issuing Entity will hold TMCC Demand Notes, the TMCC Demand Notes will be issued by TMCC and will be sold directly to the applicable Issuing Entity. The TMCC Demand Notes will not be sold directly to any investor other than the applicable Issuing Entity.  A Noteholder of Notes issued by an Issuing Entity which holds TMCC Demand Notes will be an indirect holder of those TMCC Demand Notes.

LEGAL OPINIONS

Certain legal matters relating to the Notes of any series will be passed upon for the related Issuing Entity, the Depositor and the Servicer by Bingham McCutchen LLP. In addition, certain United States federal income tax and other matters will be passed upon for the related Issuing Entity by Bingham McCutchen LLP.

INDEX OF DEFINED TERMS

30/360	61	DTCC	70
Actual/360	61	Early Termination Cost	44
Actual/Actual	61	Elected Early Termination Cost	44
Adjusted Lease Balance	44	Eligible Deposit Account	75
Administration Agreement	88	Eligible Institution	75
Administration Fee	88	Eligible Investments	74
Advance	77	ERISA	109
Auction	65	Euroclear	67
Bankruptcy Code	89	Exchange Act	3
Base Rate	60	FDIC	92
Basic Servicing Fee	79	Federal Funds Rate	63
Beneficial Owners	67	Federal Funds Rate Determination Date	63
Bond Equivalent Yield	65	Federal Funds Rate Note	60
Business Day	61	Fixed Rate Notes	60
Calculation Agent	61	Floating Rate Notes	60
Calculation Date	62, 63, 64, 66	H.15 Daily Update	60
CD Rate	62	H.15(519)	60
CD Rate Determination Date	62	Indenture	54
CD Rate Note	60	Indenture Trustee	39
Certificateholders	36	Independent Director	91
Certificates	37	Index Currency	64
Charged-off Vehicle Proceeds	79	Index Maturity	60
chattel paper	94	Insolvency Event	85
class	54	Insolvency Laws	89
Clearstream	67	Interest Determination Date	60
closed-end lease	44	Interest Period	61
Closing Date	37	Interest Rate	55
Code	59, 105	Interest Reset Date	60
Collection Account	74	Interest Reset Period	60
Commercial Paper Rate	62	Investment Earnings	75
Commercial Paper Rate Determination Date	62	IRS	105
Commercial Paper Rate Note	60	Issuer SUBI Certificate Transfer Agreement	43
Controlling Class	55	Issuing Entity	36
Cooperative	71	Lease Balance	44
credit enhancement	14	Lease Default	44
CSCs	35	Lease Rate	44
Cutoff Date	43	Lemon Law	97
Daily Advance Reimbursement	78	LIBOR	64
Dealer Agreements	35	LIBOR Note	60
Dealers	35	Liquidation Proceeds	78
Defaulted Vehicle	77	LKE Program	24, 66
Definitive Certificates	71	London Business Day	61
Definitive Notes	71	Mandatory Early Termination Cost	44
Definitive Securities	71	Matured Vehicle	77
Demand Notes Indenture	99	Matured Vehicle Proceeds	79
Demand Notes Indenture Trustee	99	Maturity Date	44
Deposit Date	46	Money Market Yield	63
Depositor	36	Monthly Payment	44
Depository	54	Monthly Payment Advances	77
Determination Date	82	Monthly Remittance Condition	76
Dodd-Frank Act	92	Non-U.S. Note Owner	106
DSSOs	35	Note Pool Factor	54
DTC	67	noteholder	30
DTC Participants	55	Noteholder	54

Notes	37	SUBI Supplement	42
OID	107	SUBI Trust Agreement	42
OLA	92	Supplemental Servicing Fee	79
Other SUBI	38	Surety Bond	81
Other SUBI Assets	35	TARGET system	61
Payment Date	55	Tax Counsel	105, 106
Plan	109	Telerate Page 120	63
Principal Financial Center	65	TFSC	35, 99
Purchase Option Price	44	TFSC Securities	104
Rating Agency	39	Titling Trust	37
Reallocation Payment	45	Titling Trust Agreement	39
Recovery Proceeds	78	Titling Trust Assets	40
Regulations	105	Titling Trustee	40
Related Documents	59	TLI	36
Relief Act	33, 98	TMC	35, 99
Rent Charge	44	TMC Credit Support Agreement	104
replacement vehicles	67	TMCC	3, 35
Required Rate	81	TMCC Credit Support Agreement	104
Required Yield Maintenance Amount	81	TMCC Demand Notes	13, 99
Reserve Fund	80	TMCC Securities	104
Reserve Fund Initial Deposit	80	TMS	24
Residual Value Losses	72	TMTT, Inc.	41
Revolving Liquidity Note	82	Total Servicing Fee	79
Revolving Liquidity Note Agreement	82	Transaction Documents	37
Revolving Period	13, 66	Transportation Act	31
Sales Proceeds Advances	77	Treasury Bills	65
SEC	2, 51	Treasury Rate	65
Securities	37	Treasury Rate Determination Date	65
Securities Act	51	Treasury Rate Note	60
Security Deposits	78	Trust Accounts	74
Securityholders	36, 51	Trust Agency Agreement	41
Servicer	35	Trust Agent	40
Servicer Default	84	Trust Agreement	36
Servicing Agreement	40	Trust Estate	38
Servicing Fee Rate	79	Trustee	39
specified leases	11	U.S.	35
Specified Leases	37	U.S. Bank	41
specified vehicles	11	U.S. Noteholder	106
Specified Vehicles	37	U.S. Person	105
Spread	60	UCC	42
Spread Multiplier	60	UTI	37
Strip Notes	55	UTI Assets	35
SUBI	38	UTI Beneficiary	37
SUBI Assets	38, 43	Yield Maintenance Account	81
SUBI Certificate	38	Yield Maintenance Agreement	81
SUBI Certificate Transfer Agreement	43	Yield Maintenance Deposit	81

$__________

Toyota Auto Lease Trust 201_-_

$__________ Asset Backed Notes, Class A-1(1)

$__________ Asset Backed Notes, Class A-2(1)

$__________ Asset Backed Notes, Class A-3(1)

$__________ Asset Backed Notes, Class A-4(1)

$__________ Asset Backed Notes, Class B(1)
______________

(1) [Describe class and amount of any retained notes] [will be retained by Toyota Leasing, Inc. or its affiliate on the closing date.] [To be inserted if any notes are retained.]

Toyota Leasing, Inc.
Depositor

Toyota Motor Credit Corporation
Sponsor, Administrator, Servicer and UTI Beneficiary
__________________

PROSPECTUS SUPPLEMENT
__________________

Joint Bookrunners
__________________	__________________	__________________
Co-Managers

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus.  We have not authorized anyone to give you different information. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the date stated on the cover page.  We are not offering the notes in any jurisdiction where it is not permitted.

Dealer prospectus delivery obligation.  Until __________, 201_, which is ninety days following the date of this prospectus supplement, all dealers that effect transactions in these notes, whether or not participating in the offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions:

Registration Fee	$*
Blue Sky Fees and Expenses	$*
Printing Expenses	$*
Trustee Fees and Expenses	$*
Legal Fees and Expenses	$*
Accounting Fees and Expenses	$*
Rating Agencies’ Fees	$*
Miscellaneous	$*

Total	$*

* To be filed by amendment.

Item 15.  Indemnification of Directors and Officers.

Toyota Motor Credit Corporation ("TMCC") and Toyota Leasing, Inc. ("TLI") were incorporated as California corporations. Section 317 of the California Corporations Code authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful.  Section 317 of the California Corporations Code defines “agent” to include any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation.

Each of TMCC's and TLI’s Bylaws authorize TMCC and TLI to indemnify their officers and directors to the maximum extent permitted by the California Corporations Code.

Reference is also made to the form of Underwriting Agreement filed as Exhibit 1.1 hereto among TMCC, TLI and the underwriters named therein, (see Exhibit 1.1), which provides for indemnification by and of each of TMCC and TLI in certain circumstances.

Toyota Lease Trust is a Delaware business trust (the “Titling Trust”). Section 3803 of the Delaware Statutory Trust Act provides as follows:

3803. Liability of Beneficial Owners and Trustees.
(a)
Except to the extent otherwise provided in the governing instrument of the statutory trust, the beneficial owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State.

(b)
Except to the extent otherwise provided in the governing instrument of a statutory trust, a trustee, when acting in such capacity, shall not be personally liable to any person other than the statutory trust or a beneficial owner for any act, omission or obligation of the statutory trust or any trustee thereof.

(c)
Except to the extent otherwise provided in the governing instrument of a statutory trust, an officer, employee, manager or other person acting pursuant to Section 3806(b)(7), when acting in such capacity, shall not be personally liable to any person other than the statutory trust or a beneficial owner for any act, omission or obligation of the statutory trust or any trustee thereof.

(d)
No obligation of a beneficial owner or trustee of a statutory trust to the statutory trust arising under the governing instrument or a separate agreement in writing, and no note, instrument or other writing evidencing any such obligation of a beneficial owner or trustee, shall be subject to the defense of usury, and no beneficial owner or trustee shall interpose the defense of usury with respect to any such obligation in any action.

Section 3817 of the Delaware Statutory Trust Act provides as follows:

3817. Indemnification.
(a)
Subject to such standards and restrictions, if any, as are set forth in the governing instrument of a statutory trust, a statutory trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever.

(b)
The absence of a provision for indemnity in the governing instrument of a statutory trust shall not be construed to deprive any trustee or beneficial owner or other person of any right to indemnity which is otherwise available to such person under the laws of this State.

The Amended and Restated Trust and Servicing Agreement for the Toyota Lease Trust (as used in this paragraph, the “Agreement”) provides that TMTT, Inc. (the “Titling Trustee”) and U.S. Bank National Association (the “Trust Agent”) for Toyota Lease Trust shall be indemnified and held harmless out of and to the extent of the titling trust assets with respect to any claim arising out of or incurred in connection with (a) any of the titling trust assets (including any claim relating to any contract, leased vehicle, consumer fraud, consumer leasing act violation, misrepresentation, deceptive and unfair trade practice, and any other claim arising in connection with any contract, personal injury or property damage claim arising with respect to any leased vehicle or any claim with respect to any tax arising with respect to any titling trust

2

asset) or (b) the Titling Trustee’s or Trust Agent’s acceptance or performance of the trusts and duties contained in the Agreement or the trust agency agreement, with any allocation of such indemnification among the titling trust assets to be made as provided for in the Agreement; provided, however, that neither the Titling Trustee nor the Trust Agent shall be indemnified or held harmless out of the titling trust assets as to any claim (i) for which the servicer shall be expressly and solely liable pursuant to the Agreement or any servicing supplement, (ii) incurred by reason of the Titling Trustee’s or such Trust Agent’s willful misconduct, bad faith or negligence or (iii) incurred by reason of the Titling Trustee’s breach of its representations, warranties or covenants pursuant to the Agreement or in any transaction document.

Item 16.  Exhibits

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17.  Undertakings

(a)    As to Rule 415: The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

3

Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (17 CFR 229.1100(c)).

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i) If the registrants are relying on Rule 430B of the Securities Act of 1933, as amended:

       (A) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended, shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

       (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) of the Securities Act of 1933, as amended, as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) of the Securities Act of 1933, as amended, for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)        That, for the purpose of determining liability of the registrants under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

4

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)    As to documents subsequently filed that are incorporated by reference: The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    As to indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed by the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

(d)    As to Rule 430A: The undersigned registrants hereby undertake that:

(1)    For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the

5

registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)          Undertaking in respect of qualification of Indentures under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(f)          The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)  The undersigned registrants hereby undertake that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement.  In addition, the undersigned registrants hereby undertake to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant Toyota Motor Credit Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, that it reasonably believes that the security rating requirement for Form S-3 eligibility will be met by the time of sale and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on July 22, 2011.

TOYOTA MOTOR CREDIT CORPORATION (solely as issuer of the Demand Notes)
By: /s/ George E. Borst
Name: George E. Borst
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ George E. Borst Name: George E. Borst	President and Chief Executive Officer and Director (Principal Executive Officer)	July 22, 2011
/s/ Ichiro Yajima Name: Ichiro Yajima	Executive Vice President and Treasurer and Director	July 22, 2011
/s/ David Pelliccioni Name: David Pelliccioni	Senior Vice President, Chief Administrative Officer, Secretary and Director	July 22, 2011
/s/ Christopher Ballinger Name: Christopher Ballinger	Group Vice President and Chief Financial Officer (Principal Financial Officer)	July 22, 2011
/s/ Ron Chu Name: Ron Chu	Vice President, Accounting and Tax (Principal Accounting Officer)	July 22, 2011

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Name: Takahiko Ijichi	Director of TMCC	July 22, 2011
* Name: Yoshimi Inaba	Director of TMCC	July 22, 2011
* Name: James Lentz	Director of TMCC	July 22, 2011
Name: Eiji Hirano	Director of TMCC	July 22, 2011
Name: Takuo Sasaki	Director of TMCC	July 22, 2011

*  By:   /s/ Christopher Ballinger
                Christopher Ballinger
Attorney-in-fact

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant Toyota Leasing, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, that it reasonably believes that the security rating requirement for Form S-3 eligibility will be met by the time of sale and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on July 22, 2011.

TOYOTA LEASING, INC. (Registrant)
By: /s/ Wei Shi
Name: Wei Shi
Title: Director and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Wei Shi Name: Wei Shi	Director and President (Principal Executive Officer)	July 22, 2011
/s/ Ichiro Yajima Name: Ichiro Yajima	Director, Executive Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 22, 2011
* Name: William Latham	Director	July 22, 2011

*  By:   /s/ Wei Shi
              Wei Shi
      Attorney-in-fact

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant Toyota Lease Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, that it reasonably believes that the security rating requirement for Form S-3 eligibility will be met by the time of sale and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on July 22, 2011.

TOYOTA LEASE TRUST (solely as issuer with respect to the SUBI certificates)
By: TOYOTA MOTOR CREDIT CORPORATION, solely as servicer

By: /s/ George E. Borst
Name: George E. Borst
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ George E. Borst Name: George E. Borst	President and Chief Executive Officer and Director (Principal Executive Officer)	July 22, 2011
/s/ Ichiro Yajima Name: Ichiro Yajima	Executive Vice President and Treasurer and Director	July 22, 2011
/s/ David Pelliccioni Name: David Pelliccioni	Senior Vice President, Chief Administrative Officer, Secretary and Director	July 22, 2011
/s/ Christopher Ballinger Name: Christopher Ballinger	Group Vice President and Chief Financial Officer (Principal Financial Officer)	July 22, 2011
/s/ Ron Chu Name: Ron Chu	Vice President, Accounting and Tax (Principal Accounting Officer)	July 22, 2011

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Name: Takahiko Ijichi	Director of TMCC	July 22, 2011
* Name: Yoshimi Inaba	Director of TMCC	July 22, 2011
* Name: James Lentz	Director of TMCC	July 22, 2011
Name: Eiji Hirano	Director of TMCC	July 22, 2011
Name: Takuo Sasaki	Director of TMCC	July 22, 2011

*  By:   /s/ Christopher Ballinger
               Christopher Ballinger
       Attorney-in-fact

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EXHIBIT INDEX

1.1	Form of Underwriting Agreement*
3.1	Articles of Incorporation of Toyota Leasing, Inc.**
3.2	Bylaws of Toyota Leasing, Inc.**
4.1	Form of Indenture between the Issuing Entity and the Indenture Trustee*
4.2	Form of Demand Note Indenture between TMCC and the Demand Note Indenture Trustee*
5.1	Opinion of Bingham McCutchen LLP with respect to legality*
8.1	Opinion of Bingham McCutchen LLP with respect to tax matters*
10.1	Amended and Restated Trust and Servicing Agreement among TMCC, the Titling Trustee and the Trust Agent, dated October 1, 1996
10.2	UTI Supplement to Amended and Restated Trust and Servicing Agreement among TMCC, the Titling Trustee and the Trust Agent, dated October 1, 1996 (including form of the UTI Certificate)**
10.3
Form of SUBI Supplement to Amended and Restated Trust and Servicing Agreement among TMCC, the Titling Trustee, the Trust Agent, Trustee and SUBI Securities Intermediary (including form of the SUBI Certificate)*

10.4	Form of SUBI Servicing Supplement to Amended and Restated Trust and Servicing Agreement among the Titling Trustee, TMCC and Toyota Leasing, Inc.*
10.5	Form of Amended and Restated Trust Agreement between Toyota Leasing, Inc. and the Owner Trustee*
10.6	Form of SUBI Certificate Transfer Agreement between TMCC and Toyota Leasing, Inc*
10.7	Form of Issuer SUBI Certificate Transfer Agreement between Toyota Leasing, Inc. and the Issuing Entity*
10.8	Form of Administration Agreement among the Issuing Entity, the Administrator and the Indenture Trustee*
10.9	Form of Back-up Security Agreement among TMCC, the Titling Trust, Toyota Leasing, Inc., the Issuing Entity and the Indenture Trustee*
10.10	Form of ISDA Master Agreement between TMCC and the Issuing Entity*
10.11	Form of Revolving Liquidity Note Agreement between TMCC and the Issuing Entity*
23.1	Consent of Bingham McCutchen LLP (included as part of Exhibits 5.1 and 8.1)*
23.2	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney of the Directors of Toyota Leasing, Inc.
24.2	Power of Attorney of the Directors of Toyota Motor Credit Corporation
25.1	Statement of Eligibility and Qualification of the Indenture Trustee on Form T-1 as Indenture Trustee under the Indenture***
25.2	Statement of Eligibility and Qualification of the Indenture Trustee on Form T-1 as Indenture Trustee under the Demand Note Indenture****
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*	To be filed by amendment.
**	Incorporated by reference to Amendment No. 2 to Registration Statement on Form S-1 (333-65067), filed with the SEC by Toyota Leasing, Inc. on November 17, 1998.
***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act at the time of an offering of debt securities.
****	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act at the time of an offering of demand notes.

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